As filed with the Securities and Exchange Commission on December 14, 2021

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM F-l
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Siyata Mobile Inc.
(Exact Name of Registrant as Specified in its Charter)

British Columbia	4812	N/A
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

Siyata Mobile Inc.

1001 Lenoir St Suite A-414
Montreal, QC H4C 2Z6
514-500-1181

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Marc Seelenfreund

Siyata Mobile Inc.
1001 Lenoir St Suite A-414
Montreal, QC H4C 2Z6
514-500-1181
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Copies to :

Ross Carmel, Esq. Carmel Milazzo & Feil LLP	Mitchell S. Nussbaum, Esq. Angela Dowd, Esq. Loeb & Loeb LLP
55 West 39th Street, 18th Floor	345 Park Avenue
New York, NY 10018	New York, NY 10154
(646) 838-1310	(212) 407-4000

Carmel Milazzo & Feil LLP

55 West 39th Street, 18th Floor

New York, New York 10018 USA

(646) 838-1310

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public: As soon as practicable after effectiveness of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☐
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of each Class of Security being registered	Proposed Maximum Aggregate Offering Price(1)(2)	Amount of Registration Fee(3)
Units, each consisting of one Common Share, no par value per share, and one Warrants to purchase one Common Share	$23,000,000	-
Common Shares included as part of the Units (7)	Included as part of the Units	$2,132.10
Warrants to purchase Common Shares included as part of the Units (2)	Included as part of the Units	-
Common Shares issuable upon exercise of the Warrants included in the Units and the Pre-Funded Units(3)(4)(7)	$23,000,000	$2,132.10
Pre-Funded Units, each consisting of one Pre-Funded Warrant to purchase one Common Share and one Warrant to purchase one Common Share	Included as part of the Units
Pre-Funded Warrants to purchase Common Shares
Common Shares issuable upon exercise of Pre-Funded Warrants(5)	Included as part of the Units
Representative’s Warrants (6)		-
Common Shares issuable upon exercise of Representative’s Warrants (7)(8)	$1,265,000	$117.27
Total	$47,265,000	$4,381.47

(1)	Includes Common Shares to cover the exercise of the over-allotment option granted to the underwriter.

(2)	In accordance with Rule 457(i) under the Securities Act, because the Common Shares underlying the Warrants are registered hereby, no separate registration fee is required with respect to the Warrants registered hereby.

(3)	The warrants are exercisable at a per share price of 100% of the price per Unit in this offering.

(4)	Includes Common Shares which may be issued upon exercise of additional warrants which may be issued upon exercise of the over-allotment option granted to the underwriter.

(5)	The proposed maximum aggregate offering price of the Units proposed to be sold in the offering will be reduced on a dollar-for-dollar basis based on the offering price of any Pre-Funded Units sold in the offering and the proposed maximum aggregate offering price of the Pre-funded Units to be sold in the offering will be reduced on a dollar-for-dollar basis based on the offering price of any Units sold in the offering. Accordingly, the proposed maximum aggregate offering price of the Units and Pre-Funded Units (including the Common Shares issuable upon exercise of the Pre-Funded Warrants included in the Pre-Funded Units), if any, is $46,000,000.

(6)	No additional registration fee is payable pursuant to Rule 457(g) under the Securities Act.

(7)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(g) under the Securities Act. The Representative’s Warrants are exercisable at a per share exercise price equal to 110% of the public offering price. As estimated solely for the purpose of recalculating the registration fee pursuant to Rule 457(g) under the Securities Act, the proposed maximum aggregate offering price of the Representative’s Warrants is equal to 110% of $1,150,000 (which is equal to 5% of $23,000,000).

(8)	Pursuant to Rule 416 of the Securities Act, the securities being registered hereunder include such additional securities as may be issued after the date hereof as a result of share splits, share dividends or similar transactions.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell the securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting any offer to buy these securities in any jurisdiction where such offer or sale is not permitted.

SUBJECT TO COMPLETION DATED DECEMBER 14, 2021

PRELIMINARY PROSPECTUS

Siyata Mobile Inc.

Up to [ * ] Units

Each Unit Consisting of

One Common Share and

One Warrant to Purchase One Common Share

and

Up to [ * ] Pre-Funded Units

Each Pre-Funded Unit Consisting of

One Pre-Funded Warrant and

One Warrant to Purchase One Common Share

 Common Shares Underlying the Pre-funded Warrants and

Common Shares Underlying the Warrants

This prospectus relates to the offering of [ * ] units (the “Units”) of Siyata Mobile Inc., a British Columbia, Canada corporation. Each Unit consists of one common share, no par value, which we refer to as the “Common Shares” and one warrant (the “Warrant”) to purchase one Common Share at an exercise price of $[ * ] per share (with an exercise price of 100% of the price of each Unit sold in this offering). The Units have no stand-alone rights and will not be certified or issued as stand-alone securities. The Common Shares and Warrants are immediately separable and will be issued separately in this offering. Each Warrant offered hereby is immediately exercisable on the date of issuance and will expire five years from the date of issuance.

We are also offering to those purchasers, if any, whose purchase of our Units in this offering would otherwise result in such purchaser, together with its affiliates and certain related parties, beneficially owning more than 4.99% of our outstanding Common Shares immediately following the consummation of this offering, the opportunity, in lieu of purchasing Units, to purchase Pre-Funded Units (each Pre-Funded Unit consisting of one pre-funded warrant to purchase one Common Share and one Warrant to purchase one Common Share) in lieu of Units that would otherwise result in the purchaser's beneficial ownership exceeding 4.99% of our outstanding ordinary shares (or at the election of the purchaser, 9.99%). The purchase price of each Pre-Funded Unit will equal the price per Unit being sold to the public in this offering, minus $0.01, and the exercise price of each Pre-Funded Warrant will equal $0.01 per Common Share. For each Pre-Funded Unit purchased in this offering in lieu of Units, we will reduce the number of Units being sold in the offering by one. Pursuant to this prospectus, we are also offering the Common Shares issuable upon the exercise of the Warrants and Pre-Funded Warrants offered hereby.

Each Pre-Funded Warrant is exercisable for one Common Share (subject to adjustment as provided for therein) at any time at the option of the holder until such Pre-Funded Warrant is exercised in full, provided that the holder will be prohibited from exercising Pre-Funded Warrants for our Common Shares if, as a result of such exercise, the holder, together with its affiliates, would own more than 4.99% of the total number of our Common Shares then issued and outstanding. However, any holder may increase such percentage to any other percentage not in excess of 9.99%, provided that any increase in such percentage shall not be effective until 61 days after such notice to us.

Our Common Shares and our warrants that were issued in connection with our initial public offering (“Prior Warrants”) were listed on the Nasdaq Capital Market under the symbols “SYTA” and “SYTAW,” respectively. The Common Shares offered hereby will trade on the Nasdaq Capital Market under the current symbol “SYTA.” On December 13, 2021, the last reported sales price of the Common Shares on Nasdaq was $3.48 and the last reported sales price of the Prior Warrants was $0.85. There is no established trading market for the Warrants or Pre-Funded Warrants and we do not expect a market to develop. In addition, we do not intend to apply for the listing of the Warrants or Pre-Funded Warrants on any national securities exchange or other trading market. Without an active trading market, the liquidity of the Warrants and the Pre-Funded Warrants will be limited.

You should read this prospectus, together with additional information described under the headings “Risk Factors” and “Where You Can Find More Information” carefully before you invest in any of our securities.

Investing in our securities involves a high degree of risk, including the risk of losing your entire investment. See “Risk Factors” beginning on page 13 to read about factors you should consider before buying our securities.

We are an “emerging growth company” as defined under the federal securities laws and may elect to comply with reduced public company reporting requirements. Please read “Implications of Our Being an Emerging Growth Company” beginning on page 4 of this prospectus for more information.

	Per Unit	Per Pre-Funded Unit	Total (No Exercise of Overallotment Option)	Total (Full Exercise of Overallotment Option)
Offering Price(1)	$		$	$
Underwriter’s discounts and commissions(2)	$		$	$
Proceeds to our company before expenses(3)	$		$	$

(1) The public offering price and underwriting discount in respect of the Units and the Pre-Funded Units corresponds to (i) a public offering price per share of Common Shares of $[*], (ii) a public offering price per warrant of $0.01, and (iii) a price of $[ * ] per Pre-Funded Warrant. Each Unit consists of one Common Share and one Warrant and each Pre-Funded Unit consists of one Pre-Funded Warrant and one Warrant.

(2) We have also agreed to issue warrants to purchase Common Shares to the representative of the underwriters and to reimburse the representative of the underwriters for certain expenses. See “Underwriting” for additional information regarding total underwriter compensation.

(3) The amount of offering proceeds to us presented in this table does not give effect to any exercise of the: (i) over-allotment option (if any) we have granted to the representative of the underwriters as described below and (ii) warrants being issued to the representative of the underwriters in this offering.

Neither the Securities and Exchange Commission nor any state securities commission nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

We have granted a 45-day option to the representative of the underwriters, exercisable one or more times in whole or in part, to purchase up to an additional [*] Common Shares and/or up to an additional [*]Warrants at a price of [*] per Common Share and $[*] per Warrant, respectively, less, in each case, the underwriting discounts payable by us, solely to cover over-allotments, if any.

The underwriters expect to deliver the securities offered hereby against payment in New York, New York on or about [*], 2021.

Sole Book-Running Manager

Maxim Group LLC

The date of this prospectus is [ * ], 2021

We have not authorized anyone to provide you with any information or to make any representations other than as contained in this prospectus or in any free writing prospectuses we have prepared. We take no responsibility for, and provide no assurance about the reliability of, any information that others may give you. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so.

i

The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of the securities. Our business, financial condition, results of operations and prospects may have changed since that date.

Unless otherwise indicated, all references in this prospectus to “Siyata,” the “Company,” “we,” “our,” “us” or similar terms refer to Siyata Mobile Inc. and its subsidiaries.

No action is being taken in any jurisdiction outside the U.S. to permit an offering of our securities or possession or distribution of this prospectus in any such jurisdiction. Persons who come into possession of this prospectus in jurisdictions outside the U.S. are required to inform themselves about and to observe any restrictions about this offering and the distribution of this prospectus applicable to those jurisdictions.

We obtained statistical data, market data and other industry data and forecasts used in this prospectus from market research, publicly available information and industry publications. While we believe that the statistical data, industry data and forecasts and market research are reliable, we have not independently verified the data.

PRESENTATION OF FINANCIAL INFORMATION

The financial information contained in this prospectus derives from our audited consolidated financial statements as of December 31, 2019 and 2020 and our unaudited consolidated financial statements as of September 30, 2020 and 2021. These financial statements and related notes included elsewhere in this prospectus are collectively referred to as our audited consolidated financial statements herein or our unaudited consolidated financial statements herein and throughout this prospectus. Our audited consolidated financial statements are prepared in accordance with International Financial Reporting Standards, or IFRS, as issued by the International Accounting Standards Board, or IASB. Our fiscal year ends on December 31 of each year, so all references to a particular fiscal year are to the applicable year ended December 31. We are required to file annual reports on Form 20-F with the Securities and Exchange Commission, or the SEC, under United States Securities Exchange Act of 1934, as amended, or the Exchange Act, and although not required under the Exchange Act, we expect to publish unaudited condensed consolidated interim financial statements on a quarterly basis.

ii

PROSPECTUS SUMMARY

The following summary is qualified in its entirety by, and should be read in conjunction with, the more detailed information and financial statements included elsewhere in this prospectus. In addition to this summary, we urge you to read the entire prospectus carefully, especially the risks of investing in our securities, discussed under “Risk Factors” before deciding whether to buy our securities.

Overview

Siyata Mobile Inc. (the “Company,” “Siyata,” “Siyata Mobile,” “we,” “us,” or “our”) is a global developer of a vehicle mounted, cellular based communications platform over advanced 4G mobile networks under the Uniden® Cellular and Siyata brands. Siyata commercial vehicle devices are specifically designed for professional vehicles such as trucks, vans, buses, emergency service vehicles and government vehicles. Our innovative platform is designed to facilitate replacement of the current in-vehicle, multi-device status quo with a single device (the flagship Uniden® UV350 4G LTE device) that incorporates voice, Push-to-Talk over Cellular (“PoC”), data fleet management solutions and more. The UV350 also supports Band 14, a nationwide, high-quality cellular spectrum set aside by the U.S. government for First Responder Network Authority (“FirstNet Authority” or “FirstNet”) compatibility which is the U.S. First Responders 4G LTE network with PoC capabilities that aims to replace aging two-way land mobile radio (LMR) systems currently in use.

Unlike existing LMR technology, that operates over radio signals, the UV350 operates over standard 4G LTE cellular networks. The UV350 received the United States Federal Communications Commission’s (“FCC”) approval as a cellular device, Industry Canada’s certification (IC), certification of PCS Type Certification Review Board, or PTCRB, Google mobile services certification, and Conformité Européenne, or CE, and Emark certification. In addition to these approvals and certifications, the UV350 and has been certified or approved for manufacturing or sale by several North American wireless carriers, or our “channel partners” including AT&T Communications Services International Inc., or AT&T, BCE Inc. or Bell Mobility, Rogers Communications Inc., a leading global land mobile radio vendor, Verizon Communications Inc. and by several international wireless carriers. We believe that the UV350’s reputation and approvals from industry leaders represent a barrier to entry for potential direct competitive devices for in-vehicle devices for fleet communication in North America. Further, our customer base includes cellular network operators and their dealers, as well as commercial vehicle technology distributors for fleets of all sizes in the United States, Canada, Europe, Australia and the Middle East.

AT&T, our largest channel partner, represented 14% of our revenues in 2020. AT&T did not enter into a master services agreement with us, but rather, enters into standard purchase order forms on a per order basis. We do not obligate AT&T to fulfill any required minimum purchase orders. Our typical purchase order contracts with AT&T involve standard warranties and indemnification, insurance requirement and delivery terms.

With an estimated 17 million commercial vehicles as well as 3.5 million first responder vehicles, we view the U.S market as our largest opportunity with, according to the U.S. Department of Transportation, an estimated total addressable market of over $17 billion. The Tier 1 cellular carriers that we work with have expressed interest in marketing and selling the UV350 as it would allow for new SIM card activations in commercial vehicles and increased average revenue per user from existing customers with corporate and first responder fleets while targeting new customers with a unique, dedicated, multi-purpose in-vehicle smartphone.

We have launched the CP250 tablet/DVR connected vehicle 4G device, which is built for cellular voice calls, PoC, data, and navigation with a built-in DVR camera, available exclusively for markets outside North America. This device was designed to be installed on the dash or mounted on a windshield, specifically for lighter commercial vehicles such as taxis, vans and delivery trucks. The 5” wide screen display tablet-based design ensures better communication capabilities for professional drivers. Sales of this product are focused primarily in the Middle East, European Union (“EU”) and Australia.

In addition to our connected vehicle product portfolio, we develop, manufacture, market, and sell 4G/LTE PoC rugged smartphone devices for industrial users. These rugged B2B (business-to-business) environments include first responders, construction workers, security guards, government agencies and various mobile workers in multiple industries. This product portfolio complements our connected vehicle devices as it is targeted at similar enterprise customers.

We also manufacture, market, and sell Uniden® cellular signal boosters and accessories for homes, buildings, manufacturing facilities and vehicles with poor cell coverage across Canada and the United States. The vehicle vertical in this portfolio complements the UV350 commercial vehicle smartphone as we begin to generate sales of the UV350 bundled with the Uniden® vehicle boosters, providing stronger cellular coverage inside commercial vehicles.

Competitive Strengths

We believe that the following competitive strengths contribute to our success and differentiate us from our competitors:

●	Our innovative technology and integration approach with minimal known competition.

●	Our reputation and recognition achieved from our previous success in this space.

●	Our experienced management team.

●	Our relationships and device approvals with leading North American wireless networks.

Growth Strategies

We intend to further grow our business by pursuing the following strategies:

●	Ramp up sales with our North American and global cellular carrier partners.

●	Entering new customer bases and markets.

●	Implementing effective resources management to improve operational efficiency and boost core competency.

●	Designing new products and improving our existing products for our current and future customer base.

Our Challenges

We face challenges, risks and uncertainties in realizing our business objectives and executing our strategies, including those relating to our ability to:

●	Grow our market share in the United States which is a new, large-scale market for us.

●	Navigate in the fast-changing regulatory environment.

●	Maintain and improve our relationship with leading cellular carriers and business partners.

●	Recruit and retain qualified personnel.

●	Manage our growth effectively and efficiently.

●	Enhance our product lines in a cost-effective manner.

Please see “Risk Factors” and other information included in this prospectus for a discussion of these and other risks and uncertainties that we face.

Risk Factors Summary

Investing in our securities involves substantial risk. The risks described under the heading “Risk Factors” immediately following this summary may cause us to not realize the full benefits of our strengths or may cause us to be unable to successfully execute all or part of our strategy. Some of the more significant challenges include the following:

●	we have a history of operating losses and we may never achieve or maintain profitability;

●	if our business does not grow as we expect, or if we fail to manage our growth effectively, our operating results and business would suffer;

●	we have a limited history of high-volume commercial production of our devices, and we may face manufacturing capacity constraints;

●	we are materially dependent on the adoption of our solutions, and if end customers in those markets do not purchase our solutions, our revenues will be adversely impacted;

●	our reliance on our channel partners to generate a substantial majority of our revenues;

●	because a number of our officers and directors are residents of Israel and thus, political, economic and military conditions in Israel and the surrounding region may directly affect our business and operations;

●	because some of our directors or officers are not residents of the United States and most of their and our assets are located outside the United States, service of process upon us or our non-U.S. resident directors and officers may be difficult and it may be difficult to assert claims or enforce judgments under U.S. securities laws against them or us;

●	our materially dependence on the adoption of our solutions by both the industrial enterprise and public sector markets;

●	our participation in a competitive industry;

●	risks relating to defects that may be found in our products;

●	our dependence on third-party suppliers for key components of our products;

●	our dependence on the continued services and performance of a concentrated group of senior management and other key personnel;

●	our ability to sell our solutions into new markets;

●	risks related to the ownership of our Common Shares, including but not limited to, potential dilution from outstanding warrant exercises, a volatile and fluctuating stock price and our qualification as a “foreign private issuer” under U.S. securities laws that permits us to provide less information to the public than if we were a U.S. corporation;

●	risks related to the novel Coronavirus; and

●	risks related to the wide range of product regulatory and safety, consumer, worker safety and environmental laws and regulation that we are subject to.

Recent Developments

●	We have experienced an increase of sales of our cellular boosters as more people are working remotely as a result of the COVID-19 pandemic but our overall sales during the pandemic have remained similar to its sales in 2019 during this time period with a shift towards increased sales in North America in the first responder market. It is not possible for us to predict the duration or magnitude of the adverse results of the outbreak and its effects on our business or ability to raise funds. We plan to address any going concerns from the pandemic by continuing to increase its sales in North America which is a substantial larger market than we have sold in the past. In addition, our cellular distribution business should remain strong during this time since more individuals will continue to work from home. We also expect the proceeds from this offering to allow us to cover any shortfall that we may incur until the pandemic is no longer a worldwide issue. In addition, we believe that our cellular booster business remains strong during the COVID-19 pandemic as more individuals continue to work from home, requiring improved cellular reception.

●

On October 27, 2021, we entered into a securities purchase agreement relating to the purchase and sale of a senior secured convertible note (the “Lind Partners Note”) for gross proceeds of USD$6,000,000 (the “Purchase Agreement”) with Lind Global Partners II, LP, an investment fund managed by The Lind Partners, a New York based institutional fund manager. Proceeds were used to repay and terminate existing convertible notes, as well as to pay certain fees and costs associated with the transaction. The Purchase Agreement provides for, among other things, the issuance of a USD$7,200,000 note with a 24-month maturity, 0% annual interest rate, and a fixed conversion price of USD$10.00 per share (“Conversion Price”) of our Common Shares. We are required to make principal payments in 18 equal monthly installments commencing 180 days after funding (“Repayment”). At our discretion, the Repayments can be made in: (i) cash; (ii) Common Shares (after Common Shares are registered) (the “Repayment Shares”); or a combination of both. Repayment Shares will be priced at 90% of the average of the five lowest daily volume weighted average prices (“VWAPs”) during the 20 trading days before the issuance of the Common Shares (the “Repayment Price”). Further, the Lind Partners Note provides for a pricing floor of $2.00 per Common Share (the “Repayment Share Price Floor”) such that Repayment Shares shall be priced at 90% of the average of the five lowest daily VWAPs during the 20 trading days before the issuance of the Common Shares, subject to the Repayment Share Floor Price provided, however, that the Repayment Share Price Floor shall not be applied once we obtain stockholder approval as required by the Nasdaq at our upcoming Annual General Meeting of shareholders. As of December 3, 2021, we incurred an event of default under the terms of the Lind Partners Note. Upon the occurrence and during the continuance of an “Event of Default,” the holder may at any time at its option: (1) declare that Interest Upon Default Amount (15%) has commenced and (2) exercise all other rights and remedies available to it under the transaction documents; provided, however, that upon the occurrence of an Event of Default described above, the holder, in its sole and absolute discretion, may: (a) from time-to-time demand that all or a portion of the outstanding principal amount be converted into Common Shares at the lower of (i) the then-current Conversion Price and (ii) 80% of the average of the 3 lowest daily Volume Weighted Average Prices during the 20 Trading Days prior to the delivery by the holder of the applicable notice of conversion or (b) exercise or otherwise enforce any one or more of the holder’s rights, powers, privileges, remedies and interests under the Lind Partners Note, the transaction documents or applicable law. No course of delay on the part of the holder shall operate as a waiver thereof or otherwise prejudice the rights of the holder. The event of default was cured on December 7, 2021 when the Company’s market capitalization increased to an amount over $20,000,000. See “Description of Share Capital – The Lind Partners Senior Secured Convertible Note and Warrant” for more information.

●	On October 6, 2021, Siyata Mobile completed a major milestone and entered into a working partnership with a global leading U.S. distributor (“Leading U.S. Distributor”) for its recently launched SD7 mission-critical push-to-talk (MCPTT) ruggedized handheld device. The companies signed an addendum to their Master Service Agreement (MSA) appointing the Leading U.S. Distributor as a non-exclusive SD7 marketing and distribution partner. The Leading U.S. Distributor, the leading global land mobile radio (LMR) vendor, will be marketing the SD7 both in North America as well as in international markets, selling both directly and in partnership with us.

Going Concern

Our auditor has included a “going concern” explanatory paragraph in its report on our consolidated financial statements for the fiscal year ended December 31, 2020, expressing substantial doubt about our ability to continue as an ongoing business for the next twelve months. Our consolidated financial statements do not include any adjustments that may result from the outcome of this uncertainty. If we cannot secure the financing needed to continue as a viable business, our shareholders may lose some or all of their investment in us.

Corporate Information

Our principal executive offices and headquarters are located at 2200 – 885 West Georgia Street, Vancouver, British Columbia, Canada V6C 3E8 and our phone number is +1-514-500-1181. We maintain a corporate website at www.siyatamobile.com. The information contained in, or accessible from, our website or any other website does not constitute a part of this prospectus.

Corporate History and Structure

The Company was incorporated on October 15, 1986 as Big Rock Gold Ltd. as a corporation under the Business Company Act of British Columbia. On April 5, 1988, the Company changed its name to International Cruiseshipcenters Corp. On June 24,1991, the Company changed its name to Riley Resources Ltd. Effective January 23, 1998, the Company consolidated its share capital on an eight-to-one basis and changed its name to International Riley Resources Ltd. Effective November 22, 2001, the Company consolidated its share capital on a five-to-one basis and changed its name to Wind River Resources Ltd. On January 3,2008, the Company changed its name to Teslin River Resources Corp.

On July 24, 2015, Teslin River Resources Corp, completed a reverse acquisition by way of a three-cornered amalgamation, pursuant to which the Company acquired certain telecom operations of an Israel-based cellular technology company and changed its name to Siyata Mobile Inc.

On June 7, 2016, the Company acquired all of the issued and outstanding shares of Signifi Mobile Inc.

In March 2021, the Company acquired, through a wholly owned subsidiary formed by Signifi, all the outstanding units of Clear RF LLC (“Clear RF”).

The Company was registered with the TSXV under the symbol SIM, commenced trading on OTCQX under the symbol SYATF from May 11, 2017 until September 25, 2020, at which time the Company’s Common Shares were listed only on the Nasdaq Capital Market.

The following diagram illustrates our corporate structure as of the date of this prospectus:

Implications of Our Being an “Emerging Growth Company”

As a company with less than USD$6 million in revenue during our last fiscal year, we qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. An “emerging growth company” may take advantage of reduced reporting requirements that are otherwise applicable to larger public companies. In particular, as an emerging growth company, we:

●	may present only two years of audited financial statements and only two years of related Management’s Discussion and Analysis of Financial Condition and Results of Operations, or “MD&A;”

●	are not required to provide a detailed narrative disclosure discussing our compensation principles, objectives and elements and analyzing how those elements fit with our principles and objectives, which is commonly referred to as “compensation discussion and analysis;”

●	are not required to obtain an attestation and report from our auditors on our management’s assessment of our internal control over financial reporting pursuant to the Sarbanes-Oxley Act of 2002;

●	are not required to obtain a non-binding advisory vote from our shareholders on executive compensation or golden parachute arrangements (commonly referred to as the “say-on-pay,” “say-on frequency” and “say-on-golden-parachute” votes);

●	are exempt from certain executive compensation disclosure provisions requiring a pay-for-performance graph and chief executive officer pay ratio disclosure;

●	are eligible to claim longer phase-in periods for the adoption of new or revised financial accounting standards under §107 of the JOBS Act; and

●	will not be required to conduct an evaluation of our internal control over financial reporting.

We intend to take advantage of all of these reduced reporting requirements and exemptions, including the longer phase-in periods for the adoption of new or revised financial accounting standards under §107 of the JOBS Act. Our election to use the phase-in periods may make it difficult to compare our financial statements to those of non-emerging growth companies and other emerging growth companies that have opted out of the phase-in periods under §107 of the JOBS Act.

Under the JOBS Act, we may take advantage of the above-described reduced reporting requirements and exemptions until we no longer meet the definition of an emerging growth company. The JOBS Act provides that we would cease to be an “emerging growth company” at the end of the fiscal year in which the fifth anniversary of our initial sale of common equity pursuant to a registration statement declared effective under the Securities Act of 1933, as amended, herein referred to as the Securities Act, occurred, if we have more than USD$ 1.07 billion in annual revenues, have more than USD$ 700 million in market value of our Common Shares held by non-affiliates, or issue more than USD$ 1 billion in principal amount of non-convertible debt over a three-year period.

Foreign Private Issuer Status

We are a foreign private issuer within the meaning of the rules under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). As such, we are exempt from certain provisions applicable to United States domestic public companies. For example:

●	we are not required to provide as many Exchange Act reports, or as frequently, as a domestic public company;

●	for interim reporting, we are permitted to comply solely with our home country requirements, which are less rigorous than the rules that apply to domestic public companies;

●	we are not required to provide the same level of disclosure on certain issues, such as executive compensation;

●	we are exempt from provisions of Regulation FD aimed at preventing issuers from making selective disclosures of material information;

●	we are not required to comply with the sections of the Exchange Act regulating the solicitation of proxies, consents, or authorizations in respect of a security registered under the Exchange Act; and

●	we are not required to comply with Section 16 of the Exchange Act requiring insiders to file public reports of their share ownership and trading activities and establishing insider liability for profits realized from any “short-swing” trading transaction.

THE OFFERING

Issuer	Siyata Mobile Inc.

Units offered by us	[ * ] Units, each Unit consisting of one Common Share and one warrant to purchase one Common Share. Each warrant will have an exercise price of $[ * ] per share (with an exercise price of 100% of the public offering price of one Unit), is exercisable immediately and will expire five years from the date of issuance. The Units will not be certificated or issued in stand-alone form. The Common Shares and the Warrants comprising the Units are immediately separable upon issuance and will be issued separately in this offering.

Pre-Funded Units offered by us

We are also offering to those purchasers, if any, whose purchase of Units in this offering would otherwise result in such purchaser, together with its affiliates and certain related parties, beneficially owning more than 4.99% of our outstanding Common Shares immediately following the consummation of this offering, the opportunity, to purchase Pre-Funded Units (each Pre-Funded Unit consisting of one Pre-Funded Warrant to purchase one Common Share and one Warrant to purchase one Common Share) in lieu of Units that would otherwise result in the purchaser's beneficial ownership exceeding 4.99% of our outstanding Common Shares (or, at the election of the purchaser, 9.99%) . The purchase price of each Pre-Funded Unit will equal the price per share at which the Units are being sold to the public in this offering, minus $0.01, and the exercise price of each Pre-Funded Warrant will be $0.01 per Common Share. Each Pre-Funded Warrant will be exercisable immediately upon issuance and will not expire. This prospectus also relates to the offering of the Common Shares issuable upon exercise of such Pre-Funded Warrants. See “Description of Share Capital–Pre-Funded Warrants” for a discussion on the terms of the Pre-Funded Warrants

Each Pre-Funded Warrant is exercisable for one Common Share (subject to adjustment as provided therein) at any time at the option of the holder, provided that the holder will be prohibited from exercising its Pre-Funded Warrant for our Common Shares if, as a result of such exercise, the holder, together with its affiliates, would own more than 4.99% of the total number of our Common Shares then issued and outstanding. However, any holder may increase such percentage to any other percentage not in excess of 9.99%, provided that any increase in such percentage shall not be effective until 61 days after such notice to us. For each Pre-Funded Warrant purchased in this offering in lieu of Common Shares, we will reduce the number of Common Shares being sold in the offering by one.

Over-allotment option	We have granted a 45-day option to the representative of the underwriters to purchase up to [*] additional [*] Common Shares at a price of $[*] per share and/or up to an additional [*] warrants at a price of $ [*] per warrant less, in each case, the underwriting discounts payable by us, in any combination solely to cover over-allotments, if any. If the representative of the underwriters exercises the option in full, the total underwriting discounts and commissions payable by us will be $[*] and the total proceeds to us, before expenses, will be $[*].

Common Shares outstanding prior to this offering	5,351,695

Common Shares outstanding after the offering	[ * ] Common Shares (or [*] Common Shares if the Warrants sold in this offering are exercised in full). The foregoing assumes only Common Shares (and no Pre-Funded Warrants) are sold in this offering and no exercise of the underwriters’ option to purchase additional securities. For each Pre-Funded Warrant purchased in this offering in lieu of a Common Share, we will reduce the number of Common Shares being sold in the offering by one. date. The Pre-Funded Warrants will not trade on the Nasdaq Capital Market or on any other trading platform.

Description of the Warrants	The exercise price of the Warrants is $[*] per share (with an exercise price of 100% of the public offering price of one Unit). Each Warrant is exercisable for one Common Share, subject to adjustment in the event of stock dividends, stock splits, stock combinations, reclassifications, reorganizations or similar events affecting our Common Shares as described herein. A holder may not exercise any portion of a Warrant to the extent that the holder, together with its affiliates and any other person or entity acting as a group, would own more than 4.99% of the outstanding Common Shares after exercise, as such percentage ownership is determined in accordance with the terms of the warrants, except that upon notice from the holder to us, the holder may waive such limitation up to a percentage, not in excess of 9.99%. Each Warrant will be exercisable immediately upon issuance and will expire five years after the initial issuance date. The Warrants will not trade on the Nasdaq Capital Market or on any other trading platform. This prospectus also relates to the offering of the Common Shares issuable upon exercise of the Warrants. For more information regarding the Warrants, you should carefully read the section titled “Description of Share Capital —Warrants” in this prospectus.

Representative’s Warrant	The registration statement of which this prospectus is a part also registers warrants (the “Representative’s Warrants”) to purchase [*] Common Shares to be issued the underwriters, as a portion of the underwriting compensation payable in connection with this offering, as well as the Common Shares issuable upon the exercise of the Representative’s Warrants. The Representative’s Warrants will be exercisable at any time, and from time to time, in whole or in part, during the four and half year period commencing 180 days following the effective date of the registration statement of which this prospectus is a part at an exercise price of $[*] (110% of the public offering price of the Units). Please see “Underwriting—Representative’s Warrants” for a description of these warrants.

Use of Proceeds

We estimate that the net proceeds to us from this offering will be approximately $[*] million, or approximately $[*] million if the underwriters exercise their over-allotment option to purchase additional Common Shares and warrants in full, assuming an offering price of $[*] per Unit after deducting underwriting discounts and commissions and estimated offering expenses payable by us.

We intend to use the net proceeds of this offering primarily to repay $1,440,000 of the Senior Secured Convertible Promissory Note due October 26, 2023, for general corporate purposes, including working capital, expanded sales and marketing activities, increased research and development expenditures and funding our growth strategies. See “Use of Proceeds” for additional information.

Nasdaq Capital Market symbols	Our Common Shares and Prior Warrants are listed on the Nasdaq Capital Market under the symbols “SYTA” and “SYTAW,” respectively. The Common Shares offered hereby will trade on the Nasdaq Capital Market under the symbol “SYTA.” There is no established trading market for the Warrants or Pre-Funded Warrants and we do not expect a market to develop. In addition, we do not intend to apply for the listing of the Warrants or Pre-Funded Warrants on any national securities exchange or other trading market. Without an active trading market, the liquidity of the Warrants and Pre-Funded Warrants will be limited.

Risk Factors	The investment of our securities involves substantial risks. See “Risk Factors” in this prospectus and other information included or incorporated by reference in this prospectus for a discussion of factors you should carefully consider before investing in our Common Shares.

Lock-up	We, our directors, executive officers, and shareholder who own 3% or more of our outstanding Common Shares have agreed with the underwriters not to offer for sale, issue, sell, contract to sell, pledge or otherwise dispose of any of our Common Shares or securities convertible into Common Shares for a period of 90 days commencing on the date of this prospectus. See “Underwriting” for additional information.

Transfer Agent, Registrar and Warrant Agent	Computershare Investor Services Inc.

The number of shares of our Common Shares to be outstanding after this offering is based on 4,821,191 Common Shares outstanding as of September 30, 2021 and excludes:

●	438,568 Common Shares issuable upon the exercise of stock options outstanding under our 2016 Stock Option Plan, with a weighted-average exercise price of $13.96 per share;

●	43,551 Common Shares reserved for future issuance under our 2016 Stock Option Plan;

●	5,403,215 Common Shares issuable upon the exercise of outstanding warrants with a weighted average exercise price of $8.62 per share (exclusive of the Lind Partners Warrant);

●	720,000 Common Shares issuable upon the conversion of the Lind Partners Note;

●	647,666 Common Shares issuable upon the exercise of outstanding agent’s warrants with a weighted average exercise price of $7.25USD per share;

●	2,142,857 Common Shares issuable upon the exercise of the Lind Partners Warrant;

●	up to [*] Common Shares issuable upon the exercise of the warrants included in the Units and the Pre-Funded Units offered hereby; and

●	up to [*] Common Shares issuable upon exercise of warrants to be issued to the underwriter in connection with this offering, which have an exercise price of $[*] per share.

Unless we specifically state otherwise, the information in this prospectus assumes no exercise by the underwriter of the overallotment option and that no investor purchased Pre-Funded Warrants in lieu of Common Shares sold in this offering.

SUMMARY FINANCIAL DATA

The following summary consolidated statements of income for the years ended December 31, 2020 and 2019 and the Consolidated Interim Financial Statements (Unaudited-Prepared by Management) as at and for the nine months ended September 30, 2021 and 2020 and the summary consolidated balance sheet data as of December 31, 2020 and 2019 and the Consolidated Interim Financial Statements (Unaudited-Prepared by Management) as at and for the nine months ended September 30, 2021 and 2020.

Our management believes that the assumptions underlying our financial statements and the above allocations are reasonable. Our financial statements, however, may not necessarily reflect our results of operations, financial position and cash flows as if we had operated as a separate, stand-alone company during the periods presented. You should not view our historical results as an indicator of our future performance.

 Selected Consolidated Statement of Income and Comprehensive Income

(In Canadian dollars, except number of shares)

	Nine Months Ended September 30, 2021 (Unaudited) (in thousands)		Nine Months Ended September 30, 2020 (Unaudited) (in thousands)		December 31, 2020 (in thousands)		December 31, 2019 (in thousands)
Net sales		$5,608		$6,677		$5,990		$9,812
Gross Margin		$1,703		$2,169		$1,580		$2,689
Income (loss) from operations		$(16,882)		$(3,060)		$(10,723)		$(6,566)
Income (loss) from continuing operations		$(18,846)		$(3,679)		$(13,591)		$(7,657)
Net income (loss)			$			$(13,591)		$(7,657)
Capital; including the formula used for any adjustments to dividends declared	$	NIL	$	NIL	$	NIL	$	NIL
Dividends declared per share in both the currency of the financial statements and the host country currency	$	NIL	$	NIL	$	NIL		NIL
Weighted average number of shares outstanding pro-forma post-Reverse Stock Split		4,787,862		902,407		1,485		808

The following table presents our summary consolidated balance sheet data as of December 31, 2020 and 2019 and the Consolidated Interim Financial Statements (Unaudited-Prepared by Management) As at and for nine months ended September 30, 2021.

(In Canadian dollars, except number of shares)

	As of September 30, 2021 (Unaudited) (in thousands)	As of December 31, 2020 (in thousands)	As of December 31, 2019 (in thousands)

Current Assets	$8,655	$23,095	$8,438
Intangible Assets	$4,518	$7,351	$7,255
Other Assets	$478	$647	$445
Total Assets	$13,651	$31,092	$16,137
Working Capital	$4	$13,690	$5,150
Bank loan	$382	$438	32
Current Liabilities (excluding current portion of long-term debt and bank loan)	$2,487	$2,750	$2,163
Long term debt/convertible debt (including current portion)	$5,782	$6,269	$5,248
Other long term liabilities	$335	$356	$212
Total liabilities	$8,986	$9,813	$7,655
Shareholders’ Equity	$4,665	$21,279	$8,482
Share Capital(1)	$51,600	$50,088	$28,593
Reserves(2)	$10,497	$9,985	$5,095
Accumulated other comprehensive income (losses)	$107	$100	$97
Deficit	$(57,539)	$(38,894)	$(25,303)

(1)	Represents 4,663,331 Common Shares of the Company outstanding as of December 31, 2020; 863,747 Common Shares outstanding as of December 31, 2019; and 4,821,191 Common Shares outstanding as of September 30, 2021 (unaudited).
(2)

The purpose of our Reserve account is to track the valuation of equity instruments issued other than Common Shares (i.e., the value of stock options, warrants, and equity components of convertible debt). This value of these equity instruments is recorded in Reserves until the instrument is exercised into Common Shares, at which time the original value of the instrument is re-classified into share capital. This presentation is common under IFRS, and similar to the usage of Additional Paid-In-Capital in the United States. Because the Company’s shares do not have a par value, all valuations of equity instruments other than Common Shares get booked into the Reserve account.

RISK FACTORS

An investment in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should consider carefully the risks described below, together with all of the other information set forth in this prospectus, including the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operation” and our consolidated financial statements and related notes. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be materially and adversely affected, which could cause the trading price of our securities to decline, resulting in a loss of all or part of your investment.

Risks Related to Our Business and Industry

We rely on our channel partners to generate a substantial majority of our revenues. If these channel partners fail to perform or if we cannot enter into agreements with channel partners on favorable terms, our operating results could be significantly harmed.

More than 60% of our revenues for the year ended December 31, 2020, were generated through sales by our channel partners, which are primarily wireless carriers who sell our devices through their sales channels. To the extent our channel partners are unsuccessful in selling or do not promote our products, or we are unable to obtain and retain a sufficient number of high-quality channel partners, our business and operating results could be significantly harmed. Our channel partners are wireless carriers who have direct and indirect sales channels which we are leveraging to get to their customers. Our wireless carrier channel partners currently include:

●	AT&T in the United States;

●	FirstNet, in the United States;

●	Verizon, in the United States;

●	Rogers, in Canada;

●	Telstra, in Australia;

●	a leading global LMR vendor and distributor in North America and international markets;

●	Partner Communications, in Israel; and

●	Cellcom, in Israel.

While these arrangements are typically long term, they generally do not contain any firm purchase volume commitments. As a result, our channel partners are not contractually obligated to purchase from us any minimum number of products. We are generally required to satisfy any and all purchase orders delivered to us within specified delivery windows, with limited exceptions (such as orders significantly in excess of forecasts). If we are unable to efficiently manage our supply and satisfy purchase orders on a timely basis to our channel partners, we may be in breach of our sales arrangements and lose potential sales. If a technical issue with any of our covered products exceeds certain present failure thresholds for the relevant performance standard or standards, the channel partner typically has the right to cease selling the product, cancel open purchase orders and levy certain monetary penalties. If our products suffer technical issues or failures following sales to our channel partners, we may be subject to significant monetary penalties and our channel partners may cease making purchase orders, which would significantly harm our business and results of operations. In addition, our channel partners retain sole discretion in which of their stocked products to offer their customers. While we may offer limited customer incentives, we generally have limited to no control over which products our channel partners decide to offer or promote, which directly impacts the number of products that our partners will purchase from us.

In addition, our channel partners may be unsuccessful in marketing, selling and supporting our solutions. They may also market, sell and support solutions that are somewhat competitive with ours, and may devote more resources to the marketing, sales and support of such products. They may have incentives to promote our competitors’ products in lieu of our products, particularly for our bigger competitors with larger volumes of orders, more diverse product offerings and a longer relationship with our generally large-scale channel partners. As a result, our channel partners may stop selling our products completely. While we employ a small direct sales force, our channel partners have significantly larger sales teams who are not contractually obligated to promote any of our devices and often have multiple competing devices in stock to offer their customers. In addition, downstream sales by our channel partners often succeed due to attractive device prices and monthly rate plans, which we do not control. In certain cases, we may promote our own devices through customer incentives, however, there can be no assurance that any such incentives would contribute to increased purchases of our products. Further, given the impact of attractive pricing on ultimate sales, we generally must offer increased promotional funding or price reductions for our more expensive products. This promotional funding or price reductions operate to reduce our margins and significantly impact our profitability.

New sales channel partners may take several months or more to achieve significant sales. Our channel partner sales structure could subject us to lawsuits, potential liability and reputational harm if, for example, any of our channel partners misrepresents the functionality of our products or services to their customers, or violate laws or our corporate policies.

If we fail to effectively manage our existing or future sales channel partners, our channel partners fail to promote our products effectively, we are unable to meet our obligations under our sales arrangements or future agreements that we may enter into with wireless carrier customers have terms that are more favorable to the customer, our business and results of operations would be harmed.

We are materially dependent on the adoption of our solutions by both the industrial enterprise and public sector markets, and if end customers in those markets do not purchase our solutions, our revenues will be adversely impacted, and we may not be able to expand into other markets.

Our revenues have been primarily in the industrial enterprise market, and we are materially dependent on the adoption of our solutions by both the industrial enterprise and public sector markets. End customers in the public sector market may remain, for reasons outside our control, tied to Land Mobile Radio, or LMR, solutions or other competitive alternatives to our devices. Sales of our products to these buyers may also be delayed or limited by these competitive conditions. If our products are not widely accepted by buyers in those markets, we may not be able to expand sales of our products into new markets, and our business, results of operations and financial condition may be adversely impacted.

We participate in a competitive industry, which may become more competitive. Competitors with greater resources and significant experience in high-volume product manufacturing may be able to respond more quickly and cost-effectively than we can to new or emerging technologies and changes in customer requirements.

We face significant competition in developing and selling our solutions. Our primary competitors in the non-rugged mobile device market include Apple Inc. and Samsung Electronics Co. Ltd. Our primary competitors in the rugged mobile device market include Sonim Technologies Inc., Bullitt Mobile Ltd., and Kyocera Corporation. We also face competition from large system integrators and manufacturers of private and public wireless network equipment and devices. Competitors in this space include Harris Corporation, JVC KENWOOD Corporation, a leading LMR vendor, or MSI, and Tait International Limited. Within the Cellular Booster category, we have several direct competitors, including Wilson Electronics, LLC, or Wilson Electronics, Nextivity, Inc. and SureCall Company.

We cannot assure you that we will be able to compete successfully against current or future competitors. Increased competition in mobile computing platforms, data capture products, or related accessories and software developments may result in price reductions, lower gross profit margins, and loss of market share, and could require increased spending on research and development, sales and marketing, and customer support. Some competitors may make strategic acquisitions or establish cooperative relationships with suppliers or companies that produce complementary products, which may create additional pressures on our competitive position in the marketplace.

Most of our competitors have longer operating histories, greater name recognition, larger customer bases and significantly greater financial, technical, sales, marketing and other resources and experience than we do. In addition, because of the higher volume of components that many of our competitors purchase from their suppliers, they are able to keep their supply costs relatively low and, as a result, may be able to recognize higher margins on their product sales than we do. Many of our competitors may also have existing relationships with the channel partners who we use to sell our products, or with our potential customers. This competition may result in reduced prices, reduced margins and longer sales cycles for our products. Our competitors may also be able to respond to new or emerging technologies and changes more quickly and cost-effectively in customer requirements. The combination of brand strength, extensive distribution channels and financial resources of the larger vendors could cause us to lose market share and could reduce our margins on our products. If any of our larger competitors were to commit greater technical, sales, marketing and other resources to our markets, our ability to compete would be adversely impacted. If we are unable to successfully compete with our competitors, our sales would suffer and as a result our financial condition will be adversely impacted.

Defects in our products could reduce demand for our products and result in a loss of sales, delay in market acceptance and injury to our reputation, which would adversely impact our business.

Complex software, as well as multiple components, displays, plastics and assemblies used in our products may contain undetected defects that are subsequently discovered at any point in the life of the product. Defects in our products may result in a loss of sales, product malfunction, delay in market acceptance and potential injuries to our customers which can bring to injury in our reputation and increased warranty costs.

Additionally, our software may contain undetected errors, defects or bugs. Although we have not suffered significant harm from any errors, defects or bugs to date, we may discover significant errors, defects, or bugs in the future that we may not be able to correct or correct in a timely manner. It is possible that errors, defects or bugs will be found in our existing or future software and/or hardware products and related services with the potential for delays in, or loss of market acceptance of, our products and services, diversion of our resources, injury to our reputation, increased service and warranty expenses, and payment of damages.

Further, errors, defects or bugs in our solutions could be exploited by hackers or could otherwise result in an actual or perceived breach of our information systems. Alleviating any of these problems could require significant expense and could cause interruptions, delays or cessation of our product licensing, which would reduce demand for our products and result in a loss of sales, delay in market acceptance and injure our reputation and could adversely impact our business, results of operations and financial condition.

If our business does not grow as we expect, or if we fail to manage our growth effectively, our operating results and business would suffer.

Our ability to successfully grow our business depends on a number of factors including our ability to:

●	accelerate the adoption of our solutions by new end customers;

●	expand into new vertical markets;

●	develop and deliver new products and services;

●	increase awareness of the benefits that our solutions offer; and

●	expand our domestic and international footprint.

As usage of our solutions grows, we will need to continue to make investments to develop and implement new or updated solutions, software, technologies, security features and cloud-based infrastructure operations. In addition, we will need to appropriately scale our internal business systems and our services organization, including the suppliers of our products and customer support services, to serve our growing customer base. Any failure of, or delay in, these efforts could impair the performance of our solutions and reduce customer satisfaction.

Further, our growth could increase quickly and place a strain on our managerial, operational, financial and other resources, and our future operating results depend to a large extent on our ability to successfully manage our anticipated expansion and growth. To manage our growth successfully, we will need to continue to invest in sales and marketing, research and development, and general and administrative functions and other areas. We are likely to recognize the costs associated with these investments earlier than receiving some of the anticipated benefits, and the return on these investments may be lower, or may develop more slowly, than we expect, which could adversely impact our operating results.

If we are unable to manage our growth effectively, we may not be able to take advantage of market opportunities or develop new solutions or upgrades to our existing solutions, satisfy customer requirements, maintain the quality and security of our solutions or execute on our business plan, any of which could harm our business, operating results and financial condition.

We may not be able to continue to develop solutions to address user needs effectively in an industry characterized by ongoing change and rapid technological advances.

To be successful, we must adapt to rapidly changing technological and application needs by continually improving our products, as well as introducing new products and services, to address user demands.

Our industry is characterized by:

●	evolving industry standards;

●	frequent new product and service introductions;

●	increasing demand for customized product and software solutions;

●	rapid competitive developments;

●	changing customer demands; and

●	evolving distribution channels.

Future success will depend on our ability to adapt in this evolving environment effectively and economically. We could incur substantial costs if we must modify our business to adapt to these changes, and may even be unable to adapt to these changes.

The markets for our devices and related accessories may not develop as quickly as we expect, or may not develop at all. Our dependence on our cellular carrier channel partners and their success in promoting Push to Talk over Cellular to their client base is key for the success of the business.

Our future success is substantially dependent upon continued adoption of devices and related accessories in the industrial enterprise and public sector markets, including the transition from LMR to Push to Talk over Cellular networks. These market developments and transitions may take longer than we expect or may not occur at all, and may not be as widespread as we expect. If the market does not develop as we expect, our business, operating results and financial condition would be significantly harmed.

Our future success is dependent on our ability to create independent brand awareness for our company and products with end customers, and our inability to achieve such brand awareness could limit our prospects.

We depend on wireless carriers to promote and distribute our products. While we intend to ramp up direct marketing and end-customer brand awareness initiatives in the future, our sales and marketing efforts have historically been predominantly focused on channel partners. To increase end-customer brand awareness, we intend to develop sales tools for key verticals within our target markets, increase usage of social media and expand product training efforts, among other things. As a result, we expect our sales and marketing expenses to increase in the future, primarily from increased sales personnel expenses, which will require us to cost-efficiently ramp up our sales and marketing capabilities and effectively target end customers. However, there can be no assurance that we will successfully increase our brand awareness or do so in a cost-efficient manner while maintaining market share within our existing sales channels. Our failure to establish stand-alone brand awareness with end customers of our products will leave us vulnerable to the marketing and selling success of others, including our channel partners, and these developments could have an adverse impact on our prospects. If we are unable to significantly increase the awareness of our brand and solutions with end customers in a cost-efficient manner, we will remain significantly dependent on our channel partners for sales of our products, and our business, financial condition and results of operations could be adversely impacted.

We are dependent on the continued services and performance of a concentrated group of senior management and other key personnel, the loss of any of whom could adversely impact our business.

Our future success depends in large part on the continued contributions of a concentrated group of senior management and other key personnel. In particular, the leadership of key management personnel is critical to the successful management of our company, the development of our solutions and our strategic direction. We also depend on the contributions of key technical personnel. Our senior management and key personnel are all employed on an at-will basis, which means that they could terminate their employment with us at any time, for any reason and without notice. The loss of any of our key personnel could significantly delay or prevent the achievement of our development and strategic objectives and harm our business.

We compete in a rapidly evolving market, and the failure to respond quickly and effectively to changing market requirements could cause our business and operating results to decline.

The mobile device market is characterized by rapidly changing technology, changing customer needs, evolving industry standards and frequent introductions of new products and services. In order to deliver a competitive mobile device, our solutions must be capable of operating in an increasingly complex network environment. As new wireless phones are introduced and standards in the mobile device market evolve, we may be required to modify our phones and services to make them compatible with these new products and standards. Likewise, if our competitors introduce new devices and services that compete with ours, we may be required to reposition our solutions or introduce new phones and solutions in response to such competitive pressure. We may not be successful in modifying our current devices or introducing new ones in a timely or appropriately responsive manner, or at all. If we fail to address these changes successfully, our business and operating results could be significantly harmed.

If we are unable to sell our solutions into new markets, our revenues may not grow.

Any new market into which we attempt to sell our solutions may not be receptive. Our ability to penetrate new markets depends on the quality of our solutions, the continued adoption of our public safety solution by first responders, the perceived value of our solutions as a risk management tool and our ability to design our solutions to meet the demands of our customers. If the markets for our solutions do not develop as we expect, our revenues may not grow.

Our ability to successfully face these challenges depends on several factors, including increasing the awareness of our solutions and their benefits, the effectiveness of our marketing programs, the costs of our solutions, our ability to attract, retain and effectively train sales and marketing personnel, and our ability to develop relationships with wireless carriers and other partners. If we are unsuccessful in developing and marketing our solutions into new markets, new markets for our solutions might not develop or might develop more slowly than we expect, either of which would harm our revenues and growth prospects.

If we are unable to attract, integrate and retain additional qualified personnel, including top technical talent, our business could be adversely impacted.

Our future success depends in part on our ability to identify, attract, integrate and retain highly skilled technical, managerial, sales and other personnel. We face intense competition for qualified individuals from numerous other companies, including other software and technology companies, many of whom have greater financial and other resources than we do. Some of these characteristics may be more appealing to high-quality candidates than those we have to offer. In addition, new hires often require significant training and, in many cases, take significant time before they achieve full productivity. We may incur significant costs to attract and retain qualified personnel, including significant expenditures related to salaries and benefits and compensation expenses related to equity awards, and we may lose new employees to our competitors or other companies before we realize the benefit of our investment in recruiting and training them. Moreover, new employees may not be or become as productive as we expect, as we may face challenges in adequately or appropriately integrating them into our workforce and culture. If we are unable to attract, integrate and retain suitably qualified individuals who are capable of meeting our growing technical, operational and managerial requirements on a timely basis or at all, our business will be adversely impacted.

Volatility or lack of positive performance in our stock price may also affect our ability to attract and retain our key employees. Many of our senior management personnel and other key employees have become, or will soon become, vested in a substantial amount of stock or stock options. Employees may be more likely to leave us if the shares they own or the shares underlying their vested options have significantly appreciated in value relative to the original purchase prices of the shares or the exercise prices of the options, or, conversely, if the exercise prices of the options that they hold are significantly above the market price of our Common Shares. If we are unable to appropriately incentivize and retain our employees through equity compensation, or if we need to increase our compensation expenses in order to appropriately incentivize and retain our employees, our business, operating results and financial condition would be adversely impacted.

A security breach or other significant disruption of our information technology (“IT”) systems or those of our partners, suppliers or manufacturers, caused by cyberattacks or other means, could have a negative impact on our operations, sales, and operating results.

All IT systems are potentially vulnerable to damage, unauthorized access or interruption from a variety of sources, including but not limited to, cyberattacks, cyber intrusions, computer viruses, security breaches, energy blackouts, natural disasters, terrorism, sabotage, war, insider trading and telecommunication failures. A cyberattack or other significant disruption involving our IT systems or those of our outsource partners, suppliers or manufacturers could result in the unauthorized release of proprietary, confidential or sensitive information of ours or result in virus and malware installation on our devices. Such unauthorized access to, or release of, this information or other security breaches could: (i) allow others to unfairly compete with us, (ii) compromise safety or security, (iii) subject us to claims for breach of contract, tort, and other civil claims, and (iv) damage our reputation. Any or all of the foregoing could have a negative impact on our business, financial condition and results of operations.

We experience lengthy sales cycles for our products and the delay of an expected large order could result in a significant unexpected revenue shortfall.

The purchase of our products is often an enterprise-wide decision for prospective customers, which requires us to engage in sales efforts over an extended period of time and provide a significant level of education to prospective customers regarding the uses and benefits of such devices. Prospective customers, especially the wireless carriers that sell our products, often undertake a prolonged evaluation process that may take from several months to several years in certain cases. Consequently, if our forecasted sales from a specific customer are not realized, we may not be able to generate revenues from alternative sources in time to compensate for the shortfall. The loss or delay of an expected large order could also result in a significant unexpected revenue shortfall. Moreover, to the extent we enter into and deliver our products pursuant to significant contracts earlier than we expected, our operating results for subsequent periods may fall below expectations. We may spend substantial time, effort and money on our sales and marketing efforts without any assurance that our efforts will produce any sales. If we are unable to succeed in closing sales with new and existing customers, our business, operating results and financial condition will be harmed.

We have a limited history of high-volume commercial production of our devices, and we may face manufacturing capacity constraints.

We have limited history and experience in high-volume commercial production of our devices. Because of this limited production history, we face challenges in predicting our business and evaluating its prospects, which may result in breakdowns of our ability to timely supply our devices to our customers. Moreover, we face manufacturing capacity constraints that present further risks to our business. If overall demand of our devices increases in the future, we will need to expand our manufacturing capacity in a cost-efficient manner. Failing to meet customer demand due to our failure to successfully address these risks and challenges could adversely impact our reputation and future sales, which would significantly harm our business, results of operations and financial condition.

We face risks related to novel Coronavirus (COVID-19) which could significantly disrupt our research and development, operations, sales, supply chain and financial results.

Our business will be adversely impacted by the effects of the Novel Coronavirus (COVID-19). In addition to global macroeconomic effects, the novel Coronavirus (COVID-19) outbreak and any other related adverse public health developments will cause disruption to our operations, research and development, and sales activities. Our third-party manufacturers, third-party distributors, and our customers have been and will be disrupted by worker absenteeism, quarantines and restrictions on employees’ ability to work, office and factory closures, disruptions to ports and other shipping infrastructure, border closures, or other travel or health-related restrictions. Depending on the magnitude of such effects on our activities or the operations of our third-party manufacturers and third-party distributors, the supply of our products will be delayed, which could adversely affect our business, operations and customer relationships. In addition, the Novel Coronavirus (COVID-19) or other disease outbreak will in the short-run and may over the longer term adversely affect the economies and financial markets of many countries, resulting in an economic downturn that will affect demand for our products and impact our operating results. There can be no assurance that any decrease in sales resulting from the Novel Coronavirus (COVID-19) will be offset by increased sales in subsequent periods. Although the magnitude of the impact of the Novel Coronavirus (COVID-19) outbreak on our business and operations remains uncertain, the continued spread of the Novel Coronavirus (COVID-19) or the occurrence of other epidemics and the imposition of related public health measures and travel and business restrictions will adversely impact our business, financial condition, operating results and cash flows. In addition, we have experienced and will experience disruptions to our business operations resulting from quarantines, self-isolations, or other movement and restrictions on the ability of our employees to perform their jobs that may impact our ability to develop and design our products in a timely manner or meet required milestones or customer commitments.

Our business has not been experienced any material impact from supply chain disruptions brought about by the COVID-19 pandemic, however there is no certainty that this will continue into the future. Management is carefully monitoring the situation and is working with its partners, suppliers and manufacturers to ensure minimal impact on its business.

Risks Related to Government Regulation

We are subject to anti-corruption, anti-bribery, anti-money laundering, economic sanctions, export control, and similar laws. Non- compliance with such laws can subject us to criminal or civil liability and harm our business, revenues, financial condition and results of operations.

We are subject to the U.S. Foreign Corrupt Practices Act of 1977, as amended, the U.S. domestic bribery statute contained in 18 U.S.C. § 201, the U.S. Travel Act, and other anti-bribery and anti-money laundering laws in the countries in which we conduct activities. Anti-corruption and anti-bribery laws have been enforced aggressively in recent years and are interpreted broadly to generally prohibit companies and their employees and third-party intermediaries from authorizing, offering, or providing, directly or indirectly, improper payments or benefits to recipients in the public or private sector. As we increase our international presence, we may engage with distributors and third-party intermediaries to market our solutions and to obtain necessary permits, licenses, and other regulatory approvals. In addition, we or our third-party intermediaries may have direct or indirect interactions with officials and employees of government agencies or state-owned or affiliated entities. We can be held liable for the corrupt or other illegal activities of these third- party intermediaries, our employees, representatives, contractors, partners and agents, even if we do not explicitly authorize such activities.

The United States has imposed economic sanctions that affect transactions with designated foreign countries, nationals and others. In particular, the United States prohibits U.S. persons from engaging with individuals and entities identified as “Specially Designated Nationals,” such as terrorists and narcotics traffickers. These prohibitions are administered by the U.S. Department of the Treasury’s Office of Foreign Assets Control, or OFAC. OFAC rules prohibit U.S. persons from engaging in, or facilitating a foreign person’s engagement in, transactions with or relating to the prohibited individual, entity or country, and require the blocking of assets in which the individual, entity or country has an interest. Blocked assets (e.g., property or bank deposits) cannot be paid out, withdrawn, set off or transferred in any manner without a license from OFAC. Other countries in which we operate, including Canada and the United Kingdom, also maintain economic and financial sanctions regimes.

Some of our solutions, including software updates and third-party accessories, may be subject to U.S. export control laws, including the Export Administration Regulations; however, the vast majority of our products are non-U.S.-origin items, developed and manufactured outside of the United States, and therefore not subject to these laws. For third-party accessories, we rely on manufactures to supply the appropriate export control classification numbers that determine our obligations under these laws.

We cannot assure you that our employees and agents will not take actions in violation of our policies and applicable law, for which we may be ultimately held responsible. As we increase our international presence, our risks under these laws, rules, and regulations may increase. Further, any change in the applicability or enforcement of these laws, rules, and regulations could adversely impact our business operations and financial results.

Detecting, investigating and resolving actual or alleged violations can require a significant diversion of time, resources, and attention from senior management. In addition, noncompliance with anti-corruption, anti-bribery, anti-money laundering, or economic sanctions laws, rules, and regulations could subject us to whistleblower complaints, investigations, sanctions, settlements, prosecution, other enforcement actions, disgorgement of profits, significant fines, damages, other civil and criminal penalties or injunctions, suspension and/or debarment from contracting with certain persons, the loss of export privileges, reputational harm, adverse media coverage, and other collateral consequences. If any subpoenas or investigations are launched, or governmental or other sanctions are imposed, or if we do not prevail in any possible civil or criminal litigation, our business, revenues, financial condition, and results of operations would be significantly harmed. In addition, responding to any action will likely result in a significant diversion of management’s attention and resources and significant defense costs and other professional fees. Enforcement actions and sanctions could further harm our business, financial condition and results of operations.

We are subject to a wide range of product regulatory and safety, consumer, worker safety and environmental laws and regulations.

Our operations and the products we manufacture and/or sell are subject to a wide range of product regulatory and safety, consumer, worker safety and environmental laws and regulations. Compliance with such existing or future laws and regulations could subject us to future costs or liabilities, impact our production capabilities, constrict our ability to sell, expand or acquire facilities, restrict what solutions we can offer and generally impact our financial performance. Our products are designed for use in potentially explosive or hazardous environments. If our product design fails for any reason in such environments, we may be subject to product liabilities and future costs. In addition, some of these laws are environmental and relate to the use, disposal, remediation, emission and discharge of, and exposure to hazardous substances. These laws often impose liability and can require parties to fund remedial studies or actions regardless of fault. Environmental laws have tended to become more stringent over time and any new obligations under these laws could have a negative impact on our operations or financial performance.

Laws focused on the energy efficiency of electronic products and accessories, recycling of both electronic products and packaging, reducing or eliminating certain hazardous substances in electronic products, and the transportation of batteries continue to expand significantly. Laws pertaining to accessibility features of electronic products, standardization of connectors and power supplies, the transportation of lithium-ion batteries, and other aspects are also proliferating. There are also demanding and rapidly changing laws around the globe related to issues such as product safety, radio interference, radio frequency radiation exposure, medical related functionality, and consumer and social mandates pertaining to use of wireless or electronic equipment. These laws, and changes to these laws, could have a substantial impact on whether we can offer certain products, solutions, and services, and on what capabilities and characteristics our products or services can or must include.

These laws and regulations impact our products and could negatively impact our ability to manufacture and sell products competitively. In addition, we anticipate that we will see increased demand to meet voluntary criteria related to reduction or elimination of certain constituents from products, increasing energy efficiency and providing additional accessibility.

Changes in laws and regulations concerning the use of telecommunication bandwidth could increase our costs and adversely impact our business.

Our business depends on our ability to sell devices that use telecommunication bandwidth allocated to licensed and unlicensed wireless services, and that use of that bandwidth is subject to laws and regulations that are subject to change over time. Changes in the permitted uses of telecommunication bandwidth, reallocation of such bandwidth to different uses, and new or increased regulation of the capabilities, manufacture, importation, and use of devices that depend on such bandwidth could increase our costs, require costly modifications to our products before they are sold, or limit our ability to sell those products in to our target markets. In addition, we are subject to regulatory requirements for certification and testing of our products before they can be marketed or sold. Those requirements may be onerous and expensive. Changes to those requirements could result in significant additional costs and could adversely impact our ability to bring new products to market in a timely fashion.

We are subject to a wide range of privacy and data security laws, regulations and other legal obligations.

Personal privacy and information security are significant issues in the United States and the other jurisdictions in which we operate or make our products and applications available. The legislative and regulatory framework for privacy and security issues worldwide is rapidly evolving and is likely to remain uncertain for the foreseeable future. Our handling of data is subject to a variety of laws and regulations, including regulation by various government agencies, including the U.S. Federal Trade Commission, or FTC, and various state, local and foreign agencies. We may collect personally identifiable information, or PII, and other data from our customers. We use this information to provide services to our customers and to support, expand and improve our business. We may also share customers’ PII with third parties as allowed by applicable law and agreements and authorized by the customer or as described in our privacy policy.

The U.S. federal and various state and foreign governments have adopted or proposed limitations on the collection, distribution, transfer, use and storage of PII. In the United States, the FTC and many state attorneys general are applying federal and state consumer protection laws as imposing standards for the online collection, use and dissemination of data. Many foreign countries and governmental bodies, including Canada, the European Union and other relevant jurisdictions, have laws and regulations concerning the collection and use of PII obtained from their residents or by businesses operating within their jurisdiction. These laws and regulations often are more restrictive than those in the United States. Laws and regulations in these jurisdictions apply broadly to the collection, use, storage, disclosure and security of data that identifies or may be used to identify or locate an individual, such as names, email addresses and, in some jurisdictions, Internet Protocol, or IP, addresses. Within the European Union, legislators have adopted the General Data Protection Regulation, or GDPR, effective May 2018 which may impose additional obligations and risk upon our business and which may increase substantially the penalties to which we could be subject in the event of any non-compliance. We may incur substantial expense in complying with the obligations imposed by the governments of the foreign jurisdictions in which we do business or seek to do business and we may be required to make significant changes in our business operations, all of which may adversely impact our revenues and our business overall.

Although we are working to comply with those federal, state, and foreign laws and regulations, industry standards, contractual obligations and other legal obligations that apply to us, those laws, regulations, standards and obligations are evolving and may be modified, interpreted and applied in an inconsistent manner from one jurisdiction to another, and may conflict with one another, other requirements or legal obligations, our practices or the features of our products or applications. At state level, lawmakers continue to pass new laws concerning privacy and data security. Particularly notable in this regard is the California Consumer Privacy Act, or CCPA, which became effective on January 1, 2020. The CCPA will introduce significant new disclosure obligations and provide California consumers with significant new privacy rights. Any failure or perceived failure by us to comply with federal, state or foreign laws or regulations, industry standards, contractual obligations or other legal obligations, or any actual or suspected security incident, whether or not resulting in unauthorized access to, or acquisition, release or transfer of PII or other data, may result in governmental enforcement actions and prosecutions, private litigation, fines and penalties or adverse publicity and could cause our customers to lose trust in us, which could have an adverse impact on our reputation and business. Any inability to adequately address privacy and security concerns, even if unfounded, or comply with applicable laws, regulations, policies, industry standards, contractual obligations, or other legal obligations could result in additional cost and liability to us, damage our reputation, inhibit sales and adversely impact our business.

We also expect that there will continue to be new proposed laws, regulations and industry standards concerning privacy, data protection and information security in the United States, the European Union and other jurisdictions, and we cannot yet determine the impact such future laws, regulations and standards may have on our business. New laws, amendments to or re-interpretations of existing laws and regulations, industry standards, contractual obligations and other obligations may require us to incur additional costs and restrict our business operations. Such laws and regulations may require companies to implement privacy and security policies, permit users to access, correct and delete personal information stored or maintained by such companies, inform individuals of security breaches that affect their personal information, and, in some cases, obtain individuals’ consent to use PII for certain purposes. In addition, a foreign government could require that any PII collected in a country not be disseminated outside of that country, and we are not currently equipped to comply with such a requirement.

The effects of the Tax Cuts and Jobs Act on our business have not yet been fully analyzed and could harm our results of operations.

On December 22, 2017, U.S. President Donald Trump signed into law the Tax Act that significantly reforms the Code. The Tax Act, among other things, includes changes to U.S. federal corporate income tax rate, imposes significant additional limitations on the deductibility of interest, allows for the accelerated expensing of capital expenditures, and puts into effect the migration from a “worldwide” system of taxation to a territorial system. We continue to analyze the impact that the Tax Act may have on our business. Notwithstanding the reduction in the U.S federal corporate income tax rate, the overall impact of the Tax Act is uncertain, and our business and financial condition could be harmed.

Risks Related to Our Intellectual Property

If we are unable to successfully protect our intellectual property, our competitive position may be harmed.

Our ability to compete is heavily affected by our ability to protect our intellectual property. We rely on a combination of patent licenses, confidentiality procedures and contractual provisions to protect our proprietary rights. We also enter, and plan to continue to enter, into confidentiality, invention assignment or license agreements with our employees, consultants and other parties with whom we contract, and control access to and distribution of our software, documentation and other proprietary information. The steps we take to protect our intellectual property may be inadequate, and it is possible that some or all of our confidentiality agreements will not be honored and certain contractual provisions may not be enforceable. Existing trade secret, trademark and copyright laws offer only limited protection. Unauthorized parties may attempt to copy aspects of our products or obtain and use information which we regard as proprietary. Policing unauthorized use of our products is difficult, time consuming and costly, particularly in foreign countries where the laws may not protect our proprietary rights as fully as in the United States. We cannot assure you that our means of protecting our proprietary rights will be adequate or that our competitors will not independently develop similar technology, the effect of either of which would harm our competitive position in the market. Furthermore, disputes can arise with our strategic partners, customers or others concerning the ownership of intellectual property.

Others may claim that we infringe on their intellectual property rights, which may result in costly and time-consuming litigation and could delay or otherwise impair the development and commercialization of our products.

In recent years, there has been a significant increase in litigation in the United States involving patents and other intellectual property rights, and because our products are comprised of complex technology, we are often involved in or impacted by assertions, including both requests to take licenses and litigation, regarding infringement of patent and other intellectual property rights of third parties. Third parties have asserted, and in the future may assert, intellectual property infringement claims against us and against our channel partners, end customers and suppliers. For example, we have been approached by Wilson Electronics about potential infringement of several of their patents involving cellphone boosters. Many of these assertions are brought by non-practicing entities whose principal business model is to secure patent licensing revenues from product manufacturing companies. Claims for alleged infringement and any resulting lawsuit, if successful, could subject us to significant liability for damages and invalidation of our intellectual property rights. Defending any such claims, with or without merit, including pursuant to indemnity obligations, could be time consuming, expensive, cause product shipment delays or require us to enter into a royalty or licensing agreement, any of which could delay the development and commercialization of our products or reduce our margins. If we are unable to obtain a required license, our ability to sell or use certain products may be impaired. In addition, if we fail to obtain a license, or if the terms of the license are burdensome to us, our operations could be significantly harmed.

Our use of open source software could subject us to possible litigation or otherwise impair the development of our products.

A portion of our technologies incorporates open source software, including open source operating systems such as Android, and we expect to continue to incorporate open source software into our platform in the future. Few of the licenses applicable to open source software have been interpreted by courts, and their application to the open source software integrated into our proprietary technology platform may be uncertain. If we fail to comply with these licenses, then pursuant to the terms of these licenses, we may be subject to certain requirements, including requirements that we make available the source code for our software that incorporates the open source software. We cannot assure you that we have not incorporated open source software in our software in a manner that is inconsistent with the terms of the applicable licenses or our current policies and procedures. If an author or other third party that distributes such open source software were to allege that we had not complied with the conditions of one or more of these licenses, we could incur significant legal expenses defending against such allegations. Litigation could be costly for us to defend, have a negative effect on our operating results and financial condition or require us to devote additional research and development resources to change our technology platform.

With respect to open source operating systems, if third parties cease continued development of such operating systems or restrict our access to such operating system, our business and financial results could be adversely impacted. We are dependent on third parties’ continued development of operating systems, software application ecosystem infrastructures, and such third parties’ approval of our implementations of their operating and system and associated applications. If such parties cease to continue development or support of such operating systems or restrict our access to such operating systems, we would be required to change our strategy for our devices. As a result, our financial results could be negatively impacted because a resulting shift away from the operating systems we currently use and the associated applications ecosystem could be costly and difficult.

Our inability to obtain and maintain any third-party license required to develop new products and product enhancements could seriously harm our business, financial condition and results of operations.

From time to time, we are required to license technology from third parties to develop new products or product enhancements. Third- party licenses may not be available to us on commercially reasonable terms, or at all. If we fail to renew any intellectual property license agreements on commercially reasonable terms, or any such license agreements otherwise expire or terminate, we may not be able to use the patents and technologies of these third parties in our products, which are critical to our success. We cannot assure you that we will be able to effectively control the level of licensing and royalty fees paid to third parties, and significant increase in such fees could have a significant and adverse impact on our future profitability. Seeking alternative patents and technologies may be difficult and time-consuming, and we may not be successful in finding alternative technologies or incorporating them into our products. Our inability to obtain any third-party license necessary to develop new products or product enhancements could require us to obtain substitute technology of lower quality or performance standards, or at greater cost, which could seriously harm our business, financial condition and results of operations.

Risks relating to our locations in Israel and Canada and our international operations

Conditions in Israel could materially and adversely affect our business.

A number of our officers and directors are residents of Israel. Accordingly, political, economic and military conditions in Israel and the surrounding region may directly affect our business and operations. Since the establishment of the State of Israel in 1948, a number of armed conflicts have taken place between Israel and its neighboring countries, as well as terrorist acts committed within Israel by hostile elements. Any hostilities involving Israel or the interruption or curtailment of trade between Israel and its trading partners could adversely affect our operations and results of operations. During the summer of 2006, Israel was engaged in an armed conflict with Hezbollah, a Lebanese Islamist Shiite militia group and political party. In December 2008 and January 2009 there was an escalation in violence among Israel, Hamas, the Palestinian Authority and other groups, as well as extensive hostilities along Israel’s border with the Gaza Strip, which resulted in missiles being fired from the Gaza Strip into Southern Israel. During November 2012 and from July through August 2014, Israel was engaged in an armed conflict with a militia group and political party who controls the Gaza Strip, which resulted in missiles being fired from the Gaza Strip into Southern Israel, as well as at areas more centrally located near Tel Aviv and at areas surrounding Jerusalem. These conflicts involved missile strikes against civilian targets in various parts of Israel, including areas in which our employees and some of our consultants are located, and negatively affected business conditions in Israel. Since February 2011, Egypt has experienced political turbulence and an increase in terrorist activity in the Sinai Peninsula. Such political turbulence and violence may damage peaceful and diplomatic relations between Israel and Egypt, and could affect the region as a whole. Similar civil unrest and political turbulence has occurred in other countries in the region, including Syria, which shares a common border with Israel, and is affecting the political stability of those countries. Since April 2011, internal conflict in Syria has escalated and chemical weapons have been used in the region. Foreign actors have intervened and may continue to intervene in Syria. This instability and any intervention may lead to deterioration of the political and economic relationships that exist between the State of Israel and some of these countries and may lead to additional conflicts in the region. In addition, Iran has threatened to attack Israel and may be developing nuclear weapons. Iran also has a strong influence among extremist groups in the region, including Hamas in Gaza, Hezbollah in Lebanon and various rebel militia groups in Syria. These situations have escalated at various points in recent years and may escalate in the future to more violent events, which may affect Israel and us. Any armed conflicts, terrorist activities or political instability in the region could adversely affect business conditions and could harm our results of operations and could make it more difficult for us to raise capital. Parties with whom we do business have sometimes declined to travel to Israel during periods of heightened unrest or tension, forcing us to make alternative arrangements when necessary in order to meet our business partners face to face. In addition, the political and security situation in Israel may result in parties with whom we have agreements involving performance in Israel claiming that they are not obligated to perform their commitments under those agreements pursuant to force majeure provisions in such agreements.

Further, in the past, the State of Israel and Israeli companies have been subjected to economic boycotts. Several countries still restrict business with the State of Israel and with Israeli companies. These restrictive laws and policies may have an adverse impact on our operating results, financial condition or the expansion of our business. A campaign of boycotts, divestment and sanctions has been undertaken against Israel, which could also adversely impact our business.

In addition, many Israeli citizens are obligated to perform several days, and in some cases more, of annual military reserve duty each year until they reach the age of 40 (or older, for reservists who are military officers or who have certain occupations) and, in the event of a military conflict, may be called to active duty. In response to increases in terrorist activity, there have been periods of significant call-ups of military reservists. It is possible that there will be military reserve duty call-ups in the future. Our operations could be disrupted by such call-ups, which may include the call-up of members of our management. Such disruption could materially adversely affect our business, prospects, financial condition and results of operations.

It may be difficult to enforce a U.S. judgment against us, our officers and directors named in this prospectus in Israel or the United States, or to assert U.S. securities laws claims in Israel or serve process on our officers and directors.

Not all of our directors or officers are residents of the United States and most of their and our assets are located outside the United States. Service of process upon us or our non-U.S. resident directors and officers may be difficult to obtain within the United States. We have been informed by our legal counsel in Israel that it may be difficult to assert claims under U.S. securities laws in original actions instituted in Israel or obtain a judgment based on the civil liability provisions of U.S. federal securities laws. Israeli courts may refuse to hear a claim based on a violation of U.S. securities laws against us or our non-U.S. officers and directors because Israel may not be the most appropriate forum to bring such a claim. In addition, even if an Israeli court agrees to hear a claim, it may determine that Israeli law and not U.S. law is applicable to the claim. If U.S. law is found to be applicable, the content of applicable U.S. law must be proved as a fact, which can be a time-consuming and costly process. Certain matters of procedure will also be governed by Israeli law. There is little binding case law in Israel addressing the matters described above. Additionally, Israeli courts might not enforce judgments obtained in the United States against us or our non-U.S. our directors and executive officers, which may make it difficult to collect on judgments rendered against us or our non-U.S. officers and directors.

Moreover, an Israeli court will not enforce a non-Israeli judgment if it was given in a state whose laws do not provide for the enforcement of judgments of Israeli courts (subject to exceptional cases), if its enforcement is likely to prejudice the sovereignty or security of the State of Israel, if it was obtained by fraud or in the absence of due process, if it is at variance with another valid judgment that was given in the same matter between the same parties, or if a suit in the same matter between the same parties was pending before a court or tribunal in Israel at the time the foreign action was brought. For more information, see “Enforceability of Civil Liabilities.”

Because we are a corporation incorporated in British Columbia and some of our directors and officers are resident in Canada, it may be difficult for investors in the United States to enforce civil liabilities against us based solely upon the federal securities laws of the United States. Similarly, it may be difficult for Canadian investors to enforce civil liabilities against our directors and officers residing outside of Canada.

We are a corporation incorporated under the laws of British Columbia with our principal place of business in Montreal, Canada. Some of our directors and officers and the auditors or other experts named herein are residents of Canada and all or a substantial portion of our assets and those of such persons are located outside the United States. Consequently, it may be difficult for U.S. investors to effect service of process within the United States upon us or our directors or officers or such auditors who are not residents of the United States, or to realize in the United States upon judgments of courts of the United States predicated upon civil liabilities under the Securities Act. Investors should not assume that Canadian courts: (1) would enforce judgments of U.S. courts obtained in actions against us or such persons predicated upon the civil liability provisions of the U.S. federal securities laws or the securities or blue sky laws of any state within the United States or (2) would enforce, in original actions, liabilities against us or such persons predicated upon the U.S. federal securities laws or any such state securities or blue sky laws.

Similarly, some of our directors and officers are residents of countries other than Canada and all or a substantial portion of the assets of such persons are located outside Canada. As a result, it may be difficult for Canadian investors to initiate a lawsuit within Canada against these non-Canadian residents. In addition, it may not be possible for Canadian investors to collect from these non-Canadian residents judgments obtained in courts in Canada predicated on the civil liability provisions of securities legislation of certain of the provinces and territories of Canada. It may also be difficult for Canadian investors to succeed in a lawsuit in the United States, based solely on violations of Canadian securities laws.

We have operations in China, which exposes us to risks inherent in doing business there.

We use multiple third-party suppliers and manufacturers based primarily in China. With the rapid development of the Chinese economy, the cost of labor has increased and may continue to increase in the future. Furthermore, pursuant to Chinese labor laws, employers in China are subject to various requirements when signing labor contracts, paying remuneration, determining the term of employees’ probation and unilaterally terminating labor contracts. Our results of operations will be materially and adversely affected if the labor costs of our third-party suppliers and manufacturers increase significantly. In addition, we and our manufacturers and suppliers may not be able to find a sufficient number of qualified workers due to the intensely competitive and fluid market for skilled labor in China.

Operating in China exposes us to political, legal and economic risks. In particular, the political, legal and economic climate in China, both nationally and regionally, is fluid and unpredictable. Our ability to operate in China may be adversely affected by changes in U.S. and Chinese laws and regulations such as those related to, among other things, taxation, import and export tariffs, environmental regulations, land use rights, intellectual property, currency controls, network security, employee benefits, hygiene supervision and other matters. In addition, we may not obtain or retain the requisite legal permits to continue to operate in China, and costs or operational limitations may be imposed in connection with obtaining and complying with such permits. In addition, Chinese trade regulations are in a state of flux, and we may become subject to other forms of taxation, tariffs and duties in China. Furthermore, the third parties we rely on in China may disclose our confidential information or intellectual property to competitors or third parties, which could result in the illegal distribution and sale of counterfeit versions of our products. If any of these events occur, our business, financial condition and results of operations could be materially and adversely affected.

The impact of potential changes in customs, tariffs, and trade policies in the United States and the potential corresponding actions by other countries, including recent trade initiatives announced by the U.S. presidential administration against China, in which we do business could adversely impact our financial performance

The U.S. government has made proposals that are intended to address trade imbalances, which include encouraging increased production in the United States. These proposals could result in increased customs duties and tariffs, and the renegotiation of some U.S. trade agreements. We import a significant percentage of our products into the United States, and an increase in customs duties and tariffs with respect to these imports could negatively impact our financial performance. If such customs duties and tariffs are implemented, it also may cause U.S. trading partners to take actions with respect to U.S. imports or U.S. investment activities in their respective countries. Any potential changes in trade policies in the United States and the potential corresponding actions by other countries in which we do business could adversely impact our financial performance. Given the level of uncertainty over which provisions will be enacted, we cannot predict with certainty the impact of the proposals.

For example, in 2018, the U.S. presidential administration and Chinese government imposed significant tariffs on exports between the two countries. This evolving policy dispute between China and the United States is likely to have significant impact on the industries in which we participate, directly and indirectly, and no assurance can be given that any individual customer or significant groups of companies or a particular industry, will not be adversely impacted by any governmental actions taken by either China or the United States. In addition, we manufacture our mobile phones at our facility in Shenzhen, China, which could result in significant additional costs to us when shipping our products to various customers in the United States. It is not possible to predict with any certainty the outcome of the trade dispute between the United States and China, and prolonged or increased tariffs on imports from China to the United States would adversely impact our business, results of operations and financial condition.

Operating outside of the United States presents specific risks to our business, and we have substantial operations outside of the United States.

Most of our employee base and operations are located outside the United States, primarily in Canada and Israel. Most of our software development, third-party contract manufacturing, and product assembly operations are conducted outside the United States.

Risks associated with operations outside the United States include:

●	effectively managing and overseeing operations that are distant and remote from corporate headquarters may be difficult and may impose increased operating costs;

●	fluctuating foreign currency rates could restrict sales, increase costs of purchasing, and impact collection of receivables outside of the United States;

●	volatility in foreign credit markets may affect the financial well-being of our customers and suppliers;

●	violations of anti-corruption laws, including the Foreign Corrupt Practices Act and the U.K. Bribery Act could result in large fines and penalties;

●	violations of privacy and data security laws could result in large fines and penalties; and

●	tax disputes with foreign taxing authorities, and any resultant taxation in foreign jurisdictions associated with operations in such jurisdictions, including with respect to transfer pricing practices associated with such operations.

Foreign currency fluctuations and local laws and practices may reduce our competitiveness and sales in foreign markets.

The relative change in currency values creates fluctuations in product pricing for international customers. These changes in foreign end-customer costs may result in lost orders and reduce the competitiveness of our products in certain foreign markets. These changes may also negatively impact the financial condition of some foreign customers and reduce or eliminate their future orders of our products. We also face adverse changes in, or uncertainty of, local business laws or practices, including the following:

●	foreign governments may impose burdensome tariffs, quotas, taxes, trade barriers, or capital flow restrictions;

●	restrictions on the export or import of technology may reduce or eliminate the ability to sell in or purchase from certain markets;

●	political and economic instability, including deterioration of political relations between the United States and other countries, may reduce demand for our solutions or put our non-U.S. assets at risk;

●	potentially limited intellectual property protection in certain countries may limit recourse against infringing on our solutions or cause us to refrain from selling in certain geographic territories;

●	staffing may be difficult along with higher turnover at international operations;

●	a government-controlled exchange rate and limitations on the convertibility of currencies, including the Chinese yuan;

●	transportation delays and customs related delays that may affect production and distribution of our products; and

●	integration and enforcement of laws vary significantly among jurisdictions and may change significantly over time.

Our failure to manage any of these risks successfully could harm our international operations and adversely impact our business, operating results and financial condition.

Risks Related to Ownership of Our Securities

We expect that our stock price will fluctuate significantly, and you may not be able to resell your shares at or above the public offering price you paid for your shares.

The trading price of our Common Shares is likely to be volatile and subject to wide price fluctuations in response to various factors, including:

●	market conditions in the broader stock market in general, or in our industry in particular;

●	actual or anticipated fluctuations in our quarterly financial and operating results;

●	introduction of new products and services by us or our competitors;

●	sales, or anticipated sales, of large blocks of our stock;

●	issuance of new or changed securities analysts’ reports or recommendations;

●	failure of industry or securities analysts to maintain coverage of our company, changes in financial estimates by any industry or securities analysts that follow our company, or our failure to meet such estimates;

●	additions or departures of key personnel;

●	regulatory or political developments;

●	changes in accounting principles or methodologies;

●	acquisitions by us or by our competitors;

●	litigation and governmental investigations; and

●	economic, political and geopolitical conditions or events.

These and other factors may cause the market price and demand for our Common Shares to fluctuate substantially, which may limit or prevent investors from readily selling their Common Shares and may otherwise negatively affect the liquidity of our Common Shares. If the market price of our Common Shares after this offering does not exceed the price you paid, you may not realize any return on your investment in us and may lose some or all of your investment. In addition, in the past, when the market price of a stock has been volatile, holders of that stock have often instituted securities class action litigation against the company that issued the stock. If any of our stockholders brought a lawsuit against us, we could incur substantial costs defending the lawsuit. Such a lawsuit could also divert the time and attention of our management from our business.

The conversion of the Lind Partner Note and the exercise of the Lind Partner Warrant or future sales of our Common Shares may further dilute the Common Shares and adversely impact the price of our Common Shares.

As of September 30, 2021, we had 4,821,191 Common Shares issued and outstanding. In addition, the up to an additional 2,862,857 Common Shares underlying the Lind Partner Note and the Lind Partner Warrant will be unrestricted and freely tradeable. If the holder of our free trading shares wanted to sell these shares, there might not be enough purchasers to maintain the market price of our Common Shares on the date of such sales. Any such sales, or the fear of such sales, could substantially decrease the market price of our Common Shares and the value of your investment.

If we are not able to comply with the applicable continued listing requirements or standards of Nasdaq, Nasdaq could delist our Common Shares

In order to maintain the listing of our Common Shares and Prior Warrants on the Nasdaq Capital Market, we must satisfy minimum financial and other continued listing requirements and standards, including those regarding director independence and independent committee requirements, minimum stockholders’ equity, minimum share price, and certain corporate governance requirements. There can be no assurances that we will be able to comply with such applicable listing standards.

Warrants are speculative in nature.

The Warrants and Pre-Funded Warrants offered in this offering do not confer any rights of Common Share ownership on their holders, such as voting rights or the right to receive dividends, but rather merely represent the right to acquire Common Shares at a fixed price for a limited period of time. Specifically, commencing on the date of issuance, holders of the Warrants may exercise their right to acquire the Common Shares and pay an exercise price of $[*] per share (with an exercise price no less than 100% of the public offering price of a Unit), prior to five years from the date of issuance, after which date any unexercised warrants will expire and have no further value. Commencing on the date of issuance, holders of the Warrants may exercise their right to acquire the Common Shares and pay an exercise price of $0.001 per share. The Pre-Funded Warrants have no expiration date.

Holders of the Warrants and the Pre-Funded Warrants will have no rights as a Common Shareholder until they acquire our Common Shares.

Until holders of the Warrants and the Pre-Funded Warrants acquire Common Shares upon exercise of those warrants, the holders will have no rights with respect to the Common Shares issuable upon exercise of those warrants. Upon exercise of those warrants, the holder will be entitled to exercise the rights of a Common Shareholder as to the security exercised only as to matters for which the record date occurs after the exercise.

There is no public market for the Warrants to purchase our Common Shares or for the Pre-Funded Warrants being offered in this offering.

There is no established public trading market for the Warrants or Pre-Funded Warrants being offered in this offering, and we do not expect a market to develop. In addition, we do not intend to apply to list the Warrants or Pre-Funded Warrants on any national securities exchange or other nationally recognized trading system, including The Nasdaq Capital Market. Without an active trading market, the liquidity of the Warrants and Pre-Funded Warrants will be limited.

We will require additional capital to fund our business and support our growth, and our inability to generate and obtain such capital on acceptable terms, or at all, could harm our business, operating results, financial condition and prospects.

We intend to continue to make substantial investments to fund our business and support our growth. In addition, we may require additional funds to respond to business challenges, including the need to develop new features or enhance our solutions, improve our operating infrastructure or acquire or develop complementary businesses and technologies. As a result, in addition to the revenues we generate from our business, we may need to engage in additional equity or debt financings to provide the funds required for these and other business endeavors. If we raise additional funds through future issuances of equity or convertible debt securities, our existing stockholders could suffer significant dilution, and any new equity securities we issue could have rights, preferences and privileges superior to those of holders of our Common Shares. Any debt financing that we may secure in the future could involve restrictive covenants relating to our capital raising activities and other financial and operational matters, which may make it more difficult for us to obtain additional capital and to pursue business opportunities, including potential acquisitions. We may not be able to obtain such additional financing on terms favorable to us, if at all. If we are unable to obtain adequate financing or financing on terms satisfactory to us when we require it, our ability to continue to support our business growth and to respond to business challenges could be significantly impaired, and our business may be adversely impacted. In addition, our inability to generate or obtain the financial resources needed may require us to delay, scale back, or eliminate some or all of our operations, which may have a significant adverse impact on our business, operating results and financial condition.

Because we are a foreign private issuer and are exempt from certain Nasdaq corporate governance standards applicable to U.S. issuers, you will have less protection than you would have if we were a domestic issuer.

Nasdaq Listing Rules require listed companies to have, among other things, a majority of its board members be independent. As a foreign private issuer, however, we are permitted to, and we may follow home country practice in lieu of the above requirements, or we may choose to comply with the above requirement within one year of listing. The corporate governance practice in our home country does not require a majority of our board to consist of independent directors. Thus, although a director must act in the best interests of the Company, it is possible that fewer board members will be exercising independent judgment and the level of board oversight on the management of our company may decrease as a result. In addition, Nasdaq Listing Rules also require foreign private issuers to have a compensation committee, a nominating/corporate governance committee composed entirely of independent directors, and an audit committee with a minimum of three members. We, as a foreign private issuer, are not subject to these requirements. Nasdaq Listing Rules may require shareholder approval for certain corporate matters, such as requiring that shareholders be given the opportunity to vote on all equity compensation plans and material revisions to those plans, certain common share issuances. We intend to comply with the requirements of Nasdaq Listing Rules in determining whether shareholder approval is required on such matters and to appoint a nominating and corporate governance committee. We may, however, consider following home country practice in lieu of the requirements under Nasdaq Listing Rules with respect to certain corporate governance standards which may afford less protection to investors.

Although as a Foreign Private Issuer we are exempt from certain corporate governance standards applicable to US issuers, if we cannot satisfy, or continue to satisfy, the listing requirements and other rules of the Nasdaq Capital Market, our securities may be delisted, which could negatively impact the price of our securities and your ability to sell them.

We cannot assure you that our securities will continue to be listed on the Nasdaq Capital Market.

In addition, in order to maintain our listing on the Nasdaq Capital Market, we are required to comply with certain rules of the Nasdaq Capital Market, including those regarding minimum shareholders’ equity, minimum share price, minimum market value of publicly held shares, and various additional requirements. Even if we initially meet the listing requirements and other applicable rules of the Nasdaq Capital Market, we may not be able to continue to satisfy these requirements and applicable rules. If we are unable to satisfy the Nasdaq Capital Market criteria for maintaining our listing, our securities could be subject to delisting.

If the Nasdaq Capital Market subsequently delists our securities from trading, we could face significant consequences, including:

●	a limited availability for market quotations for our securities;

●	reduced liquidity with respect to our securities;

●	a determination that our Common Share is a “penny stock,” which will require brokers trading in our Common Share to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our Common Share;

●	limited amount of news and analyst coverage; and

●	a decreased ability to issue additional securities or obtain additional financing in the future.

If we fail to maintain proper and effective internal controls, our ability to produce accurate financial statements on a timely basis could be impaired.

After the closing of this offering, we will be subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, the Sarbanes-Oxley Act and the rules and regulations of Nasdaq. The Sarbanes-Oxley Act requires, among other things, that we maintain effective disclosure controls and procedures and internal controls over financial reporting. Internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements in accordance with accounting principles generally accepted in the U.S. We must perform system and process evaluation and testing of our internal controls over financial reporting to allow management to report on the effectiveness of our internal controls over financial reporting in our Form 20-F filing for that year, as required by Section 404 of the Sarbanes-Oxley Act. This will require that we incur substantial additional professional fees and internal costs to expand our accounting and finance functions and that we expend significant management efforts.

During the evaluation and testing process of our internal controls, if we identify one or more material weaknesses in our internal control over financial reporting, we will be unable to assert that our internal control over financial reporting is effective. We cannot assure you that there will not be material weaknesses or significant deficiencies in our internal control over financial reporting in the future. Any failure to maintain internal control over financial reporting could severely inhibit our ability to accurately report our financial condition or results of operations. If we are unable to conclude that our internal control over financial reporting is effective, or if our independent registered public accounting firm determines we have a material weakness or significant deficiency in our internal control over financial reporting, we could lose investor confidence in the accuracy and completeness of our financial reports, the market price of our Common Shares could decline, and we could be subject to sanctions or investigations by Nasdaq, the Securities and Exchange Commission, or the SEC, or other regulatory authorities. Failure to remedy any material weakness in our internal control over financial reporting, or to implement or maintain other effective control systems required of public companies, could also restrict our future access to the capital markets.

We will continue to incur significant increased costs as a result of operating as a public company in the United States, and our management will be required to devote substantial time to new compliance initiatives.

As a public company in the United States, we incur significant legal, accounting and other expenses. We are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, which requires, among other things, that we file with the SEC annual and current reports with respect to our business and financial condition. In addition, the Sarbanes-Oxley Act, as well as rules subsequently adopted by the SEC and Nasdaq to implement provisions of the Sarbanes-Oxley Act, impose significant requirements on public companies, including requiring establishment and maintenance of effective disclosure and financial controls and changes in corporate governance practices. Further, in July 2010, the Dodd-Frank Wall Street Reform and Consumer Protection Act, or the Dodd-Frank Act, was enacted. There are significant corporate governance and executive-compensation-related provisions in the Dodd-Frank Act that require the SEC to adopt additional rules and regulations in these areas. Recent legislation permits emerging growth companies to implement many of these requirements over a longer period and up to five years from the pricing of our public offering. We intend to take advantage of this new legislation, but cannot assure you that we will not be required to implement these requirements sooner than planned and thereby incur unexpected expenses. Stockholder activism, the current political environment and the current high level of government intervention and regulatory reform may lead to substantial new regulations and disclosure obligations, which may lead to additional compliance costs and impact the manner in which we operate our business in ways we cannot currently anticipate.

The rules and regulations applicable to public companies substantially increase our legal and financial compliance costs and make some activities more time-consuming and costly. If these requirements divert the attention of our management and personnel from other business concerns, they could have a material adverse effect on our business, financial condition and results of operations. The increased costs will decrease our net income or increase our consolidated net loss, and may require us to reduce costs in other areas of our business or increase the prices of our products or services. For example, we expect these rules and regulations to make it more difficult and more expensive for us to obtain director and officer liability insurance and we may be required to incur substantial costs to maintain the same or similar coverage. We cannot predict or estimate the amount or timing of additional costs we may incur to respond to these requirements. The impact of these requirements could also make it more difficult for us to attract and retain qualified persons to serve on our board of directors, our board committees or as executive officers.

Our executive officers and directors, and their affiliated entities, along with our two other largest stockholders, own a significant percentage of our stock and will be able to exert significant control over matters subject to stockholder approval

As of the date of this registration statement, our executive officers and directors, together with entities affiliated with such individuals, along with our two other largest stockholders, beneficially own approximately 31.6% of our Common Shares. Accordingly, these stockholders may, as a practical matter, continue to be able to control the election of a majority of our directors and the determination of all corporate actions. This concentration of ownership could delay or prevent a change in control of the Company.

New investors in our securities will experience immediate and substantial dilution after this offering.

The public offering price of our Units will be substantially higher than the pro forma net tangible book value per share of the outstanding Common Shares immediately after this offering. Based on an assumed public offering price of $ per Unit and our net tangible book value as of December 31, 2020, if you purchase our Common Shares in this offering you will pay more for your shares than the amounts paid by our existing stockholders for their shares and you will suffer immediate dilution of approximately $[*] per share in pro forma net tangible book value. As a result of this dilution, investors purchasing Common Shares in this offering may receive significantly less than the full purchase price that they paid for the shares purchased in this offering in the event of a liquidation.

Immediately prior to the consummation of this offering, we have approximately [*] outstanding stock options to purchase our [*] of our Common Shares with exercise prices that are below the assumed public offering price of our Units offered hereby. To the extent that these options are exercised, there will be further dilution to the purchasers of our Units.

If a substantial number of shares become available for sale and are sold in a short period of time, the market price of our Common Shares could decline.

If our existing stockholders sell substantial amounts of our Common Shares in the public market following this offering and the expiration of the lock-up agreements, the market price of our Common Shares could decrease significantly. The perception in the public market that our existing stockholders might sell Common Shares could also depress our market price. Upon whole or part exercise of the warrants or Prior Warrants, respectively, we could significantly increase our outstanding Common Shares.

In addition, the holders of Common Shares will have the right, subject to certain exceptions and conditions, to require us to register their Common Shares under the Securities Act, and they will have the right to participate in future registrations of securities by us. Registration of any of these outstanding Common Shares would result in such shares becoming freely tradable without compliance with Rule 144 upon effectiveness of the registration statement. A decline in the price of shares of our Common Shares might impede our ability to raise capital through the issuance of additional shares of our Common Shares or other equity securities.

Since we do not expect to pay any cash dividends for the foreseeable future, investors in this offering may be forced to sell their stock in order to obtain a return on their investment

We do not anticipate declaring or paying in the foreseeable future any cash dividends on our capital stock. Instead, we plan to retain any earnings to finance our operations and growth plans discussed elsewhere or incorporated by reference in this prospectus. Accordingly, investors must rely on sales of their Common Shares after price appreciation, which may never occur, as the only way to realize any return on their investment. As a result, investors seeking cash dividends should not purchase our Common Shares.

We may lose our foreign private issuer status in the future, which could result in significant additional costs and expenses.

As discussed above, we are a foreign private issuer, and therefore, we are not required to comply with all of the periodic disclosure and current reporting requirements of the Exchange Act. In the future, we would lose our foreign private issuer status if (1) more than 50% of our outstanding voting securities are owned by U.S. residents and (2) a majority of our directors or executive officers are U.S. citizens or residents, or we fail to meet additional requirements necessary to avoid loss of foreign private issuer status. If we lose our foreign private issuer status, we will be required to file with the SEC periodic reports and registration statements on U.S. domestic issuer forms, which are more detailed and extensive than the forms available to a foreign private issuer. We will also have to mandatorily comply with U.S. federal proxy requirements, and our officers, directors and principal shareholders will become subject to the short-swing profit disclosure and recovery provisions of Section 16 of the Exchange Act. In addition, we will lose our ability to rely upon exemptions from certain corporate governance requirements under the listing rules of the Nasdaq. As a U.S. listed public company that is not a foreign private issuer, we will incur significant additional legal, accounting and other expenses that we will not incur as a foreign private issuer.

We have broad discretion in the use of the net proceeds from this offering and may not use them effectively.

Our management will have broad discretion in the application of the net proceeds from this offering, including for any of the purposes described in the section entitled “Use of Proceeds,” and you will not have the opportunity as part of your investment decision to assess whether the net proceeds will be used appropriately. Because of the number and variability of factors that will determine our use of the net proceeds from this offering, their ultimate use may vary substantially from their currently intended use. Our management might not apply our net proceeds in ways that ultimately increase the value of your investment. We currently intend to use the net proceeds from this offering to expand marketing and brand enhancement related to our products, to fund our ongoing research and development activities, for personnel development and training and for resource management software development.

Our expected use of net proceeds from this offering represents our current intentions based upon our present plans and business condition. As of the date of this prospectus, we cannot predict with certainty all of the particular uses for the net proceeds to be received upon the completion of this offering, or the amounts that we will actually spend on the uses set forth above. The amounts and timing of our actual use of the net proceeds will vary depending on numerous factors, including the commercial success of our systems and the costs of our research and development activities, as well as the amount of cash used in our operations. As a result, our management will have broad discretion in the application of the net proceeds, and investors will be relying on our judgment regarding the application of the net proceeds of this offering.

The failure by our management to apply these funds effectively could harm our business. Pending their use, we may invest the net proceeds from this offering in short-term, investment-grade, interest-bearing securities. These investments may not yield a favorable return to our stockholders. If we do not invest or apply the net proceeds from this offering in ways that enhance stockholder value, we may fail to achieve expected financial results, which could cause our stock price to decline.

If securities or industry analysts do not publish research or publish inaccurate or unfavorable research about our business, our stock price and trading volume could decline.

The trading market for our securities will depend in part on the research and reports that securities or industry analysts publish about us or our business. Securities and industry analysts do not currently, and may never, publish research on our company. If no securities or industry analysts commence coverage of our company, the trading price for our securities would likely be negatively impacted. In the event securities or industry analysts initiate coverage, if one or more of the analysts who covers us downgrades our stock or publishes inaccurate or unfavorable research about our business, our stock price may decline. If one or more of these analysts ceases coverage of our company or fails to publish reports on us regularly, demand for our securities could decrease, which might cause our stock price and trading volume to decline.

A possible “short squeeze” due to a sudden increase in demand of our Common Shares that largely exceeds supply may lead to price volatility in our Common Shares.

Investors may purchase our Common Shares to hedge existing exposure in our Common Shares or to speculate on the price of our Common Shares. Speculation on the price of our Common Shares may involve long and short exposures. To the extent aggregate short exposure exceeds the number of our Common Shares available for purchase in the open market, investors with short exposure may have to pay a premium to repurchase our Common Shares for delivery to lenders of our Common Shares. Those repurchases may in turn, dramatically increase the price of our Common Shares until investors with short exposure are able to purchase additional Common Shares to cover their short position. This is often referred to as a “short squeeze.” A short squeeze could lead to volatile price movements in our Common Shares that are not directly correlated to the performance or prospects of our Common Shares and once investors purchase the shares of Common Shares necessary to cover their short position the price of our Common Shares may decline.

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that reflect our current expectations and views of future events, all of which are subject to risks and uncertainties. Forward-looking statements give our current expectations or forecasts of future events. You can identify these statements by the fact that they do not relate strictly to historical or current facts. You can find many (but not all) of these statements by the use of words such as “approximates,” “believes,” “hopes,” “expects,” “anticipates,” “estimates,” “projects,” “intends,” “plans,” “will,” “would,” “should,” “could,” “may” or other similar expressions in this prospectus. These statements are likely to address our growth strategy, financial results and product and development programs. You must carefully consider any such statements and should understand that many factors could cause actual results to differ from our forward-looking statements. These factors may include inaccurate assumptions and a broad variety of other risks and uncertainties, including some that are known and some that are not. No forward-looking statement can be guaranteed and actual future results may vary materially. Factors that could cause actual results to differ from those discussed in the forward-looking statements include, but are not limited to:

●	the size and growth potential of the markets for our products, and our ability to serve those markets;

●	the rate and degree of market acceptance of our products;

●	our ability to expand our sales organization to address effectively existing and new markets that we intend to target;

●	impact from future regulatory, judicial, and legislative changes or developments in the U.S. and foreign countries;

●	our ability to compete effectively in a competitive industry;

●	our ability to obtain funding for our operations;

●	our ability to attract collaborators and strategic partnerships;

●	our ability to continue to meet the NASDAQ requirements;

●	our ability to meet our other financial operating objectives;

●	the availability of qualified employees for our business operations;

●	general business and economic conditions;

●	our ability to meet our financial obligations as they become due;

●	positive cash flows and financial viability of our operations and new business opportunities;

●	ability to secure intellectual property rights over our proprietary products or enter into license agreements to secure the legal use of certain patents an intellectual property;

●	our ability to be successful in new markets;

●	our ability to avoid infringement of intellectual property rights; and

●	the positive cash flows and financial viability of our operations and new business opportunities

We describe certain material risks, uncertainties, and assumptions that could affect our business, including our financial condition and results of operations, under “Risk Factors.” We base our forward-looking statements on our management’s beliefs and assumptions based on information available to our management at the time the statements are made. We caution you that actual outcomes and results may, and are likely to, differ materially from what is expressed, implied or forecast by our forward-looking statements. Accordingly, you should be careful about relying on any forward-looking statements. Except as required under the federal securities laws, we do not have any intention or obligation to update publicly any forward-looking statements after the distribution of this prospectus, whether as a result of new information, future events, changes in assumptions, or otherwise.

Industry Data and Forecasts

This prospectus contains data related to the vehicle communications industry in the United States. These industry data include projections that are based on a number of assumptions which have been derived from industry and government sources which we believe to be reasonable. The vehicle communications industry may not grow at the rate projected by industry data, or at all. The failure of the industry to grow as anticipated is likely to have a material adverse effect on our business and the market price of our Common Shares. In addition, the rapidly changing nature of the vehicle communications industry subjects any projections or estimates relating to the growth prospects or future condition of our industries to significant uncertainties. Furthermore, if any one or more of the assumptions underlying the industry data turns out to be incorrect, actual results may, and are likely to, differ from the projections based on these assumptions.

ENFORCEABILITY OF CIVIL LIABILITIES

 We are incorporated under the laws of British Columbia. Some of our directors and officers, and some of the experts named in this prospectus, are residents of Canada, Israel or otherwise reside outside of the United States, and all or a substantial portion of their assets, and all or a substantial portion of our assets, are located outside of the United States. We have appointed an agent for service of process in the United States, but it may be difficult for shareholders who reside in the United States to effect service within the United States upon those directors, officers and experts who are not residents of the United States. It may also be difficult for shareholders who reside in the United States to realize in the United States upon judgments of courts of the United States predicated upon our civil liability and the civil liability of our directors, officers and experts under the United States federal securities laws. Furthermore, because substantially all of our assets and substantially all of our directors and officers are located outside the United States, any judgment obtained in the United States against us or any of our directors and officers may not be collectible within the United States. There can be no assurance that U.S. investors will be able to enforce against us, members of our board of directors, officers or certain experts named herein who are residents of Canada, Israel or other countries outside the United States, any judgments in civil and commercial matters, including judgments under the federal securities laws.

Service of process upon directors and officers which reside in Israel may be difficult to obtain within the United States. Furthermore, because substantially all of our assets and substantially all of our Israeli directors and officers are located outside the United States, any judgment obtained in the United States against us or any of our Israeli directors and officers may not be collectible within the United States.

We have been informed by our legal counsel in Israel, Naschitz, Brandes, Amir & Co., Advocates, our legal counsel in Israel that it may be difficult to assert U.S. securities laws claims in original actions instituted in Israel. Israeli courts may refuse to hear a claim based on a violation of U.S. securities laws because Israel is not the most appropriate forum in which to bring such a claim. In addition, even if an Israeli court agrees to hear a claim, it may determine that Israeli law and not U.S. law is applicable to the claim. If U.S. law is found to be applicable, the content of applicable U.S. law must be proven as a fact which can be a time-consuming and costly process. Matters of procedure will also be governed by Israeli law.

Subject to specified time limitations and legal procedures, Israeli courts may enforce a U.S. judgment in a civil matter which is non- appealable, provided that, among other things:

●	the judgment was rendered by a court of competent jurisdiction, according to the laws of the state in which the judgment is given;

●	the judgment is enforceable according to the laws of Israel and according to the law of the foreign state in which the relief was granted; and

●	the judgment is not contrary to public policy of Israel.

Even if such conditions are met, an Israeli court may not declare a foreign civil judgment enforceable if:

●	the prevailing law of the foreign state in which the judgment is rendered does not allow for the enforcement of judgments of Israeli courts (subject to exceptional cases);

●	the defendant did not have a reasonable opportunity to be heard and to present his or her evidence, in the opinion of the Israeli court;

●	the enforcement of the civil liabilities set forth in the judgment is likely to impair the security or sovereignty of Israel;

●	the judgment was obtained by fraud;

●	the judgment was rendered by a court not competent to render it according to the rules of private international law prevailing in Israel;

●	the judgment conflicts with any other valid judgment in the same matter between the same parties; or

●	an action between the same parties in the same matter was pending in any Israeli court or tribunal at the time at which the lawsuit was instituted in the foreign court.

If a foreign judgment is enforced by an Israeli court, it generally will be payable in Israeli currency, which can then be converted into non-Israeli currency and transferred out of Israel. The usual practice in an action before an Israeli court to recover an amount in a non-Israeli currency is for the Israeli court to issue a judgment for the equivalent amount in Israeli currency at the rate of exchange in force on the date of the judgment, but the judgment debtor may make payment in foreign currency. Pending collection, the amount of the judgment of an Israeli court stated in Israeli currency ordinarily will be linked to the Israeli consumer price index plus interest at the annual statutory rate set by Israeli regulations prevailing at the time. Judgment creditors must bear the risk of unfavorable exchange rates.

USE OF PROCEEDS

Based upon an assumed offering price of $[ * ] USD per Unit (and assuming the sale of no Pre-Funded Units), we estimate that we will receive net proceeds from this offering, after deducting the underwriting discounts, non-accountable expense allowance and the estimated offering expenses payable by us, of approximately $[ * ] assuming the Underwriter does not exercise its over-allotment option.

We plan to use the net proceeds we receive from this offering and any proceeds from the exercise of warrants to repay 20% of the Lind Partners Note (10%), for general corporate purposes including: working capital (40%), growth strategies (10%), research and development (20%) and sales and marketing (20%).

Use of Net Proceeds Approximately in US$ 1,000
Repayment of Senior Secured Convertible Promissory Note		$1,440,000
Working Capital
Growth Strategies	$	[ * ]
Research and Development	$	[ * ]
Sales and Marketing	$	[ * ]

The foregoing represents our current intentions based upon our present plans and business conditions to use and allocate the net proceeds of this offering. Our management, however, will have some flexibility and discretion to apply the net proceeds of this offering. If an unforeseen event occurs or business conditions change, we may use the proceeds of this offering differently than as described in this prospectus. To the extent that the net proceeds we receive from this offering are not immediately used for the above purposes, we intend to invest our net proceeds in short-term, interest-bearing bank deposits or debt instruments.

DIVIDEND POLICY

We have never declared or paid any dividends on our Common Shares. We do not anticipate paying any dividends in the foreseeable future. We currently intend to retain any future earnings to fund business development and growth, and we do not expect to pay any dividends in the foreseeable future. Any future determination to declare cash dividends will be made at the discretion of our board of directors, subject to applicable laws, and will depend on a number of factors, including our financial condition, results of operations, capital requirements, contractual restrictions, general business conditions and other factors that our board of directors may deem relevant.

CAPITALIZATION

The following table sets forth our capitalization as of September 30, 2021:

●	on an actual as-reported basis;

●	on a pro forma basis to reflect, subsequent to September 30, 2021: (i) the exercise of 205,504 Prior Warrants at $6.85 per Common Share; (ii) 75,000 Common Shares issued to consultants; (iii) the issuance of the Lind Partners Note and Lind Partners Warrant; (iv) the exercise of 250,000 Lind Partners Warrants at $4.00 per Common Share; and (v) the broker commission for the recent registration of the Common Shares underlying the Lind Partners Warrants; and

●	on a pro forma as adjusted basis to reflect the issuance and sale of [*] Units by us in this offering at the assumed offering price of $[*] per Unit (assuming no sale of any Pre-Funded Units in this offering) after deducting the estimated discounts, non-accountable expense allowance and the estimated offering expenses payable by us and excluding the proceeds, if any, from the exercise of the Warrants or Pre-Funded Warrants issued pursuant to this offering.

You should read this capitalization table in conjunction with “Use of Proceeds,” “Selected Consolidated Financial and Operating Data,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the consolidated financial statements and the related notes appearing elsewhere in this prospectus.

	Actual As of September 30, 2021	Pro Forma	Pro Forma as Adjusted for Offering

Cash and cash equivalents	$3,425	$11,232
Total Outstanding Long-Term Debt	3,203	3,203
Stockholders’ Equity	4,666	4,766
Common shares, no par value: unlimited shares authorized; 4,821,191 shares, actual; 5,351,695 shares pro forma, [*] shares pro forma as adjusted	51,601	54,233
Preferred shares, no par value, unlimited shares authorized, 0 shares actual 0 shares, as adjusted	0	0
Additional paid-in-capital	0	0	$
Reserves(2)	10,498	9,091	$
Accumulated Other Comprehensive Income (loss)	107	107
Shareholders’ Deficit	(57,540)	(58,665)	$
Total Shareholders’ Equity	$4,666	4,766	$
Total Capitalization	$13,651	19,751	$

The number of shares of our Common Shares to be outstanding after this offering is based on 4,821,191 Common Shares outstanding as of September 30, 2021 and excludes:

●	438,568 Common Shares issuable upon the exercise of stock options outstanding under our 2016 Stock Option Plan, with a weighted-average exercise price of $13.96 per share;

●	43,551 Common Shares reserved for future issuance under our 2016 Stock Option Plan;

●	5,403,215 Common Shares issuable upon the exercise of outstanding warrants with a weighted average exercise price of $8.62 per share (exclusive of the Lind Partners Warrant);

●	720,000 Common Shares issuable upon the conversion of the Lind Partners Note;

●	647,666 Common Shares issuable upon the exercise of outstanding agent’s warrants with a weighted average exercise price of $7.25USD per share;

●	2,142,857 Common Shares issuable upon the exercise of the Lind Partners Warrant;

●	up to [*] Common Shares issuable upon the exercise of the warrants included in the Units offered hereby; and

●	up to [*] Common Shares issuable upon exercise of warrants to be issued to the underwriter in connection with this offering, which have an exercise price of $[*] per share.

DILUTION

If you invest in our Units or Pre-Funded Units in this offering, your interest will be diluted to the extent of the difference between the public offering price per share of Common Shares that is part of the Unit and the pro-forma as adjusted net tangible book value per share of common share immediately after this offering.

Our historical net tangible book value as of September 30, 2021 was $147,650 , or $0.03 per Common Share. Our historical net tangible book value is the amount of our total tangible assets (Total assets less Intangible Assets and Goodwill) less our liabilities. Historical net tangible book value per Common Share is our historical net tangible book value divided by the number of outstanding Common Shares as of September 30, 2021.

The pro forma net tangible book value of our Common Shares as of September 30, 2021 was $248,000, or $0.05 per Common Share. Pro forma net tangible book value per Common Share represents our total tangible assets less our total liabilities, divided by the number of outstanding Common Shares, after giving effect to the pro forma adjustments referenced under “Capitalization.”

After giving effect to the sale of the Units that we are offering (assuming the issuance of no Pre-Funded Units) at an assumed offering price of $ [*]per Unit, after deducting underwriting discounts and commissions and estimated offering expenses payable by us, our net tangible book value on a pro forma as adjusted basis as of September 30, 2021 would have been $[*] per Common Share. This amount represents an immediate increase in net tangible book value of $[ ] per Common Share to our existing shareholders and an immediate dilution of $[*] per Common Share to new investors purchasing Common Shares in this offering. We determine dilution by subtracting the pro forma as adjusted net tangible book value per share after this offering from the amount of cash that a new investor paid for a Common Share.

The following table illustrates this dilution:

Assumed public offering price per Unit	$	[*]
Pro-forma net tangible book value per Common Share as of September 30, 2021(1)		$0.05
Increase per share attributable to this offering(2)	$	[*]
Pro-Forma as adjusted net tangible book value per Common Share after this offering(2)	$	[*]
Dilution per share to new investors in this offering(3)	$	[*]

(1)	Pro-form as adjusted net tangible book value is calculated from the following items on the September 30, 2021 (unaudited) financial statements:

Pro-forma Shareholders’ Equity (in thousands)		$4,766
Less: Intangible Assets(in thousands)		$(4,518)
Pro-forma net tangible book value at September 30, 2021 (in thousands)		248
Pro-forma net tangible book value per Common Share at September 30, 2021		$0.05
Pro-forma as adjusted net tangible book value at September 30, 2021	$	[*]
Number of Common Shares outstanding at September 30, 2021		4,821,191
Total pro-forma Common Shares outstanding at September 30, 2021		5,351,695
Total pro-forma as adjusted Common Shares at September 30, 2021		[*]
Pro-forma as adjusted net tangible book value per Common Share at September 30, 2021	$

(2)	Increase per share attributable to this offering at September 30, 2021 is as follows

Number of Common Shares to be issued in the offering		[*]
Total pro-forma Common Shares outstanding at September 30, 2021		5,351,695
Total pro-forma as adjusted Common Shares outstanding at September 30, 2021		[*]
Pro-forma net tangible book value per Common Share at September 30, 2021		$0.05
Pro-forma as adjusted net tangible book value per Common Share at September 30, 2021 per (1) above	$	[*]
Increase per Common Share attributable to this offering	$	[*]

(3)	Dilution per share to new investors

Offering Price per Common Share	$	[*]
Pro-forma as adjusted net tangible book value per Common Share at September 30, 2021	$	[*]
Dilution per Common Share to new investors in this offering	$	[*]

A $1.00 increase (decrease) in the assumed offering price of $ [*] per Unit, would increase the pro-forma as adjusted net tangible book value per share by $[*], and decrease dilution to new investors by $[*] per share, in each case assuming that the number of shares offered by us, as set forth on the cover page of this prospectus, remains the same and after deducting underwriting discounts and commissions and estimated offering expenses payable by us.

The foregoing discussion and table do not take into account further dilution to new investors that could occur upon the exercise of all currently outstanding warrants having a per share exercise or conversion price less than the per share offering price to the public in this offering.

If the underwriters exercise in full their option to purchase additional Common Shares in this offering, the pro-forma as adjusted net tangible book value after the offering would be $[*] per share, the increase in net tangible book value to existing shareholders would be $[*] per share, and the dilution to new investors would be $[*] per share, in each case assuming an offering price of $[*] per share.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following Management Discussion and Analysis (“MD&A”) reports on the operating results, financial condition and business risks of Siyata Mobile Inc. (formerly Teslin River Resources Corp.) (“Siyata” or the “Company,#” “we” or “us”) and is designed to help the reader understand the results of operations and financial condition of the Company for the three and nine months ended September 30, 2021. The management of the Company is responsible for the preparation of the unaudited consolidated interim financial statements contained elsewhere in this prospectus. The unaudited consolidated interim financial statements contained elsewhere in this prospectus have been prepared using accounting policies in compliance with International Financial Reporting Standards (“IFRS”) for the preparation of consolidated interim financial statements and are in accordance with IAS 34 – Interim Financial Reporting.

The Company’s auditor has not performed a review of these consolidated interim financial statements in accordance with the standards established by the Chartered Professional Accountants of Canada for a review of interim financial statements by an entity’s auditor.

Accordingly, this MD&A should be read in conjunction with the Company’s audited consolidated financial statements for the years ended December 31, 2020 and 2019 and the notes thereto (collectively the “Financial Statements”) which were prepared in accordance with I IFRS as issued by the International Accounting Standard Board (“IASB”). Other information contained in these documents has also been prepared by management and is consistent with the data contained in the Financial Statements. All dollar amounts referred to in this MD&A are expressed in US dollars except where indicated otherwise.

The Company’s certifying officers, based on their knowledge, having exercised reasonable diligence, are also responsible to ensure that these filings do not contain any untrue statement of a material fact or omit to state a material fact required to be stated or that is necessary to make a statement not misleading in light of the circumstances under which it was made, with respect to the period covered by these filings. These Financial Statements together with the other financial information included in these filings fairly present in all material respects the financial condition, results of operations and cash flows of the Company, as of the date of and for the years presented in this filing. The Board of Directors approves the Financial Statements and MD&A and ensures that management has discharged its financial responsibilities. The Board’s review is accomplished principally through the Audit Committee, which meets periodically to review all financial reports, prior to filing.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING INFORMATION

This MD&A includes “forward-looking statements,” within the meaning of applicable securities legislation, which are based on the opinions and estimates of management and are subject to a variety of risks and uncertainties and other factors that could cause actual events or results to differ materially from those projected in the forward-looking statements. While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding the direction of our business, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions, or other future performance suggested herein. Forward-looking statements are often, but not always, identified by the use of words such as “seek”, “anticipate,” “budget,” “plan,” “continue,” “estimate,” “expect,” “forecast,” “may,” “will”, “project,” “predict,” “potential,” “targeting,” “intend,” “could,” “might,” “should,” “believe” and similar words suggesting future outcomes or statements regarding an outlook. These statements involve known and unknown risks, uncertainties and other factors that may cause actual results or events to differ materially from those anticipated in such forward-looking statements. These forward looking statements include but are not limited to statements concerning:

●	The Company’s strategies and objectives;

●	The Company’s other financial operating objectives;

●	The availability of qualified employees for business operations;

●	General business and economic conditions;

●	The Company’s ability to meet its financial obligations as they become due;

●	The positive cash flows and financial viability of its operations and new business opportunities;

●	The Company’s ability to manage growth with respect to its operations and new business opportunities; and

●	The Company’s tax position, anticipated tax refunds and the tax rates applicable to the Company.

Readers are cautioned that the preceding list of risks, uncertainties, assumptions and other factors are not exhaustive. Events or circumstances could cause actual results to differ materially from those estimated or projected and expressed in, or implied by, these forward-looking statements. The forward-looking statements contained in this document are made as of the date of this MD&A.

Corporate Overview

Siyata Mobile Inc. is a leading global developer of innovative cellular based communications solutions over advanced 4G/LTE mobile networks under the Uniden® Cellular and Siyata brands to global first responders and enterprise customers. Siyata’s three complementary product categories include in-vehicle communications solutions for commercial fleet vehicles, rugged handheld mobile devices for industrial workers, and cellular amplifiers to boost the cellular signal inside homes, buildings and vehicles.

On September 25, 2020 the Company listed on the Nasdaq Capital Markets (“NASDAQ”) under the symbol SYTA for its Common Shares and the Company’s Prior Warrants issued on September 29, 2020 at $6.85 are traded under the symbol SYTAW, and expire in 5 years from the date of issue.

The registered and records office is located at 2200 – 885 West Georgia Street, Vancouver, British Columbia V6C 3E8, Canada.

Products

Siyata’s flagship device, the Uniden® UV350 4G/LTE is a purpose built in-Vehicle communication device designed specifically for professional vehicles such as trucks, vans, buses, emergency service vehicles and other enterprise vehicles. The Company’s innovative platform is designed to facilitate replacement of the current in-vehicle, multi-device status quo with a single device that incorporates voice, Push-to-Talk over Cellular (“PoC”), data, fleet management solutions and other Android based professional applications. The UV350 also supports Band 14 for FirstNet compatibility which is the U.S. First Responders 4G/LTE network with PoC capabilities that aims to replace aging two-way radio systems currently in use. Siyata develops and sells multiple key accessories for the UV350 making it a robust solution for commercial vehicles.

In addition to its connected vehicle product portfolio, the Company develops, manufactures, markets, and sells 4G/LTE rugged handheld Push to Talk smartphone devices. These rugged B2B environments are focused toward similar enterprise customers that Siyata sells its connected vehicle devices and include enterprise customers, first responders, construction workers, security guards, government agencies and mobile workers in multiple industries.

In Q3 2021, Siyata unveiled its next generation rugged device, the SD7. The SD7 is Siyata’s first mission critical push-to-talk device (MCPTT) and is also the first rugged handset that Siyata will offer in North America, expected in the fourth quarter of 2021, then in Europe in 2022. With this device, Siyata expects to increase its MCPTT market share not only in the first responder market, but also in the utilities, transportation and waste management markets.

Siyata manufactures, markets, and sells Uniden® cellular signal boosters and accessories for homes, buildings, manufacturing facilities and vehicles with poor cell coverage across Canada and the United States. The vehicle vertical in this portfolio complements Siyata’s in-vehicle and rugged handheld smartphones as these sales can be bundled through the Company’s existing sales channels.

 Customers and Channels

Siyata launched its flagship 4G/LTE UV350 commercial vehicle smartphone device at Bell Mobility in late Q4 2018, at AT&T as well as at its first responder cellular network First Responder Network Authority (FirstNet) in late Q2 2019 and with Rogers Wireless and Verizon Wireless in Q4 2019. These are major milestones for the Company following Siyata’s seven years of experience perfecting in-vehicle cellular based technology, vehicle installations, software integration with various Push-to-Talk (PTT) solutions and intensive carrier certifications.

Siyata’s customer base includes cellular network operators and their dealers, as well as commercial vehicle technology distributors for fleets of all sizes in the U.S., Canada, Europe, Australia, the Middle East and other international markets.

The North American Tier 1 cellular carriers that Siyata is working with have large scale distribution and sales channels. With an estimated 25 million commercial vehicles including 7.0 million first responder vehicles. The Company sees the North American market as its largest opportunity with a total addressable market over $19 billion USD. These Tier 1 cellular carriers have a keen interest in launching the UV350 as it allows for new SIM card activations in commercial vehicles and increased ARPU from existing customers with corporate and first responder fleets while targeting new customers with a unique, dedicated, multi-purpose in-vehicle IoT smartphone.

In addition, our rugged handsets will ultimately be targeted to approximately 47 million enterprise task and public sector workers across North America including construction, transport & logistics, manufacturing, energy & utility, public safety and federal government. The Company expects to launch its first rugged handset the SD7, in North America in Q4 2021.

The SD7 offers the benefits of Push-To-Talk over Cellular without any of the difficulties managing the current generation of rugged smart/feature phones and is ideally suited as a perfect upgrade from Land Mobile Radios (LMR). Used for generations, LMR has a significant number of limitations, including network incompatibility, limited coverage areas, and restricted functionality that leave a huge need for a unified network and platform. Siyata’s innovative product line, including the SD7, is helping to service the generational shift from LMR to PoC. According to VDC Research, the LMR market is growing at 5.9% compound annual growth rate, while the PoC market is growing at 13.6% CAGR and annual PoC shipments are expected to grow 40% from 1.9 million in 2018 to 2.7 million in 2023.

Source: VDC Research; American Security Council Foundation; Statistics Canada; Bureau of Transportation Statistics; Industry Research.

Cellular boosters are our third product category with approximately 30 million of these devices sold globally every year. Siyata manufactures and sells cellular boosters for enterprise, first responder and consumer customers with a focus on the North America markets. Cellular communication provides a robust, secure environment not just for remote workers, in-home and in-vehicles; but also for restaurant patrons who wish to download menus; for patients at pharmacies who need to verify identity and download scripts; for remote workers who require strong clear cellular signals; and for first responders where connectivity literally means the difference between life and death – just to name a few examples.

SIGNIFICANT HIGHLIGHTS

The following highlights and developments for the three month and nine-month period ended September 30, 2021 and to the date of this MD&A:

On August 5, 2021, Siyata unveiled its new MCPTT (Mission Critical Push-To-Talk) device, the SD7, at APCO (Association of Public Safety Communications Officials). The SD7 is an easy-to-use, PTT (Push-To-Talk)-only, ruggedized device that is LTE, Wi-Fi, and Bluetooth-enabled and uses the Android operating system. Its IP67 rating, resistance to water and dust, drop protection, and robust battery makes it well suited for use in harsh environments. Using the SD7, primary first responders (police, fire, ambulance) – which number over two million in the U.S. alone, as well as secondary support personnel – can quickly connect and coordinate on unified public cellular networks in North America and other international markets.

On August 24, 2021, Siyata received a $530,000 USD purchase order for a multinational defense contractor to supply its mobile Push-To-Talk (PTT) rugged handsets as well as its Uniden® UV350 commercial vehicle devices.

On August 26, 2021, Siyata announced it signed a reseller agreement with Silk Worldwide Inc. (“Silk”), parent company to SignalBoosters.com, to distribute its line of Uniden® cellular signal boosters. Silk, a leading online distributor and turn-key integrator of cellular boosters in North America, will resell the Company’s booster products on its SignalBoosters.com site and on the Amazon and Walmart marketplaces.

On September 8, 2021, Siyata announced it received a $400,000 USD purchase order from a large-scale distributor in the Middle East. The purchase order is for the Company’s UR7 rugged smartphone and CP250 all-in-one tablet-style fleet communications devices. These devices are targeted mainly at taxis and delivery companies looking to replace their traditional land mobile radios with Push-to-Talk over Cellular solutions.

On September 21, 2021, Siyata announced a new partnership with Esper, the leader in DevOps (“Development Operations”) for devices, that combines Siyata’s rugged Mission Critical Push-to-Talk (MCPTT) SD7 handsets with Esper’s full-stack solution of Android Enterprise Mobility Management (EMM) software. Siyata will embed Esper’s software into SD7 handsets running a custom version of the Android operating system. The combined offering unlocks new functionality that was not previously possible, including streamlined device onboarding and provisioning, as well as device customization while in the field.

OUTLOOK

Siyata has laid the foundation for greater distribution with expanded partnerships, key new sale hires and expanded product offerings into North America. The pandemic caused by COVID-19 slowed the company’s growth plans for 2021, however business has resumed in all three product categories. Management is hopeful that this momentum will continue, in particular, as it leverages its key sales channels, and with its expanded and refreshed product offerings.

Uniden® UV350 | Many large-scale programs were delayed due to the pandemic, therefore creating pent up demand for this disruptive solution. Active engagements including many customer trials have resumed in 2021 which should translate into robust growth in this product line.

Rugged Handsets | Siyata’s rugged handsets are targeted to the approximately 47 million enterprise task and public sector workers across North America including construction, transport & logistics, manufacturing, energy & utility, public safety and federal government. To date, Siyata has sold its rugged handsets only in international markets. Siyata will expand its footprint in this product category with the launch of the SD7 device, expected to launch in Q4 2021 in North America and in 2022 in Europe. The SD7 is a next generation device and Siyata’s first mission-critical push-to-talk (MCPTT) handset.

Cellular Boosters | The pandemic has helped fuel strong demand for Siyata’s boosters in 2020 and the first half of 2021. We believe this momentum will accelerate in 2021 with programs with existing customers and expanding opportunities in new verticals. For the first nine months of 2021, booster sales increased 152% in North America, specifically in the industrial marketplace, versus the same period in the prior year.

SUBSEQUENT EVENTS

On October 13, 2021, Siyata announced it received approval from Telstra, Australia’s leading cellular carrier, for the Company’s flagship Uniden®UV350 device. The UV350 is the world’s first 4G/LTE, all-in-one vehicle fleet communication device that delivers cellular voice calls, Push-to-Talk over Cellular (PoC), and data applications and was designed to optimize mobile communications while driving.

On October 27, 2021, we entered into a securities purchase agreement relating to the purchase and sale of a senior secured convertible note (the “Lind Partners Note”) for gross proceeds of USD$6,000,000 (the “Purchase Agreement”) with Lind Global Partners II, LP, an investment fund managed by The Lind Partners, a New York based institutional fund manager. Proceeds were used to repay and terminate existing convertible notes, as well as to pay certain fees and costs associated with the transaction. The Purchase Agreement provides for, among other things, the issuance of a USD$7,200,000 note with a 24-month maturity, 0% annual interest rate, and a fixed conversion price of USD$10.00 per share (“Conversion Price”) of our Common Shares. We are required to make principal payments in 18 equal monthly installments commencing 180 days after funding (“Repayment”). At our discretion, the Repayments can be made in: (i) cash; (ii) Common Shares (after Common Shares are registered) (the “Repayment Shares”); or a combination of both. Repayment Shares will be priced at 90% of the average of the five lowest daily volume weighted average prices (“VWAPs”) during the 20 trading days before the issuance of the Common Shares (the “Repayment Price”). Further, the Lind Partners Note provides for a pricing floor of $2.00 per Common Share (the “Repayment Share Price Floor”) such that Repayment Shares shall be priced at 90% of the average of the five lowest daily VWAPs during the 20 trading days before the issuance of the Common Shares, subject to the Repayment Share Floor Price provided, however, that the Repayment Share Price Floor shall not be applied once we obtain stockholder approval as required by the Nasdaq at our upcoming Annual General Meeting of shareholders. As of December 3, 2021, we incurred an event default under the terms of the Lind Partners Note. Upon the occurrence and during the continuance of an “Event of Default,” the holder may at any time at its option: (1) declare that Interest Upon Default Amount (15%) has commenced and (2) exercise all other rights and remedies available to it under the transaction documents; provided, however, that upon the occurrence of an Event of Default described above, the holder, in its sole and absolute discretion, may: (a) from time-to-time demand that all or a portion of the outstanding principal amount be converted into Common Shares at the lower of (i) the then-current Conversion Price and (ii) 80% of the average of the 3 lowest daily Volume Weighted Average Prices during the 20 Trading Days prior to the delivery by the holder of the applicable notice of conversion or (b) exercise or otherwise enforce any one or more of the holder’s rights, powers, privileges, remedies and interests under the Lind Partners Note, the transaction documents or applicable law. No course of delay on the part of the holder shall operate as a waiver thereof or otherwise prejudice the rights of the holder. The event of default was cured on December 7, 2021 when the Company’s market capitalization increased to an amount over $20,000,000.

Financing activities on October 28, 2021 provided gross cash of $1,027,500 USD from the exercise of 150,000 warrants at $6.85 USD, and on October 29, 2021 provided gross cash of $380,202 USD from the exercise of 55,504 warrants at $6.85 USD.

On October 6, 2021, Siyata Mobile completed a major milestone and entered into a working partnership with as global leading U.S. distributor (“Leading U.S. Distributor”) for its recently launched SD7 mission-critical push-to-talk (MCPTT) ruggedized handheld device. The companies signed an addendum to their MSA appointing the Leading U.S. Distributor as a non-exclusive SD7 marketing and distribution partner. The Leading U.S. Distributor, which is the leading global land mobile radio (LMR) vendor, will be marketing the SD7 both in North America as well as in international markets, selling both directly and in partnership with leading North American cellular carriers to mission critical personnel, first responders, blue-collar workers, and enterprise customers.

Siyata and the Leading U.S. Distributor engineering teams worked together for over 9 months on high level software integration of the Leading U.S. Distributor’s Push to Talk software embedded into SD7 and has delivered an exceptional solution that integrates flawlessly allowing a very good user experience on this device. SD7 will also interconnect with LMR devices already deployed via a dedicated gateway established by the Leading U.S. Distributor allowing customers the flexibility to work on both cellular and radio networks simultaneously. The SD7 form factor is based on simplicity, yet provides the robust capabilities of MCPTT, and coupled with the Company’s recently announced VK7 (Vehicle Kit 7), a first-of-its-kind, patent-pending in-vehicle cradle, the offering becomes highly attractive for users both in and out of their vehicles.

The VK7 is a first-of-its-kind, patent-pending car kit, a simple slide-in connection sleeve for the SD7, and an external antenna connection for connecting to a windshield or roof mount antenna to allow for an in-vehicle experience for users that is similar to that from a traditional LMR device. The VK7 has been uniquely designed to be used with the SD7, while connecting directly into the vehicle’s power and can also connect to a Uniden cellular amplifier for better cellular connectivity.

We expect that the Leading U.S. Distributor will be marketing the SD7 to its own customers, cellular carrier customers and to first responders both in North America as well as in International markets. The market for SD7 is potentially very large scale and sales will be focused to the tens of millions of mission critical personnel, first responders and enterprise customers looking for next generation Push-to-Talk-Over-Cellular (PoC) solutions. Siyata expects to see widespread adoption in the coming quarters and years of this unique product as customers recognize its value-proposition. Based on discussions with the Leading U.S. Distributor, multiple cellular carriers and numerous dealers, Siyata estimates these various channels could deliver potential SD7 volumes of 30,000 to 100,000 units per year plus accessories, once fully ramped into full production. This will translate into potentially $10-30mm in revenue for Siyata from 2022.

In addition, we have multiple additional opportunities via other channels both in the United States and in international markets.

SUMMARY OF QUARTERLY RESULTS

The following unaudited table sets out selected financial information for the Company on a consolidated basis for the last eight most recently completed quarters.

	Quarter Ended
	Sep 30, 2021	Jun 30, 2021	Mar 31, 2021	Dec 31, 2020	Sep 30, 2020	Jun 30, 2020	Mar 31, 2020	Dec 31, 2019
Income/(loss)	$(5,667,937)	$(10,862,538)	$(2,115,406)	$(9,911,960)	$(1,881,981)	$(627,004)	$(1,170,172)	$(3,250,906)
Comprehensive income/(loss) for the period	$(5,677,274)	$(10,927,718)	$(2,047,991)	$(9,247,116)	$(1,870,348)	$(1,016,568)	$(1,454,198)	$(3,269,813)
Loss per share	$(1.18)	$(2.26)	$(0.45)	$(3.08)	$(1.92)	$(0.73)	$(1.35)	$(3.78)

RESULTS OF OPERATIONS FOR NINE MONTHS ENDED SEPTEMBER 30, 2021

The following is an analysis of the Company’s operating results for the nine-months ended September 30, 2021, and includes a comparison against the nine months ended September 30, 2020.

Operations:

Revenues for the nine months ended September 30, 2021 were $5,607,829 compared to $6,676,761 for the nine months ended September 30, 2020. This negative variance of $$1,068, 932 (16%) is due mainly to the merchandise return from a customer in Q2 2021 in the amount of $1,130,128. Without this return, year over year sales would have increased by 1% or $61,196. This increase relates to the 105% increase in booster sales in the United States specifically in the industrial marketplace offset by the decrease in sales of rugged handsets.

Cost of sales for the nine months ended September 30, 2021, were $3,904,544 compared to $4,507,661 for the same period in the prior year. The gross margin dollars for the nine months ended September 30, 2021 and 2020 was $1,703,285 (30.4% of sales) and $2,169,100 (32.5% of sales) respectively, a negative variance in gross margin by $465,815 (-1.1% in gross margin percentage). This relates to the return of merchandise at a higher gross margin was not sufficient to offset the increase in gross margin from the sale of the industrial boosters in the North American market.

Amortization and depreciation costs for the nine months ended September 30, 2021, and 2020 was $785,655 and $970,690, respectively, a positive variance of $185,035. This positive variance is due to the intangible impairment in 2021 that has reduced the intangible asset cost base eligible for amortization in the period.

Development expenses for the nine months ended September 30, 2021 and 2020 was $818,515 and $Nil, respectively. This negative variance is due to both the development costs incurred on the company’s UR5 rugged handset in the amount of $158,573 that did not meet the criteria for capitalization and management’s decision to expense $659,942 of development costs incurred in Q3 2021 on the SD7 to ensure that the net asset value will be greater than its replacement costs when the independent valuator prepares the annual intangible valuation congruent with the year end audit.

Selling and marketing costs for the nine months ended September 30, 2021 and 2020, were $3,457,375 and $2,574,577, respectively. This negative variance of $862,798 is due mainly to the increase in our U.S. sales team headcount of $1,024,388, a decrease in promotional costs of $16,993 mostly in Israel and a $124,597 decrease in travel expenses.

General and administrative costs for the nine months ended September 30, 2021 and 2020 were $3,257,857 and $1,481,555, respectively. This negative variance of $1,776,302 relates mainly to the increase in insurance of $650,000 and all costs related to moving and renting temporary space for warehouses space in Israel for $125,000, both included in office and general expenses, the increase in internal compliance testing of $35,000, additional investor relations, regulatory filing and communication costs of $347,662, an increase in consulting and director’s fees of $49,244 relating to the director’s fee alignment with NASDAQ companies, an increase in professional fees of $407,419, related to both the increase in fees for U.S. securities attorney, the additional costs for the annual PCAOB audit, the additional cost of a VP Corporate Development, offset by the decrease in management fees from $97,880 to $nil due to the decrease in office sharing arrangement at one of our offices.

Inventory Impairment costs for the nine months ended September 30, 2021 of $3,389,531 versus $Nil for the same period in the prior year relates to a provision for slow moving merchandise specifically $2,915,928 of truckphone devices and specific usage cellular boosters for $473,603. Included in the truckphone impairment includes the UV350 for $1,306,000 due to the return of a large quantity of UV350’s resulting from an overstock and required impairment as well as the write down of other rugged devices of $1,609,928 for the EMEA market.

Bad debts for the nine months ended September 30, 2021 of $548,403 versus $Nil for the same period in the prior year, relates to the reversal of the bad debt provision to a large customer that returned merchandise in June 2021 amounted to $568,224, offset by the increase in bad debts of $1,113,311 related to aged receivables in EMEA and North America that had minimal activity in the amount of $644,943 and $468,368 bad debts related for the provision on sales taxes receivable that may not be collectible.

Intangible Impairment for the nine months ended September 30, 2021 of $4,322,799 versus $Nil for the same period in the prior year, relates to the impairment of the remaining unamortized intangible cost of $2,956,896 for UV350s, $335,147 related to the cost of the UM35 smart watch that was not ready for sale and the project has been put on hold, as well as a $1,030,756 impairment of 100% of the intangible costs of the UR5. These impairments are in management’s opinion an extremely conservative approach.

Goodwill Impairment for the nine months ended September 30, 2021 of $819,454 versus $Nil for the same period in the prior year, relates to management’s decision to fully impair goodwill in its entirety. This goodwill arose upon the acquisition of Signifi Mobile Inc. (acquired in 2016) and due to recurring losses, management was of the opinion that it was necessary to completely impair the goodwill related to this acquisition.

Share-based compensation costs for the nine months ended September 30, 2021 was $1,185,205 versus $202,576 for the same period in the prior year representing an increase of $982,629. The increase in share-based compensation relates to the valuation of stock options vested during the period due to the issuance of 376,500 stock options to employees, management and directors.

Finance expenses for the nine months ended September 30, 2021 was $1,476,335 compared to an expense of $1,396,799 in the same period in the prior year, a negative variance of $79,536. This variance consists mainly of the increase in accretive interest on the 12% $5.6MM debenture as the amount of interest increases as it is closer to maturity.

Foreign exchange loss (income) for the nine months ended September 30, 2021 was of $208,968 compared to income of ($777,940) for the same period in the prior year, a negative variance of $996,908. This variance resulted from foreign currency fluctuations in the period.

Transaction costs for the nine months ended September 30, 2021 of $79,069 compared to an expense of $Nil for the same period in the prior year. This expense relates to the acquisition of Clear RF in the period that it was acquired and are not capitalized since the acquisition was treated as a business combination using the acquisition method of accounting. The costs included are legal fees, due diligence fees and other professional fees.

Net loss for the period

The Company experienced a net loss for the nine months ended September 30, 2021 of ($16,645,881) as compared to net loss of ($3,679,157) for the same period in the prior year, a negative variance of ($14,966,724.) This negative variance was due mainly to, gross margin decrease by $465,815, intangible impairment of $4,322,799, inventory impairment of $3,389,531, increase in development expenses by $818,515, increase in share based payments of $982,629, increase in selling expenses of $882,798, increase in G&A expenses of $1,776,302, increase in foreign exchange of $986,908, increase in finance expenses of $79,536, increase in bad debts of $548,403 and transactions costs of $79,069 and offset by a decrease in amortization of $185,035.

Loss and comprehensive loss for the period

As a result of the activities discussed above, the Company experienced a comprehensive loss for the nine months ended September 30, 2021 of ($16,652,963) as compared to a comprehensive loss of ($4,341,114) for the same period in the prior year, representing a negative variance of $14,311,869.

Adjusted EBITDA

For the nine months ended September 30, 2021 the adjusted EBITDA is negative ($9,768,3962) versus negative ($1,887,032) for the same period in the prior year, a negative variance of $7,881,364. Adjusted EBITDA is defined as the net operating loss excluding depreciation and amortization, intangible impairment, goodwill impairment and share-based compensation expense.

RESULTS OF OPERATIONS FOR THREE MONTHS ENDED SEPTEMBER 30, 2021

The following is an analysis of the Company’s operating results for the three-months ended September 30, 2021, and includes a comparison against the three months ended September 30, 2020.

Operations:

Revenues for the three months ended September 30, 2021 and 2020 were $1,218,875 and $2,262,730, respectively. This negative variance of $1,043,855 (-46%) is due mainly to the increase in sales of boosters by $260,000, a 34% quarter over prior year’s quarter increase offset by the decrease in sales of rugged devices in both North America and EMEA of $1.3MM quarter over prior year quarter.

Cost of sales for the three months ended September 30, 2021 and 2020 was $789,362 and $1,536,994, respectively. The gross margin dollars for the three months ended 2021 and 2020 was $429,513 (35.2% of sales) and $725,736 (32.1% of sales), respectively, a negative variance in gross margin dollars of $296,223. This variance relates to the negative variance in sales offset by the proportion of sales in North America with higher margins than international markets.

Amortization and depreciation costs for the three months ended September 30, 2021 and 2020 was $117,035 and $342,329, respectively, a positive variance of $225,294. This positive variance is due to the intangible impairment in 2021 that has reduced the intangible asset cost base eligible for amortization in the period.

Development expenses for the three months ended September 30, 2021 and 2020 was $659,942 and $Nil, respectively. This negative variance is due to management’s decision to expense $659,942 of development costs incurred in Q3 2021 on the SD7 to ensure that the net asset value will be greater than its replacement costs when the independent valuator prepares the annual intangible valuation congruent with the year end audit.

Selling and marketing costs for the three months ended September 30, 2021 and 2020 was $1,263,195 and $1,026,492 respectively. This negative variance of $236,703 is due mainly to the increase in our U.S. sales team headcount of $375,045, an increase of $10,797 in travel expenses offset by a decrease in promotional costs of $149,139 as part of our NASDAQ listing.

General and administrative costs for the three months ended September 30, 2021 and 2020 of $1,051,846 and $584,453, respectively. This negative variance of $467,393 relates mainly to the increase in insurance for the period of $258,284, increase in internal compliance testing of $35,000, increase in shareholders’ relations and regulatory filing fees of $145,171 related to the additional investor relations for both Canada and U.S. markets, a decrease in consulting and director’s fees of $196,651 relates to the director’s fee alignment with NASDAQ companies, an increase in professional fees of $178,485 related to both the increase in fees for U.S. securities attorney, the additional costs for the annual PCAOB audit, the additional cost of a VP Corporate Development included in salaries of $83,047, offset by the decrease in management fees from $9,841 to $Nil in the prior year period due to the decrease in office sharing arrangement at one of our offices.

Inventory Impairment costs for the three months ended September 30, 2021 and 2020 were $1,550,873 and $Nil, respectively. In Q3 2021, $1,077,269 in EMEA related to the slow moving rugged devices was impaired and $473,603 of a specific booster product that has been slow-moving.

Bad debts for the three months ended September 30, 2021 and 2020 of $772,960 versus $Nil in the prior year period, relates to the bad debt provision of sales taxes receivable in the amount of $468,368, increase in bad debts provision for aged receivables in the EMEA of $360,687 and $55,248 in North America offset by collection of old receivables previously written down in the amount of $111,343.

Intangible Impairment for the three months ended September 30, 2021 and 2020 of $Nil and $Nil, respectively.

Goodwill Impairment for the three months ended September 30, 2021 and 2020 of $Nil and $Nil, respectively.

Share-based compensation costs for the three months ended September 30, 2021 and 2020 was $235,414 and $46,143 respectively, an increase of $189,271. The increase in share-based compensation relates to the valuation of stock options vested during the period due to the issuance of a total of 376,500 stock options to employees, management and directors.

Finance expenses for the three months ended September 30, 2021 and 2020 was $493,647 and $484,739, respectively, a negative variance of $8,908. This variance consists mainly of the increase in accretive interest on the 12% $5.6MM debenture as the amount of interest increases as it is closer to maturity, offset by the decrease in finance expense on long term debt as the principal balance decreases closer to maturity.

Foreign exchange loss (income) for the three months ended September 30, 2021 and 2020 was income of ($47,462) and a loss of $123,561, respectively. This positive variance of $171,023 resulted from foreign currency fluctuations in the period.

Net loss for the period

The Company experienced a net loss for the three months ended September 30, 2021 and 2020 of ($5,667,937) and ($1,881,981), respectively, a negative variance of ($3,785,956). This negative variance was due mainly to a decrease in gross profit of $296,223, development expenses of $659,942, increase in share based payments of $189,271, increase in selling expenses of $236,703, increase in G&A expenses of $467,393, increase in finance expenses of $8,908, increase in bad debts of $772,960, offset by positive variances in foreign exchange of $171,023 and amortization of $225,294.

Loss and comprehensive loss for the period

As a result of the activities discussed above, the Company experienced a comprehensive loss for the three months ended September 30, 2021 and 2021 of ($5,677,274) and ($1,870,348), respectively, representing a negative variance of $3,806,926.

Adjusted EBITDA

For the three months ended September 30, 2021 and 2020 the adjusted EBITDA is negative ($4,869,303) and negative ($885,209), respectively, a negative variance of $3,984,094. Adjusted EBITDA is defined as the net operating loss excluding depreciation and amortization, intangible impairment, goodwill impairment and share-based compensation expense.

LIQUIDITY AND CAPITAL RESOURCES

The Company defines capital as consisting of shareholder’s equity (comprised of issued share capital, reserves, accumulated translation differences and deficit). The Company manages its capital structure to maximize its financial flexibility making adjustments to it in response to changes in economic conditions and the risk characteristics of the underlying assets and business opportunities. The Company does not presently utilize any quantitative measures to monitor its capital, but rather relies on the expertise of the Company’s management to sustain the future development of the business. Management reviews its capital management approach on an ongoing basis and believes that this approach, given the relative size of the Company, is reasonable. As at September 30, 2021, the Company is subject to externally imposed capital requirements arising from the quarterly payments of interest on the debenture as described in Note 12 to the Financial Statements for the Three and Nine Months Ended September 30, 2021, and the monthly principal and interest payments from the BDC loan described in Note 13. The Company is also subject to a debt covenant in relation to the factoring agreement described in Note 6 for the Three and Nine Months Ended September 30, 2021 and the bank demand line of credit described in Note 12.

Siyata Mobile Israel has a factoring facility with Israeli banks whereby the Bank advances funds to Siyata Mobile Israel and charges a fluctuating interest rate on the advanced funds until it is repaid by the borrowers’ customers. The Bank has a lien on these receivables. The factored receivables are all required to be insured in case of customer default with a financial institution.

The Company’s objective in managing liquidity risk is to maintain sufficient liquidity in order to meet operational and investing requirements at any point in time. The Company has historically financed its operations primarily through a combination of demand loans and the sale of share capital by way of private placements.

As at September 30, 2021 the Company had a cash balance $3,424,541 including restricted cash (December 31, 2020-$16,464,266). The Company had an accumulated deficit of $57,539,751 (December 31, 2020-$38,893,870) and working capital of $4,680 (December 31, 2020-$13,689,663).

Net cash flows related to operating activities used in the nine months ended September 30, 2021 and 2020 were negative ($9,944,537) and negative ($2,467,608), respectively. The increase in cash used of $7,476,929 was primarily due to the increase in the net loss by $14,966,724 offset by the following non-cash expenses: inventory impairments of $3,389,530, intangible impairments of $4,322,799, goodwill impairment of $819,454 and bad debts of $548,404, decrease in amortization of $185,035, increase of share-based payments of $982,629 and accretive interest of $218,970, as well as the increase in the non-cash working capital items by $2,606,956.

The non-cash working capital variances consisting of an increase in accounts payable and accrued liabilities of $2,219,449, increase in inventory before impairment of $4,197,038, and due to related party of $16,940 offset by decrease in trade and other receivables, prepaids, and advances to suppliers of $3,792,591.

Net cash flows used in investing activities for the nine months ended September 30, 2021 and 2020 was negative ($2,450,523) and negative ($1,292,833), respectively, a negative variance of $1,157,690. This variance relates primarily to increase in additions to intangibles of $1,212,165, the acquisition of ClearRF of $122,014, the increase in equipment by $113,043 offset by the reduction in right of use asset additions of $289,532.

Net cash provided by financing activities for the nine months ended September 30, 2021 and 2020 was negative ($599,309) and positive $12,436,384, respectively. This negative variance of $13,035,693 is mainly due to the shares issued as part of the IPO in the prior year in the amount of $11,595,506 versus $645,091 of shares issued for cash of $609,041 and shares issued for debt of $36,050 in 2021, a negative variance of $10,950,415, the early repayment in 2021 of $1,177,786 of the 10% debenture due September 30, 2021 compared to a 2020 debenture rollover for proceeds of $99,815, for a negative variance of $1,277,601, a decrease in the bank loan period over period for a negative variance of $654,059, a negative variance on the net increase in payments on leases of $287,327, negative variance on the repayment of the long term debt of $80,727, offset by the repayment of the director’s loan in the amount of $214,456.

The future success of the Company is dependent on the continued success of its vehicle mounted communications products, its mobile rugged phones and its booster products together with the ability to finance the necessary working capital, at agreeable terms, to support the growth of the business.

The Company’s consolidated unaudited interim audited financial statements have been prepared in accordance with IFRS under the assumption that the Company will be able to realize its assets and discharge its liabilities in the normal course of business rather than a process of forced liquidation. The consolidated audited financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue in existence.

Lind Global Partners II, L.P. Transaction

On October 27, 2021, the Company entered into a securities purchase agreement relating to the purchase and sale of a senior secured convertible note (the “Lind Partners Note”) for gross proceeds of USD$6,000,000 (the “Purchase Agreement”) with the Lind Global Partners II, LP, an investment fund managed by The Lind Partners, a New York based institutional fund manager (“Lind”). The following is a description of the transaction with Lind. Certain capitalized terms are set forth in the transaction documents which have been filed as exhibits to the registration statement of which this prospectus is a part.

Proceeds from the Lind Partners Note were used to repay and terminate existing convertible notes, as well as to pay certain fees and costs associated with the transaction. The Purchase Agreement provides for, among other things, the issuance of a USD$7,200,000 Lind Partners Note with a 24-month maturity, 0% annual interest rate, and a fixed conversion price of USD$ 10.00 per share (“Conversion Price”) of the Company’s Common Shares. The Company is required to make principal payments in 18 equal monthly installments commencing 180 days after funding (“Repayment”). At the discretion of the Company, the Repayments can be made in: (i) cash; (ii) Common Shares (after Common Shares are registered) (the “Repayment Shares”); or a combination of both. Repayment Shares will be priced at 90% of the average of the five lowest daily volume weighted average prices (“VWAPs”) during the 20 trading days before the issuance of the Common Shares (the “Repayment Price”). Further, the Lind Partners Note provides for a pricing floor of $2.00 per Common Share (the “Repayment Share Price Floor”) such that Repayment Shares shall be priced at 90% of the average of the five lowest daily VWAPs during the 20 trading days before the issuance of the Common Shares, subject to the Repayment Share Floor Price provided, however, that the Repayment Share Price Floor shall not be applied once that the Company receives Stockholder Approval as required by the Trading Market.

The Company will have the right to buy-back the outstanding face value of the Lind Partners Note at any time with no penalty (“Buy-Back Right”). Should the Company exercise its Buy-Back Right, Lind will have the option to convert up to 25% of the face value of the Lind Partners Note at the lesser of the Conversion Price or Repayment Price. Additionally, the Lind Partners Note ranks senior to other Company debt, excluding certain debt facilities, and is secured over Company assets, as more fully detailed in the Purchase Agreement and Note.

Further, the Purchase Agreement provides that Lind will also receive a common shares purchase warrant to purchase up to 2,142,857 shares of the Company’s Common Shares (“Lind Partners Warrant”). The Lind Partners Warrant may be exercisable with cash payment for 60 months with an exercise price of USD$4.00 per Common Share and may be exercised on a cashless basis in the event that a registration statement covering the underlying Common Shares is not deemed effective. Additionally, in the event that, on any day following the date that is 120 calendar days after the Issue Date, the holder is not able to exercise all or any portion of the Lind Partners Warrant, the Company shall, at the holder’s election, within 90 calendar days following receipt of a written notice from the holder (the “Alternate Issuance Notice”) be required, with respect to all or any portion of the Lind Partners Warrant, as applicable, that cannot be exercised, to pay to the holder an amount of cash equal to the Alternate Issuance Value (as defined below) of the portion of the Lind Partners Warrant that is not exercisable due to the Issuance Cap (as defined below) on the date of such Alternate Issuance Notice (the “Alternate Issuance Shares”). In the event of any Alternate Issuance, the Exercise Shares shall be reduced by the amount of Alternate Issuance Shares. As defined in the Lind Partners Warrant, the “Alternate Issuance Value” means a value equal to the number of Common Shares as to which the Lind Partners Warrant is sought to be exercised (as indicated on the Exercise Notice), multiplied by a per share price equal to the VWAP for the Trading Day immediately preceding the intended date of exercise minus the Exercise Price.

Both the Lind Partners Note and the Lind Partners Warrant contain certain anti-dilution protection in certain circumstances. The Company is obligated to, and did file a registration statement covering the Common Shares underlying the Lind Partners Note and Lind Partners Warrant which was declared effective by the SEC on December 3, 2021. The Lind Partners Note and Lind Partners Warrant also include a Common Share issuance cap preventing the Company from issuing Conversion Shares or Warrant Shares, as the case may be, in the event that any such issuance would violate any issuance restrictions of the Trading Market, after taking into account all of the Investor Shares (the “Issuance Cap”), as more fully detailed in the Lind Partners Note and Lind Partners Warrant.

Concurrently with the execution of the Purchase Agreement, the Company, its subsidiaries and Lind entered into certain security agreements and guarantees as more fully detailed in the Purchase Agreement.

The Securities Agreement requires that the Company shall hold a special meeting of shareholders (which may also be at the annual meeting of shareholders) on or before the January 27, 2022 the date hereof for the purpose of obtaining the Shareholder Approval; provided, however, such date may be extended to February 27, 2022 in the event the Company receives comments to its proxy statement from the SEC, with the recommendation of the Board of Directors that such proposal be approved, and the Company shall solicit proxies from its shareholders in connection therewith in the same manner as all other management proposals in such proxy statement and all management-appointed proxyholders shall vote their proxies in favor of such proposal. If the Company does not obtain shareholder approval at the first meeting, the Company shall call a meeting every four months thereafter to seek shareholder approval until the date the shareholder approval is obtained. Prior to any such shareholder meeting, the Company shall timely file a proxy circular pursuant to NI 51-102 in compliance in all material respects with the provisions of the Company’s constating documents and all applicable law.

The Purchase Agreement contains customary representations and warranties of the Company and Lind. In addition, the Lind Partners Note contains restrictive covenants and event of default provisions that are customary for transactions of this type.

Off-Balance Sheet Arrangements

We do not have any relationships with unconsolidated entities or financial partnerships, including entities sometimes referred to as structured finance or special purpose entities that were established for the purpose of facilitating off-balance sheet arrangements or other contractually narrow or limited purposes. We do not engage in off-balance sheet financing arrangements. In addition, we do not engage in trading activities involving non-exchange traded contracts.

Contractual Obligations

Our primary contractual obligations are our lease obligations as of September 30, 2021, as follows:

	Total	Year 1	Year2	Year 3	Year 4
Leases	$298	$122,363	$82,954	$92,505	0

Quantitative and Qualitative Disclosures about Market Risk

We are exposed to market risks in the ordinary course of our business. Market risk represents the risk of loss that may impact our financial position due to adverse changes in financial market prices and rates. Our current investment policy is to invest available cash in bank deposits with banks that have a credit rating of at least A-minus. Accordingly, some of our cash and cash equivalents is held in deposits that bear interest. Given the current low rates of interest we receive, we will not be adversely affected if such rates are reduced. Our market risk exposure is primarily a result of U.S. dollar/Canadian dollar exchange rates, which is discussed herein and in our financial statements.

Foreign Exchange Risk

Our results of operations and cash flow are subject to fluctuations due to changes in U.S. dollar/Canadian dollar currency exchange rates. A certain portion of our liquid assets is held in U.S. dollars, and the vast majority of our sales and expenses is denominated in U.S. dollars. Currently, we do not hedge our foreign currency exchange risk. In the future, we may enter into formal currency hedging transactions to decrease the risk of financial exposure from fluctuations in the exchange rates of our principal operating currencies. These measures, however, may not adequately protect us from the material adverse effects of such fluctuations.

SIGNIFICANT HIGHLIGHTS FOR THE YEAR ENDED DECEMBER 31, 2020

The following are highlights and developments for the year ended December 31, 2020:

Q1 2020

●	Siyata appoints Jason DePue as US VP Sales for AT&T/FirstNet.

●	Siyata receives $1.1 million purchase order for Uniden® UV350 in-vehicle IoT device from a major U.S. cellular B2B distributor servicing cellular carriers, first responders and commercial fleets across the United States.

●	Siyata receives $600,000 purchase order for 4G/LTE rugged PoC handset devices.

●	Siyata launches Uniden® UV350 in-vehicle IoT device with Verizon.

●	Siyata signed a distribution agreement with a leading global Land Mobile Radio (“LMR”) provider thereby adding an additional major channel.

Q2 2020

●	Siyata receives $400,000 in purchase orders for Uniden® UV350 in-vehicle IoT device from three new U.S. distributors working on First Responder projects in the United States.

●	Siyata enters Southeast Asian market with in-vehicle communications devices integrated with TASSTA mission critical push-to-talk (MCPTT).

●	Siyata receives $685,000 follow-on order with its UV350 and UV350 Desktop Dispatch Unit (DDU) to an ambulance company which had previously purchased and installed ~$200,000 worth of devices.

●	Siyata launched its complete portfolio of 4G cellular signal boosters at Amazon.com. The Company has also launched a cellular booster which connects directly into the flagship Uniden® UV350 to enhance cellular coverage for enterprises and first responders within their vehicles.

●	Siyata has received its first major purchase order out of Australia for its UV350 dedicated in-vehicle IoT device, valued at approximately $300,000.

●	Siyata received two purchase orders valued at $625,000 from a leading distributor servicing US Tier 1 cellular operators for its Uniden® UV350 4G/LTE in-vehicle device and additional accessories.

●	Siyata announces non-brokered private placement of $1.33 million in unsecured Convertible Debentures at an issue price of $1,000 CDN per Convertible Debenture. Each Convertible Debenture will be convertible, at the option of the holder, into 3,333 common shares at a price of $0.30 and will bear interest at a rate of 10.0% per annum.

Q3 2020

●	Siyata entered into a new alliance with Hyperion Partners, a leading master agent that specializes in mobility across all national US wireless carriers’.

●	Siyata received a $600,000 purchase order for its 4G/LTE UR5 device from a customer in the Middle East. This device will mainly be used for enterprise workers who require a cost-effective rugged Push-to-Talk (PTT) device.

●	Siyata completed a non-brokered private placement of 21.5 million units at a price of $0.10 per unit for aggregate gross proceed of $2.15 million. Each unit consists of one Common Share and one-half of a Common Share purchase warrant, entitling the holder to acquire an additional common share at $0.18 for a period of two years.

●	Siyata announced the appointment of Nicholas Yaeger as VP of Sales for the Company’s Verizon account

●	Siyata aligned with Vive Wireless, an Authorized Wireless Bell Dealer in Canada, to engage in multiple opportunities for the Uniden® UV350 in conjunction with an initial purchase order from a leading Canadian construction company through Vive Wireless.

●	Siyata entered into an agreement with Insight, a NASDAQ listed Fortune 500 U.S. distribution company offering innovative solutions to support the modern workforce by simplifying device management for distribution of the Company’s cellular booster line of business.

●	Siyata launched the new “Uniden® Hero Series” line of cellular signal boosters dedicated to first responders in the U.S.

●	Siyata consolidated the common shares of the Company (each, a “Share”) on the basis of 145 pre-consolidation Shares for one (1) post-consolidation Share (the “Consolidation”). The Consolidation became effective at the close of market on September 24, 2020 and the post-consolidated Shares commenced trading at the open of the market on Friday September 25th. The new CUSIP number is 83013Q509.

●	Siyata began trading on the NASDAQ stock exchange as of September 25, 2020 under the symbol SYTA.

●	Siyata delisted from the OTCQX market as of the end of trading on September 24, 2020.

●	Siyata raised $12.6mm USD in conjunction with its NASDAQ uplisting

Q4 2020

●	Siyata entered into a distribution agreement for its Uniden® UV350 with Source Inc., a wireless integrator and part of the Verizon Elite Partner Program that focuses on Verizon sales and activations in the United States.

●	Siyata announced the appointment of LaRue Martz as VP Sales for Uniden® Cellular Signal Boosters.

●	Siyata delisted from TSX Venture Exchange as of the end of trading on October 19, 2020.

●	Siyata receives $650,000 USD order to equip homeland security in the Middle East with its handheld rugged Push-to-Talk (PTT) devices.

●	Siyata announced the appointment of Mr. Peter Goldstein to its Board of Directors.

●	Siyata and Fleet Complete for FirstNet collaboration to help enhance school bus transportation safety within the United States.

●	In connection with the Company’s U.S. initial public offering that closed on September 29, 2020, Siyata’s underwriters partially exercised the over-allotment option with 120,000 additional Common Shares and 266,000 additional Common Share purchase Prior Warrants for aggregate gross proceeds of $721,460 USD.

●	Siyata partners with OnTech Smart Services to launch Uniden® cellular signal booster installation, setup and personal education program of smart products throughout the United States.

●	Siyata signs distribution agreement with pei tel Communications GmbH, a distributor based in Germany for our UV350.

●	Siyata launches Uniden® Mobile Coverage Kit (MCK), a portable ultra-rugged cellular booster for first responders and government agencies.

OUTLOOK

Leading up to and including the year 2020, Siyata has laid the foundation for greater distribution with expanded partnerships, key new sale hires and expanded product offerings into North America. The pandemic slowed the company’s growth plans for 2020, however business has resumed aggressively in all three product categories beginning in 2021. Management is hopeful that this momentum will continue, in particular, as it leverages its key sales channels, and with its expanded and refreshed product offerings.

Uniden® UV350 | Many large-scale programs were delayed due to the pandemic, therefore creating pent up demand for this disruptive solution. Active engagements including many customer trials have resumed in 2021 which should translate into robust growth in this product line.

Rugged Handsets | To date, Siyata has sold its rugged handsets only in international markets. With the previously announced partnership with Softil’s BEEHD technology (March 16, 2021), management is hopeful the launch of this new product, our first mission-critical push to talk (MCPTT) handset, will expand our footprint in this product category in North America beginning in the second half of 2021.

Cellular Boosters | The pandemic helped drive record demand for Siyata’s boosters in 2020. We believe this momentum will accelerate in 2021 with programs with existing customers and expanding opportunities in new verticals.

RESULTS OF OPERATIONS FOR YEAR ENDED DECEMBER 31, 2020

The following is an analysis of the Company’s operating results for the year ended December 31, 2020 and includes a comparison against the year ended December 31, 2019.

Operations:

Revenues for the year ended December 31, 2020 were $5,989,772 compared to $9,812,188 for the year ended December 31, 2019. This negative variance of $3,822,416 (-39%) is due mainly to the decrease in sales in EMEA of $4.7 million, year over year, offset by the increase in North American and Australian revenues of $0.8 million and $0.1 million, respectively.

This decline in revenues in EMEA was due to the Company making accommodations to customers, that could not install the mobile units. The installation issue arose as a result of Covid-19 and government agency contract delays due to country’s fiscal budgets were not approved. In order to maintain these key customer relationships, the Company made the business decision to accept these returns.

Booster sales increased by 32% in 2020 over 2019. The decrease in sales in the EMEA region is due to delays in government contract tenders. As a result, geographic mix of North American sales was 64% of total revenues in 2020 versus 36% in 2019.

Cost of sales for the year ended December 31, 2020 were $4,409,655 compared to $7,122,823 for the year ended December 31, 2019. The gross margin dollars for 2020 was $1,580,117 (26.4% of sales) compared to $2,689,365 (27.4% of sales in the previous year) a negative variance in gross margin percentage by 1.0% and a negative variance of $1,109,248 in gross margin dollars year over year. The decrease in gross margin dollars is attributable to the negative sales variance of 39% as well as the returns of merchandise by customers on sales to the EMEA totaling $1.7MM.

Amortization and depreciation costs for the year ended December 31, 2020 was $1,280,122 compared to $1,168,594 for the year ended December 31, 2019. The negative variance of $111,528 relates mainly due to increase in amortization of the UV350 included in the intangible assets for the full year in 2020 compared to a partial year in 2019.

Development expenses for the year ended December 31, 2020 were $560,236 compared to $757,404 for the year ended December 31, 2019, a positive variance of $197,168 This expense is for development expenses related to the UR5 ruggedized device that did not meet the criteria for capitalization.

Selling and marketing costs for the year ended December 31, 2020 were $3,691,844 compared to $3,559,602 for the year ended December 31, 2019. This negative variance of $132,242 is due mainly to the reduction in advertising and marketing costs by leveraging carrier sales staff in the amount of $275,510, the decrease in travel and tradeshow expenses of $148,168, offset by the $555,920 increase in our US sales team headcount in the year.

General and administrative costs for the year ended December 31, 2020 of $2,857,550 compared to $2,322,681 for the year ended December 31, 2019. This negative variance of $534,869 relates mainly to the increase in consulting and professional fees for the IPO of $0.5 million, the increase in office and general expenses of $0.3 million due to increased liability insurance, offset by the decrease in management fees by $0.2 million due to the decrease in office sharing arrangement at one of our offices and the decrease in travel expenses of $37,353.

Bad debts for the year ended December 31, 2020, was $1,530,667 compared to zero in the previous year. The bad debt provision taken in Q4 2020 is a result of the Company’s policy to take a bad debt provision on any customer that has overdue receivables. Due to Covid-19 global impact and government tender delays in the EMEA, the Company provided extended payment terms to key customers which was expected to allow sufficient lead time for collections of these receivables which did not materialize. Therefore, the corresponding provision for bad debts of $775,092 was provided for Israeli accounts and $755,575 for North America customers.

Inventory impairment for the year ended December 31, 2020, was $1,571,649 compared to $212,000 in Q4 2019, a negative variance of $1,359,649. The Q4 2020 inventory impairment results from, (i) an impairment of $530,000 on the aging of the inventory returns from key customers resulting in excess inventory of like items in Q4 2020, as discussed in the revenues section above, (ii) an impairment of $725,806 for finished goods merchandise on excess of inventory resulting from the returns of the same product, and (iii) an impairment totaling $316,000 on spare parts obsolescence.

Impairment of intangible assets for the year ended December 31, 2020 was $293,000 compared to $111,521 in 2019, a negative variance of $181,479. These impairments in 2020 were for the write off of the remaining balance of intangibles that had been capitalized for both a vehicle phone, specifically for the EMEA market, that is near the end of its sales cycle in the amount of $184,000, and $109,869 for a rugged hand-held device for the EMEA market that is near the end of its sales cycle. In Q4 2019 the $111,521 impairment related to the reduction in future value of the E-Wave exclusive supplier and sales agreement. The Company engaged a professional evaluator which supported management’s impairment conclusions.

Share-based payments for the year ended December 31, 2020 was $517,678 compared to $1,123,154 for the year ended December 31, 2019, a positive variance of $605,476. This variance relates to the valuation of stock options vested during the period.

Finance expenses for the year ended December 31, 2020 was $1,744,273 compared to an expense of $962,263 for the year ended December 31, 2019 for a negative variance of $782,010. This variance consists mainly of the increase in the interest and accretive interest on the debenture debt of $1,050,408, the increase in interest on lease obligations of $2,639, offset by the decrease in other bank loan interest of $217,200, the gain on conversion of the debenture of $16,712, the decrease in interest on long term-debt of $4,307, and other interest and bank charge decrease of $32,818.

Foreign exchange loss (income) for the year ended December 31, 2020 was income of ($290,401) compared to an expense of $106,745 for the year ended December 31, 2019 for a positive variance of $397,146. This variance resulted from foreign currency fluctuations in the period.

Transaction costs for the year ended December 31, 2020 of $1,414,616 compared to an expense of nil in 2019. This variance resulted from the portion of expense related to the uplisting to NASDAQ that could not be capitalized including legal fees of $358,000, accounting fees of $38,000, consulting fees of $692,000, filing fees of $179,000 and marketing expenses of $147,000.

Accretion and change in value of future contingent consideration resulted in an expense for the year ended December 31, 2020 of Nil versus an expense of $22,609 for the year ended December 31, 2019. This is due to 2020 the future purchase considerations was fully extinguished.

Net loss for the year

The Company experienced a net loss for the year ended December 31, 2020 of ($13,591,117) as compared to net loss of ($7,657,208) for the year ended December 31, 2019, a negative variance of ($5,933,909.) This negative variance is due mainly to negative variances in gross margin of $1.1MM, amortization of $0.1MM, selling expenses of $0.1MM, G&A expenses of $0.5MM, bad debts of $1.5MM, inventory impairment of $1.6MM, impairment in intangible assets in the year of $0.3MM, finance expenses of $0.8MM, transaction costs of $1.4MM, offset by development expenses of $0.2MM, share based compensation of $0.6MM, foreign exchange of $0.4MM.

Loss and comprehensive loss for the year

As a result of the activities discussed above, the Company experienced a comprehensive loss for the year ended December 31, 2020 of ($13,588,230) as compared to a comprehensive loss of ($7,665,708) for the year ended December 31, 2019, representing a negative variance of $5,922,522.

Adjusted EBITDA

For the year ended December 31, 2020, the adjusted EBITDA is negative ($7,101,162) versus negative ($4,162,322) in 2019, a negative variance of $2,938, 840. Adjusted EBITDA is defined as the net operating loss excluding depreciation and amortization, share-based compensation expense, bad debts and impairment in intangible assets.

RESULTS OF OPERATIONS FOR YEAR ENDED DECEMBER 31, 2019

The following is an analysis of the Company’s operating results for the year ended December 31, 2019 and includes a comparison against the year ended December 31, 2018.

Operations:

Revenues for the year ended December 31, 2019 were $9,812,188 compared to $10,981,114 in 2018, a negative variance of $1,168,926, (-10.6%) is due mainly to the $862,914 increase of sales in North America (representing a year over year increase of 32%) resulting from initial demand for our Uniden® UV350 4G In-vehicle product in North America in 2019 as a direct result of certification with Tier One mobile operators offset by the $1,839,626 decrease in sales in Europe and the Middle East, representing a 23% decrease year over year of Siyata’s 3G legacy products.

Cost of sales for the year ended December 31, 2019 were $7,122,823 compared to $9,390,768 in 2018. The gross margin dollars for 2019 was $2,689,365 (27.4% of sales) compared to $1,590,346 (14.5% of sales), a positive variance in gross margin percentage by 12.9% and a positive variance of $1,099,019 in gross margin dollars year over year. The increase in gross margin dollars is due to the higher overall margins in the North American marketplace a result of sales of the Uniden® UV350 4G In-vehicle sold in 2019 offset by the lower sales volume of 10.6%.

Amortization and depreciation costs for the year ended December 31, 2019 was $1,168,594 compared to $544,208 in 2018, a negative variance of $624,386 relates mainly due to the amortization required under IFRS 16 of $103,207 in 2019, not applied prior to 2019, as well as the increase in depreciation in the year in the UV350 on the new portfolio of 4G as well as the increase in amortization of the 3G remaining products in the amount of $66,323.

Development expenses for the year ended December 31, 2019 was $757,404 compared to Nil in 2018. This expense is for development expenses related to the UR5 ruggedized device that did not meet the criteria for capitalization.

Selling and marketing costs for the year ended December 31, 2019 were $3,559,602 compared to $4,207,746 in 2018, a positive variance of $648,144 and is due mainly to an increase in selling salaries and commissions on the suite of new products in the amount of $381,752, the decrease in additional advertising and marketing costs of $1,037,328 due to the engaging of salaried employees to promote the new products in North America and globally including trial samples, tradeshows and targeted promotional activities and a marginal increase of $7,432 in travel related costs.

General and administrative costs for the year ended December 31, 2019 of $2,322,681 compared to $2,261,990 in 2018, a negative variance of $60,691 relates mainly to the negative variance in salaries in the year of $170,753 related to the increase in direct hires, offset by the positive variance in lower management fees of $123,284, a negative variance in the increase in director and consulting fees of $135,895 in the year for management salaries and increase in the number of Directors, the positive variance in professional services of $104,435 relating to less consultants in the year, the slight negative variance in G&A travel of $7,077, the positive variance in office and general of $6,666 related to cost rationalization, a negative variance in regulatory and filing fees of $27,494 related to costs for both TSX.V and OTCQX additional fees, and a positive variance of $59,475 related to shareholder relations resulting from costs rationalization.

Inventory impairment for the year ended December 31, 2019 was $212,000 compared to Nil in 2018. The inventory impairment results from the provision for inventory of products at the end of their lifecycle.

Impairment of intangible assets for the year ended December 31, 2019 was $111,521 compared to 1,508,880 in 2018, a positive variance of $1,397,359. Impairment in 2019 was on the E-wave license as compared to the write down of the CP-200 rugged phone.

Share-based payments for the year ended December 31, 2019 was $1,123,154 compared to $850,747 in 2018, a negative variance of $272,407. This variance relates to the valuation of stock options vested during the period.

Finance expenses for the year ended December 31, 2019 was $962,263 compared to $753,257 in 2018, a negative variance of $209,006. This variance consists mainly of the loss of $133,195 on the rollover of the 10.5% debenture, included in finance expenses, as well as the additional accrual in Q4 2019 on the 12% debenture of $49,751, the interest on the lease obligations in 2019 of $11,406 and the increase in other interest and bank charges of $14,654.

Foreign exchange loss (income) for the year ended December 31, 2019 was $106,745 compared to income of $40,261 in 2018, a negative variance of $147,006. This variance resulted from foreign currency fluctuations in the period.

Accretion and change in value of future contingent consideration resulted in an expense for the year ended December 31, 2019 of $22,609 versus an expense of $400,886 in 2018, a positive variance of $378,277 and is due to, at of the end of Q2 2019, the Company did not have any contingent consideration and therefore had no accretion expense compared to a large accretion expense due to a fluctuating stock price in 2018 required for the future purchase consideration.

Net loss for the year

The Company experienced a net loss for the year ended December 31, 2019 of ($7,657,208) as compared to ($8,897,107) in 2018, a positive variance of $1,239,899. This positive variance is due mainly to a positive variance of $1,099,019 in gross margin dollars, a positive variance of $648,144 in selling and marketing expenses, a positive variance of $1,397,359 in impairment of intangible assets, a positive variance of $378,277 in accretion and change in value of future contingent consideration, offset by a negative variance of $624,386 in amortization and depreciation, a negative variance of $757,404 in development expenses, a negative variance of $60,691 in general and administrative expenses, inventory impairment variance of $212,000, a negative variance of $272,407 in share based compensation, a negative variance of $209,006 in finance expenses, a negative variance of $147,006 in foreign exchange.

Loss and comprehensive loss for the year

As a result of the activities discussed above, the Company experienced a comprehensive loss for the year ended December 31, 2019 of ($7,665,708) as compared to ($8,864,436) for 2018, representing a positive variance of $1,198,728.

Adjusted EBITDA

For the year ended December 31, 2019 the adjusted EBITDA is negative ($4,162,322) versus negative ($4,879,390) in 2018, a positive variance of $717,068. Adjusted EBITDA is defined as the net operating loss excluding amortization and depreciation, share-based compensation expense, bad debts impairment and impairment in intangible assets.

LIQUIDITY AND CAPITAL RESOURCES

The Company defines capital as consisting of shareholder’s equity (comprised of issued share capital, reserves, accumulated translation differences and deficit). The Company manages its capital structure to maximize its financial flexibility making adjustments to it in response to changes in economic conditions and the risk characteristics of the underlying assets and business opportunities. The Company does not presently utilize any quantitative measures to monitor its capital, but rather relies on the expertise of the Company’s management to sustain the future development of the business. Management reviews its capital management approach on an ongoing basis and believes that this approach, given the relative size of the Company, is reasonable. As at December 31, 2020, the Company is only subject to externally imposed capital requirements arising from the quarterly payments of interest on the debenture as described in Note 11 of the Financial Statements for the year ended December 31, 2020, and the monthly principal and interest payments from the BDC loan described in Note 10. The Company is also subject to a debt covenant in relation to the factoring agreement described in Note 4 of the Financial Statements for the year ended December 31, 2020and the bank demand line of credit described in Note 11.

Siyata Mobile Israel has a factoring facility with Israeli banks whereby the Bank advances funds to Siyata Mobile Israel and charges a fluctuating interest rate on the advanced funds until it is repaid by the borrowers’ customers. The Bank has a lien on these receivables. The factored receivables are all required to be insured in case of customer default with a financial institution.

The Company’s objective in managing liquidity risk is to maintain sufficient liquidity in order to meet operational and investing requirements at any point in time. The Company has historically financed its operations primarily through a combination of demand loans and the sale of share capital by way of private placements.

For the year ended December 31, 2020 compared to the year ended December 31, 2019:

As at December 31, 2020 the Company had a cash balance including restricted cash of $16,465,266 (December 31, 2019: $2,661,575,). The Company had an accumulated deficit of $38,893,870 in 2020, (2019 a deficit of $25,302,753) and working capital of $13,689,663 (December 31, 2019: $5,149,500,).

Net cash flows and restricted cash used, related to operating activities in 2020 were ($9,989,856) compared to cash used of ($6,726,135) in 2019). The increase in cash used of $3,263,721 was primarily due to the increase in the net loss by $5,933,909, offset by, the increase in amortization of $111,528 (related to the UV350 and the right of use lease amortization), the bad debt provision of $1,530,667, the inventory impairment of $1,359,649, the increase in intangible impairment of $181,479, an increase in accretive net finance fees of $571,394, foreign exchange of $138,691, the loss on debt conversion of $16,712 offset by the decrease in amortization of share based payments of $605,476, and the decrease in the non-cash working capital items by $634,456. The non-cash working capital variances consisting of an increase in accounts payable and accrued liabilities of $2,259,958, decrease in inventory of $667,057, decrease due to related party of $8,092 offset by a decrease in trade and other receivables, prepaids, and advances to suppliers of $2,219,265.

Net cash flows used in investing activities for the year ended December 31, 2020 was $1,534,706 compared with $2,380,196 in the year ended December 31, 2019, a positive variance of $845,490. This variance relates primarily to reduction in multiple carrier device approval certification costs incurred in 2019 that did not recur in this year in the amount of $866,626 offset by the increase in equipment by $21,136.

Net cash provided by financing activities for the year ended December 31, 2020 was $25,348,649 compared to $9,505,541 in2019. This positive variance of $15,843,108 relates mainly to the initial public offering on NASDAQ and the private placements that had proceeds net of share issuance costs of $25,035,382 in 2020 versus $2,270,831 in 2019 for a net positive variance of $22,764,551, a positive variance on the bank loan by $437,848, the positive variance due to the prior years’ loan to director of $200,000, the negative variance from the exercise of warrants and agents’ options in the prior year totaling 5,777,622 (exercise of 80,865 share purchase warrants for proceeds of $5,529,858 in the prior year plus the exercise of 5,668 agents’ options for proceeds of $247,764 in the prior year), negative variance in proceeds from debenture financing in 2019 over 2020 by $1,586,418, negative variance on the increase in lease liability payments by $10,534, and negative variance on the long term debt-BDC- principal payment increase of $19,376 over the prior year.

The future success of the Company is now dependent on the continued success of its vehicle mounted communications products, its mobile rugged phones and its Booster systems in the market together with the ability to finance the necessary working capital, at agreeable terms, to support the growth of the business.

CRITICAL ACCOUNTING ESTIMATES AND JUDGMENTS

The preparation of the consolidated financial statements in conformity with IFRS requires management to make estimates, judgments and assumptions that affect the application of accounting policies and the reported amounts of assets, liabilities, income and expenses. Actual results may differ from these estimates:

Critical accounting estimates

Estimates and underlying assumptions are reviewed on an ongoing basis. Revisions to accounting estimates are recognized in the period in which the estimates are revised and in any future periods affected. Information about critical estimates in applying accounting policies that have the most significant effect on the amounts recognized in the consolidated financial statements are, but not limited to the following:

●	Income taxes - Tax provisions are based on enacted or substantively enacted laws. Changes in those laws could affect amounts recognized in profit or loss both in the period of change, which would include any impact on cumulative provisions, and future periods. Deferred tax assets, if any, are recognized to the extent it is considered probable that those assets will be recoverable. This involves an assessment of when those deferred tax assets are likely to reverse.

●	Fair value of stock options and warrants - Determining the fair value of warrants and stock options requires judgments related to the choice of a pricing model, the estimation of stock price volatility, the expected forfeiture rate and the expected term of the underlying instruments. Any changes in the estimates or inputs utilized to determine fair value could have a significant impact on the Company’s future operating results or on other components of shareholders’ equity.

●	Capitalization of development costs and their amortization rate – Development costs are capitalized in accordance with the accounting policy. To determine the amounts earmarked for capitalization, management estimates the cash flows which are expected to be derived from the asset for which the development is carried out and the expected benefit period.

●	Inventory - Inventory is valued at the lower of cost and net realizable value. Cost of inventory includes cost of purchase (purchase price, import duties, transport, handling, and other costs directly attributable to the acquisition of inventories), cost of conversion, and other costs incurred in bringing the inventories to their present location and condition. Net realizable value for inventories is the estimated selling price in the ordinary course of business less the estimated costs of completion and the estimated costs necessary to make the sale. Provisions are made in profit or loss of the current period on any difference between book value and net realizable value.

●	Estimated product returns - Revenue from product sales is recognized net of estimated sales discounts, credits, returns, rebates and allowances. The return allowance is determined based on an analysis of the historical rate of returns, industry return data, and current market conditions, which is applied directly against sales.

●	Impairment of non-financial assets - The Company assesses impairment at each reporting date by evaluating conditions specific to the Company that may lead to asset impairment. The recoverable amount of an asset or a cash-generating unit (“CGU”) is determined using the greater of fair value less costs to sell and value in use which requires the use of various judgments, estimates, and assumptions.

●	Useful life of intangible assets – The Company estimates the useful life used to amortize intangible assets which relates to the expected future performance of the assets acquired based on management estimate of the sales forecast.

●	Future purchase consideration – In a business combination, the Company recognizes a contingent consideration at fair value at the acquisition date. Contingent consideration classified as an asset or liability that is a financial instrument and within the scope of IAS 39 Financial Instruments: Recognition and Measurement, is measured at fair value with changes in fair value recognized either in profit or loss, or as a change to other comprehensive income (“OCI”). If the contingent consideration is not within the scope of IAS 39, it is measured at fair value in accordance with the appropriate IFRS. Contingent consideration that is classified as equity is not re-measured and subsequent settlement is accounted for within equity.

●	Contingent consideration from an asset acquisition is recognized when: the conditions associated with the contingency are met; the Company has a present legal or constructive obligation that can be estimated reliably; and it is probably that an outflow of economic benefits will be required to settle the obligation.

Critical accounting judgments

Information about critical judgments in applying accounting policies that have the most significant effect on the amounts recognized in the consolidated financial statements are, but are not limited to, the following:

●	Deferred income taxes – judgments are made by management to determine the likelihood of whether deferred income tax assets at the end of the reporting period will be realized from future taxable earnings. To the extent that assumptions regarding future profitability change, there can be an increase or decrease in the amounts recognized in respect of deferred tax assets as well as the amounts recognized in profit or loss in the period in which the change occurs.

●	Functional currency - The functional currency for the Company and each of the Company’s subsidiaries is the currency of the primary economic environment in which the respective entity operates. The Company has determined the functional currency of each entity to be the Canadian dollar with the exception of Siyata Israel which has the functional currency of the US dollar. Such determination involves certain judgments to identify the primary economic environment. The Company reconsiders the functional currency of its subsidiaries if there is a change in events and/or conditions which determine the primary economic environment.

●	Going concern – As disclosed in Note 1 to the consolidated financial statements.

RECENT ACCOUNTING PRONOUNCEMENTS

Management does not believe that any recent accounting pronouncement apply specifically to the Company.

BUSINESS

The Problem

Businesses and organizations that rely on commercial vehicle fleets to carry out critical business functions and operations have historically used two-way radios (“Land Mobile Radios” or “LMR”) to communicate between drivers and headquarters. LMR communication devices have historically encountered several challenges. These devices are typically expensive, generally consisting of older and outdated technology. LMR devices are also limited in their range of communication, as local radio bandwidth is limited. Most devices are restricted to communications in one metro areas with limited connectivity with neighboring areas, agencies or companies, hindering headquarters’ ability to communicate with their vehicles. Occasionally, vehicles communicating through LMR will often encounter a communication “dead zone,” thus hindering these vehicles’ abilities to communicate during times of emergencies. They are single-purpose devices, allowing for communications through “push-to-talk” (“PTT”) broadcasting with limited additional features.

UV350 In-Vehicle Solution

The Uniden® UV350 (the “UV350”) is the world’s first and only smartphone with 4G/LTE capabilities specifically designed for in- vehicle usage, optimizing mobile communications for on the road commercial fleet vehicles. Unlike existing Land Mobile Radio (LMR) technology, that operates over radio signals, the UV350 operates over standard 4G cellular networks. The UV350 received United States Federal Communications Commission’s approval as a cellular device, Industry Canada’s approval, certification of PCS Type Certification Review Board (“PTCRB”), Google GMS certification, and Conformité Européenne (“CE”) and Emark certification. The UV350 and has been certified or approved for manufacturing or sale by several North American wireless carriers, or our “channel partners,” including AT&T, Bell Mobility, Rogers, Verizon and by several international wireless carriers. The UV350’s reputation and approvals from industry leaders represent a barrier to entry for potential direct competitive devices, with North American carrier for in-vehicle devices for fleet communication.

AT&T, our largest channel partner, represented 14% of our revenues in 2020. AT&T did not enter into a master services agreement with the Company, but rather, enters into standard purchase order forms on a per order basis. We do does not obligate AT&T to fulfill any required minimum purchase orders. Our typical purchase order contracts with AT&T involve standard warranties and indemnification, insurance requirement and delivery terms. Each separate purchase order agreement can be terminated by AT&T within 10 days’ notice upon notice of and failure to cure any breach by the Company of such agreement.

The UV350 contains several unique features, including:

●	Android Operating System Compatibility. Android compatibility allows customers to download apps such as a PTT app and have it configured by the wireless carrier to ensure your workers can communicate one-to-one, or in a full group call. Because virtually any Android fleet application can be downloaded, this enables customers to eliminate redundant single-purpose hardware in their fleet vehicles.

●	Noise Cancelation. Best-in-class loud and clear audio in noisy commercial vehicles. Our bundled kit includes a dedicated loud speaker and microphone for both phone calls and Push To Talk (PTT) calls.

●	Economic. Far lower price to customers compared to using multiple single purpose devices which can cost thousands of dollars to purchase, and lots of time to install and maintain. With our UV350, the truck only needs one sim card with a voice and data plan as opposed to using multiple devices with multiple sims and plans. This allows lower monthly fees per vehicle.

●	Safety. With its large display a dedicated palm mic and one-touch buttons for key driver tasks, the UV350 is safe for drivers, allowing them to keep their eyes on the road and hands on the wheel.

●	Wi-Fi Hotspot. Customers can connect up to five devices to the UV350 via Wi-Fi, giving the customers added connectivity options.

●	Always Powered. The UV350 is powered by the vehicle’s battery so it automatically powers on when the vehicle is started up, and it defaults to turn off automatically when the vehicle is turned off. This default setting can be changed for customers who need the device to stay on after the vehicle is shut off. The device is designed to operate properly in any extreme temperature situation.

●	4G/LTE. The UV350 works on the multiple wireless carrier networks which provide the best nation-wide coverage options for customers and is compatible with high speed 4G data networks.

●	Accessories. In addition to the UV350 standard bundle kit which includes everything that customers need to get started, Siyata also offers optional PTT accessories such as a Wired Palm Mic which most PTT customers prefer. For customers whose fleet vehicles travel into areas with limited cellular reception, Siyata offers an outdoor, roof mounted antenna as well as an optional in-line cellular booster to amplify the cellular signal so that fleet vehicles can maintain connection when they are further away from cellular tower sites.

Our Rugged Handheld Solution

Siyata has entered into supply agreements with several North American wireless carriers. The Company believes that additional complementary PTT devices can be offered by Siyata to these wireless carriers. The rugged handheld market, smartphones designed specifically to withstand hardship and exposure, have relatively few competitors, and wireless carriers appear poised to expand their offerings in this category.

Siyata currently offers a rugged handheld clamshell device (UR7) outside of North America for customers who demand a cost-effective high performing PTT device. Another rugged handheld device (UR5) is intended to complement our commercial vehicle devices for international markets and will support popular Push-to-Talk apps. Key vertical markets for rugged handheld devices are construction job sites, warehouses, factories, hotels, retail stores, schools, landscaping crews, special events. Customers who would consider our rugged handheld devices are looking to increase the worker’s productivity, and to reduce their total cost of ownership compared to other devices.

In Q3 2021, Siyata unveiled its next generation rugged device, the SD7. The SD7 is Siyata’s first mission critical push-to-talk device (MCPTT) and is also the first rugged handset that Siyata will offer in North America, expected in the second half of 2021, then in Europe in 2022. With this device, Siyata expects to increase its MCPTT market share not only in the first responder market, but also in the utilities, transportation and waste management markets.

●	Tough & Rugged. Our rugged devices meet the industry standards for ruggedness and water resistance.

●	Large PTTButton. With a large dedicated PTT Button, this makes it easy for customers to use for PTT, as opposed to having to hold down a virtual button on the screen.

●	Loud and Clear. Its powerful speakers ensure loud, clear audio sound quality.

●	Large optional extended. Long lasting battery to keep working for several days, in most customer use cases. The battery can be easily and quickly replaced on short notice.

●	SOS Button. Workers can alert supervisors of emergency situations that occur on the job.

Our Cellular Booster Solution

We offer a full line of cellular boosters, a device intended to form a wireless system to boost cellular reception, under the brand name Uniden®. We have entered into a partnership whereby Uniden America Corporation has granted the exclusive license to Siyata Mobile to market cellular signal boosters under the Uniden® brand name within the U.S. and Canada. As a world-wide leader in wireless communications, Uniden America Corporation, the North American subsidiary of Japan-based Uniden Corporation, manufactures and markets wireless consumer electronic products. Based in Fort Worth, Texas, Uniden sells its products through dealers and distributors throughout North, Central and South America. Uniden Cellular booster kits solve issues of poor reception, dropped calls, lost data and transmission quality issues that users routinely experience on every cellular network. These easy-to-install cellular booster kits are designed for homes, cabins, offices, and buildings to improve the cellular signal reception indoors, allowing people to use their cellular phones indoors where they previously could not do so. We also offer models designed for vehicles, both wired and wireless boosters, to improve the cellular reception inside a vehicle that is driving in a weak cellular signal area. Uniden cellular signal boosters offer kits designed to offer cellphone coverage for difference distances, including kits for a small area of 1 or 2 rooms, and more expansive solutions that will cover over 100,000 sq. ft. Our cellular signal boosters are carrier agnostic to ensure the best signal integrity, supporting 2G, 3G, 4G and soon 5G (in development) technologies on all carriers operating in North America.

The Uniden® U60C 4G Cellular Booster and Uniden® U65C 4G Cellular Booster are user friendly devices that simply require plugging it into a power source and turning it on. The device will automatically adjust to provide the user with a boosted cellular signal in their trouble zone. These devices range in price starting from a retail price of $347 USD and up. The Uniden® U60P Cellular Booster, Uniden® U65P Cellular Booster, and Uniden® U70P Cellular Booster and available in 3G and 4G versions. These devices are just as easy to install as the consumer boosters but include additional features, such as manual gain control override, LCD status display and input signal display.

The Uniden® Link 4G Cradle Style Cellular Booster is used for single use case, Uniden® UM50 4G Cellular Booster works great in cars, vans, first responders, and any situation on the go where you need to expand your coverage zone. The Uniden® UM2M 4G Cellular Booster is our direct connect unit that works in vehicles connected to your in-vehicle phone or your cellular modem. These devices range in price starting from a retail price of $197 USD and up.

The Uniden® UM2M 4G Cellular Booster is our newest product in our line up and one of the most promising. We are very excited to launch this item as it is not only great for machine-to-machine application such as in vending and ATM machines, but this booster perfectly complements the company’s Uniden® UV350 In Vehicle Smartphone. This booster connects directly to the Uniden® UV350 In Vehicle Smartphone giving the device a much-expanded coverage zone. This is a complete solution that many customers need. The combination of Uniden® UV350 and Uniden® M2M 4G Cellular Booster gives our customer the ultimate enterprise class solution to enjoy crystal clear phone calls and lightning fast data speeds.

Industry

Communication, productivity and safety among task workers are the central requirements in business-critical and mission-critical environments. Organizations with remote and disparate workers—from police and firefighters to construction, oil rigs and manufacturing workers—require extremely durable communication solutions that provide reliable and secure voice, data and workflow applications.

The types of vehicles that we provide communication solutions to include school buses, utilities, oil and gas, waste management, snow plows, transportation, construction vehicles, and first responder vehicles. In North America there are, according to the United States Department of Transportation, over 20 million of such vehicles, representing a significant potential customer base for Siyata. Each of these types of vehicles demands superior in-vehicle communications solutions.

A cost-effective solution is essential for both government fleets, such as first responder police vehicles, and commercial enterprises, including construction companies. These industries are concerned with managing and controlling their capital expenditures and operating expenses and they adopt such mindset with their selection of communication devices for their staff and fleets.

These industries are also required to adhere to the current safety and operational requirements, while maintaining the flexibility to adjust to meet future relevant requirements. For example, currently, the fleet managers may only require PTT communications with the drivers, and the ability to track the location of their vehicles. However, latest industry trends require that drivers possess a driver emergency safety app or a workforce automation solution. A communications solution based on the UV350 contains built-in flexibility to adapt with customer demand. The UV350 is a highly connected Internet of Things (IoT) platform which supports downloadable Android apps for future functionality.

There is a demand within our targeted vertical markets to be connected with the First Responder Network Authority (“FirstNet Authority” or “FirstNet”). FirstNet is a nationwide high-speed broadband wireless network providing a single interoperable platform for law enforcement, firefighters, paramedics and other public safety officials in every state, county, locality and tribal area. AT&T has developed a 4G network for organizations or agencies in times of emergencies to communicate and coordinate response efforts. AT&T’s FirstNet network is reserved for “primary” first responder users such as police, fire, and ambulance, and it includes “extended primary” users such as utilities, snow plows, and yellow school buses, who are occasionally summoned for emergencies. The United States Government is increasingly encouraging first-responder organizations and agencies to transition to a FirstNet-based communications network to facilitate communications and coordination during emergencies.

According to the Smithsonian Institute, there approximately 500,000 yellow school buses in the United States. School buses primarily communicate through the existing legacy technology of two-way radios (LMR). Many county school districts own both their own fleet of buses and their own radio towers with two-way radio service coverage that is restricted to within in their county. However, occasionally, when school buses transport students outside their county for field trips and sports events, the drivers are unable to communicate with their dispatchers. The UV350 device addresses this problem since it uses the nationwide cellular networks. Moving from a solely PTT to a cellular-based system also precludes the necessity for counties and school districts to maintain older radio towers.

Our Strategy

Siyata’s primary focus is to increase sales of our UV350 In-Vehicle device, rugged handhelds and cellular boosters in North America and other international markets. With approximately 20 million potential commercial vehicles to pursue in North America, per the United States Department of Transportation, Siyata believes there is large growth potential in this market. Our strategy is to continue to partner with North American and other international wireless carriers in order to interface with new potential customers and expand our customer base. Siyata sales are B2B and we will sell the hardware to the wireless carrier (or their distributors), who will in turn sell the hardware to the fleet vehicle customer.

Siyata already has established distribution relationships with several North American and international carriers and is generating revenue from selected countries outside of North America. Siyata will continue to be strategic in selecting geographic markets with strong demand for our existing solutions. We will identify key distributors in those new markets who can assist us with establishing a market presence.

Siyata is also willing to consider strategic moves such as acquiring a complementary company if the right opportunity presents itself.

Our Pricing

For wireless carriers, they are free to price the device how they choose. In most cases for significant sales opportunities the carriers are willing to subsidize the cost of the device in order to secure the new activations with the associated monthly Average Revenue Per User (ARPU).

Even our unsubsidized full price is competitive compared to other hardware solutions, but when our device is subsidized, the capital and operational expense benefits to customers compared to other solutions are even greater.

Target Markets

Yellow School Buses

There are currently approximately 500,000 active yellow school buses in North America, per the Smithsonian Institute. The majority of these use a two-way LMR radio for voice communications between their dispatchers and the bus drivers. A small percentage of yellow school buses also use a tracking system so that the fleet manager at the local school district headquarters can identify where the buses are at any time. Challenges for school districts include controlling costs, maintaining legacy two-way radio devices and networks, and also the lack of communication with their drivers when buses are beyond the county borders for field trips and sports events. The US Government is also encouraging school districts to incorporate technology that is compatible with FirstNet. Siyata believes that UV350 In-Vehicle device with a Push-to-Talk over Cellular app, a Mobile Device Management (MDM) app, and an emergency response app such as CrisisGo, combined with Siyata’s Wired Palm Mic, Roof Mounted Antenna and In-line Cellular Booster provides a solution to these school districts. This will result in lower Capex and Opex, as well as increased driver safety, increased functionality, and much improved cellular coverage. If the School District selects FirstNet as its wireless carrier partner, then drivers can be assured of communicating with their dispatchers and with neighboring agencies in times of emergencies. This availability of the new FirstNet network is causing many school districts to reconsider their communications solutions, which will benefit Siyata. Siyata is conducting multiple trials and has already commenced sales in this sector.

Utility ‘Bucket Trucks’

Utility businesses in North America operate hundreds of thousands of vehicles, including bucket trucks used by workers to fix or install hydro-lines on utility poles. These trucks require the ability for their dispatchers to communicate with the workers in the truck. These trucks currently primarily incorporate a mix of two-way LMR radio and Push-to-Talk over Cellular (PoC) to communicate. Many bucket trucks also utilize a second weatherproof speaker mounted in the back of the truck in order for dispatchers to communicate with elevated workers operating on hydro lines. Communicating with and relaying important information to workers operating on hydro lines can be challenging. Siyata has developed a custom solution for dispatchers to communicate with the truck, and also an extra amplifier which can power the Utility’s pre-installed second speaker, connected by a simple toggle switch. Siyata has conducted trials with this product with several utility trucks.

First Responder Vehicles

According to the Smithsonian Institute, there are approximately 3 million active First Responder vehicles in the US. Most police vehicles contain “P25” two-way radio devices for PTT voice communication. P25 devices are expensive, with each device costing thousands of USD, along with a ruggedized laptop computer for database lookups which can cost over $2,000 USD. The opportunity for Siyata in the near term is to augment, rather than to replace the P25 in vehicle two-way radio. Police agencies are traditionally less willing to abandon their legacy two-way radio technology. With the launch and growth of FirstNet, police agencies are beginning to adopt FirstNet compatible PTT over cellular devices to enable neighboring agencies to communicate during emergencies. While it is possible to enable P25 two-way radios to talk with PTT over cellular devices, the UV350 is a dedicated PTT over cellular solution which delivers strong audio quality and dependability for first responders. Siyata recognizes opportunities with police agencies in smaller rural communities where two-way radio coverage is more challenging. With Siyata’s roof mounted antenna and in-line cellular booster, the UV350 device can be the solution that allows rural police vehicles to communicate efficiently. Siyata is also currently conducting trials with several ambulance agencies.

Construction Vehicles

Construction companies present a strong customer base for Siyata’s suite of products. Companies operating trucks that deliver gravel or remove soil from construction sites traditionally have used commercial grade two-way LMR radios for voice communication. These vehicles occasionally also integrate technologies such as Automatic Vehicle Location devices so that headquarters can monitor the locations of their trucks. For metro-wide two-way radio coverage, these construction companies are typically paying a small two-way radio company between $20 and $40 USD per month per truck for the use of their towers and repeaters for voice communications between headquarters and their drivers. If the trucks need to travel outside the metro region then they are unable to communicate. The UV350 device delivers loud and clear audio communications while its relatively small footprint fits securely in vehicles. The UV350 can replace the two-way radio devices used in construction company vehicles to make driving simpler and safer. Siyata is currently conducting trials with several construction companies and has already begun sales in this vertical.

Competition

We do not believe that we have any direct competitors within the in-vehicle market category and we believe that no other Company offers an In-Vehicle Smartphone that is approved for sale in North America by wireless carriers. To date, we are not aware of any directly competing devices that are in development.

We have several indirect competitors. Customers could choose a handheld phone along with a professionally installed third party car kit. There are car kit providers who attempt to make their car kits compatible with popular handheld phone models. By comparison, the UV350 device offers enhanced audio quality, safety, and reception. Furthermore, the UV350 is always active and can be used in temperature extremes. Furthermore, the UV350 kit is one complete solution from one supplier, as opposed to buying separately from two different companies and assembling a phone and a car kit that offers no proven compatibility.

Our second indirect competitor are rugged tablets that can be placed in a mount. The UV350 device offers better audio quality, better safety, better cellular reception, and it is always on and ready to be used. Also, compared to a tablet, the UV350 can also make cellular calls including emergency 911 calls whereas the tablet cannot as it is a data only device.

Our third indirect competitor is an In-Vehicle Two-way Radio (LMR). Not only can the UV350 make phone calls which the LMR radio cannot, but the UV350 offers much better coverage due to using the cellular network as opposed to a limited two-way radio network. And the UV350 can support downloadable Android apps and can serve as a modem for IoT devices and as a Wi-Fi hotspot for further connectivity options and more.

Our fourth indirect competition is that global leading LMR vendor has recently announced the TLK 150 In-Vehicle device which is a Push to Talk over Cellular device, compatible only with its own Wave PTT application and does not feature any downloadable apps (fleet management, GPS tracking, live video feed, etc.) nor the ability to make a phone call over the wireless network. This leading LMR vendor sells the TLK 150 In-Vehicle devices directly to customers and through its dealer channel, but not through wireless carriers.

Within the Ruggedized handheld phone category, we have a few direct competitors, including Sonim Technologies, Inc., Kyocera Corporation and Bullet Mobile using the CAT brand who produce rugged handheld devices. Samsung Electronics Co. Ltd. also offer some of their consumer cellular devices in a more rugged form factor. There are also several Chinese companies who manufacture rugged devices but are less active in the North American markets.

Within the Cellular Booster category, we have several direct competitors, including Wilson Electronics, LLC, Nextivity Inc., and SureCall Company.

Employees

As of September 30, 2021, we had 27 full-time employees and no part-time employees. Ten of our employees are located in Israel, with three performing sales functions, four performing research and development functions, and four performing operations. Of the remaining 17 employees, 13 are located in Canada, with six performing sales functions and nine performing operational functions and 4 are located in the USA, all performing sales functions.

As of December 31, 2020, we had 27 full-time employees and no part-time employees. Ten of our employees are located in Israel, with three performing sales functions, four performing research and development functions, and four performing operations. Of the remaining 17 employees, 13 are located in Canada, with six performing sales functions and nine performing operational functions and 4 are located in the U.S.A., all performing sales functions.

As of December 31, 2019, we had 20 full-time employees and no part-time employees. Ten of our employees are located in Israel, with three performing sales functions, four performing research and development functions, and four performing operations. The other 10 employees are located in Canada, with six performing sales functions and four performing operations functions.

Intellectual Property

We own two patents that we acquired from ClearRF, as discussed below, and we have entered into several licensing agreements for the use of a trademark and certain patents.

Uniden America Corporation

In December 2012, Signifi Mobile, the Company’s wholly-owned subsidiary entered into a license agreement with Uniden America Corporation, as amended (the “Uniden Agreement”). The Uniden Agreement provides for the Company to use the trademark “Uniden®,” along with associated designs and trade dress to distribute, market and sell its In-Vehicle device, cellular signal booster and accessories during its term in North America. The agreement includes renewal options up to December 31,2022 and is subject to certain minimum royalties. The license agreement is amortized on a straight-line basis over its five-year term.

Wilson Electronics LLC

Effective January 1, 2018, Signifi Mobile Inc., the Company’s wholly-owned subsidiary, entered into an agreement with Wilson Electronics, LLC to permit the Company to utilize several of Wilson Electronics’ patents related to cellphone boosters (the “Wilson Agreement”). The Wilson Agreement grants the Company an indefinite right to utilize its cellphone booster-related patents in exchange for paying Wilson Electronics, LLC a royalty fee for boosters sold by the Company. The Wilson Agreement remains in force until the Wilson patents on the Booster products expire.

Via Licensing Corporation

Effective June 8, 2018, the Company entered into two separate licensing agreements with Via Licensing Corporation to utilize worldwide patents related to the coding and decoding of “android” software as well as access and download within the “LTE/ 4G” network. This patent is for an initial period of 5 years and can be extended for a further 5-year term. The Company has the right at any time during the term on any extension hereof, to terminate these agreements upon providing 60 days advanced notice of termination. The quarterly royalty fees are based solely on product sales and is a percentage formula based upon the number of units sold, the country manufactured and the country location of the end customer. There are no minimum royalty fees payable according to the agreement.

e Wave Mobile Ltd.

Effective October 1, 2017, the Company entered into an Asset Purchase Agreement with eWave Mobile Ltd. (“eWave”) for the purchase of certain distribution rights and contracts in connection with the right to sell and distribute in Israel certain cellular devices for the push to talk market (the “eWave Supplies”) in exchange for $700,000 and the Company issuing an amount equal to USD$700,000 to the Company. Additionally, the Company shall pay eWave 50% of the net profit from all sales the Company earns from the eWave Supplies from 2017 – 2018, and then 25% thereafter.

Clear RF, LLC

On March 31, 2021, the Company’s indirectly and wholly-owned subsidiary ClearRF Nevada Inc. acquired all of the issued and outstanding interests of Clear RF, LLC, or ClearRF, a Washington State limited liability company, for a total purchase price of $700,000 in a combination of cash and Common Shares. ClearRF produces M2M (machine-to-machine) cellular amplifiers for commercial and industrial M2M applications and offers patented direct connect cellular amplifiers and patented auto gain & oscillation control designed for M2M and “internet-of-things” (IoT) applications. Two patents (described below) held by ClearRF were subsequently transferred and assigned to Signifi Mobile Inc. following the closing of this acquisition.

i.	RF Passive Bypass technology enables tethered devices to communicate through the amplifier network, even if the amplifier loses power, or when the signal is not required, a key differentiator amongst competitors, in particular for mission-critical applications and first responder vehicles that require constant clear cellular coverage and connectivity.

ii.	Auto Gain & Oscillation Control detects the level of incoming signal strength and self-adjusts output power to ensure maximum signal strength. This feature is vital for telematics (mobile) M2M applications because the amplifier will be in constant motion and will require periodic self-adjustment based on changing incoming signal environment.

Seasonality

The Company does not experience any effects of seasonality it its business. Our products are designed to function at full capacity under all weather conditions and therefore, we do not experience any shifts in our sales patterns.

Facilities

The Company’s headquarters are located at 1001 Lenoir Street, Suite A-414, Montreal, QC H4C 2Z6, with approximately 4,472 square feet of space. The Company entered into a lease agreement for its property for a five-year term, beginning on July 1, 2020 (the “Lease”). The Lease is set to expire on May 31, 2024. Under the Lease, the Company pays Net Rent of $12.00 per square foot per annum, approximately $53,664 annum, payable in monthly equal installments.

Legal Proceedings

From time to time, we are involved in litigation or other legal proceedings incidental to our business. We are not currently a party to any litigation the outcome of which, if determined adversely to us, would individually or in the aggregate be reasonably expected to have a material adverse effect on our business, operating results, cash flows or financial condition.

MANAGEMENT

Set forth below is information concerning our directors, executive officers, and other key employees.

Name	Age	Position(s)
Marc Seelenfreund	51	Chief Executive Officer
Gerald Bernstein	58	Chief Financial Officer
Glenn Kennedy	54	Vice President of Sales
Gidi Bracha	44	Vice President of Technology and Product Development
Luisa Ingargiola*	52	Director
Peter Goldstein	58	Director and Chairman of the Board of Directors
Michael Kron	58	Director
Steven Ospalak	53	Director
Lourdes Felix**	53	Director

*	Resigned from the Board on October 29, 2021.

**	Appointed to the Board on October 29, 2021.

Marc Seelenfreund

Marc Seelenfreund is the Founder and CEO of Siyata Mobile Inc. since July 2015, when the reverse takeover of Teslin Resources created Siyata Mobile Inc. Marc Seelenfreund has over 20 years’ experience in the telecom and cellular arena as founder of a leading telecom distribution company representing multiple global telecom vendors. From August 2004 to July 2015, he was the CEO of Accel Telecom Inc. a key importer and integrator of advanced telecom equipment into the Israeli telecom market. Accel Telecom Inc’s products and services included importing and distribution of mobile devices, including smartphones and feature phones, integration of cloud software, and distribution and integration of networking equipment including routers and mobile broadband solutions. Marc Seelenfreund received a law degree from Bar Ilan University and is Chairman of Ono College.

Gerald Bernstein

Gerald Bernstein has been CFO of the Company since July 2016. Mr. Bernstein was previously the VP Finance of an international real estate development and management company as well as a fulfillment logistics provider. From September 2003 until July 2015, Mr. Bernstein was a self-employed certified public accountant consultant, working on various mandates in mortgage financing, tax planning, turnaround, process re-engineering and private equity due diligence. Mr. Bernstein holds a Bachelor of Commerce Degree and a Graduate Diploma in Public Accountancy from McGill University. Mr. Bernstein has been a member of the Canadian Institute of Chartered Professional Accountants since 1987.

Glenn Kennedy

Mr. Kennedy has over 25 years of sales experience in the telecommunications industry where he has managed sales nationally for Motorola Canada, HTC Communications Canada and Sonim Technologies; Glenn Kennedy is the VP Sales of Siyata Mobile Inc. since January 2017 including product certification, sales training and education to the marketplace. Previously Mr. Kennedy severed as the Director of Carrier Sales for Sonim Technologies working exclusively on the Rogers Wireless account from October 2015 until December 2016. Mr. Kennedy was the National Account Manager for HTC Communications Canada, working exclusively on the Bell Mobility account from August 2011 until August 2015. From April 2003 until May 2011, Mr. Kennedy was the National Account Manager for Motorola Mobility, working specifically on the Telus account. Mr. Kennedy has earned a Bachelor of Arts in Honors Business Administration from the Richard Ivey School of Business at the University of Western Ontario.

Gidi Bracha

Mr. Bracha has served as VP of Technology since 2011 and has spearheaded the development of Siyata’s various cellular products. Mr. Bracha has over 15 years of technological experience in the telecommunications industry. Mr. Bracha has served in various key positions at Cellcom, Israel’s leading cellular provider, including Head of Car Mobility Products and as a Director of Type Approvals. Mr. Bracha has served as an engineer in the Anti-Aircraft division of the air force in the IDF. Mr. Bracha holds a Bachelor’s degree in Engineering and Business Management from the University of Derby.

Michael Kron

Michael Kron combines over twelve years in the communications industry. Mr. Krin has been the director of the Company since July 27,2015. Since May 2017, Mr. Kron has been the Chairman and CEO of AnywhereCommerce Inc, where he works closely with technology start-ups serving as an incubator. Previously, he held the role of CFO at Anywhere Commerce Inc. since June 2008. He currently holds one public company board seat being Siyata. He is a Chartered Professional Accountant and has a B.Com. from Concordia University.

Stephen Ospalak

Mr. Stephen Ospalak combines over twenty-one years of experience in the communications industry. Mr. Ospalak has been the director of the Company since July 27, 2015. Mr. Ospalak has been a Managing Director of Breen Management Group, Inc. (BMG) since January 2009. Previously, Mr. Ospalak was the Vice President of Products and Service Marketing at TELUS Communications Inc. from September 1999 until November 2008. Mr. Ospalak we received a Bachelor of Science from the University of Toronto and an Honors Bachelor of Commerce from the University of Windsor.

Luisa Ingargiola

Ms. Ingargiola resigned from the Board on October 29, 2021. She has over 20 years of experience in finance, accounting and public markets. She currently serves as chief financial officer of Avalon Globocare, a position she assumed in 2017. Ms. Ingargiola also serves as a board member and audit chair of Electra Meccanica, AgEagle Aerial Systems, BioCorRx, Inc., Vision Marine Technologies Inc., and as a director of Progress Acquisition Corporation, a special purpose acquisition corporation (SPAC). She previously served as a board member and audit chair of Globe Photos, Inc. (2018-2019), FTE Networks Inc (2016-2019), CopSync (2016-2017), and as a director of The JBF Foundation Worldwide, a non for profit (2015-2017). From 2007 to 2018 she served as chief financial officer of MagneGas Corporation. Ms. Ingargiola has significant experience in public markets, financing transactions, compliance, corporate governance, internal controls and mergers and acquisitions. She received her undergraduate degree in Business Administration from Boston University Questrom School of Business and her master’s degree from University of S. Florida.

Peter Goldstein

Mr. Goldstein has over 30 years of diverse and global entrepreneurial, client advisory and capital market experience and a successful track record in leading and building companies in the capital markets. Mr. Goldstein is experienced with mergers and acquisitions, strategic planning and transaction structuring. In 2006, Mr. Goldstein founded Grandview Capital Partners, Inc. where he continues to serve as chairman and chief executive officer to this date. He is the and chief executive officer of Exchange Listing, LLC, which he founded in 2019. He currently serves as a member of the board of directors of Cosmos Holdings, Inc. From 2013 to 2015 he served in various roles, including as a director, interim president and chief financial officer of American Patriot Brands, Inc. In 2012 he co-founded Staffing 360 Solutions, Inc., where he served in various roles, including chairman of the board of directors and principal financial officer until 2014. He received his master’s degree in international business from the University of Miami.

Lourdes Felix

Lourdes Felix is a corporate finance executive offering over fifteen years of combined experience in public accounting and in the private sector in building, leading, and advising corporations through complex restructurings. Ms. Felix has been instrumental in assisting in capital procurement and implementing an audit committee. She is thoroughly experienced in guiding troubled companies to greater efficiency and profitability. Ms. Felix has acquired expertise in securities laws and knowledge of SOX requirements. She has worked with private and public SEC reporting companies. Ms. Felix was previously the controller for a mid-size public accounting firm for over seven years and was responsible for the operations and financial management of regional offices. Her experience includes a wide variety of industries including advertising, marketing, non-profit organizations, medical practices, mortgage banking, manufacturing and SEC reporting companies. She has assisted companies with documented contributions leading to improved financial performance, heightened productivity, and enhanced internal controls. Ms. Felix has been a Director of BioCorRx Inc. since March 7, 2013. Ms. Felix was appointed Chief Executive Officer of BioCorRx on November 9, 2020 and became Chief Financial Officer of BioCorRx on October 1, 2012. Ms. Felix was President of BioCorRx from February 26, 2020 until she resigned upon her appointment as CEO on November 9, 2020. Ms. Felix is very active in the Hispanic community and speaks fluent Spanish. Ms. Felix holds a Bachelor of Science degree in Business Management and Accounting from University of Phoenix.

Family Relationships

None of our directors or executive officers has a family relationship as defined in Item 401 of Regulation S-K.

Involvement in Certain Legal Proceedings

To the best of our knowledge, none of our directors or executive officers has, during the past 10 years, been involved in any legal proceedings described in subparagraph (f) of Item 401 of Regulation S-K.

Board of Directors

Our board of directors currently consists of five directors, three of whom shall be “independent” within the meaning of Section 5605(a)(2) of the NASDAQ Listing Rules and will meet the criteria for independence set forth in Rule 10A-3 of the Exchange Act.

Terms of Directors and Executive Officers

Each of our directors holds office until a successor has been duly elected and qualified unless the director was appointed by the board of directors, in which case such director holds office until the next following annual meeting of shareholders at which time such director is eligible for re-election. All of our executive officers are appointed by and serve at the discretion of our board of directors.

Qualification

There is currently no shareholding qualification for directors, although a shareholding qualification for directors may be fixed by our shareholders by ordinary resolution.

Insider Participation Concerning Executive Compensation

Marc Seelenfreund has been involved in all determinations regarding executive officer compensation since the inception of the Company. He will continue to make such decisions until the Compensation Committee is established immediately prior to the consummation of this offering.

Committees of the Board of Directors

We have established three committees under the board of directors: an audit committee, a compensation committee, and a nominating and corporate governance committee. We will adopt a formal charter for each of the three committees prior to the closing of this offering. We have determined that Stephen Ospalak, Michael Kron, and Lourdes Felix will satisfy the “independence” requirements of Section 5605(a)(2) of the Nasdaq Listing Rules and Rule 10A-3 under the Securities Exchange Act. Each committee’s members and functions are described below.

Audit Committee. Our audit committee consists of Stephen Ospalak, Michael Kron and Lourdes Felix. Michael Kron is the chairperson of our audit committee. Our board also has determined that Michael Kron qualifies as an audit committee financial expert within the meaning of the SEC rules or possesses financial sophistication within the meaning of the Nasdaq Listing Rules. The audit committee oversees our accounting and financial reporting processes and the audits of the financial statements of our company. The audit committee is responsible for, among other things:

●	appointing the independent auditors and pre-approving all auditing and non-auditing services permitted to be performed by the independent auditors;

●	reviewing with the independent auditors any audit problems or difficulties and management’s response;

●	discussing the annual audited financial statements with management and the independent auditors;

●	reviewing the adequacy and effectiveness of our accounting and internal control policies and procedures and any steps taken to monitor and control major financial risk exposures;

●	reviewing and approving all proposed related party transactions;

●	meeting separately and periodically with management and the independent auditors; and

●	monitoring compliance with our code of business conduct and ethics, including reviewing the adequacy and effectiveness of our procedures to ensure proper compliance.

Compensation Committee. Our compensation committee consists of Stephen Ospalak, Michael Kron and Peter Goldstein. Peter Goldstein is the chairperson of our compensation committee. The compensation committee assists the board in reviewing and approving the compensation structure, including all forms of compensation, relating to our directors and executive officers. Our chief executive officer may not be present at any committee meeting during which his compensation is deliberated. The compensation committee is responsible for, among other things:

●	reviewing and approving the total compensation package for our most senior executive officers;

●	approving and overseeing the total compensation package for our executives other than the most senior executive officers;

●	reviewing and recommending to the board with respect to the compensation of our directors;

●	reviewing periodically and approving any long-term incentive compensation or equity plans;

●	selecting compensation consultants, legal counsel or other advisors after taking into consideration all factors relevant to that person’s independence from management; and

●	reviewing programs or similar arrangements, annual bonuses, employee pension and welfare benefit plans.

Nominating and Corporate Governance Committee. Our nominating and corporate governance committee consists of Peter Goldstein, Michael Kron and, Lourdes Felix is the chairperson of our nominating and corporate governance committee. The nominating and corporate governance committee assists the board of directors in selecting individuals qualified to become our directors and in determining the composition of the board and its committees. The nominating and corporate governance committee are responsible for, among other things:

●	identifying and recommending nominees for election or re-election to our board of directors or for appointment to fill any vacancy;

●	reviewing annually with our board of directors its current composition in light of the characteristics of independence, age, skills, experience and availability of service to us;

●	identifying and recommending to our board the directors to serve as members of committees;

●	advising the board periodically with respect to significant developments in the law and practice of corporate governance as well as our compliance with applicable laws and regulations, and making recommendations to our board of directors on all matters of corporate governance and on any corrective action to be taken; and

●	monitoring compliance with our code of business conduct and ethics, including reviewing the adequacy and effectiveness of our procedures to ensure proper compliance.

Code of Business Conduct and Ethics

Our board of directors has not yet adopted a code of business conduct and ethics because none of the markets that our Common shares is registered under requires us to have one. We plan on adopting a code of business conduct and ethics prior to this registration statement becoming effective.

Non-Employee Director Compensation

The following table sets forth information regarding compensation earned, in USD$, during the year ended December 31, 2020 by our non-employee directors who served as directors during such year.

Mr. Seelenfreund, our Chief Executive Officer, serves on our board of directors but did not receive compensation for his service as a director in 2019 nor 2018. On November 1, 2020, Mr. Seelenfreund and the Company entered into a directors’ fee agreement, whereby as consideration for his services as a member of the board, Mr. Seelenfreund shall receive cash consideration in the amount of $40,000 per year and the compensation paid to Mr. Seelenfreund as a consultant during the year ended December 31, 2020 are both set forth in the “Summary Compensation Table” below.

Effective November 1, 2020, Siyata entered into a two year consulting agreement with Stephen Ospalak, or, the Ospalak Consulting Agreement, pursuant to which Stephen Ospalak, as a member of the Board of Directors, will be paid an annual fee of $37,000. Additionally, Stephen Ospalak was granted 20,000 stock options, to vest over 24 month period in 8 equal tranches beginning on the date of the grant, at $6.00 per share with an expiry date of 5 years from the date of granting.

Effective November 1, 2020, Siyata entered into a two year consulting agreement with Michael Kron, or, the Kron Consulting Agreement, pursuant to which Michael Kron, as a member of the Board of Directors, will be paid an annual fee of $53,000. Additionally, Michael Kron was granted 20,000 stock options, to vest over 24 month period in 8 equal tranches beginning on the date of the grant, at $6.00 per share with an expiry date of 5 years from the date of granting.

Name	Salary	Bonus	Option Awards	Total
USD				$-
Steve Ospalak	$36,167	$20,000	$22,063	$78,230
Brian Budd	$12,642	$20,000	$22,063	$54,705
Michael Kron	$37,700	$20,000	$22,063	$79,763
Richard Hoy	$62,304	$5,153	$12,935	$80,392
Peter Goldstein	$7,000	$-	$20,736	$27,736
Total	$155,813	$65,153	$99,860	$320,826

Name	Fees Earned or Paid in Cash	Option Awards	Total
Brian Budd*	$		$54,705
Peter Goldstein	$		$27,736
Michael Kron	$		$79,763
Stephen Ospalak	$		$78,230
Richard Hoy**	$		$80,392

*	Brian Budd was not re-nominated at our annual shareholders meeting.

**	Richard Hoy resigned from our board of directors on October 22, 2020.

EXECUTIVE COMPENSATION

Executive Compensation

The following table sets forth certain information with respect to compensation, in USD$, for the year ended December 31, 2020, earned by or paid to our chief executive officer and principal executive officer, our principal financial officer, and our executive officers.

Effective November 1, 2020, Siyata entered into a two year employment with Gerald Bernstein, pursuant to which Gerald will continue to be the Chief Financial Officer and will be paid an annual base salary of $CAD300,000. Additionally, Gerald Bernstein was granted 29,000 stock options, to vest over 24 month period in 8 equal tranches beginning on the date of the grant, at $6.00 per share with an expiry date of 5 years from the date of granting. In addition, on January 2, 2021, Gerald Bernstein was granted 1,000 stock options, to vest over 24 month period in 8 equal tranches beginning on the date of the grant, at $11.50 per share with an expiry date of 5 years from the date of granting.

	Salary	Bonus	Option Awards(1)	Total
USD
Gerald Bernstein	$111,352	$80,000	52,775	$244,127
Marc Seelenfreund(2)	305,537	176,000	124,360	605,897
Gidi Bracha	174,093	0	57,446	231,539
Glenn Kennedy	111,815	0	4,147	115,962
Total	$702,797	$256,000	238,728	$1,197,525

(1)	Represents the aggregate grant date fair value computed in accordance with IFRS 2 Share-based payments. The price for each amount is based on the closing price of the trading price of our shares on the TSXV on the date of grant.
(2)	Includes (i) 95,000 options at $6.00 per share issued on November 1, 2020, with a ten year expiry; and (ii) 5,000 options at $11.50 per share issued on January 2, 2021.

2020 Outstanding Option Awards at Fiscal Year Ended

Name	Number of securities underlying unexercised options (#)	Equity incentive plan awards: Number of securities underlying unexercised unearned options (#)	Option exercise price $USD	Option expiration date	Number of shares or units of stock that have not vested (#)	Market value of shares of units of stock that have not vested ($)	Equity incentive plan awards: Number of unearned shares, units or other rights that have not vested (#)	Equity incentive plan awards: Market or payout value of unearned shares, units or other rights that have not vested ($)
Marc Seelenfreund	8,138	0	62.55	3/21/2024	-	-	-	-
	95,000	83,125	6.00	11/15/2030	-	-	-	-
Gerald Bernstein	2,483	2,483	40.94	1/11/2022	-	-	-	-
	29,000	25,375	6.00	11/15/2025	-	-	-	-
Glenn Kennedy	2,207	0	40.38	1/22/2022		-	-	-
	4,000	3,500	6.00	11/15/2025		-	-	-
Stephen Ospalak	1,379	0	78.47	7/22/2024	-	-	-	-
	1,724	0	56.86	12/24/2023	-	-	-	-
	20,000	17,500	6.00	11/15/2025	-	-	-	-
Gidi Bracha	1,379	0	78.47	7/24/2022	-	-	-	-
	2,483	0	62.55	3/21/2024	-	-	-	-
	20,000	17,500	6.00	11/15/2025	-	-	-	-
Brian Budd	690	0	78.47	7/22/2024	-	-	-	-
	1,724	0	56.86	12/24/2023	-	-	-	-
	20,000	0	6.00	11/15/2025	-	-	-	-
Michael Kron	1,379	0	78.47	7/24/2022	-		-	-
	1,724	0	56.86	12/24/2023	-	-	-	-
	20,000	17,500	6.00	11/15/2025	-	-	-	-
Richard Hoy	1,293	-	56.86	12/1/2021	-	--	-	-
Peter Goldstein	20,000	17,500	6.00	11/15/2025	-		-	-

Agreements with Named Executive Officers

Effective July 1, 2018, the Company entered into a consulting agreement with BSD Ltd. and Marc Seelenfreund, or the Seelenfreund Consulting Agreement, pursuant to which Marc Seelenfreund, as Chief Executive Officer, will be paid an initial base salary approximately $300,000. The Seelenfreund Consulting Agreement also contains change of control provisions such that if the Seelenfreund Consulting Agreement is terminated by us without good cause or Marc Seelenfreund is constructively dismissed within six months of a change of control, Marc Seelenfreund will receive a lump-sum payment equal to 36 months’ worth of salary in addition to the continuing payment of a quarterly bonus equal to 5% of the Company’s EBITDA for three years following the termination or constructive dismissal, as applicable. In the event of a hostile change of control, Marc Seelenfreund will be entitled to elect to terminate the Seelenfreund Consulting Agreement and will thereafter be entitled to receive a lump-sum payment equal to 36 months’ worth of salary in addition to the continuing payment of a quarterly bonus equal to 5% of the Company’s EBITDA for three years following the election. In July 2019, the Seelenfreund Consulting Agreement was assigned to BASAD Partners Ltd.

Effective November 1, 2020, the Company entered into a consulting agreement with Mr. Seelenfreund, or the Seelenfreund Director Service Agreement, pursuant to which Mr. Seelenfreund, as a member of the Board of Directors, will be paid an initial base salary of approximately $40,000 and granted 100,00 common stock options that vest quarterly over a two year period. The Seelenfreund Director Service Agreement also contains change of control provisions such that if there is a change of control, Mr. Seelenfreund’s stock option vesting will be accelerated.

Effective July 1, 2018, we entered into an amended and restated employment agreement with Gerald Bernstein, or the Bernstein Employment Agreement, pursuant to which Gerald Bernstein, as CFO, will be paid an initial base salary of $102,790 ($140,000 CAD) per year. The Bernstein Employment Agreement also contains change of control provisions such that if the Bernstein Employment Agreement is terminated without good cause by us or Gerald Bernstein is constructively dismissed within six months of a change of control, Gerald Bernstein will receive a lump-sum payment equal to two years’ worth of salary.

Effective November 1, 2020, we entered into an amended and restated employment agreement with Mr. Bernstein, or the Bernstein Employment Agreement, pursuant to which Mr. Bernstein, as Chief Financial Officer, will be paid an initial base salary of $225,000 per year on a three- year term. The Bernstein Employment Agreement also contains change of control provisions such that if the Bernstein Employment Agreement is terminated without good cause by us or Mr. Bernstein is constructively dismissed within six months of a change of control, Mr. Bernstein will receive a lump-sum payment equal to two years’ worth of salary.

Effective November 26, 2018, we entered into a consulting agreement with Glenn Kennedy, or the Kennedy Consulting Agreement, pursuant to which Glenn Kennedy, as Vice President of Sales, North America, will be paid an annual fee of CAD$150,000. According to the terms of the Kennedy Consulting Agreement, Mr. Kennedy received commission of 1.5% on all North American sales of our products exceeding CAD$5,000,000 but less than CAD$18,500,00, and commission of 0.75% on sales exceeding CAD$18,500,000. Effective January 1, 2021, the Kennedy Consulting Agreement was amended to update the commission rates to be paid to Mr. Kennedy in connection with the sales of our products. Pursuant to the amendment, Mr. Kennedy will receive commission of 1.5% of the gross sales of the UV350 and CP250 devices in Canada, in international markets other than the U.S. and Israel, and to Motorola, other than in Israel. Mr. Kennedy will also receive commission of 1.5% of the gross sales of boosters to Canadian carriers, International Carriers and the global leading VMR vendor worldwide, and 0.25% of gross sales of boosters, UV350 and CP250 devices to U.S. carriers. The Kennedy Consulting Agreement can be terminated without good cause by either us or Mr. Kennedy upon 90 days’ notice.

Effective January 1, 2021, we entered into an addendum # 1 to the consulting agreement of Glenn Kennedy dated November 18, 2018, whereby the agreement is renewed for a further term of two years commencing on January 1, 2021 and expiring on December 31, 2022. The base fee will remain at $150,000 CAD per annum. The commission will be all of (i) 1.5% of gross sales of the UV350 and the CP250 in any of Canada, international markets, outside of the USA and Israel, and to Motorola worldwide (other than Motorola Israel). (ii) 1.5% of the gross sales of Boosters sold to Canadian Carriers, International carriers and Motorola worldwide, (iii) 0.25% of gross sales of boosters to the US carrier and UV350 and CP250 devices to U.S. carriers.

Effective January 1, 2020, we entered into a consulting agreement with Gidi Bracha, or the Bracha Consulting Agreement, pursuant to which Gidi Bracha, as Vice President of Technology and Product Development, will be paid an annual fee of $194,000. Additionally, Mr. Bracha will receive a car allowance of $20,000. The Bracha Consulting Agreement can be terminated without good cause by either us or Mr. Bracha upon 90 days’ notice.

PRINCIPAL SHAREHOLDERS

Except as specifically noted, the following table sets forth information, as of December 6, 2021, with respect to the beneficial ownership of our Common Shares as of the date of this prospectus by:

●	each of our directors and executive officers; and

●	each person known to us to beneficially own more than 5% of our Common Shares on an as-converted basis.

Beneficial ownership is determined in accordance with the rules and regulations of the SEC. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, we have included shares that the person has the right to acquire within 60 days, including through the exercise of any option, warrant or other right or the conversion of any other security. These shares, however, are not included in the computation of the percentage ownership of any other person.

Unless otherwise indicated, the address for each beneficial owner listed in the table below is c/o Siyata Mobile Inc., 1001 Lenox St., Suite A-414, Montreal, QC H4C 2Z6.

	Number of Shares Beneficially Owned(1)		Percentage of Shares Beneficially Owned(2)
Greater than 5% Shareholders:
The Phoenix Holdings Ltd.(3)	650,000		12.7%
Psagot Investment House Ltd. (4)	545,170		10.7%
Directors and Executive Officers:
Marc Seelenfreund	110,621	(5)(6)	2.1%
Gerald Bernstein	34,978	(7)	*
Glenn Kennedy	8,207	(8)	*
Gidi Bracha	22,482	(9)	*
Brian Budd**	22,414	(10)	*
Peter Goldstein****	60,000	(11)	1.1%
Luisa Ingargiola*****	10,000	(12)
Stephen Ospalak	23,103	(13)	*
Michael Kron	24,231	(14)	*
Richard Hoy***	0		*
Lourdes Felix******	20,000
All Directors and Executive Officers as a Group (11 persons)	316,036		6.3%

*	Less than 1%

**	Brian Budd was not re-nominated at our annual shareholders meeting.

***	Richard Hoy resigned from our board of directors on October 22, 2020.

****	Peter Goldstein became a Director effective November 1, 2020 and became Chairman of the Board of directors effective February 23, 2021.

*****	Luisa Ingargiola became a Director effective February 23, 2021 and resigned from the Board on October 29, 2021.

******	Lourdes Felix became a Director effective October 29, 2021.

(1)	Beneficial ownership is determined in accordance with the rules of the SEC. Under these rules, a person is deemed to be a beneficial owner of a security if that person, even if not the record owner, has or shares the underlying benefits of ownership. These benefits include the power to direct the voting or the disposition of the securities or to receive the economic benefit of ownership of the securities. A person also is considered to be the “beneficial owner” of securities that the person has the right to acquire within 60 days by option or other agreement. Beneficial owners include persons who hold their securities through one or more trustees, brokers, agents, legal representatives or other intermediaries, or through companies in which they have a “controlling interest,” which means the direct or indirect power to direct the management and policies of the entity.

(2)	The percentages shown are based on 5,351,695 Common Shares issued and outstanding as of December 6, 2021.

(3)	The beneficial ownership is based on the latest available filing made with the SEC on Schedule 13G on February 10, 2021 and consists of 650,000 Common Shares. The Common Shares are reported as beneficially owned by various direct or indirect, majority or wholly-owned subsidiaries of the Phoenix Holdings Ltd. These subsidiaries manage their own funds and/or the funds of others, including for holders of exchange-traded notes or various insurance policies, members of pension or provident funds, unit holders of mutual funds, and portfolio management clients. Each of the subsidiaries operates under independent management and makes its own independent voting and investment decisions. The address of the holder is c/o Phoenix Holdings Ltd., Derech Hashalom 53, Givataim, 53454, Israel.

(4)	The beneficial ownership is based on the latest available filing made with the SEC on Schedule 13G/A on February 10, 2021 and consists of 545,170 Common Shares. The securities reported herein are beneficially owned by (i) portfolio accounts managed by Psagot Securities Ltd. and Psagot Exchange Traded Notes Ltd., (ii) mutual funds managed by Psagot Mutual Funds Ltd., (iii) provident funds and pension funds managed by Psagot Provident Funds and Pension Ltd., and (iv) hedge fund accounts managed by Pareto Optimum, LP. Each of Psagot Securities Ltd., Psagot Exchange Traded Notes Ltd., Psagot Mutual Funds Ltd., Psagot Provident Funds and Pension Ltd., and Pareto Optimum, LP. The Subsidiaries operate under independent management and make their own independent voting and investment decisions. Any economic interest or beneficial ownership in any of the securities is held for the benefit of the owners of portfolio accounts, the holders of the exchange-traded notes, or for the benefit of the members of the mutual funds, provident funds, pension funds, or hedge funds, as the case may be. Each of Psagot Investment House Ltd. and the Subsidiaries disclaims beneficial ownership of any such securities. The address of the holder is c/o Psagot Investment House Ltd., 14 Ahad Ha’am Street, Tel Aviv 6514211, Israel.

(5)	Accel is the holder of 20,690 Common Shares of which Mr. Seelenfreund receives a pecuniary interest. Accel Telecom Ltd. retains full ability to vote and dispose on such shares.

(6)	Represents 108,138 options convertible to Common Shares held by Mr. Seelenfreund plus 2,483 Common Shares purchased as part of the August 2020 private placement.

(7)	Represents 34,966 options convertible to Common Shares held by Mr. Bernstein plus 12 Common Shares.

(8)	Represents 8,207 options convertible to Common Shares held by Mr. Kennedy.

(9)	Represents 22,482 options convertible to Common shares held by Gidi Bracha.

(10)	Represents 22,414 options convertible to Common Shares held by Mr. Budd.

(11)	Represents 20,000 options convertible to Common shares held by Peter Goldstein as well 40,000 Common Shares that is held by a Company under his control.

(12)	Represents 10,000 options exercisable to Common shares held by Luisa Ingargiola.

(13)	Represents 23,103 options exercisable to Common Shares held by Mr. Ospalak as well as 1 share.

(14)	Includes 23,103 options exercisable to Common Shares held by Mr. Kron as well as 1,128 Common Shares.

Changes in Percentage Ownership by Major Shareholders

Record Holders

Over the course of 2020, there were increases in the percentage ownership of our major shareholders. The Phoenix Holdings Ltd. acquired 650,000 of our Common Shares, representing an increase of their holdings from 0% to 13.5%, as a result of a private placement transaction we closed in December 2020. In addition, Psagot Investment House Ltd. acquired 51,806 of our Common Shares, representing an increase of their holdings from 10.2% to 11.3%, as a result of a private placement transaction we closed in December 2020.

Based upon a review of the information provided to us by Computershare Limited, there were 677 holders of record of the Common Shares.

These numbers are not representative of the number of beneficial holders of our shares nor is it representative of where such beneficial holders reside, since many of these shares were held of record by brokers or other nominees.

The Company is not controlled by another corporation, by any foreign government or by any natural or legal persons except as set forth herein, and there are no arrangements known to the Company which would result in a change in control of the Company at a subsequent date.

RELATED PARTY TRANSACTIONS

Other than as disclosed below, and except for the regular salary and bonus payments made to our directors and officers in the ordinary course of business as described in “Executive Compensation,” there have been no transactions since January 1, 2018, or any currently proposed transaction or series of similar transactions to which the Company was or is to be a party, in which the amount involved exceeds USD$120,000 and in which any current or former director or officer of the Company, any 5% or greater shareholder of the Company or any member of the immediate family of any such persons had or will have a direct or indirect material interest.

Loan to Mr. Seelenfreund

On April 1, 2019 the Company and BSD Capital Ltd, an entity controlled by Marc Seelenfreund, the CEO and a Director of the Company, entered into a Loan Agreement, whereby the Company issued a promissory note in the amount of USD$ 200,000 to BSD Capital Ltd (the “Promissory Note”). This promissory note is due in five years with interest charged at the rate of 7% per annum payable quarterly. There are no principal repayment requirements until the end of the term when a balloon payment of the principal balance is required.

On January 1, 2020 the Company, BSD Capital Ltd., and Basad Partners Ltd. entered into an assignment and amending agreement whereby BSD Capital Ltd assigned its right, title and interest in Basad Partners Ltd. in the Promissory Note and that the interest rate of the note shall be increased to 12.5% per annum.

The loan was repaid on May 23, 2021.

Balances and transactions with Accel Telecom Ltd.

Until September 30, 2018, the Company had a management agreement with a related company, Accel Solutions Ltd., a leading Israeli telecom distribution company (“Accel”). Shamrock Israel Fund is a major indirect shareholder in Siyata via its ownership in Accel. As part of the agreement, the Company paid Accel USD$ 25,000 per month for management services (including services related to office space rent, insurance, accounting services, general operations, administration, and other). From October 1, 2018 the monthly fee was reduced to USD$ 11,000 per month (2017 – 12 months at USD$25,000). Included in due to related party as at December 31, 2019 is a balance payable to Accel of USD$ 100,0791 (December 31,2018 balance due of USD$ 198,000). The balance is non-interest bearing.

Non-Exclusive Distribution Agreement with Accel Solutions Ltd.

In November 2019 Signifi entered into a nonexclusive distribution agreement with Accel. During 2019, the Company sold $259,600 USD worth of merchandise to Accel Solutions Ltd at a fair market value price consistent with arm’s length transactions.

Convertible Debenture with Accel Solutions Ltd.

On June 23, 2020, the Company entered into an agreement with Accel in connection with a non-brokered private placement financing (the “Convertible Debentures Offering”) pursuant to which Accel subscribed for 1,330 senior unsecured convertible debentures (the “Convertible Debentures”) at an issue price of CDN$ l,000 per Convertible Debenture for aggregate gross proceeds of approximately USD$ 1,000,000. Each Convertible Debenture is convertible, at the option of the holder, into 3,333 Common Shares at a price of CDN$ 0.30 (the “Conversion Price”) per Common Share, subject to adjustment in certain events. Each Convertible Debenture will bear interest at a rate of 10.0% per annum from the date of issue, payable in cash quarterly in arrears. Any unpaid interest payments will accrue and be added to the principal amount of the Convertible Debenture. The Convertible Debentures will mature 12 months (the “Maturity Date”) after the date of issuance and are redeemable at 101% of the face value at any time after the closing date. Accel also received 1,330,000 common share purchase warrant (each, a “Accel Warrant”). Each Accel Warrant entitles the holder to acquire one Common Share at an exercise price of CDN$ 0.30 per share for a period of 12 months after the date of issue. The Convertible Debenture was repaid in full in January 2021.

Purchase of Units by Marc Seelenfreund

Marc Seelenfreund, CEO and director of the Company, purchased an aggregate of 360,000 August 2020 Units in connection with the Company’s August 2020 Financing.

DESCRIPTION OF SHARE CAPITAL

The following description of our share capital and provisions of our memorandum and articles of association are summaries and do not purport to be complete. Reference is made to our memorandum and articles of association, copies of which are filed as an exhibit to the registration statement of which this prospectus is a part (and which is referred to in this section as, respectively, the “memorandum” and the “articles”).

Common Shares

Our Common Shares are listed on the Nasdaq Capital Market and currently trade under the symbols “SYTA.”

All of our issued and outstanding Common Shares are fully paid and non-assessable. Our Common Shares are issued in registered form, and are issued when registered in our register of members. Unless the board of directors determine otherwise, each holder of our Common Shares will not receive a certificate in respect of such Common Shares. Our shareholders who are non-residents of British Columbia may freely hold and vote their Common Shares.

We are authorized to issue an unlimited amount of Common Shares with no par value per share. Subject to the provisions of the Business Corporations Act (British Columbia) (“Business Corporations Act”) and our articles regarding redemption and purchase of the shares, the directors have general and unconditional authority to allot (with or without confirming rights of renunciation), grant options over or otherwise deal with any unissued shares to such persons, at such times and on such terms and conditions as they may decide. Such authority could be exercised by the directors to allot shares which cany rights and privileges that are preferential to the rights attaching to Common Shares. No share may be issued at a discount except in accordance with the provisions of the Business Corporations Act. The directors may refuse to accept any application for shares, and may accept any application in whole or in part, for any reason or for no reason.

On September 20, 2020, the Company consolidated our issued and outstanding Common Shares on a 145-to-1 basis.

 Warrants

Overview

The following summary of certain terms and provisions of the Warrants offered hereby is not complete and is subject to, and qualified in its entirety by, the provisions of the warrant agency agreement between us and [*], the Warrant Agent, and the form of Warrant, both of which are filed as exhibits to the registration statement of which this prospectus is a part. Prospective investors should carefully review the terms and provisions set forth in the warrant agency agreement, including the annexes thereto, and form of Warrant.

The Warrants entitle the registered holder to purchase Common Shares at a price equal to $[*] per share, subject to adjustment as discussed below, immediately following the issuance of such warrant and terminating at 5:00 p.m., New York City time, five years after the closing of this offering.

The exercise price and number of Common Shares issuable upon exercise of the Warrants may be adjusted in certain circumstances, including in the event of a stock dividend or recapitalization, reorganization, merger or consolidation. However, the warrants will not be adjusted for issuances Common Shares at prices below its exercise price.

Exercisability. The Warrants are exercisable at any time after their original issuance and at any time up to the date that is five years after their original issuance. The Warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the Warrant Agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price, by certified or official bank check payable to us, for the number of warrants being exercised. Under the terms of the Warrant Agreement, we must use our best efforts to maintain the effectiveness of the registration statement and current prospectus relating to Common Shares issuable upon exercise of the Warrants until the expiration of the Warrants. If we fail to maintain the effectiveness of the registration statement and a current prospectus relating to the Common Shares issuable upon exercise of the Warrants, the holders of the Warrants will have the right to exercise the Warrants solely via a cashless exercise feature provided for in the Warrants, until such time as there is an effective registration statement and a current prospectus.

Exercise Limitation. A holder may not exercise any portion of a Warrant to the extent that the holder, together with its affiliates and any other person or entity acting as a group, would own more than 4.99% of the outstanding Common Shares after exercise, as such percentage ownership is determined in accordance with the terms of the Warrant, except that upon prior notice from the holder to us, the holder may waive such limitation up to a percentage not in excess of 9.99%.

Exercise Price. The exercise price per whole Common Share purchasable upon exercise of the Warrants is no less than 100% of public offering price of the Units offered by the Company in this offering. The exercise price is subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our Common Shares and also upon any distributions of assets, including cash, stock or other property to our stockholders.

Fractional Shares. No fractional Common Shares will be issued upon exercise of the Warrants. As to any fraction of a share which the holder would otherwise be entitled to purchase upon such exercise, the Company will , either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the exercise price or round up to the nearest whole share.

Transferability. Subject to applicable laws, the Warrants may be offered for sale, sold, transferred or assigned without our consent. However, the warrants will not trade on the Nasdaq Capital Market and no trading market is expected to develop for the Warrants.

Warrant Agent; Global Certificate. The Warrants will be issued in registered form under a warrant agency agreement between the Warrant Agent and us. The warrants were will initially be represented only by one or more global warrants deposited with the Warrant Agent, as custodian on behalf of The Depository Trust Company (DTC) and registered in the name of Cede & Co., a nominee of DTC, or as otherwise directed by DTC.

Fundamental Transactions. In the event of a fundamental transaction, as described in the Warrants and generally including any reorganization, recapitalization or reclassification of our Common Shares, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding Common Shares, or any person or group becoming the beneficial owner of 50% of the voting power represented by our outstanding Common Shares, the holders of the Warrants will be entitled to receive the kind and amount of securities, cash or other property that the holders would have received had they exercised the Warrants immediately prior to such fundamental transaction.

Rights as a Stockholder. The Warrant holders do not have the rights or privileges of holders of Common Shares or any voting rights until they exercise their warrants and receive Common Shares. After the issuance of Common Shares upon exercise of the Warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by shareholders.

Governing Law. The warrants and the warrant agency agreement are governed by New York law.

Pre-Funded Warrants

The following summary of certain terms and provisions of the Pre-Funded Warrants that are being offered hereby is not complete and is subject to, and qualified in its entirety by the provisions of, the Pre-Funded Warrant. Prospective investors should carefully review the terms and provisions of the form of Pre-Funded Warrant for a complete description of the terms and conditions of the Pre-Funded Warrants.

Purchase. The term “pre-funded” refers to the fact that the purchase price of our Common Shares in this offering includes almost the entire exercise price that will be paid under the Pre-Funded Warrants, except for a nominal remaining exercise price of $0.01. The purpose of the Pre-Funded Warrants is to enable investors that may have restrictions on their ability to beneficially own more than 4.99% (or, upon election of the holder, 9.99%) of our outstanding Common Shares following the consummation of this offering the opportunity to invest capital into the Company without triggering their ownership restrictions, by receiving Pre-Funded Warrants in lieu of our Common Shares which would result in such ownership of more than 4.99% (or 9.99%), and receive the ability to exercise their option to purchase the shares underlying the Pre-Funded Warrants at such nominal price at a later date.

Duration. The Pre-Funded Warrants offered hereby will entitle the holders thereof to purchase our Common Shares at a nominal exercise price of $0.01 per share, commencing immediately on the date of issuance.

Exercise Limitation. A holder will not have the right to exercise any portion of the Pre-Funded Warrant if the holder (together with its affiliates) would beneficially own in excess of 4.99% (or, upon election of the holder, 9.99%) of the number of shares of our Common Shares outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Pre-Funded Warrants. However, any holder may increase or decrease such percentage, provided that any increase will not be effective until the 61st day after such election.

Exercise Price. The Pre-Funded Warrants will have an exercise price of $0.01 per share. The exercise price is subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our Common Shares and also upon any distributions of assets, including cash, stock or other property to our stockholders.

Transferability. Subject to applicable laws, the Pre-Funded Warrants may be offered for sale, sold, transferred or assigned without our consent.

Exchange Listing. There is no established trading market for the Pre-Funded Warrants and we do not expect a market to develop. In addition, we do not intend to apply for the listing of the Pre-Funded Warrants on any national securities exchange or other trading market. Without an active trading market, the liquidity of the Pre-Funded Warrants will be limited.

Fundamental Transactions. If a fundamental transaction occurs, then the successor entity will succeed to, and be substituted for us, and may exercise every right and power that we may exercise and will assume all of our obligations under the Pre-Funded Warrants with the same effect as if such successor entity had been named in the Pre-Funded Warrant itself. If holders of our Common Shares are given a choice as to the securities, cash or property to be received in a fundamental transaction, then the holder shall be given the same choice as to the consideration it receives upon any exercise of the Pre-Funded Warrant following such fundamental transaction.

Rights as a Stockholder. Except as otherwise provided in the Pre-Funded Warrants or by virtue of such holder’s ownership of our Common Shares, the holder of a Pre-Funded Warrants does not have the rights or privileges of a holder of our Common Shares, including any voting rights, until the holder exercises the Pre-Funded Warrant.

Prior Warrants

Overview. Our Prior Warrants were listed on the Nasdaq Capital Market and currently trade under the symbols “SYTAW.”

The following summary of certain terms and provisions of the Prior Warrants is not complete and is subject to, and qualified in its entirety by, the provisions of the warrant agency agreement between us and the Warrant Agent, and the form of Prior Warrant, both of which are filed as exhibits to the registration statement of which this prospectus is a part. Prospective investors should carefully review the terms and provisions set forth in the warrant agency agreement, including the annexes thereto, and form of Prior Warrant.

The Prior Warrants entitle the registered holder to purchase Common Shares at a price equal to $6.85 per share, subject to adjustment as discussed below, immediately following the issuance of such warrant and terminating at 5:00 p.m., New York City time, five years after the closing of the public offering in September, 2020.

The exercise price and number of Common Shares issuable upon exercise of the Prior Warrants may be adjusted in certain circumstances, including in the event of a stock dividend or recapitalization, reorganization, merger or consolidation. However, the Prior Warrants will not be adjusted for issuances of Common Shares at prices below its exercise price.

Exercisability. The Prior Warrants are exercisable at any time after their original issuance and at any time up to the date that is five years after their original issuance. The Prior Warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the Warrant Agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price, by certified or official bank check payable to us, for the number of Prior Warrants being exercised. Under the terms of the Warrant Agreement, we must use our best efforts to maintain the effectiveness of the registration statement and current prospectus relating to Common Shares issuable upon exercise of the Prior Warrants until the expiration of the warrants. If we fail to maintain the effectiveness of the registration statement and current prospectus relating to the Common Shares issuable upon exercise of the Prior Warrants, the holders of the Prior Warrants shall have the right to exercise the Prior Warrants solely via a cashless exercise feature provided for in the Prior Warrants, until such time as there is an effective registration statement and current prospectus.

Exercise Limitation. A holder may not exercise any portion of a Prior Warrant to the extent that the holder, together with its affiliates and any other person or entity acting as a group, would own more than 4.99% of the outstanding Common Shares after exercise, as such percentage ownership is determined in accordance with the terms of the warrant, except that upon prior notice from the holder to us, the holder may waive such limitation up to a percentage not in excess of 9.99%.

Exercise Price. The exercise price per whole Common Share purchasable upon exercise of the Prior Warrants is no less than 100% of public offering price of the Units that were previously offered by the Company. The exercise price is subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our Common Shares and also upon any distributions of assets, including cash, stock or other property to our stockholders.

Fractional Shares. No fractional Common Shares will be issued upon exercise of the Prior Warrants. As to any fraction of a share which the holder would otherwise be entitled to purchase upon such exercise, the Company will round up or down, as applicable, to the nearest whole share.

Transferability. Subject to applicable laws, the Prior Warrants may be offered for sale, sold, transferred or assigned without our consent.

Warrant Agent; Global Certificate. The Prior Warrants were issued in registered form under a warrant agency agreement between the Warrant Agent and us. The Prior Warrants were initially represented only by one or more global warrants deposited with the Warrant Agent, as custodian on behalf of The Depository Trust Company (DTC) and registered in the name of Cede & Co., a nominee of DTC, or as otherwise directed by DTC.

Fundamental Transactions. In the event of a fundamental transaction, as described in the Prior Warrants and generally including any reorganization, recapitalization or reclassification of our Common Shares, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding Common Shares, or any person or group becoming the beneficial owner of 50% of the voting power represented by our outstanding Common Shares, the holders of the Prior Warrants will be entitled to receive the kind and amount of securities, cash or other property that the holders would have received had they exercised the Prior Warrants immediately prior to such fundamental transaction.

Rights as a Stockholder. The Prior Warrant holders do not have the rights or privileges of holders of Common Shares or any voting rights until they exercise their warrants and receive Common Shares. After the issuance of Common Shares upon exercise of the Prior Warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by shareholders.

Governing Law. The Prior Warrants and the warrant agency agreement are governed by New York law.

The Lind Partners Senior Secured Convertible Note and Warrant

On October 27, 2021, we entered into a securities purchase agreement relating to the purchase and sale of a senior secured convertible note (the “Lind Partners Note”) for gross proceeds of USD$6,000,000 (the “Purchase Agreement”) with Lind Global Partners II, LP, an investment fund managed by The Lind Partners, a New York based institutional fund manager. Proceeds were used to repay and terminate existing convertible notes, as well as to pay certain fees and costs associated with the transaction. The Purchase Agreement provides for, among other things, the issuance of a USD$7,200,000 note with a 24-month maturity, 0% annual interest rate, and a fixed conversion price of USD$10.00 per Common Share (“Conversion Price”). We are required to make principal payments in 18 equal monthly installments commencing 180 days after funding (“Repayment”). At our discretion, the Repayments can be made in: (i) cash; (ii) Common Shares (after Common Shares are registered) (the “Repayment Shares”); or a combination of both. Repayment Shares will be priced at 90% of the average of the five lowest daily volume weighted average prices (“VWAPs”) during the 20 trading days before the issuance of the Common Shares (the “Repayment Price”). Further, the Lind Partners Note provides for a pricing floor of $2.00 per Common Share (the “Repayment Share Price Floor”) such that Repayment Shares shall be priced at 90% of the average of the five lowest daily VWAPs during the 20 trading days before the issuance of the Common Shares, subject to the Repayment Share Floor Price provided, however, that the Repayment Share Price Floor shall not be applied once we obtain stockholder approval as required by the Nasdaq at our upcoming Annual General Meeting of shareholders . As of December 3, 2021, we incurred an event default under the terms of the Lind Partners Note. Upon the occurrence and during the continuance of an “Event of Default,” the holder may at any time at its option: (1) declare that Interest Upon Default Amount (15%) has commenced and (2) exercise all other rights and remedies available to it under the transaction documents; provided, however, that upon the occurrence of an Event of Default described above, the holder, in its sole and absolute discretion, may: (a) from time-to-time demand that all or a portion of the outstanding principal amount be converted into Common Shares at the lower of (i) the then-current Conversion Price and (ii) 80% of the average of the 3 lowest daily Volume Weighted Average Prices during the 20 Trading Days prior to the delivery by the holder of the applicable notice of conversion or (b) exercise or otherwise enforce any one or more of the holder’s rights, powers, privileges, remedies and interests under the Lind Partners Note, the transaction documents or applicable law. No course of delay on the part of the holder shall operate as a waiver thereof or otherwise prejudice the rights of the holder. The event of default was cured on December 7, 2021 when the Company’s market capitalization increased to an amount over $20,000,000.

The Company will have the right to buy-back the outstanding face value of the Lind Partners Note at any time with no penalty (“Buy-Back Right”). Should the Company exercise its Buy-Back Right, Lind will have the option to convert up to 25% of the face value of the Note at the lesser of the Conversion Price or Repayment Price. Additionally, the Lind Partners Note ranks senior to other Company debt, excluding certain debt facilities, and is secured over Company assets, as more fully detailed in the Purchase Agreement and Note.

Further, the Purchase Agreement provides that Lind will also receive a Common Shares purchase warrant to purchase up to 2,142,857 shares of the Company’s Common Shares (“Lind Partners Warrant”). The Lind Partners Warrant may be exercisable with cash payment for 60 months with an exercise price of USD$4.00 per Common Share and may be exercised on a cashless basis in the event that a registration statement covering the underlying Common Shares is not deemed effective. Additionally, in the event that, on any day following the date that is 120 calendar days after the Issue Date, the Holder is not able to exercise all or any portion of the Lind Partners Warrant, the Company shall, at the Holder’s election, within 90 calendar days following receipt of a written notice from the Holder (the “Alternate Issuance Notice”) be required, with respect to all or any portion of the Lind Partners Warrant, as applicable, that cannot be exercised, to pay to the Holder an amount of cash equal to the Alternate Issuance Value (as defined below) of the portion of the Lind Partners Warrant that is not exercisable due to the Issuance Cap (as defined below) on the date of such Alternate Issuance Notice (the “Alternate Issuance Shares”). In the event of any Alternate Issuance, the Exercise Shares shall be reduced by the amount of Alternate Issuance Shares. As defined in the Lind Partners Warrant, the “Alternate Issuance Value” means a value equal to the number of Common Shares as to which the Lind Partners Warrant is sought to be exercised (as indicated on the Exercise Notice), multiplied by a per share price equal to the VWAP for the Trading Day immediately preceding the intended date of exercise minus the Exercise Price.

Both the Lind Partners Note and the Lind Partners Warrant contain certain anti-dilution protection in certain circumstances. In connection with the transaction, the Company filed a registration statement covering the Common Shares underlying the Lind Partners Note and Lind Partners Warrant. The Lind Partners Note and Lind Partners Warrant also include a Common Share issuance cap preventing the Company from issuing Conversion Shares or Warrant Shares, as the case may be, in the event that any such issuance would violate any issuance restrictions of the Trading Market, after taking into account all of the Investor Shares (the “Issuance Cap”), as more fully detailed in the Lind Partners Note and Lind Partners Warrant.

Concurrently with the execution of the Purchase Agreement, the Company, its subsidiaries and Lind entered into certain security agreements and guarantees as more fully detailed in the Purchase Agreement.

The Securities Agreement requires that the Company shall hold a special meeting of shareholders (which may also be at the annual meeting of shareholders) on or before the 90th calendar day following the date hereof for the purpose of obtaining the Shareholder Approval; provided, however, such 90 calendar days shall be increased to 120 calendar days in the event the Company receives comments to its proxy statement from the SEC, with the recommendation of the Board of Directors that such proposal be approved, and the Company shall solicit proxies from its shareholders in connection therewith in the same manner as all other management proposals in such proxy statement and all management-appointed proxyholders shall vote their proxies in favor of such proposal. If the Company does not obtain Shareholder Approval at the first meeting, the Company shall call a meeting every four months thereafter to seek Shareholder Approval until the date the Shareholder Approval is obtained. Prior to any such shareholder meeting, the Company shall timely file a proxy circular pursuant to NI 51-102 in compliance in all material respects with the provisions of the Company’s constating documents and all applicable Law.

The Purchase Agreement contains customary representations and warranties of the Company and Lind. In addition, the Note contains restrictive covenants and event of default provisions that are customary for transactions of this type.

Lind may sell all, some or none of the Common Shares issuable upon conversion of the Lind Partners Note or exercise of the Lind Partners Warrant pursuant to a registration statement declared effective on December 3, 2021.

Listing

Our Common Shares and Prior Warrants are listed on the Nasdaq Capital Market under the symbol “SYTA” and “SYTAW,” respectively.

Transfer Agent

The transfer agent for the Common Shares is Computershare Investor Services Inc., 8th Floor, 100 University Avenue, Toronto Ontario M5J2Y1, Canada.

Dividends

Subject to the provisions of the Business Corporations Act and any rights attaching to any class or classes of shares under and in accordance with the articles:

(a)	the directors may declare dividends or distributions out of our funds which are lawfully available for that purpose; and

(b)	our shareholders may, by ordinary resolution, declare dividends but no such dividend shall exceed the amount recommended by the directors.

Unless provided by the rights attached to a share, no dividend shall bear interest.

Voting Rights

Subject to any rights or restrictions as to voting attached to any shares, unless any share carries special voting rights, on a show of hands every shareholder who is present in person and every person representing a shareholder by proxy shall have one vote per Common Shares. During a shareholder vote, every shareholder who is present in person and every person representing a shareholder by proxy shall have one vote for each share of which he or the person represented by proxy is the holder. In addition, all shareholders holding shares of a particular class are entitled to vote at a meeting of the holders of that class of shares. Votes may be given either personally or by proxy.

Variation of Rights of Shares

Whenever our capital is divided into different classes of shares, the rights attaching to any class of share (unless otherwise provided by the terms of issue of the shares of that class) may be varied either with the consent in writing of the holders of not less than two-thirds of the issued shares of that class, or with the sanction of a resolution passed by a majority of not less than two-thirds of the holders of shares of the class present in person or by proxy at a separate general meeting of the holders of shares of that class.

Unless the terms on which a class of shares was issued state otherwise, the rights conferred on the shareholder holding shares of any class shall not be deemed to be varied by the creation or issue of further shares ranking pari passu with the existing shares of that class.

Alteration of Share Capital

Subject to the Business Corporations Act, the Company may, by ordinary resolution:

(1)	create one or more classes or series of shares or, if none of the shares of a class or series of shares are allotted or issued, eliminate that class or series of shares;

(2)	increase, reduce or eliminate the maximum number of shares that the Company is authorized to issue out of any class or series of shares or establish a maximum number of shares that the Company is authorized to issue out of any class or series of shares for which no maximum is established;

(3)	subdivide or consolidate all or any of its unissued, or fully paid issued, shares;

(4)	if the Company is authorized to issue shares of a class of shares with par value:

(a)	decrease the par value of those shares; or

(b)	if none of that class of shares are allotted or issued, increase the par value of those shares;

(5)	change all or any of its unissued, or fully paid issued, shares with par value into shares without par value or any of its unissued shares without par value into shares with par value;

(6)	alter the identifying name of any of its shares; or

(7)	otherwise alter its shares or authorized share structure when required or permitted to do so by the Business Corporations Act.

Inspection of Books and Records

Holders of our Common Shares will have no general right under the Business Corporations Act to inspect or obtain copies of our register of members or our corporate records.

General Meetings

Under the Business Corporations Act, the Company must hold its first annual general meeting within 18 months after the date on which it was incorporated or otherwise recognized, and after that much hold an annual general meeting at least once in each calendar year and not more than 15 months after the last annual reference date at such time and place as may be determined by the directors.

If all the shareholders who are entitled to vote at an annual general meeting consent by a unanimous resolution to all of the business that is required to be transacted at that annual general meeting, the annual general meeting is deemed to have been held on the date of the unanimous resolution. The shareholders much, in any unanimous resolution, select as the Company’s annual reference date, a date that would be appropriate for the holding of the applicable annual general meeting.

The directors also may whenever think fit, call a meeting of the shareholders.

A general meeting of the Company may be held anywhere in North America, as determined by the directors.

The Company must send notice of the date, time and location of any meeting of shareholders in the manner provided in the Business Corporations Act to each shareholder entitled to attend the meeting and to each director of the Company if and for so long as the Company is a public company, twenty-one days, and otherwise ten days.

The directors may set a date as the record date for the purpose of determining shareholders entitled to, or the non-receipt of any notice by, any of the persons entitled to notice does not invalidate any proceeding at that meeting. Any persons entitled to notice of a meeting of shareholders may, in writing or otherwise, waive or reduce the period of notice of such meeting.

Accidental omission to send notice of any meeting of shareholder to, or the non-receipt of any notice by, any of the persons entitled to notice does not invalidate any proceeding at that meeting. Any person entitled to notice of a meeting of shareholders may, in writing or otherwise, waive or reduce the period of notice of such meeting.

If a meeting of shareholders is to consider special business, as defined in the Company’s Articles of Incorporation, the notice of meeting must:

(1)	state the general nature of the special business;

(2)	if the special business includes considering, approving, ratifying, adopting or authorizing any document or the signing of or giving of effect to any document, have attached to it a copy of the document or state that a copy of the document will be available for inspection by shareholders:

(a)	at the Company’s record office, or at such other reasonably accessible location in British Columbia as is specified in the notice; and

(b)	during statutory business hours on any one or more specified days before the day set for the holding of the meeting.

A shareholder may participate in a meeting of the shareholders in person or by telephone if all shareholders participate in the meeting, whether in person or by telephone or other communications medium, are able to communicate with each other and if all shareholders who wish to participate in the meeting agree to such participation.

The quorum for the transaction of business at a meeting of shareholders is two persons, who are or representing by proxy, shareholders holding, in the aggregate, at least 33.33 percent of the issued shares entitled to be voted at the meeting. On a show of hands, every person present who is a shareholder or proxy holder entitled to vote on the matter has one vote.

Directors

Under the Business Corporations Act, as a publicly traded company, the Company must have at least three directors, and as many directors as set by ordinary resolution. The shareholders may elect or appoint the directors needed to fill any vacancies in the board of directors up to the number of opened vacancies. A director is entitled to remuneration for acting as directors.

At every annual general meeting, the shareholder entitled to vote must elect, or in the unanimous resolution, appoint, a board of directors consisting of the number of directors for the time being

The shareholding qualification for directors may be fixed by our shareholders by ordinary resolution and unless and until so fixed no share qualification shall be required.

Each director holds office for the term, if any, fixed by the terms of his appointment or until his earlier death, bankruptcy, insanity, resignation or removal. If no term is fixed on the appointment of a director, the director serves indefinitely until his earlier death, bankruptcy, insanity, resignation or removal.

A director may be removed by ordinary resolution.

A director may at any time resign or retire from office by giving us notice in writing. Unless the notice specifies a different date, the director shall be deemed to have resigned on the date that the notice is delivered to us.

Subject to the provisions of the articles, the office of a director may be terminated forthwith if:

(a)	he resigns his office by notice to us;

(b)	he only held office as a director for a fixed term and such term expires;

(c)	he dies; or

(d)	he is removed pursuant to the articles of the Company.

Each of the compensation committee and the nominating and corporate governance committee shall consist of at least three directors and the majority of the committee members are independent within the meaning of Section 5605(a)(2) of the NASDAQ Listing Rules. The audit committee consists of at least three directors, all of whom are independent within the meaning of Section 5605(a)(2) of the NASDAQ Listing Rules and meet the criteria for independence set forth in Rule 10A-3 or Rule 10C-1 of the Exchange Act.

Powers and Duties of Directors

Subject to the provisions of the Business Corporations Act and our articles of association, our business shall be managed by the directors, who may exercise all our powers. No prior act of the directors shall be invalidated by any subsequent alteration of our articles of association. To the extent allowed by the Business Corporations Act, however, shareholders may by special resolution validate any prior or future act of the directors which would otherwise be in breach of their duties.

The directors may delegate any of their powers to any person to be the attorney of the Company.

The board of directors may establish any local or divisional board of directors or agency and delegate to it its powers and authorities (with power to sub-delegate) for managing any of our affairs.

The directors may from time to time and at any time by power of attorney or in any other manner they determine appoint any person, either generally or in respect of any specific matter, to be our agent with or without authority for that person to delegate all or any of that person’s powers.

The directors may from time to time and at any time by power of attorney or in any other manner appoint any person, whether nominated directly or indirectly by the directors, to be our attorney or our authorized signatory and for such period and subject to such conditions as they may think fit. The powers, authorities and discretions, however, must not exceed those vested in, or exercisable, by the directors under the articles.

The board of directors may remove any person so appointed and may revoke or vary the delegation.

A director may, as a director, vote (and be counted in the quorum) in respect of any contract, transaction, arrangement or proposal in which he has an interest which is not a material interest. However, a director who holds a disclosable interest in a contract or transaction win which the Company has entered or proposes to enter is not entitled to vote on any directors’ resolutions to approve the contract or transaction, unless the directors have disclosable interest in that contract or transaction, in which case any or all of those directors may vote on such resolution. Such director who holds a disclosable interest that is present for a meeting of directors may be counted in the quorum at the meeting, whether or not the director votes on any or all of the resolutions considered at the meeting.

SHARES ELIGIBLE FOR FUTURE SALE

Future sales of substantial amounts of our Common Shares in the public market could adversely affect prevailing market prices. Furthermore, since only a limited number of shares will be available for sale shortly after the offering because of contractual and legal restrictions on resale described below, sales of substantial amounts of Common Shares in the public market after the restrictions lapse could adversely affect the prevailing market price for shares of our Common Shares as well as our ability to raise equity capital in the future.

Upon completion of this offering, we will have [ * ] Common Shares issued and outstanding (or shares if the underwriters exercise in full their option to purchase additional shares of our Common Shares).

Of these shares, the  [ ] Common Shares sold in this offering (or [ ] shares, if the underwriters exercise in full their option to purchase additional shares of our Common Shares) will be freely tradable without further restriction or registration under the Securities Act, except that any shares purchased by our affiliates may generally only be sold in compliance with Rule 144, which is described below. The remaining Common Shares will be deemed “restricted securities” under the Securities Act. Restricted securities may be sold in the public market only if they are registered under the Securities Act or if they qualify for an exemption from registration under Rules 144 or 701 under the Securities Act, which are discussed below.

Lock-up Agreements

We, each of our executive officers and directors of our Common Shares (including securities convertible into or exchangeable for shares of our Common Shares) anticipate on entering into lock-up agreements under which these parties have agreed not to sell or otherwise transfer their shares for a period of 90 days after the date of this prospectus. These lock-up restrictions are subject to certain exceptions and may be waived by the representatives of the underwriters at any time. As a result of these contractual restrictions, shares of our Common Shares subject to lock-up agreements will not be eligible for sale, including pursuant to Rules 144 or 701 under the Securities Act as discussed below, until these agreements expire or the restrictions are waived by the representatives of the underwriters.

See “Underwriting” for a more complete description of the lock-up agreements.

Rule 144

In general, Rule 144 provides that once we have been subject to the public company reporting requirements of Section 13 or Section 15(d) of the Exchange Act for at least 90 days, a person who is not deemed to have been one of our affiliates for purposes of the Securities Act at any time during the 90 days preceding a sale and who has beneficially owned the shares of our Common Shares proposed to be sold for at least six months is entitled to sell those shares without complying with the manner of sale, volume limitation, or notice provisions of Rule 144, subject to compliance with the public information requirements of Rule 144. If such a person has beneficially owned the shares proposed to be sold for at least one year, including the holding period of any prior owner other than our affiliates, then that person would be entitled to sell those shares without complying with any of the requirements of Rule 144.

In general, Rule 144 provides that our affiliates or persons selling shares of our Common Shares on behalf of our affiliates are entitled to sell upon expiration of the market standoff agreements and lock-up agreements described above, within any three-month period, a number of shares of our Common Shares that does not exceed the greater of:

●	1% of the number of shares of our Common Shares then outstanding, which will equal shares [ ] immediately after the completion of this offering; or

●	the average weekly trading volume of our Common Shares during the four calendar weeks preceding the filing of a notice on Form 144 with respect to that sale.

Rule 701

Rule 701 generally allows a stockholder who purchased shares of our capital stock pursuant to a written compensatory plan or contract and who is not deemed to have been an affiliate of our company during the immediately preceding 90 days to sell these shares in reliance upon Rule 144, but without being required to comply with the public information, holding period, volume limitation, or notice provisions of Rule 144. Rule 701 also permits affiliates of our company to sell their Rule 701 shares under Rule 144 without complying with the holding period requirements of Rule 144. All holders of Rule 701 shares, however, are required to wait until 180 days after the date of this prospectus before selling those shares pursuant to Rule 701.

Registration Statement on Form S-8

We intend to file with the SEC one or more registration statements on Form S-8 covering the Common Shares reserved for issuance under our incentive plans. These registration statements are expected to be filed and become effective as soon as practicable after completion of this offering. Upon effectiveness, the Common Shares covered by these registration statements will generally be eligible for sale in the public market, subject to the lock-up agreements described above.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES TO U.S. HOLDERS

The following discussion describes the material United States federal income tax consequences to a United States Holder (as defined herein) of the purchase, ownership and disposition of our voting shares as of the date hereof. This discussion deals only with voting shares that are held as capital assets by a United States Holder. In addition, the discussion set forth below is applicable only to United States Holders (i) who are residents of the United States for purposes of the current United States—Canada Income Tax Convention (the “Treaty”), (ii) whose voting shares are not, for purposes of the Treaty, effectively connected with a permanent establishment in Canada and (iii) who otherwise qualify for the full benefits of the Treaty.

As used herein, the term “United States Holder” means a beneficial owner of our voting shares that is, for United States federal income tax purposes, any of the following:

●	an individual citizen or resident of the United States;

●	a corporation (or other entity treated as a corporation for United States federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

●	an estate the income of which is subject to United States federal income taxation regardless of its source; or

●	a trust if it (1) is subject to the primary supervision of a court within the United States and one or more United States persons have the authority to control all substantial decisions of the trust or (2) has a valid election in effect under applicable United States Treasury regulations to be treated as a United States person.

This discussion is based upon provisions of the Internal Revenue Code of 1986, as amended (the “Code”), and regulations, rulings and judicial decisions thereunder as of the date hereof. Those authorities may be changed, perhaps retroactively, so as to result in United States federal income tax consequences different from those summarized below.

This discussion does not represent a detailed description of the United States federal income tax consequences applicable to you if you are subject to special treatment under the United States federal income tax laws, including if you are:

●	a dealer in securities or currencies;

●	a financial institution;

●	a regulated investment company;

●	a real estate investment trust;

●	an insurance company;

●	a tax-exempt organization;

●	a person holding our voting shares as part of a hedging, integrated or conversion transaction, a constructive sale or a straddle;

●	a trader in securities that has elected the mark-to-market method of tax accounting for your securities;

●	a person liable for alternative minimum tax;

●	a person who owns or is deemed to own 10% or more of our stock (by vote or value);

●	a partnership or other pass-through entity for United States federal income tax purposes;

●	a person required to accelerate the recognition of any item of gross income with respect to our voting shares as a result of such income being recognized on an applicable financial statement; or

●	a person whose “functional currency” is not the United States dollar.

If a partnership (or other entity treated as a partnership for United States federal income tax purposes) holds our voting shares, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding our voting shares, you should consult your tax advisors.

This discussion does not contain a detailed description of all the United States federal income tax consequences to you in light of your particular circumstances and does not address the Medicare tax on net investment income or the effects of any state, local or non- United States tax laws. If you are considering the purchase of our voting shares, you should consult your own tax advisors concerning the particular United States federal income tax consequences to you of the purchase, ownership and disposition of our voting shares, as well as the consequences to you arising under other United States federal tax laws and the laws of any other taxing jurisdiction.

This discussion assumes that we are not, and will not become, a passive foreign investment company, as described below.

Taxation of Dividends

The gross amount of distributions on the voting shares (including any amounts withheld to reflect Canadian withholding taxes) will be taxable as dividends to the extent paid out of our current or accumulated earnings and profits, as determined under United States federal income tax principles. To the extent that the amount of any distribution exceeds our current and accumulated earnings and profits for a taxable year, the distribution will first be treated as a tax-free return of capital, causing a reduction in the tax basis of the voting shares, and to the extent the amount of the distribution exceeds your tax basis, the excess will be taxed as capital gain recognized on a sale or exchange. We do not, however, expect to determine earnings and profits in accordance with United States federal income tax principles. Therefore, you should expect that a distribution will generally be treated as a dividend.

Any dividends that you receive (including any withheld taxes) will be includable in your gross income as ordinary income on the day actually or constructively received by you. Such dividends will not be eligible for the dividends received deduction allowed to corporations under the Code.

With respect to non-corporate United States Holders, certain dividends received from a qualified foreign corporation may be subject to reduced rates of taxation. A qualified foreign corporation includes a non-U.S. corporation that is eligible for the benefits of a comprehensive income tax treaty with the United States which the United States Treasury Department determines to be satisfactory for these purposes and which includes an exchange of information provision. The United States Treasury Department has determined that the Treaty meets these requirements, but we may not be eligible for the benefits of the Treaty. However, a non-U.S. corporation is also treated as a qualified foreign corporation with respect to dividends paid by that corporation on shares that are readily tradable on an established securities market in the United States. United States Treasury Department guidance indicates that our voting shares, which will be listed on the NASDAQ, will be readily tradable on an established securities market in the United States. There can be no assurance, however, that our voting shares will be considered readily tradable on an established securities market in later years. Non-corporate holders that do not meet a minimum holding period requirement during which they are not protected from the risk of loss or that elect to treat the dividend income as “investment income” pursuant to Section 163(d)(4) of the Code will not be eligible for the reduced rates of taxation regardless of our status as a qualified foreign corporation. In addition, the rate reduction will not apply to dividends if the recipient of a dividend is obligated to make related payments with respect to positions in substantially similar or related property. This disallowance applies even if the minimum holding period has been met. You should consult your own tax advisors regarding the application of these rules to your particular circumstances.

The amount of any dividend paid in Canadian dollars will equal the United States dollar value of the Canadian dollars received calculated by reference to the exchange rate in effect on the date the dividend is received by you, regardless of whether the Canadian dollars are converted into United States dollars. If the Canadian dollars received as a dividend are converted into United States dollars on the date they are received, you generally will not be required to recognize foreign currency gain or loss in respect of the dividend income. If the Canadian dollars received as a dividend are not converted into United States dollars on the date of receipt, you will have a basis in the Canadian dollars equal to their United States dollar value on the date of receipt. Any gain or loss realized on a subsequent conversion or other disposition of the Canadian dollars will be treated as United States source ordinary income or loss.

Subject to certain conditions and limitations, Canadian withholding taxes on dividends may be treated as foreign taxes eligible for credit against your United States federal income tax liability. For purposes of calculating the foreign tax credit, dividends paid on the voting shares will be treated as income from sources outside the United States and will generally constitute passive category income. However, in certain circumstances, if you have held the voting shares for less than a specified minimum period during which you are not protected from risk of loss, or are obligated to make payments related to the dividends, you will not be allowed a foreign tax credit for Canadian withholding taxes imposed on dividends paid on the voting shares. If you do not elect to claim a United States foreign tax credit, you may instead claim a deduction for Canadian income tax withheld, but only for a taxable year in which you elect to do so with respect to all foreign income taxes paid or accrued in such taxable year. The rules governing the foreign tax credit are complex. You are urged to consult your tax advisors regarding the availability of the foreign tax credit under your particular circumstances.

Passive Foreign Investment Company

We do not believe that we are, for United States federal income tax purposes, a passive foreign investment company (a “PFIC”), and we expect to operate in such a manner so as not to become a PFIC. If, however, we are or become a PFIC, you could be subject to additional United States federal income taxes on gain recognized with respect to the voting shares and on certain distributions, plus an interest charge on certain taxes treated as having been deferred under the PFIC rules.

Taxation of Capital Gains

For United States federal income tax purposes, you will recognize taxable gain or loss on any sale or exchange of the voting shares in an amount equal to the difference between the amount realized for the voting shares and your tax basis in the voting shares. Such gain or loss will generally be capital gain or loss and will generally be long-term capital gain or loss if you have held the voting shares for more than one year. Long-term capital gains of non-corporate United States Holders (including individuals) are eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitations. Any gain or loss recognized by you will generally be treated as United States source gain or loss. Consequently, you may not be able to use the foreign tax credit arising from any Canadian tax imposed on the disposition of voting shares unless such credit can be applied (subject to applicable limitations) against tax due on other income treated as derived from foreign sources.

Information Reporting and Backup Withholding

In general, information reporting will apply to dividends in respect of our voting shares and the proceeds from the sale, exchange or other disposition of our voting shares that are paid to you within the United States (and in certain cases, outside the United States), unless you are an exempt recipient. A backup withholding tax may apply to such payments if you fail to provide a taxpayer identification number or certification of exempt status or fail to report in full dividend and interest income.

Backup withholding is not an additional tax and any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against your United States federal income tax liability provided the required information is timely furnished to the Internal Revenue Service.

Reporting Obligations for Specified Foreign Financial Assets

United States Holders who are individuals (and certain entities) are required to report on Internal Revenue Service Form 8938 specified foreign financial assets that they own if the aggregate value of those assets exceeds certain threshold amounts. Specified foreign financial assets may include stock of a foreign issuer such as the voting shares if not held through a financial account maintained at a United States “financial institution,” as defined in the applicable rules. United States Holders should consult their own tax advisors as to the possible application of this reporting obligation under their particular circumstances.

MATERIAL CANADIAN FEDERAL INCOME TAX CONSIDERATIONS

The following is, as of the date hereof, a summary of the principal Canadian federal income tax considerations under the Income Tax Act (Canada) (the “Canadian Tax Act”) and the regulations thereunder (the “Regulations”) generally applicable to an investor who acquires Units pursuant to the offering. For purposes of this summary, references to a Common Share includes a Common Share comprising a Unit (“Unit Share”) and a Common Share acquired on the exercise of a Warrant (“Warrant Share”) unless otherwise indicated. This summary applies only to a purchaser who is a beneficial owner of Common Shares and Warrants acquired pursuant to this offering and who, for the purposes of the Canadian Tax Act, and at all relevant times: (i) deals at arm’s length with the Company and Maxim, (ii) is not affiliated with the Company or Maxim; and (iii) acquires and holds the Common Shares, Warrants and any Common Shares acquired on the exercise of the Warrants as capital property (a “Holder”).

Common Shares and Warrants will generally be considered to be capital property to a Holder unless they are held in the course of carrying on a business of trading or dealing in securities or were acquired in one or more transactions considered to be an adventure or concern in the nature of trade.

This summary is not applicable to a Holder: (i) that is a “financial institution” for the purposes of the mark-to-market rules contained in the Canadian Tax Act; (ii) that is a “specified financial institution” (as defined in the Canadian Tax Act); (iii) an interest in which is a “tax shelter investment” for purposes of the Canadian Tax Act; (iv) that has made a functional currency reporting election under section 261 of the Canadian Tax Act to report its “Canadian tax results” as defined in the Canadian Tax Act in a currency other than Canadian currency; (v) that has entered into, or will enter into, a “derivative forward agreement” or “synthetic disposition arrangement” (each as defined in the Canadian Tax Act) with respect to the Common Shares or Warrants; or (vi) that receives dividends on Common Shares under or as part of a “dividend rental arrangement” (as defined in the Canadian Tax Act). This summary does not address the deductibility of interest by a Holder who has borrowed money to acquire Units. Such Holders should consult their own tax advisors.

Additional considerations, not discussed herein, may apply to a Holder that is a corporation resident in Canada, and is or becomes (or does not deal at arm’s length for purposes of the Canadian Tax Act with a corporation resident in Canada that is or becomes), as part of a transaction or event or series of transactions or events that includes the acquisition of the Units, controlled by a non-resident person or a group of persons comprised of any combination of non-resident corporations, non-resident individuals or non-resident trusts that do not deal with each other at arm’s length for purposes of the “foreign affiliate dumping” rules in section 212.3 of the Canadian Tax Act. Such Holders should consult their own tax advisors with respect to the consequences of purchasing Units pursuant to the offering.

This summary is based on the current provisions of the Canadian Tax Act and the Regulations in force on the date hereof, all specific proposals to amend the Canadian Tax Act or the Regulations publicly announced by or on behalf of the Minister of Finance (Canada) prior to the date of this prospectus (the “Proposed Amendments”) and counsel’s understanding of the current administrative practices and assessing policies of the Canada Revenue Agency (the “CRA”) publicly available prior to the date hereof. This summary assumes that the Proposed Amendments will be enacted in the form proposed. However, no assurances can be given that the Proposed Amendments will be enacted as proposed or at all. This summary is not exhaustive of all possible Canadian federal income tax considerations and, except for the Proposed Amendments, does not take into account or anticipate any changes in the law or in the administrative practices or assessing policies of CRA, whether by legislative, governmental, administrative or judicial decision or action, nor does it take into account or consider other federal or any provincial, territorial or foreign tax considerations, which may differ significantly from the Canadian federal income tax considerations discussed in this summary.

This summary is not exhaustive of all possible Canadian federal income tax considerations applicable to an investment in Units. The following description of income tax matters is of a general nature only and is not intended to be, nor should it be construed to be, legal or income tax advice to any particular Holder. Holders are urged to consult their own income tax advisors with respect to the tax consequences applicable to them based on their own particular circumstances.

Allocation of Offering Price

The offering price of a Unit must be allocated on a reasonable basis between the Unit Share and the Warrant comprising a Unit to determine the cost of each to the Holder for purposes of the Canadian Tax Act. For its purposes, the Company intends to allocate [●] of the offering price as consideration for the issue of each Unit Share and [●] of the offering price as consideration for the issue of the Warrant acquired as part of a Unit.

The Company believes that such allocation is reasonable but such allocation will not be binding on the CRA or a Holder, and the Company expresses no opinion with respect to such allocation. A Holder’s adjusted cost base of a Unit Share will be determined by averaging the cost of such share with the adjusted cost base of all Common Shares of the Company (if any) held by the Holder as capital property immediately before such acquisition.

Exercise of Warrants

A Holder will not realize a gain or loss upon the exercise of a Warrant to acquire a Warrant Share. When a Warrant is exercised, the Holder’s cost of the Warrant Share acquired thereby will be equal to the aggregate of the Holder’s adjusted cost base of such Warrant and the exercise price paid for the Warrant Share. The Holder’s adjusted cost base of the Warrant Share so acquired will be determined by averaging the cost of the Warrant Share with the adjusted cost base to the Holder of all Common Shares of the Company (if any) held as capital property immediately before the exercise of the Warrant.

Taxation of Resident Holders

The following portion of this summary applies to a Holder who, for the purposes of the Canadian Tax Act, is or is deemed to be resident in Canada at all relevant times (a “Resident Holder”). A Resident Holder whose Common Shares might not otherwise qualify as capital property may be entitled to make an irrevocable election permitted by subsection 39(4) of the Canadian Tax Act to deem the Common Shares, and every other “Canadian security” (as defined in the Canadian Tax Act), held by such person, in the taxation year of the election and each subsequent taxation year to be capital property. This election does not apply to Warrants. Resident Holders should consult their own tax advisors regarding this election.

Expiry of Warrants

The expiry of an unexercised Warrant generally will result in a capital loss to the Resident Holder equal to the adjusted cost base of the Warrant to the Resident Holder immediately before its expiry. The tax treatment of capital gains and capital losses is discussed in greater detail below under the heading “Capital Gains and Capital Losses.”

Dividends

Dividends received or deemed to be received on the Common Shares will be included in computing a Resident Holder’s income. In the case of an individual (other than certain trusts), such dividends will be subject to the gross-up and dividend tax credit rules normally applicable in respect of “taxable dividends” received from “taxable Canadian corporations” (as such terms are defined in the Canadian Tax Act). An enhanced gross-up and dividend tax credit will be available to individuals in respect of “eligible dividends” designated by the Company to the Resident Holder in accordance with the provisions of the Canadian Tax Act. There may be limitations on the ability of the Company to designate dividends as eligible dividends.

Dividends received or deemed to be received on the Common Shares by a Resident Holder that is a corporation will be included in computing its income for the taxation year in which such dividends are received, but such dividends will generally be deductible in computing the corporation’s taxable income. In certain circumstances, subsection 55(2) of the Canadian Tax Act will treat a taxable dividend received or deemed to be received by a Resident Holder that is a corporation as proceeds of disposition or a capital gain. Resident Holders that are corporations should consult their own tax advisors having regard to their own circumstances.

A Resident Holder that is a “private corporation” as defined in the Canadian Tax Act or a “subject corporation” as defined in subsection 186(3) of the Canadian Tax Act may be liable under Part IV of the Canadian Tax Act to pay a refundable tax on dividends received or deemed to be received on the Common Shares to the extent that such dividends are deductible in computing the Resident Holder’s taxable income for the taxation year. Such Resident Holders should consult their own tax advisors in this regard.

Disposition of Common Shares and Warrants

A Resident Holder who disposes, or is deemed to dispose, of a Common Share (other than on a disposition to the Company that is not a sale in the open market in the manner in which shares would normally be purchased by any member of the public in an open market), or a Warrant (other than on the exercise thereof) generally will realize a capital gain (or capital loss) in the taxation year of the disposition equal to the amount, if any, by which the proceeds of disposition, net of any reasonable costs of disposition, are greater (or are less) than the adjusted cost base to the Resident Holder of such Common Shares or Warrant, as the case may be, immediately before the disposition or deemed disposition. The taxation of capital gains and losses is generally described below under the heading “Capital Gains and Capital Losses.”

Capital Gains and Capital Losses

Generally, a Resident Holder is required to include in computing income for a taxation year one-half of the amount of any capital gain (a “taxable capital gain”) realized by the Resident Holder in such taxation year. Subject to and in accordance with the rules contained in the Canadian Tax Act, a Resident Holder is required to deduct one-half of the amount of any capital loss (an “allowable capital loss”) realized in a particular taxation year against taxable capital gains realized by the Resident Holder in the year. Allowable capital losses in excess of taxable capital gains realized in a taxation year may be carried back and deducted in any of the three preceding taxation years or carried forward and deducted in any subsequent taxation year against net taxable capital gains realized in such years, to the extent and under the circumstances described in the Canadian Tax Act.

The amount of any capital loss realized by a Resident Holder that is a corporation on the disposition or deemed disposition of a Common Share may be reduced by the amount of any dividends received or deemed to have been received by such Resident Holder on such shares, to the extent and under the circumstances described in the Canadian Tax Act. Similar rules may apply where a Resident Holder that is a corporation is a member of a partnership or a beneficiary of a trust that owns Common Shares, directly or indirectly, through a partnership or trust. Resident Holders to whom these rules may be relevant should consult their own tax advisors.

A Resident Holder that is throughout the relevant taxation year a “Canadian-controlled private corporation” (as defined in the Canadian Tax Act) may be liable to pay an additional tax (refundable in certain circumstances) on certain investment income, including taxable capital gains. Such Resident Holders should consult their own tax advisors.

Alternative Minimum Tax

Generally, a Resident Holder that is an individual (other than certain trusts) that receives or is deemed to have received taxable dividends on the Common Shares or realizes a capital gain on the disposition or deemed disposition of the Common Shares or Warrant may be liable for alternative minimum tax under the Canadian Tax Act. Resident holders should consult their own tax advisors with respect to the application of alternative minimum tax.

Taxation of Non-Resident Holders

The following portion of this summary is generally applicable to Holders who, for the purposes of the Canadian Tax Act and at all relevant times: (i) are not resident or deemed to be resident in Canada, and (ii) do not use or hold Common Shares or Warrant in the course of a business carried on or deemed to be carried on in Canada (“Non-Resident Holders”). Special rules, which are not discussed in this summary, may apply to a Non-Resident Holder that is an insurer carrying on business in Canada and elsewhere or that is an “authorized foreign bank” (as defined in the Canadian Tax Act). Such Non-Resident Holders should consult their own tax advisors.

Dividends

Dividends paid or credited or deemed to be paid or credited to a Non-Resident Holder on the Common Shares will generally be subject to Canadian withholding tax at the rate of 25% on the gross amount of the dividend, unless such rate is reduced by the terms of an applicable income tax treaty or convention. Under the Treaty, the rate of withholding tax on dividends paid or credited to a Non-Resident Holder who is resident in the U.S. for purposes of the Treaty, is the beneficial owner of the dividends, and is fully entitled to benefits under the Treaty (a “U.S. Holder”) is generally reduced to 15% of the gross amount of the dividend. The rate of withholding tax is further reduced to 5% if the beneficial owner of such dividend is a U.S. Holder that is a company that owns, directly or indirectly, at least 10% of the voting stock of the Company. Non-Resident Holders should consult their own tax advisors regarding the application of the Treaty or any other tax treaty.

Disposition of Common Shares and Warrants

A Non-Resident Holder will not be subject to tax under the Canadian Tax Act in respect of any capital gain realized on a disposition or deemed disposition of a Common Shares or Warrant, nor will capital losses arising therefrom be recognized under the Canadian Tax Act, unless such securities, as the case may be, constitutes “taxable Canadian property” (as defined in the Canadian Tax Act) of the Non-Resident Holder at the time of disposition and the Non-Resident Holder is not entitled to relief under an applicable income tax treaty or convention between Canada and the country in which the Non-Resident Holder is resident.

Provided that the Common Shares are listed on a “designated stock exchange” for the purposes of the Canadian Tax Act (which currently includes the Nasdaq Capital Market), at the time of disposition, the Common Shares, and Warrant generally will not constitute taxable Canadian property of a Non-Resident Holder at that time, unless at any time during the 60 month period immediately preceding the disposition: (i) 25% or more of the issued shares of any class or series of the capital stock of the Company were owned by, or belonged to, any combination of (a) the Non-Resident Holder; (b) persons with whom the Non-Resident Holder did not deal at arm’s length (for purposes of the Canadian Tax Act); and (c) partnerships in which the Non-Resident Holder or a person described in (b) holds a membership interest directly or indirectly through one or more partnerships; and (ii) at such time, more than 50% of the fair market value of such shares was derived, directly or indirectly, from any combination of real or immovable property situated in Canada, “Canadian resource property” (as defined in the Canadian Tax Act), “timber resource property” (as defined in the Canadian Tax Act), or options in respect of, interests in, or for civil law rights in such properties, whether or not such property exists. Notwithstanding the foregoing, the Common Shares and Warrant may also be deemed to be taxable Canadian property to a Non-Resident Holder for purposes of the Canadian Tax Act in certain other circumstances. Non-Resident Holders should consult their own tax advisors as to whether their Common Shares or Warrant constitute “taxable Canadian property” in their own particular circumstances.

In the event that a Common Share or Warrant constitutes taxable Canadian property of a Non-Resident Holder and any capital gain that would be realized on the disposition thereof is not exempt from tax under the Canadian Tax Act pursuant to an applicable income tax treaty or convention, the income tax consequences discussed above for Resident Holders under “Taxation of Resident Holders – Disposition of Common Shares and Warrants ” and “Capital Gains and Capital Losses” will generally apply to the Non-Resident Holder. Non-Resident Holders whose Common Shares or Warrant are taxable Canadian property should consult their own tax advisors.

THE FOREGOING SUMMARY IS NOT INTENDED TO CONSTITUTE A COMPLETE DESCRIPTION OF ALL TAX CONSEQUENCES THAT MAY BE RELEVANT TO PARTICULAR HOLDERS OF UNITS AND IS NOT TAX OR LEGAL ADVICE. HOLDERS OF UNITS SHOULD CONSULT THEIR OWN TAX ADVISORS AS TO THE PARTICULAR TAX CONSEQUENCES TO THEM OF ACQUIRING, HOLDING AND DISPOSING OF UNITS.

ELIGIBILITY FOR INVESTMENT

In the opinion of Cassels Brock & Blackwell LLP, Canadian counsel to the Company, and [●], Canadian counsel to Maxim, based on the current provisions of the Canadian Tax Act and the Regulations thereunder, in force as of the date hereof, the Unit Shares, Warrant Shares and Warrants, if issued on the date hereof, would be qualified investments for trusts governed by a registered retirement savings plan, registered retirement income fund, registered education savings plan, registered disability savings plan, tax-free savings account (collectively referred to as “Registered Plans”) or deferred profit sharing plan (“DPSP”) at the time of the acquisition of such Unit Shares, Warrant Shares and Warrant, provided that at such time:

(i)	in the case of the Units Shares and Warrant Shares, the Units Shares or Warrant Shares, as applicable, are listed on a “designated stock exchange” as defined in the Tax Act (which currently includes the Nasdaq) or the Company qualifies as a “public corporation” (as defined in the Tax Act); and

(ii)	in the case of the Warrants, the Warrant Shares are qualified investments as described in (i) above and neither the Company, nor any person with whom the Company does not deals at arm’s length, is an annuitant, a beneficiary, an employer or a subscriber under or a holder of such Registered Plan or DPSP.

Notwithstanding the foregoing, the holder of, or annuitant or subscriber under, a Registered Plan (the “Controlling Individual”) will be subject to a penalty tax in respect of Unit Shares, Warrant Shares or Warrants held in the Registered Plan if such securities are a prohibited investment for the particular Registered Plan. A Unit Share, Warrant Share or Warrant generally will be a “prohibited investment” for a Registered Plan if the Controlling Individual does not deal at arm’s length with the Company for the purposes of the Tax Act or the Controlling Individual has a “significant interest” (as defined in subsection 207.01(4) of the Tax Act) in the Company. In addition, the Unit Shares and Warrant Shares will generally not be a “prohibited investment” if such shares are “excluded property” (as defined in subsection 207.01(1) of the Tax Act) for the Registered Plan.

Prospective purchasers who intend to hold Common Shares or Warrant in a Registered Plan or DPSP should consult their own tax advisors regarding their particular circumstances.

UNDERWRITING

Maxim Group LLC (“Maxim”) is acting as sole book-runner and as representative of the underwriters (the “Representative”). Subject to the terms and conditions of an underwriting agreement between us and the Representative, we have agreed to sell to each underwriter named below, and each underwriter named below has severally agreed to purchase, at the public offering price less the underwriting discounts set forth on the cover page of this prospectus, the number of Units and Pre-Funded Units listed next to its name in the following table:

Name of Underwriter	Number of Units	Number of Pre-Funded Units
Maxim Group LLC

Total

The underwriting agreement provides that the obligation of the underwriters to purchase all of the Units and Pre-Funded Units being offered to the public is subject to specific conditions, including the absence of any material adverse change in our business or in the financial markets and the receipt of certain legal opinions, certificates and letters from us, our counsel and the independent auditors. The underwriting agreement also provides that if an underwriter defaults, the purchase commitments of non-defaulting underwriters may be increased or the offering may be terminated. Subject to the terms of the underwriting agreement, the underwriters will purchase all of the Units and Pre-Funded Units being offered to the public, other than those covered by the over-allotment option described below, if any of the Units or Pre-Funded Units are purchased.

The underwriters are offering the Units, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel and other conditions specified in the underwriting agreement. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

Over-Allotment Option

We have granted a 45-day option to the representative of the underwriters, exercisable one or more times in whole or in part, to purchase from us up to an additional [ * ] Common Shares and/or up to an additional [ * ]Warrants at a price of $[ * ] per Common Share and $0.01 per warrant respectively, less, in each case, the underwriting discounts payable by us, solely to cover over-allotments, if any. To the extent that the Representative exercises this option, each of the underwriters will become obligated, subject to conditions, to purchase approximately the same percentage of these additional Common Shares and/or Warrants as the number of Units and Pre-Funded Units to be purchased by it in the above table bears to the total number of Units and Pre-Funded Units offered by this prospectus. We will be obligated, pursuant to the option, to sell these additional Common Shares and/or Warrants to the underwriters to the extent the option is exercised. If any additional Common Shares and/or Warrants are purchased, the underwriters will offer the additional Common Shares and/or Warrants on the same terms as those on which the other Units or Pre-Funded Units are being offered hereunder. If this option is exercised in full, the total offering price to the public will be $[* ] and the total net proceeds, before expenses and after the credit to the underwriting commissions described below, to us will be $[*].

Discounts and Commissions

The following table shows the public offering price, underwriting discount and proceeds, before expenses, to us. The information assumes either no exercise or full exercise by the Representative of the over-allotment option.

	Per Unit	Per Pre-Funded Unit	Total (No Exercise)	Total (Full Exercise)
Public offering price	$USD	$USD	$USD	$USD
Underwriting discounts and commissions (7%)
Proceeds, before expenses, to us	$USD	$USD	$USD	$USD

The underwriters propose to offer the Units and/or the Pre-Funded Units offered by us to the public at the public offering price per Unit and per Pre-Funded Unit set forth on the cover of this prospectus. In addition, the underwriters may offer some of the Units and/or Pre-Funded Units to other securities dealers at such price less a concession of $[*] per Unit or Pre-Funded Unit. After the initial offering, the public offering price and concession to dealers may be changed.

We have agreed to pay the underwriters a cash fee equal to 7% of the aggregate gross proceeds from the sale of the securities offered hereby.

We have agreed to reimburse Maxim for its total out of pocket accountable expenses, including Maxim’s legal fees up to a maximum of $100,000, in connection with the offering. We have paid $15,000 to Maxim as an advance to be applied towards reasonable out-of-pocket expenses, or the Advance. Any portion of the Advance shall be returned back to us to the extent not actually incurred. We estimate that the total expenses of the offering, excluding underwriting discounts and commissions, will be approximately$[*], all of which are payable by us.

Representative’s Warrants

We have agreed to issue to the Representative (or its permitted assignees) warrants to purchase up to a total of [*] Common Shares (5% of the Common Shares included in the Units and 5% of any Common Shares sold pursuant to the over-allotment option). The Representative’s Warrant will have a term of five years from the effective date of this prospectus and an exercise price per share equal to 110% of the public offering price per share price. Pursuant to FINRA Rule 5110(g), the Representative’s Warrant and any shares issued upon exercise of the Representative’s Warrant shall not be sold, transferred, assigned, pledged, or hypothecated, or be the subject of any hedging, short sale, derivative, put or call transaction that would result in the effective economic disposition of the securities by any person for a period of 180 days immediately following the date of effectiveness or commencement of sales of this offering, except the transfer of any security: (i) by operation of law or by reason of our reorganization; (ii) to any FINRA member firm participating in the offering and the officers or partners thereof, if all securities so transferred remain subject to the lock-up restriction set forth above for the remainder of the time period; (iii) if the aggregate amount of our securities held by the underwriter or related persons does not exceed 1% of the securities being offered; (iv) that is beneficially owned on a pro rata basis by all equity owners of an investment fund, provided that no participating member manages or otherwise directs investments by the fund and the participating members in the aggregate do not own more than 10% of the equity in the fund; or (v) the exercise or conversion of any security, if all securities remain subject to the lock-up restriction set forth above for the remainder of the time period. The Representative’s Warrant will provide for cashless exercise.

Lock-Up Agreements

 We and each of our officers, directors and 3% or more holders of our outstanding Common Shares have agreed, subject to certain exceptions, not to offer, issue, sell, contract to sell, encumber, grant any option for the sale of or otherwise dispose of any of our Common Shares or other securities convertible into or exercisable or exchangeable for our common shares for a period of 90 days after this offering is completed without the prior written consent of Maxim.

Maxim may in its sole discretion and at any time without notice release some or all of the shares subject to lock-up agreements prior to the expiration of the lock-up period. When determining whether or not to release shares from the lock-up agreements, the representative will consider, among other factors, the security holder’s reasons for requesting the release, the number of shares for which the release is being requested and market conditions at the time.

Right of First Refusal

We have granted the Representative a right of first refusal, for a period of 12 months from the commencement of sales of this offering, to act as a book-running managing underwriter with at least 50% of the economics, or 33% of the economics in the case of a three-handed deal, for any and all future public and private equity, equity-linked, convertible or debt offerings of the Company.

Indemnification

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, and to contribute to payments that the underwriters may be required to make for these liabilities.

Price Stabilization, Short Positions, and Penalty Bids

In connection with this offering, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of our securities. Specifically, the underwriters may over-allot in connection with this offering by selling more securities than are set forth on the cover page of this prospectus. This creates a short position in our securities for its own account. The short position may be either a covered short position or a naked short position. In a covered short position, the number of securities over-allotted by the underwriters is not greater than the number of securities that they may purchase in the over-allotment option. In a naked short position, the number of securities involved is greater than the number of shares Common Shares in the over-allotment option. To close out a short position, the underwriters may elect to exercise all or part of the over-allotment option. The underwriters may also elect to stabilize the price of our securities or reduce any short position by bidding for, and purchasing, securities in the open market.

The underwriters may also impose a penalty bid. This occurs when a particular underwriter or dealer repays selling concessions allowed to it for distributing a security in this offering because the underwriter repurchases that security in stabilizing or short covering transactions.

Finally, the underwriters may bid for, and purchase, securities in market making transactions, including “passive” market making transactions as described below.

These activities may stabilize or maintain the market price of our securities at a price that is higher than the price that might otherwise exist in the absence of these activities. The underwriters are not required to engage in these activities, and may discontinue any of these activities at any time without notice.

In connection with this offering, the underwriters and selling group members, if any, or their affiliates may engage in passive market making transactions in our Common Shares immediately prior to the commencement of sales in this offering, in accordance with Rule 103 of Regulation M under the Exchange Act. Rule 103 generally provides that:

●	a passive market maker may not effect transactions or display bids for our securities in excess of the highest independent bid price by persons who are not passive market makers;

●	net purchases by a passive market maker on each day are generally limited to 30% of the passive market maker’s average daily trading volume in our securities during a specified two-month prior period or 200 shares, whichever is greater, and must be discontinued when that limit is reached; and

●	passive market making bids must be identified as such.

Electronic Distribution

A prospectus in electronic format may be made available on a website maintained by the representatives of the underwriters and may also be made available on a website maintained by other underwriters. The underwriters may agree to allocate a number of shares to underwriters for sale to their online brokerage account holders. Internet distributions will be allocated by the representatives of the underwriters to underwriters that may make Internet distributions on the same basis as other allocations. In connection with the offering, the underwriters or syndicate members may distribute prospectuses electronically. No forms of electronic prospectus other than prospectuses that are printable as Adobe® PDF will be used in connection with this offering.

The underwriters have informed us that they do not expect to confirm sales of shares offered by this prospectus to accounts over which they exercise discretionary authority.

Other than the prospectus in electronic format, the information on any underwriter’s website and any information contained in any other website maintained by an underwriter is not part of the prospectus or the registration statement of which this prospectus forms a part, has not been approved and/or endorsed by us or any underwriter in its capacity as underwriter and should not be relied upon by investors.

Offer Restrictions Outside the United States

Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the securities offered by this prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

Notice to Prospective Investors in Canada

The Common Shares and warrants may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 - Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 - Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the Common Shares or warrants must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 (or, in the case of securities issued or guaranteed by the government of a non-Canadian jurisdiction, section 3A.4) of National Instrument 33-105 - Underwriting Conflicts (NI33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Notice to Prospective Investors in Israel

This document does not constitute a prospectus under the Israeli Securities Law, 5728-1968, or the Securities Law, and has not been filed with or approved by the Israel Securities Authority. In Israel, this prospectus is being distributed only to, and is directed only at, and any offer of the Common Shares and warrants hereunder is directed only at, (i) a limited number of persons in accordance with the Securities Law and (ii) investors listed in the first addendum (the “Addendum”) to the Securities Law, consisting primarily of joint investment in trust funds, provident funds, insurance companies, banks, portfolio managers, investment advisors, members of the Tel Aviv Stock Exchange, underwriters, venture capital funds, entities with equity in excess of NIS 50 million and “qualified individuals,” each as defined in the Addendum (as it may be amended from time to time), collectively referred to as qualified investors (in each case, purchasing for their own account or, where permitted under the Addendum, for the accounts of their clients who are investors listed in the Addendum). Qualified investors are required to submit written confirmation that they fall within the scope of the Addendum, are aware of the meaning of same and agree to it.

EXPENSES RELATING TO THIS OFFERING

Set forth below is an itemization of the total expenses in USD$, excluding Underwriting discounts, expected to be incurred in connection with this offering by us. With the exception of the SEC registration fee and the FINRA filing fee, all amounts are estimates.

SEC registration fee		$4,381.47
FINRA filing fee		$7,589.75
Transfer agent fees and expenses	$	*
Printer fees	$	*
Legal fees and expenses	$	*
Accounting fees and expenses	$	*
Miscellaneous expenses	$	*
Total	$	*

*	To be filed by amendment.

LEGAL MATTERS

The validity of the issuance of the Common Shares, Units and warrants offered in this prospectus and certain other legal matters as to Canadian law will be passed upon for us by Cassels Brock & Blackwell LLP, our counsel as to Canadian law. Certain matters related to the laws of the United States will be passed upon for us by Carmel, Milazzo & Feil LLP, New York, New York. Loeb & Loeb LLP, New York, New York, is representing the underwriter in this offering.

EXPERTS

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the securities was employed on a contingency basis or had, or is to receive, in connection with the offering, a substantial interest, directly or indirectly, in the Company or its subsidiaries. Nor was any such person connected with the Company or any of its subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer or employee.

The consolidated financial statements for the years ended December 31, 2020, 2019 and 2018, included in this prospectus will been so included in reliance on the report of our accountants, Davidson & Company, LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

ENFORCEABILITY OF CIVIL LIABILITY

We are incorporated under the laws of British Columbia, Canada. Service of process upon us and upon certain of our directors and officers and the experts named in this prospectus, who reside outside the U.S., may be difficult to obtain within the U.S. Furthermore, because a substantial amount of our assets and certain of our directors and officers are located outside the U.S., any judgment obtained in the U.S. against us or any of our directors and officers may not be collectible within the U.S.

We have also been advised by Cassels Brock & Blackwell LLP, our Canadian legal advisor, that there is doubt as to the enforceability, in original actions in Canadian courts, of liabilities based on the U.S. federal securities laws or “blue sky” laws of any state within the United States and as to the enforceability in Canadian courts of judgments of U.S. courts obtained in actions based on the civil liability provisions of the U.S. federal securities laws or any such state securities or blue sky laws. Therefore, it may not be possible to enforce those judgments against us, certain of our directors and officers, the experts named in this prospectus.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form F-l, including relevant exhibits and schedules under the Securities Act, covering the Common Shares offered by this prospectus. You should refer to our registration statements and their exhibits and schedules if you would like to find out more about us and about the Common Shares. This prospectus summarizes material provisions of contracts and other documents that we refer you to. Since the prospectus may not contain all the information that you may find important, you should review the full text of these documents.

We are subject to periodic reporting and other informational requirements of the Exchange Act, as applicable to foreign private issuers. Accordingly, we are required to file reports, including annual reports on Form 20-F, and other information with the SEC. As a foreign private issuer, we are exempt from the rules of the Exchange Act prescribing the furnishing and content of proxy statements to shareholders under the federal proxy rules contained in Sections 14(a), (b) and (c) of the Exchange Act, and our executive officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act.

We have filed with the SEC a registration statement (including exhibits to the registration statement) on Form F-1 under the Securities Act. This prospectus, which is part of the registration statement, does not contain all of the information set forth in the registration statement. The rules and regulations of the SEC allow us to omit certain information from this prospectus that is included in the registration statement and the exhibits and schedules to the registration statement. For further information, we refer you to the registration statement and the exhibits and schedules filed as part of the registration statement.

Statements made in this prospectus concerning the contents of any contract, agreement or other document are not complete descriptions of all terms of these documents. If a document has been filed as an exhibit to the registration statement, we refer you to the copy of the document that has been filed for a complete description of its terms. Each statement in this prospectus relating to a document filed as an exhibit is qualified in all respects by the filed exhibit. You should read this prospectus and the documents that we have filed as exhibits to the registration statement of which this prospectus is a part completely.

We are subject to the informational requirements of the Exchange Act. Accordingly, we are required to file reports and other information with the SEC, including annual reports on Form 20-F and reports on Form 6-K. The SEC maintains an internet website that contains reports and other information about issuers, like us, that file electronically with the SEC. The address of that website is www.sec.gov.

As a foreign private issuer, we are exempt under the Exchange Act from, among other things, the rules prescribing the furnishing and content of proxy statements, and our officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we are not required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

The SEC maintains a website that contains reports, proxy statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is http://www.sec.gov. The information on that website is not a part of this prospectus.

No dealers, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.

INDEX TO FINANCIAL STATEMENTS

Audited Consolidated Financial Statements for the Fiscal Years Ended December 31, 2020, 2019 and 2018

Consolidated Statements of Financial Position as of December 31, 2020, 2019, as restated	F-2

Consolidated Statements of Loss and Comprehensive Loss for the years ended December 31, 2020, 2019 and 2018	F-3

Consolidated Statements of Changes in Stockholders’ Equity for the years ended December 31, 2020, 2019 and 2018	F-4

Consolidated Statements of Cash Flows for the years ended December 31, 2020, 2019 and 2018	F-5

Notes to Consolidated Financial Statements	F-6

Consolidated Interim Financial Statements (Unaudited-Prepared by Management) As at and for the three and nine months ended September 30, 2021 and 2020

Consolidated Unaudited Interim Statements of Financial Position For the nine months ended September 30, 2021 and December 31, 2020	F-45

Consolidated Unaudited Interim Statements of Loss and Comprehensive Loss For the three and nine months ended September 30, 2021 and 2020	F-46

Consolidated Unaudited Interim Statement of Changes in Shareholders’ Equity For the nine months ended September 30, 2021 and September 30, 2020	F-47

Consolidated Unaudited Interim Statements of Cash Flows For the nine months ended September 30, 2021 and 2020	F-48

Notes to the Consolidated Interim Financial Statements (Unaudited-Prepared by Management) As at and for the three and nine months ended September 30, 2021 and 2020	F-49

SIYATA MOBILE INC.

Consolidated Financial Statements

(Expressed in US Dollars)

As at and for the years ended December 31, 2020, 2019 and 2018.

Report of Independent Registered Public Accounting Firm

To the Shareholders and Directors of

Siyata Mobile Inc.

Opinion on the Consolidated Financial Statements

We have audited the accompanying consolidated statements of financial position of Siyata Mobile Inc. (the “Company”) as of December 31, 2020, 2019, and January 1, 2019 and the related consolidated statements of loss and comprehensive loss, changes in shareholders’ equity, and cash flows for the years ended December 31, 2020, 2019 and 2018, and the related notes and schedules (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2020, 2019, and January 1, 2019 and the results of its operations and its cash flows for the years ended December 31, 2020, 2019 and 2018, in conformity with International Financial Reporting Standards as issued by the International Accounting Standards Board.

Change of Presentation Currency

As discussed in Note 2 to the consolidated financial statements, the Company has elected to change its presentation currency from the Canadian dollar to the United States dollar in the year ended December 31, 2020 on a retrospective basis.

Going Concern

The accompanying financial statements have been prepared assuming that the entity will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has suffered recurring losses from operations and has a net capital deficiency that raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1, The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) ("PCAOB") and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

We have served as the Company’s auditor since 2016.

/s/ DAVIDSON & COMPANY LLP

Vancouver, Canada	Chartered Professional Accountants

June 30, 2021

Siyata Mobile Inc.

Consolidated Statements of Financial Position

(Expressed in US dollars)

	December 31 2020	December 31 2019 Restated note 31	January 1, 2019 Restated note 31
ASSETS
Current
Cash	$5,468,766	$2,661,575	$1,776,949
Restricted cash (Note 4)	10,995,500	-	-
Trade and other receivables (Note 5)	2,737,096	1,492,955	679,409
Prepaid expenses	749,000	252,868	303,314
Inventory (Note 6)	2,409,733	3,379,895	3,657,465
Advance to suppliers	734,550	650,690	351,334
	23,094,645	8,437,983	6,768,471
Right of Use Assets (Note 7)	377,035	204,939	-
Loan to Director (Note 8)	214,456	200,000	-
Equipment	55,454	39,747	39,935
Intangible assets (Note 9)	6,549,118	6,469,504	5,498,548
Goodwill (Note 10)	801,780	785,153	750,565
Total assets	$31,092,488	$16,137,326	$13,057,519

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current
Bank Loan (Note 11)	$437,848	32,435	-
Accounts payable and accrued liabilities	2,622,118	1,970,663	2,930,310
Due to Related Party (Note 12)	-	76,866	145,640
Lease Obligations (Note 13)	127,776	116,311	-
Convertible debenture (Note 14)	6,160,769	1,047,661	-
Current portion of long term debt (Note 15)	56,471	44,547	24,963
Future Purchase Consideration (Note 16)	-	-	315,712
	9,404,982	3,288,483	3,416,625
Lease Obligation (Note 13)	213,816	78,020	-
Other payables	142,870	132,906	-
Long Term Convertible Debenture (Note 14)	-	4,049,349	2,866,983
Long Term Debt (Note 15)	51,765	105,991	143,906
	408,451	4,366,266	3,010,889
Total Liabilities	9,813,433	7,654,749	6,427,514
Shareholders’ equity
Share capital (Note 17)	50,088,369	28,592,662	21,246,401
Reserves (Note 17)	9,984,531	5,095,530	2,923,511
Accumulated other comprehensive loss (income)	100,025	97,138	105,638
Deficit	(38,893,870)	(25,302,753)	(17,645,545)
	21,279,055	8,482,577	6,630,005
Total liabilities and shareholders’ equity	$31,092,488	$16,137,326	$13,057,519

Nature of operations and going concern (Note 1)

Subsequent Events (Note 30)

Approved on June 30, 2021 on behalf of the Board:

“Michael Kron”	“Marc Seelenfreund”
Michael Kron – Director	Marc Seelenfreund - Director

The accompanying notes are an integral part of these consolidated financial statements.

Siyata Mobile Inc.

Consolidated Statements of Loss and Comprehensive Loss

(Expressed in US dollars)

For the years ended December 31, 2020, 2019 and 2018

	2020	2019 as restated Note 31	2018 as restated Note 31

Revenue (Note 27)	5,989,772	9,812,188	10,981,114
Cost of Sales (Note 18)	(4,409,655)	(7,122,823)	(9,390,768)
Gross profit	1,580,117	2,689,365	1,590,346
EXPENSES
Amortization and Depreciation (Note7, 9)	1,280,122	1,168,594	544,208
Development expenses	560,236	757,404	-
Selling and marketing (Note 19)	3,691,844	3,559,602	4,207,746
General and administrative (Note 20)	2,857,550	2,322,681	2,261,990
Bad Debts expense (Note 5)	1,530,667	-	-
Inventory impairment (Note 6)	1,571,649	212,000	-
Intangible asset impairment (Note 9)	293,000	111,521	1,508,880
Share-based payments (Note 17)	517,678	1,123,154	850,747
Total Operating Expenses	12,302,746	9,254,956	9,373,571
Net operating income (loss)	(10,722,629)	(6,565,591)	(7,783,225)

OTHER EXPENSES	-	-
Finance expense (income) (Note 21)	1,744,273	962,263	753,257
Foreign exchange loss (income)	(290,401)	106,745	(40,261)
Transaction costs (Note 22)	1,414,616	-	-
Accretion and change in value of future purchase consideration (Note 16)	-	22,609	400,886
Total other expenses	2,868,488	1,091,617	1,113,882
Net Income (loss) for the year	(13,591,117)	(7,657,208)	(8,897,107)
Other comprehensive income
Translation Adjustment	2,887	(8,500)	32,671
Comprehensive loss for the year	$(13,588,230)	$(7,665,708)	$(8,864,436)

Weighted Average Shares	1,484,898	807,956	657,764
Basic and diluted loss per share	$(9.15)	$(9.48)	$(13.53)

The accompanying notes are an integral part of these consolidated financial statements.

Siyata Mobile Inc.

Consolidated Statement of Changes in Shareholders’ Equity

(Expressed in US dollars)

For the years ended December 31, 2020, 2019 and 2018

	Number of Common Shares	Share Capital Amount	Reserves	Accumulated other comprehensive Income (loss)	Deficit	Total Shareholders’ Equity
Balance, December 31, 2017	646,517	$17,937,968	$2,341,490	$138,309	$(8,748,438)	$11,669,329
Exercise of Warrants	18,268	1,022,200				1,022,200
Exercise of stock options	8,966	526,698	(210,266)			316,432
Shares issued on acquisition of Signifi	6,897	285,560				285,560
Exercise of agents’ options	2,733	169,261	(58,460)			110,801
Non-brokered private placement	31,888	1,591,950				1,591,950
Share Issuance costs on capital raise		(287,236)				(287,236)
Share based payments			850,747			850,747
Translation adjustment				(32,671)		(32,671)
Loss for the period					(8,897,107)	(8,897,107)
Balance, December 31, 2018	$715,269	$21,246,401	$2,923,511	$105,638	$(17,645,545)	$6,630,005
Exercise of Warrants	80,865	4,418,377	-	-	-	4,418,377
Shares issued on acquisition of Signifi	6,897	346,673	-	-	-	346,673
Exercise of agents’ options	5,668	345,832	(98,068)	-	-	247,764
Non-brokered private placement	51,724	2,290,916	-	-	-	2,290,916
Share Issuance costs on capital raise		(186,854)		-		(186,854)
Shares issued as agent compensation for debenture	3,324	118,560	-	-	-	118,560
Expiry of agent’s options	-	12,757	(12,757)	-	-	-
Equity portion of the debenture bifurcated	-	-	446,053	-	-	446,053
Issuance of agents’ warrants	-	-	47,209	-	-	47,209
Issuance of warrants to debentureholders	-	-	666,428	-	-	666,428
Share based payments	-	-	1,123,154	-	-	1,123,154
Translation adjustment	-	-	-	(8,500)	-	(8,500)
Loss for the period	-	-	-	-	(7,657,208)	(7,657,208)
Balance, December 31, 2019	863,747	$28,592,662	$5,095,530	$97,138	$(25,302,753)	$8,482,577
Equity portion of the debenture bifurcated			62,986			62,986
Share based payments			517,678			517,678
Share issuance on capital raise	3,712,776	25,501,529	3,327,829			28,829,358
Share issuance costs on capital raise		(4,774,484)	980,508			(3,793,976)
Shares issued for debt	85,659	710,970				710,970
Share issuance on conversion of convertible debt	1,149	57,692				57,692
Translation adjustment				2,887		2,887
Loss for the period					(13,591,117)	(13,591,117)
Balance, December 31, 2020	4,663,331	$50,088,369	$9,984,531	$100,025	$(38,893,870)	$21,279,055

The accompanying notes are an integral part of these consolidated financial statements.

Siyata Mobile Inc.

Consolidated Statements of Cash Flows

(Expressed in US dollars)

For the years ended December 31, 2020, 2019 and 2018

	2020	2019	2018
Cash provided by / (used for):

Operating activities:
Net loss for the period	$(13,591,117)	$(7,657,208)	$(8,897,107)
Items not affecting cash:
Amortization and depreciation	1,280,122	1,168,594	544,208
Bad debt expense (Note 5)	1,530,667	-	-
Inventory impairments (Note 6)	1,571,649	212,000	-
Intangible impairments (Note 9)	293,000	111,521	1,508,880
Interest expense, net of repayments (Note 21)	926,962	341,112	270,988
Interest income	(14,456)	-	-
Foreign exchange	138,691	-	-
Accretion of future purchase consideration	-	-	400,886
Share-based payments	517,678	1,123,154	850,747
Loss on debt conversion	16,712	-	-

Net change in non-cash working capital items:
		-	-
Trade and other receivables, prepaids, and advances to suppliers	(3,353,800)	(1,134,535)	1,768,193
Inventory	(601,487)	65,570	(338,959)
Accounts payable and accrued liabilities	1,372,389	(887,569)	853,282
Due to/from related party	(76,866)	(68,774)	764,460
Net cash and restricted cash used in operating activities	(9,989,856)	(6,726,135)	(2,274,422)
Investing activities:
Intangible additions	(1,513,570)	(2,380,196)	(1,598,660)
Future purchase consideration			(621,567)
Equipment additions	(21,136)	-	(3,293)
Net cash and restricted cash used in investing activities	(1,534,706)	(2,380,196)	(2,223,520)
Financing activities:
Lease payments	(146,146)	(135,612)	-
Bank loan	405,413	(32,435)	-
Repayment of long term debt	(45,490)	(26,114)	-
Convertible debt issued, net of repayments	99,490	1,685,908	-
Shares issued for cash	28,168,529	2,290,916	1,591,950
Share issue costs (cash)	(3,133,147)	(20,085)	(287,236)
Loan to Director	-	(200,000)	-
Exercise of stock options	-	-	316,432
Exercise of agents’ options	-	247,764	110,801
Exercise of warrants	-	5,529,858	1,022,200
Loan received	-	165,341	168,869
Net cash and restricted cash from financing activities	25,348,649	9,505,541	2,923,016
Effect of foreign exchange on cash	(20,396)	485,416	(144,613)
Change in cash and restricted for the year	13,803,691	884,626	(1,719,539)
Cash, beginning of year	2,661,575	1,776,949	3,496,488
Cash and restricted cash, end of year	$16,465,266	$2,661,575	$1,776,949

The accompanying notes are an integral part of these consolidated financial statements.

Siyata Mobile Inc.

Notes to the Consolidated Financial Statements

(Expressed in US dollars)

As at and for the years ended December 31, 2020, 2019 and 2018

1.	NATURE OF OPERATIONS AND GOING CONCERN

Siyata Mobile Inc. (“Siyata” or the “Company”) was incorporated under the Business Corporations Act, British Columbia on October 15, 1986. The Company’s shares are listed on NASDAQ under the symbol SYTA and warrants issued on September 29, 2020 are traded under the symbol SYTAW. As at December 31, 2020, the Company’s principal activity is the sale of vehicle mounted, cellular based communications platforms over advanced 4G mobile networks and cellular booster systems. The registered and records office is located at 2200 - 885 West Georgia Street, Vancouver, BC V6C 3E8.

These consolidated financial statements have been prepared in accordance with International Financial Reporting Standards (“IFRS”) with the assumption that the Company will be able to realize its assets and discharge its liabilities in the normal course of business rather than a process of forced liquidation. These consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

The Company incurred a net loss of $13,591,117 during the year ended December 31, 2020 (2019- net loss of $7,657,208), (2018-net loss $8,897,107) and, as of that date, the Company’s total deficit was $38,893,870. The Company’s continuation as a going concern is dependent upon the success of the Company’s sale of inventory, the existing cash flows, and the ability of the Company to obtain additional debt or equity financing, all of which are uncertain. The Company faces risks related to COVID-19 which could significantly disrupt research and development, operations, sales, and financial results. Our products are commonly used in industries which have been subject to disruption due to global lockdowns, and therefore demand and credit quality of our customers has been negatively impacted. It is not possible to predict the ultimate impact or duration of COVID-19 on our business.

These material uncertainties may cast significant doubt on the Company’s ability to continue as a going concern.

2.	BASIS OF PREPARATION

Statement of compliance

These consolidated financial statements, including comparatives, have been prepared in accordance with International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board (“IASB”) and Interpretations of the International Financial Reporting Interpretations Committee (“IFRIC”).

Change of functional currency

Effective October 1, 2020, management determined that the Company’s functional currency changed from Canadian dollars to United States dollars (“USD”). The change in the functional currency has been accounted for on a prospective basis and is primarily based on the fact that the Company’s securities are listed on the Nasdaq exchange and as a result the future financing of the Company and cash flows of the entities will be in USD.

In accordance with Company’s existing policy, the Company did not reassess the classification of financials instruments as liabilities or equity as a result of the change in functional currency. As a result, warrants remain classified as equity and are not revalued at fair value. For the same reason, the change in functional currency did not give rise to an embedded derivative related to the Company’s previously outstanding convertible debt with a conversion price denominated in Canadian dollars.

Siyata Mobile Inc.

Notes to the Consolidated Financial Statements

(Expressed in US dollars)

As at and for the years ended December 31, 2020, 2019 and 2018

2.	BASIS OF PREPARATION (cont’d)

Change of presentation currency

As a result of the USD financing and the majority of cash flows denominated in US dollars, the Company changed its presentation currency from Canadian dollars to “USD” effective October 1, 2020. The change in the financial statement presentation currency is an accounting policy change and has been accounted for retrospectively. The balance sheets for each period presented have been translated from the related subsidiary’s functional currency to the new “USD” presentation currency at the rate of exchange prevailing at the respective balance sheet date except for equity items, which have been translated at accumulated historical rates from the related subsidiary’s date of incorporation. The statements of loss and comprehensive loss were translated at the average exchange rates for the reporting period, or at the exchange rate prevailing at the date of transactions. Exchange differences arising in 2018 on translation from the related subsidiary’s functional currency to the “USD” presentation currency have been recognized in other comprehensive income and accumulated as a separate component of equity.

With the retrospective application of the change in presentation currency from the Canadian dollar to the US dollar, the Accumulated Other Comprehensive Income (“AOCI”) related to the translation of “USD” functional currency subsidiaries was eliminated except for the wholly-owned subsidiary, Signifi Mobile Inc. whose functional currency is in Canadian dollars. However, with the retrospective application of the change in presentation currency to the “USD,” the Company’s corporate office, which had a Canadian dollar functional currency, resulted in an AOCI balance. The AOCI balance generated by the Canadian dollar entities has been adjusted since it now reflects the translation into the new “USD” presentation currency.

Basis of consolidation and presentation

These consolidated financial statements of the Company have been prepared on the historical cost basis, except for financial instruments classified as financial instruments at fair value through profit and loss, which are stated at their fair value. In addition, the consolidated financial statements have been prepared using the accrual basis of accounting, except for the statement of cash flows.

These consolidated financial statements incorporate the financial statements of the Company and its wholly controlled subsidiaries. Control exists when the Company has the power, directly or indirectly, to govern the financial and operating policies of an entity so as to obtain benefits from its activities. These consolidated financial statements include the accounts of the Company and its direct wholly-owned subsidiaries. All intercompany transactions and balances have been eliminated.

The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries:

Name of Subsidiary	Place of Incorporation	Ownership
Queensgate Resources Corp.	British Columbia, Canada	100%
Queensgate Resources US Corp.	Nevada, USA	100%
Siyata Mobile (Canada) Inc.	British Columbia, Canada	100%
Siyata Mobile Israel Ltd.	Israel	100%
Signifi Mobile Inc.	Quebec, Canada	100%

Siyata Mobile Inc.

Notes to the Consolidated Financial Statements

(Expressed in US dollars)

As at and for the years ended December 31, 2020, 2019 and 2018

2.	BASIS OF PREPARATION (cont’d)

Foreign currency translation

Items included in the financial statements of each entity in the Company are measured using the currency of the primary economic environment in which the entity operates (the “functional currency”) and has been determined for each entity within the Company. The functional currency of Siyata Mobile Inc. is the USD which is also the functional currency of all its subsidiaries except Signifi Mobile Inc. whose functional currency is Canadian dollars. The functional currency determinations were conducted through an analysis of the consideration factors identified in International Accounting Standards (“IAS”) 21, The Effects of Changes in Foreign Exchange Rates.

Assets and liabilities of entities with a functional currency other than the USD are translated into USD at period end exchange rates. Income and expenses, and cash flows are translated into USD using the average exchange rate.

Transactions in currencies other than the entity’s functional currency are translated at the exchange rates in effect on the date of the transaction. Monetary assets and liabilities denominated in foreign currencies are translated at the rate of exchange in effect as at the statement of financial position date. Non-monetary assets and liabilities denominated in foreign currencies are translated at the exchange rates prevailing at the time of the acquisition of the assets or assumption of the liabilities. Foreign currency differences arising on translation are recognized in the statement of loss and comprehensive loss.

Restatement of previously reported financial information due to change in presentation currency

For comparative purposes, the consolidated balance sheets as at December 31, 2019 and January 1, 2019 include adjustments to reflect the change in the presentation currency to the USD, which is a change in accounting policy. The balance sheet as at January 1, 2019 has been derived from the balance sheet at December 31, 2018 (not presented herein). The exchange rates used to translate the amounts previously reported into Canadian dollars at December 31, 2019 were 1.302 CAD to $1USD, and at January 1, 2019 were 1.362 CAD to $1USD.

For comparative purposes, the consolidated statement of loss and comprehensive loss for the years ended December 31, 2019 and 2018 includes adjustments to reflect the change in the presentation currency to the USD, which is a change in accounting policy. The exchange rates used to translate the amounts previously reported into USD for the years ended December 31, 2019 and 2018 were 1.3269 CAD to $1USD, and $1.362 CAD to $1USD respectively, which were the average exchange rates for the period.

Use of estimates and judgements

The preparation of the consolidated financial statements in conformity with IFRS requires management to make estimates, judgments and assumptions that affect the application of accounting policies and the reported amounts of assets, liabilities, income and expenses. Actual results may differ from these estimates.

i)	Critical accounting estimates

Estimates and underlying assumptions are reviewed on an ongoing basis. Revisions to accounting estimates are recognized in the period in which the estimates are revised and in any future periods affected. Information about critical estimates in applying accounting policies that have the most significant effect on the amounts recognized in the consolidated financial statements are, but not limited to the following:

●	Income taxes - Tax provisions are based on enacted or substantively enacted laws. Changes in those laws could affect amounts recognized in profit or loss both in the period of change, which would include any impact on cumulative provisions, and future periods. Deferred tax assets, if any, are recognized to the extent it is considered probable that those assets will be recoverable. This involves an assessment of when those deferred tax assets are likely to reverse.

Siyata Mobile Inc.

Notes to the Consolidated Financial Statements

(Expressed in US dollars)

As at and for the years ended December 31, 2020, 2019 and 2018

2.	BASIS OF PREPARATION (cont’d)

Use of estimates and judgements (cont’d)

●	Fair value of stock options and warrants - Determining the fair value of warrants and stock options requires judgments related to the choice of a pricing model, the estimation of stock price volatility, the expected forfeiture rate and the expected term of the underlying instruments. Any changes in the estimates or inputs utilized to determine fair value could have a significant impact on the Company’s future operating results or on other components of shareholders’ equity.

●	Capitalization of development costs and their amortization rate – Development costs are capitalized in accordance with the accounting policy. To determine the amounts earmarked for capitalization, management estimates the cash flows which are expected to be derived from the asset for which the development is carried out and the expected benefit period.

●	Inventory - Inventory is valued at the lower of cost and net realizable value. Cost of inventory includes cost of purchase (purchase price, import duties, transport, handling, and other costs directly attributable to the acquisition of inventories), cost of conversion, and other costs incurred in bringing the inventories to their present location and condition. Net realizable value for inventories is the estimated selling price in the ordinary course of business less the estimated costs of completion and the estimated costs necessary to make the sale. Provisions are made in profit or loss of the current period on any difference between book value and net realizable value.

●	Estimated product returns - Revenue from product sales is recognized net of estimated sales discounts, credits, returns, rebates and allowances. The return allowance is determined based on an analysis of the historical rate of returns, industry return data, and current market conditions, which is applied directly against sales.

●	Impairment of non-financial assets - The Company assesses impairment at each reporting date by evaluating conditions specific to the Company that may lead to asset impairment. The recoverable amount of an asset or a cash-generating unit (“CGU”) is determined using the greater of fair value less costs to sell and value in use which requires the use of various judgments, estimates, and assumptions. The Company identifies CGUs as identifiable groups of assets that are largely independent of the cash inflows from other assets or groups of assets. Value in use calculations require estimations of discount rates and future cash flows derived from revenue growth, gross margin and operating costs. Fair value less costs to sell calculations require the Company to estimate fair value of an asset or a CGU using market values of similar assets as well as estimations of the related costs to sell.

●	Useful life of intangible assets – The Company estimates the useful life used to amortize intangible assets which relates to the expected future performance of the assets acquired based on management estimate of the sales forecast.

●	Collectability of trade receivables – In order for management to determine expected credit losses in accordance with IFRS 9, we are required to make estimates based on historical information related to collections, in addition to taking the current condition of our customers credit quality into account.

Siyata Mobile Inc.

Notes to the Consolidated Financial Statements

(Expressed in US dollars)

As at and for the years ended December 31, 2020, 2019 and 2018

2.	BASIS OF PREPARATION (cont’d)

Use of estimates and judgements (Cont’d)

ii)	Critical accounting judgments

Information about critical judgments in applying accounting policies that have the most significant effect on the amounts recognized in the consolidated financial statements are, but are not limited to, the following:

●	Deferred income taxes – judgments are made by management to determine the likelihood of whether deferred income tax assets at the end of the reporting period will be realized from future taxable earnings. To the extent that assumptions regarding future profitability change, there can be an increase or decrease in the amounts recognized in respect of deferred tax assets as well as the amounts recognized in profit or loss in the period in which the change occurs.

●	Functional currency - The functional currency for the Company and each of its subsidiaries is the currency of the primary economic environment in which the respective entity operates. The Company has determined the functional currency of each entity to be the USD as of October 1, 2020, except for Signifi Mobile Inc. whose functional currency is Canadian dollars. The Company reconsiders the functional currency of its subsidiaries if there is a change in events and/or conditions which determine the primary economic environment.

●	Going concern – As disclosed in Note 1 to the consolidated financial statements.

3.	SIGNIFICANT ACCOUNTING POLICIES

(a)	Impairment of long lived assets

The carrying amounts of the Company’s non-financial assets, other than deferred tax assets if any, are reviewed at each reporting date to determine whether there is any indication of impairment. If any such indication exists, then the asset’s recoverable amount is estimated.

For the purpose of impairment testing, assets that cannot be tested individually are grouped together into the smallest group of assets that generates cash inflows from continuing use that are largely independent of the cash inflows of other assets or groups of assets (the “cash-generating unit” or “CGU”). The recoverable amount of an asset or CGU is the greater of its value in use and its fair value less costs to sell. In assessing the value in use, the estimated future cash flows are discounted to their present value using a pre-tax discount rate that reflects current market assessments of the time value of money and the risks specific to the asset.

If there is an indication that a corporate asset may be impaired, then the recoverable amount is determined for the CGU to which the corporate asset belongs.

An impairment loss is recognized if the carrying amount of an asset or its CGU exceeds its estimated recoverable amount. Impairment losses are recognized in profit or loss.

Impairment losses recognized in prior periods are assessed at each reporting date for any indications that the loss has decreased or no longer exists. An impairment loss is reversed if there has been a change in the estimates used to determine the recoverable amount. An impairment loss is reversed only to the extent that the asset’s carrying amount does not exceed the carrying amount that would have been determined, net of depreciation or amortization, if no impairment loss had been recognized. A reversal of an impairment loss is recognized immediately in profit or loss.

Siyata Mobile Inc.

Notes to the Consolidated Financial Statements

(Expressed in US dollars)

As at and for the years ended December 31, 2020, 2019 and 2018

3.	SIGNIFICANT ACCOUNTING POLICIES (cont’d)

(b)	Intangible assets

i)	Research and development

Expenditure on research activities, undertaken with the prospect of gaining new scientific or technical knowledge and understanding, is recognized in profit or loss when incurred.

Development activities involve a plan or design for the production of new or substantially improved products and processes. Development expenditure is capitalized only if development costs can be measured reliably, the product or process is technically and commercially feasible, future economic benefits are probable, and Siyata has the intention and sufficient resources to complete development and to use or sell the asset. The expenditure capitalized in respect of development activities includes the cost of materials, direct labor and overhead costs that are directly attributable to preparing the asset for its intended use, and capitalized borrowing costs. Other development expenditure is recognized in profit or loss as incurred.

In subsequent periods, capitalized development expenditure is measured at cost less accumulated amortization and accumulated impairment losses.

ii)	Subsequent expenditure

Subsequent expenditure is capitalized only when it increases the future economic benefits embodied in the specific asset to which it relates. All other expenditure, including expenditure on internally generated goodwill and brands, is recognized in profit or loss as incurred.

iii)	Amortization

Amortization is a systematic allocation of the amortizable amount of an intangible asset over its useful life. The amortizable amount is the cost of the asset less its estimated residual value.

Amortization is recognized in profit or loss on a straight line basis over the estimated useful lives of the intangible assets from the date they are available for use. See Note 9 for amortization rates and methods applied to each class of intangible assets. An annual review of the useful life of the intangibles asset are made by management and any changes in useful life are reflected prospectively.

Internally generated intangible assets are not systematically amortized as long as they are not available for use (i.e., they have not completed certifications and/or are in working condition for their intended use). Accordingly, these intangible assets, such as development costs, are tested for impairment at least once a year, until such date as they are available for use.

(c)	Business Combinations

Business combinations are accounted for using the acquisition method. The cost of the acquisition is measured at the aggregate of the fair values at the date of acquisition, of assets transferred, liabilities incurred or assumed, and equity instruments issued by the Company. The acquiree’s identifiable assets and liabilities assumed are recognized at their fair value at the acquisition date. The excess of the consideration over the fair value of the net identifiable assets and liabilities acquired is recorded as goodwill. Any gain on a bargain purchase is recorded in profit or loss immediately. Transaction costs are expensed as incurred, except if related to the issue of debt or equity securities. Any goodwill that arises is tested annually for impairment.

Siyata Mobile Inc.

Notes to the Consolidated Financial Statements

(Expressed in US dollars)

As at and for the years ended December 31, 2020, 2019 and 2018

3.	SIGNIFICANT ACCOUNTING POLICIES (cont’d)

(d)	Goodwill

Goodwill arising on the acquisition of an entity represents the excess of the cost of acquisition over the Company’s interest in the net fair value of the identifiable assets, liabilities and contingent liabilities of the entity recognized at the date of acquisition. Goodwill is initially recognized as an asset at cost and is subsequently measured at cost less any accumulated impairment losses. Goodwill is not subject to amortization but is tested for impairment annually.

(e)	Inventory

Inventories are measured at the lower of cost and net realizable value. The cost of inventories is based on the first-in first-out (FIFO) principle, and includes expenditure incurred in acquiring the inventories and the costs incurred in bringing them to their existing location and condition. In the case of manufactured inventories and work in progress, cost includes an appropriate share of production overheads based on normal operating capacity. Net realizable value is the estimated selling price in the ordinary course of business, less the estimated costs of completing and selling expenses.

(f)	Revenues

Revenue from the sale of goods, in the ordinary course of business is measured at the fair value of the consideration received or receivable, net of returns, trade discounts and volume rebates. When the credit period is short and constitutes the accepted credit in the industry, the future consideration is not discounted.

Revenue is recognized when persuasive evidence exists (usually in the form of an executed sales agreement), that the significant risks and rewards of ownership have been transferred to the buyer, recovery of the consideration is probable, the associated costs and possible return of goods can be estimated reliably, there is no continuing management involvement with the goods, and the amount of revenue can be measured reliably. If it is probable that discounts will be granted and the amount can be measured reliably, then the discount is recognized as a reduction of revenue as the sales are recognized.

Transfers of risks and rewards vary depending on the individual terms of the contract of sale. For sales on products in Israel, transfer usually occurs when the product is received at the customer’s warehouse, but for some international shipments transfer occurs upon loading the goods onto the relevant carrier.

(g)	Financial Instruments

Financial assets

On initial recognition, financial assets are recognized at fair value and are subsequently classified and measured at: (i) amortized cost; (ii) fair value through other comprehensive income (“FVOCI”); or (iii) fair value through profit or loss (“FVTPL”). The classification of financial assets is generally based on the business model in which a financial asset is managed and its contractual cash flow characteristics. A financial asset is measured at fair value net of transaction costs that are directly attributable to its acquisition except for financial assets at FVTPL where transaction costs are expensed. All financial assets not classified and measured at amortized cost or FVOCI are measured at FVTPL. On initial recognition of an equity instrument that is not held for trading, the Company may irrevocably elect to present subsequent changes in the investment’s fair value in other comprehensive.

The classification determines the method by which the financial assets are carried on the balance sheet subsequent to inception and how changes in value are recorded. The Company has classified its cash, restricted cash, loan to director and trade and other receivables at amortized cost.

Changes to financial assets measured at fair value, are recognized in profit and loss as they arise (“FVPL”).

Changes in financial assets recorded at amortized cost are recognized in profit and loss when the asset is derecognized or reclassified.

Siyata Mobile Inc.

Notes to the Consolidated Financial Statements

(Expressed in US dollars)

As at and for the years ended December 31, 2020, 2019 and 2018

3.	SIGNIFICANT ACCOUNTING POLICIES (cont’d)

(g)	Financial Instruments (Cont’d)

Impairment

An ‘expected credit loss’ impairment model applies which requires a loss allowance to be recognized based on expected credit losses. The estimated present value of future cash flows associated with the asset is determined and an impairment loss is recognized for the difference between this amount and the carrying amount as follows: the carrying amount of the asset is reduced to estimated present value of the future cash flows associated with the asset, discounted at the financial asset’s original effective interest rate, either directly or through the use of an allowance account and the resulting loss is recognized in profit or loss for the period.

In a subsequent period, if the amount of the impairment loss related to financial assets measured at amortized cost decreases, the previously recognized impairment loss is reversed through profit or loss to the extent that the carrying amount of the investment at the date the impairment is reversed does not exceed what the amortized cost would have been had the impairment not been recognized.

Financial liabilities

Financial liabilities are designated as either: (i) fair value through profit or loss; or (ii) other financial liabilities. All financial liabilities are classified and subsequently measured at amortized cost except for financial liabilities at FVTPL.

The classification determines the method by which the financial liabilities are carried on the balance sheet subsequent to inception and how changes in value are recorded. The Company has classified its bank loan, accounts payable and accrued liabilities, due to related party, convertible debentures and long term debt as other financial liabilities and carried on the balance sheet at amortized cost. Future purchase consideration is classified as FVTPL.

As at December 31, 2020, the Company did not have any derivative financial liabilities since the change in functional currency did not give rise to an embedded derivative related to the Company’s previously outstanding convertible debt with a conversion price denominated in Canadian dollars.

(h)	Loss per share

The Company presents basic and diluted loss per share data for its common shares. Basic loss per share is calculated by dividing the profit or loss attributable to common shareholders of the Company by the weighted average number of common shares outstanding during the period, adjusted for own shares held. Diluted loss per share is calculated by dividing the loss by the weighted average number of common shares outstanding assuming that the proceeds to be received on the exercise of dilutive share options and warrants are used to repurchase common shares at the average market price during the period. In the Company’s case diluted loss per share is the same as basic loss per share, as the effect of outstanding share options and warrants on loss per share would be anti-dilutive. The weighted average number of shares is retroactively changed to reflect the 1-to-145 reverse stock split that occurred on September 25, 2020.

Siyata Mobile Inc.

Notes to the Consolidated Financial Statements

(Expressed in US dollars)

As at and for the years ended December 31, 2020, 2019 and 2018

3.	SIGNIFICANT ACCOUNTING POLICIES (cont’d)

(i)	Share-based payments

The stock option plan allows Company employees and consultants to acquire shares of the Company. The fair value of options granted is recognized as a share-based payment expense with a corresponding increase in equity. An individual is classified as an employee when the individual is an employee for legal or tax purposes (direct employee) or provides services similar to those performed by a direct employee. Consideration paid on the exercise of stock options is credited to share capital and the fair value of the option is reclassified from share-based payment reserve to share capital.

In situations where equity instruments are issued to non-employees and some or all of the services received by the entity as consideration cannot be specifically identified, they are all measured at the fair value of the share-based payment, otherwise, share-based payments are measured at the fair value of the services received.

The fair value is measured at grant date at each tranche is recognized over the period during which the options vest. The fair value of the options granted is measured using the Black-Scholes option pricing model taking into account the terms and conditions upon which the options were granted. At each reporting date, the amount recognized as an expense is adjusted to reflect the number of stock options that are expected to vest.

Provisions

Provisions are recognized when the Company has a present obligation (legal or constructive), as a result of past events, and it is probable that an outflow of resources that can be reliably estimated will be required to settle the obligation. The amount recognized as a provision is the best estimate of the consideration required to settle the present obligation at the reporting date, taking into account the risks and uncertainties surrounding the obligation. Where the effect is material, the provision is discounted to net present value using an appropriate current market-based pre-tax discount rate and the unwinding of the discount is included in profit or loss as interest expense from discounting obligations.

(j)	Income taxes

Current tax is the expected tax payable or receivable on the taxable income or loss for the year using tax rates enacted or substantially enacted at the reporting date, and any adjustment to tax payable in respect of previous years.

Deferred tax is recognized in respect of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for taxation purposes. Deferred tax is not recognized for the following temporary differences: the initial recognition of assets or liabilities in a transaction that is not a business combination and that affects neither accounting nor taxable operations, and differences relating to investments in subsidiaries and jointly controlled entities to the extent that it is probable that they will not reverse in the foreseeable future. In addition, deferred tax is not recognized for taxable temporary differences arising on the initial recognition of goodwill. Deferred tax is measured at the tax rates that are expected to be applied to temporary differences when they reverse, based on the laws that have been enacted or substantively enacted by the reporting date.

Deferred tax assets and liabilities are offset if there is a legally enforceable right to offset current tax assets and liabilities, and they relate to income taxes levied by the same tax authority on the same taxable entity, or on different tax entities, but they intend to settle current tax liabilities and assets on a net basis or their tax assets and liabilities will be realized simultaneously. A deferred tax asset is recognized for unused tax losses, tax credits and deductible temporary differences, to the extent that it is probable that future taxable profits will be available against which they can be utilized. Deferred tax assets are reviewed at each reporting date and are reduced to the extent that it is no longer probable that the related tax benefit will be realized.

Siyata Mobile Inc.

Notes to the Consolidated Financial Statements

(Expressed in US dollars)

As at and for the years ended December 31, 2020, 2019 and 2018

3.	SIGNIFICANT ACCOUNTING POLICIES (cont’d)

(k)	Leases

The Company accounts for lease contracts in accordance with IFRS 16, Leases. At the inception of a contract, the Company assesses whether a contract is, or contains, a lease. A contract is, or contains, a lease if the contract conveys the right to control the use of an identified asset for a period of time in exchange for consideration. The Company recognizes a right-of-use asset and a lease liability at the commencement date of the lease. The right-of-use asset is initially measured at cost, which comprises the initial amount of the lease liability adjusted for any lease payments made at or before the commencement date, plus any initial direct costs incurred and an estimate of costs to dismantle and remove the underlying asset, less any lease incentives received. The right-of-use asset is subsequently depreciated using the straight- line method from the commencement date to the earlier of the end of the useful life of the right--of-use asset or the end of the lease tern. In addition, the right-of-use assets are adjusted for impairment losses, if any. The estimated useful lives and recoverable amounts of right-of-use assets are determined on the same basis as those of property and equipment.

The lease liability is initially measured at the present value of the lease payments that are not paid at the commencement date, discounted using the interest rate implicit in the lease or, if that rate cannot be readily determined, the Company’s incremental borrowing rate. The lease liability is subsequently measured at amortized cost using the effective interest method. The Company has elected not to recognize right-of-use assets and lease liabilities for short-term leases and leases for which the underlying asset is of low value. The Company recognizes the lease payments associated with these leases as an expense: on a straight-line basis over the lease term. During the year ended December 31, 2020, the Company did not recognize any lease payments as expenses for short-term leases and leases for which the underlying assets are of low value.

(l)	Equipment

Property, plant and equipment that qualifies for recognition as an asset shall be measured at its cost. The depreciable amount of an asset is determined after deducting its residual value. Depreciation of property, plant and equipment is based on the straight line method over the useful life of the asset. The depreciation charge for each period shall be recognized in profit or loss.

(m)	New accounting pronouncements

There are no upcoming account pronouncements expected to have a material impact on the Company’s consolidated financial statements.

Siyata Mobile Inc.

Notes to the Consolidated Financial Statements

(Expressed in US dollars)

As at and for the years ended December 31, 2020, 2019 and 2018

4.	RESTRICTED CASH

On December 31, 2020, as outlined in more detail in Note 17, the Company issued capital through a private placement. At the year end date, the restricted cash of $10,995,500 (2019-$0, 2018-$0) represented the portion of the capital raise that remained in a trust account with the underwriter. These funds were released by the underwriters, net of any underwriter fees previously accrued, to the Company’s bank account on January 6, 2021.

5.	TRADE AND OTHER RECEIVABLES

	December 31, 2020	December 31, 2019	December 31, 2018
Trade receivables	$3,501,223	1,160,457	351,803
Allowance for doubtful accounts	(1,530,667)	-	-
Taxes receivable	766,540	110,714	231,312
Other receivables	-	221,784	96,294
Total	2,737,096	1,492,955	679,409

Provisions on Trade Receivables

In accordance with policy to use the expected credit loss model, we utilize the expedited method where trade receivables are provided for based on their aging, as well as providing for specified balances deemed non-collectible. In the year ended December 31, 2020 we concluded that a bad debt provision of $1,530,667 was to be recognized (2019, 2018 - $Nil).

Factoring Arrangements and Liens

Siyata Mobile Israel (“SMI”) has a factoring agreement on its trade receivables, whereby invoices are fully assigned to a funding entity in return for 80%-85% of the total sale to be paid to SMI by the funding entity in advance. The remaining 15-20% is paid to SMI when the funding entity receives payment from the customer.

SMI incurs a financing charge of 3.1% on advances received and is subject to certain covenants.

The 80-85% received upfront remains a liability from SMI to the funding entity until final settlement, however all such balances are fully insured in case of non-payment. As SMI has both the legally enforceable right and the intention to settle the receivable and liability on a net basis in accordance with IAS 32, Financial Instruments, trade receivables are presented net of the liability for amounts advanced. As at December 31, 2020 the total amounts extended by the funding entity was $65,000 (December 31, 2019 - $1,954,000).

Signifi Mobile Inc. has a credit facility outlined in Note 11. As part of its financing facility, the lender has a lien on certain assets including trade and other receivables of Signifi Mobile Inc. in the amount of up to $4,000,000 CAD ($3,137,255 USD).

Siyata Mobile Inc.

Notes to the Consolidated Financial Statements

(Expressed in US dollars)

As at and for the years ended December 31, 2020, 2019 and 2018

6.	INVENTORY

	December 31, 2020	December 31, 2019	December 31, 2018
Finished products	3,349,382	2,964,890	3,028,617
Impairment of finished products	(1,255,649)	(212,000)	-
Accessories and spare parts	632,000	627,005	628,848
Impairment of accessories and spare parts	(316,000)	-	-
Total	2,409,733	3,379,895	3,657,465

Provision on Inventory

On an annual basis, management reviews the inventory for impairment. For the year ended 2020, it was determined that $1,571,649 of the inventory was impaired (2019 - $212,000) due to slow movement. The accessories and spare parts related to these products amounted to $316,000 (2019 - $Nil), which was also impaired.

Liens

As discussed in Note 11, a lender has a lien on all of the assets of Signifi Mobile Inc. which includes the inventory of finished goods which comprises $1,289,133 at December 31, 2020 net of impairments.

7.	RIGHT OF USE ASSETS

Total
Balance Jan 1, 2019	-
Addition in the year	319,747
Translation adjustment	(601)
Amortization in the year	(114,207)
Balance December 31, 2019	204,939

Addition in the year	306,086
Foreign exchange	10,677
Amortization in the year	(144,667)
Balance December 31, 2020	377,035

Right of Use Assets net book value at December 31, 2020, consists of $273,644 (2019-$32,036) related to an office lease and $103,391 (2019- 172,903) related to car leases.

Due to the implementation of IFRS16 as of January 1, 2019, there were no right of use assets recorded as of December 31, 2018.

8.	LOAN TO DIRECTOR

The loan to our director and Chief Executive Officer was advanced on April 1, 2019 in the amount of $200,000 with a 5 year term. Interest on the loan accrued and was payable at the rate of 7%. As of January 1, 2020, the rate on the loan was increased to 12%. Subsequent to the year end, on May 23, 2021, this loan was repaid to the Company in full including principal and interest.

Siyata Mobile Inc.

Notes to the Consolidated Financial Statements

(Expressed in US dollars)

As at and for the years ended December 31, 2020, 2019 and 2018

9.	INTANGIBLE ASSETS

	Development Costs	Uniden License	E-Wave License	Total
Cost:
Balance at December 31, 2017	$5,396,776	$118,447	$1,340,741	$6,855,964
Additions	1,597,303	0	0	1,597,303
Translation adjustment	(379,427)	(9,349)	(105,822)	(494,598)
Balance at December 31, 2018	6,614,652	109,098	1,234,919	7,958,669
Additions	2,380,196	-	-	2,380,196
Translation adjustment	11,401	5,028	56,908	73,337
Balance at December 31, 2019	9,006,249	114,126	1,291,827	10,412,202
Additions	1,513,570	-	-	1,513,570
Foreign Exchange	20,658	2,417	27,356	50,431
Balance at December 31, 2020	$10,540,477	$116,543	$1,319,183	$11,976,203

Accumulated Amortization:
Balance at December 31, 2017	$781,188	$34,178	-	$815,366
Additions	198,485	15,947	335,185	549,617
Impairment	1,508,880	-		1,508,880
Translation Adjustment	(388,279)	992	(26,455)	(413,742)
Balance at December 31, 2018	2,100,274	51,117	308,730	2,460,121
Additions	716,712	20,589	316,898	1,054,199
Impairment	-	-	111,521	111,521
Translation Adjustment	293,820	2,749	20,288	316,857
Balance at December 31, 2019	3,110,806	74,455	757,437	3,942,698
Additions	872,717	20,365	257,175	1,150,257
Impairment	293,000	-	-	293,000
Foreign Exchange	6,859	2,640	31,631	41,130
Balance at December 31, 2020	$4,283,382	$97,460	$1,046,243	$5,427,085

Net Book Value:
Balance at December 31, 2018	$4,514,378	$57,981	$926,189	$5,498,548

Balance at December 31, 2019	$5,895,443	$39,671	$534,390	$6,469,504

Balance at December 31, 2020	$6,257,095	$19,083	$272,940	$6,549,118

Siyata Mobile Inc.

Notes to the Consolidated Financial Statements

(Expressed in US dollars)

As at and for the years ended December 31, 2020, 2019 and 2018

9.	INTANGIBLE ASSETS (cont’d)

Development Costs

Development costs are internally generated and are capitalized in accordance with the IAS 38, Intangible Assets. On an annual basis, the Company assesses capitalized development costs for indicators of impairment or when facts or circumstances suggest the carrying amount may exceed its recoverable amount.

The Company engaged a third-party valuator to determine the recoverable amount of the intangible assets, being the higher of fair value less cost to dispose (“FVLCD”) and Value In Use (“VIU”). Based on the results of their analysis using a discount rate of 14.5% in 2020 and 16% in 2019, management determined that the recoverable amount was not equal to, or in excess to the carrying amount on two 4G products and therefore an impairment was taken on development costs in 2020 in the amount of $293,000 (2019 - $111,521 impairment on the E-Wave license), (2018-$1,508,880 full impairment of the 3G devices).

As part of the 2019 annual valuation process, the Company reduced the estimated useful lives of its 4G products from 7 years to 5-6 years and reduced the useful life of its 3G products from 11 years to five years. In 2020, the Company reduced the estimated useful lives of its 4G products from 5-6 years to 4 years. Its 3G products were fully amortized at the end of 2020 and therefore no change in estimated useful life was required. The change in the estimated useful lives of these development costs is considered to be a change in estimate and applied prospectively. As follows:

Intangible Asset	Useful Economic Life 2020	Useful Economic Life 2019	Useful Economic Life 2018	Amortization Method
4G Devices	4 years	5 - 6 years	7 years	Straight line
3G Devices	5 years	5 years	11 years	Straight line

During the year ended December 31, 2020 the Company incurred $580,236 (2019 - $757,404) in product development costs which did not satisfy the criteria for capitalization and were recorded in profit and loss. The product development costs which did not satisfy the criteria for capitalization and were recorded in profit and loss were for the following product in 2020- UR5 $580,236 (2019- UR-7 $215,000, CP-100 $76,000 and UR-5 $466,000), 2018-$0.

Uniden License

During 2016, the Company acquired a license agreement from Uniden America Corporation (“Uniden”).  The agreement provides for the Company to use the trademark “Uniden,” along with associated designs and trade dress to distribute, market and sell its cellular signal booster and accessories during its term.  The agreement has been renewed up to December 31, 2022 and is subject to certain minimum royalties.  The license agreement is amortized on a straight-line basis over its five-year term and will be fully amortized by December 31, 2021. Based on the valuation report, the Company has determined that there is no impairment in the year ended December 31, 2021.

E-Wave License

On October 1, 2017, the Company acquired a license from E-Wave mobile Ltd. (the “E-Wave License”). The license agreement is recoded at cost and is amortized on a straight-line basis over its estimated useful life of four-year term and will be fully amortized by December 31, 2021.

On an annual basis, the Company assesses its E-Wave License for indicators of impairment or when facts or circumstances suggest the carrying amount may exceed its recoverable amount. Indicators of impairment relating to the E-Wave License included a decline in demand for the products in the exclusive license agreement. In 2019, an impairment loss of $111,521 was recorded and none was recorded in 2020.

The Company engaged a third-party valuator to determine the recoverable amount of the E-Wave License, which was completed using VIU.

Siyata Mobile Inc.

Notes to the Consolidated Financial Statements

(Expressed in US dollars)

As at and for the years ended December 31, 2020, 2019 and 2018

9.	INTANGIBLE ASSETS (cont’d)

E-Wave License (Cont’d)

VIU is an estimate that involves (a) estimating the future cash inflows and the outflows to be derived from continuing use of the asset and from its ultimate disposal and (b) applying the appropriate pre-tax discount rate to those future cash flows after considering and reflecting elements outlined in IAS 36.30, Calculation of VIU.

The key assumptions used in the calculation of the recoverable amount include forecasting the next twelve months:

i)	Revenues; and

ii)	Normalized Operating Expenses;

VIU is determined with reference to risk adjusted cash flows and a discount rate of 26% based on individual characteristics of the Company’s CGU, the risk-free rate of return and other economic and operating factors.

The result is that the carrying amount of intangible assets relating to the E-Wave License exceeded their recoverable amount and as a result the Company recorded an impairment charge in 2019 in the amount of $111,521 and $NIL in 2020.

10.	GOODWILL

As at December 31, 2020 and December 31, 2019 the full goodwill balance was allocated to the company’s Canadian wholly owned subsidiary, Signifi Mobile Inc. (“CGU”). The Company assesses whether there are, events, changes in circumstances, and/or changes in key assumptions which management has based its determination of the CGU, that would, more likely than not, reduce the fair value of the CGU to below its carrying value and therefore, require goodwill to be tested for impairment at the end of each reporting period.

As at December 31, 2020, the Company performed its annual impairment test on the goodwill, whereby the recoverable amount of the CGU was determined as the higher of FVLCD and VIU. The key assumptions used in the calculation of the recoverable amount relate to five-year future cash flows, weighted average cost of capital, and five years’ average annual growth rate. These key assumptions were based on historical data from internal sources as well as industry and market trends. The discount rate used was 14.5% representing the weighted average cost of capital determined based on mid-year discounting. The five-year growth rate in gross revenues estimated as 37%. As the recoverable amount was above the carrying value at December 31, 2020, management has determined that the goodwill does not have an impairment loss in the year.

11.	BANK LOAN

During the year ended December 31, 2020 The Company entered into a line of credit with a lender for up to a maximum of $750,000 Canadian dollars. The loan is secured by a floating charge on the receivables, inventory, trademarks and a universal lien on all the assets of Signifi Mobile Inc. to a maximum of $CAD $4,000,000. The Export Development Corporation of Canada guarantees 50% of this debt. As of December 31, 2020 the loan balance was $372,848 ($Nil at December 31, 2019). The loan bears interest at the bank’s prime lending rate plus 1.25% and is repayable on demand. Subsequent to the year-end, the Company provided additional collateral in the form of a collateralized term deposit in the amount of $375,000 Canadian dollars.

Siyata Mobile Inc.

Notes to the Consolidated Financial Statements

(Expressed in US dollars)

As at and for the years ended December 31, 2020, 2019 and 2018

12.	DUE TO RELATED PARTY

The related party, Accel Telecom Inc. owned more than 15% of the total share capital of the Company on a fully diluted basis until September 29, 2020, after the 145/1 reverse stock split and its initial public offering pursuant to which 1,260,000 shares and 1,260,000 warrants were issued. Therefore, the related party transaction note only includes transactions that took place until September 30, 2020. Therefore, at December 31, 2020, the due to related party amount was $Nil.

13.	LEASE OBLIGATIONS

Lease Obligations	2020	2019
Balance Jan 1, 2019	194,331	-
Addition in the year	306,086	301,747
interest expense	14,045	11,406
Translation adjustment	(26,724)	(1,210)
lease payments	(146,146)	(117,612)
Balance December 31, 2019	341,592	194,331
Due within one year	(127,776)	(116,311)
Balance December 31, 2020	213,816	78,020

Future Minimum Lease Payments
2020	-	116,311
2021	127,776	63,197
2022	104,897	14,823
2023	103,458
2024	5,461
Total lease obligations	341,592	194,331

Siyata Mobile Inc.

Notes to the Consolidated Financial Statements

(Expressed in US dollars)

As at and for the years ended December 31, 2020, 2019 and 2018

14.	CONVERTIBLE DEBENTURES

	2020	2019	2018
Balance, Beginning of Period	$5,097,010	$2,866,983	$2,834,052
Interest and accretion expense	1,744,119	693,712	643,961
Interest paid or accrued	(831,203)	(364,006)	(372,973)
Rollover to the 10% convertible debenture	(186,359)	-	-
Issuance of the 10% convertible debenture	1,177,786	-	-
Repayment of 10.5% convertible debenture	(921,641)	-	-
Convert $75,000 debentures into share capital	(40,980)	-	-
Rollover of the 12% convertible debenture	-	(2,287,452)	-
Issuance of the 12% convertible debenture	-	4,049,349	-
Foreign exchange adjustment	122,037	138,424	(238,057)
	$6,160,769	$5,097,010	$2,866,983
Due within one year	(6,160,769)	(1,047,661)	-
Balance, End of Year	-	$4,049,349	$2,866,983

(a)	On December 28, 2017 the Company issued 4,600 unsecured convertible debentures at a price of $1,000 CAD per unit. Each debenture was convertible into 11.5 common shares of the Company at $87.00 CAD per common share with a maturity date of June 28, 2020.

Each Convertible Debenture unit bore an interest rate of 10.5% per annum from the date of issue, payable in cash quarterly in arrears. Any unpaid interest payments was to accrue and be added to the principal amount of this Convertible Debenture. From January 1, 2020 until its maturity on June 28, 2020 the Company paid $56,550 (year ended December 31, 2019-$364,006, year ended December 31, 2018-$372,973) in interest related to the convertible debentures, included within finance expense in profit and loss.

On December 22, 2019, a portion of the 10.5% debentureholders rolled over the net present value of their holdings totaling $2,287,452 with a maturity value of $2,423,656 ($3,155,00 CAD) into $2,549,155 ($3,319,000 CAD) of face value 12% convertibles debentures as more fully described below.

The exchange of debt instruments between the debenture holders and the Company satisfied the criteria under IFRS 9, Financial Instruments, as a substantial modification, and therefore was treated as an extinguishment of the previous debt and a recognition of a new financial liability. In connection, a loss of $136,204 was recorded within finance expense (income) in profit or loss, as the difference between the carrying amount of the financial liability extinguished and the consideration paid, which is comprised of the newly issued debentures.

Siyata Mobile Inc.

Notes to the Consolidated Financial Statements

(Expressed in US dollars)

As at and for the years ended December 31, 2020, 2019 and 2018

14.	CONVERTIBLE DEBENTURES (cont’d)

The remaining portion of the 10.5% Convertible Debentures matured on June 28, 2020 and were repaid at their face value of 1,108,000 ($1,445,000 CAD) except for $186,359 ($250,000 CAD) that were rolled over, for a net repayment of $921,641 ($1,195,000 CAD) as more fully described in 14(d).

(b)	On December 23, 2019, the Company issued 7,866,000 unsecured 12% convertible debentures at a price of $0.77 per unit ($1.00 CAD), convertible into 0.0153 common shares of the Company at $65.25 CAD (the “Conversion Price”) per common share. The discounted liability for this convertible debenture at December 23, 2019 is $4,049,349. The amount allocated to contributed surplus was $445,053 and the balance of $1,547,500 was the transaction costs incurred.

Each of these Convertible Debenture unit bears an interest rate of 12% per annum from the date of issue, payable in cash quarterly in arrears. Any unpaid interest payments will accrue and be added to the principal amount of the Convertible Debenture. From January 1, 2020 until December 31, 2020 the Company paid $715,763 (2019-$0) in interest related to these 12% convertible debentures, included within finance expense in profit and loss.

The 12% Convertible Debentures will mature on December 23, 2021 (the “Maturity Date”) and are convertible into common shares at the Conversion Price, at the option of the holder, at any time prior to the close of business on the earlier of: (i) the last business day immediately preceding the Maturity Date, and (ii) the date fixed for redemption in the event of a change of control. The Company has the right to repay the convertible debenture at 101% of face value any time after December 23, 2020.

On June 24, 2020, $57,692 ($75,000 CAD) of face value of the 12% convertible debentures were converted into common shares of the Company. The discounted value of these debenture at the date of conversion was $40,980 ($54,975 CAD). This gain on conversion of $16,712 was recorded as a finance income in the year.

(c)	On June 23, 2020, the Company entered into a non-brokered private placement financing agreement with Accel Telecom Inc. Accel Telecom subscribed for 1,330 senior unsecured 10% convertible debentures maturing one year from the issue date at an issue price of $745 (CDN$1,000) per 10% Convertible Debenture for aggregate gross proceeds of $991,427 ($1,330,000 CAD). Each Convertible Debenture can be convertible, at the option of the holder, into 23 common shares in the capital of the Company at a price of $34.11 (CDN$43.50) per Common Share and are redeemable at 101% of the face value at any time after the closing date. On the closing date, Accel will also receive 0.0069 non-transferrable common share purchase warrant for each $0.784 (CDN$1.00) principal amount of the Convertible Debentures purchased. Each warrant entitles the holder to acquire one common share at an exercise price of $34.11 (CDN$43.50) per warrant share for a period of twelve (12) months after the date of issue.

On January 6, 2021, the Company redeemed in full this senior unsecured 10% convertible debenture (Note 30).

(d)	On June 28, 2020, one of the 10.5% convertible debentureholders, see 14 (c), elected to participate on the exact same terms and conditions in the 10% convertible debenture described in 14 (c) for their $186,359 ($250,000 CAD) face value that would otherwise have matured on June 28, 2020.

Subsequent to the year end, the Company redeemed in full this senior unsecured 10% convertible debenture (Note 30(b)).

Siyata Mobile Inc.

Notes to the Consolidated Financial Statements

(Expressed in US dollars)

As at and for the years ended December 31, 2020, 2019 and 2018

15.	LONG TERM DEBT

On June 28, 2018, Signifi borrowed $192,886 from the Business Development Bank of Canada (“BDC”) for a term of four years, payable in monthly instalments of principal and interest. This loan bears interest at the bank’s base rate + 3.2%. The loan must be fully repaid by July 23, 2022. The loan is secured by the assets of Signifi and a guarantee by the Company and its Canadian subsidiaries.

	2020	2019	2018
Balance, Beginning of Year	$150,538	$168,869	-
Loan proceeds	-	-	192,886
Foreign Exchange adjustments	3,188	7,783	(8,586)
Capital repayments in the year	(45,490)	(26,114)	(15,431)
	108,236	150,538	168,869
Current portion	(56,471)	(44,547)	(24,963)
Long Term Debt, End of Year	$51,765	$105,991	$143,906

16.	FUTURE PURCHASE CONSIDERATION

	2020	2019	2018
Balance, beginning of the year	-	$315,712	$865,854
E-Wave future purchase consideration accrued	-	-	-
E-wave future purchase consideration paid	-	-	(621,567)
Signifi future purchase consideration paid	-	(315,712)	(285,714)
Accretion and change in value of future purchase consideration	-		519,148
Foreign exchange adjustments			(162,009)
Balance, end of the year	-	-	$315,712

Classification:
Short-term (payable within one year)	-	-	$315,712
Long-term	-	-	$-

At each reporting period, management updates estimates with respect to probability of payment form and recognizes changes in the estimated value of future purchase consideration in profit or loss.

Siyata Mobile Inc.

Notes to the Consolidated Financial Statements

(Expressed in US dollars)

As at and for the years ended December 31, 2020, 2019 and 2018

17.	SHARE CAPITAL

(a)	Authorized	Unlimited number of common shares without par value
Unlimited number of preferred shares without par value

As at December 31, 2020, the Company had 4,663,331 common shares issued and outstanding (2019-863,747) (2018-715,269) and 40,000 shares to be issued to a consultant for services rendered as part of the share issue costs that were accrued in reserves in 2020 and only issued in 2021 (Note 14(b)(iii)).

On September 24, 2020, the Company consolidated its common shares (each, a “Share”) on the basis of 145 pre-consolidation Shares for one (1) post-consolidation Share. Share amounts have been retrospectively restated to reflect the post consolidation number of shares.

(b)	Common share transactions

Transactions for the year ended December 31, 2020 are as follows:

(i)	On June 22, 2020, the Company issued 1,149 shares as a result of an early conversion of the convertible debt (referred to in Note 14(b)) at $48.71— ($65.25 CAD) per share for proceeds of $57,692 ($75,000 CAD).

(ii)	On August 4, 2020, the Company completed a two part private placement raising aggregate gross proceeds of $1,604,729 ($2,150,000 CAD) through the issuance of 148,276 units at a price of $10.82 per unit ($14.50 CAD). Each unit consisted of one common share and one-half of one common share purchase warrant. Each whole warrant is exercisable at a price of $20.47 ($26.10 CAD) for a period of two years. The Company paid a cash commission of $19,358 ($24,682 CAD), issued 1,702 broker warrants on the same terms as the investor warrants having a Black Scholes value of $9,873, and other share issuance costs of $146,377.

(iii)	On September 29, 2020 the Company completed an initial public offering of 2,100,000 units (the “Units”) at $6.00 USD per unit for gross proceeds of $12,600,000 USD. Each Unit consisting of one common share and one tradeable warrant to purchase one common share. Each warrant has an exercise price of $6.85 USD per share, is exercisable immediately and will expire five (5) years from the date of issuance. The common shares and the warrants comprising the Units are immediately separable upon issuance and will be issued separately in this offering. The common shares using the residual value approach were valued at $4.73 USD per share and each warrant was valued at $1.27 USD per warrant. Share issuance costs related to the initial public offering was $2,810,274, of which $560,000 recorded in reserves relates to 40,000 common shares to be issued for services, 113,500 underwriter warrants exercisable at $6.60USD per share, with a Black Scholes value of $315,796, and underwriter overallotment 266,000 tradeable warrants with an exercise price of $6.85 USD with a Black Scholes value of $335,160.

(iv)	During the month of November 2020, the Company issued 170,000 common shares at $5.99 per share to the underwriter of the initial public offering as a result of the underwriter exercising its over-allotment option, for gross proceeds of $1,018,300 less share issuance costs of $81,464 for net proceeds of $936,836.

(v)	On December 14, 2020, the Company issued 85,659 common shares to various suppliers as required under contractual obligations valued at $710,970.

Siyata Mobile Inc.

Notes to the Consolidated Financial Statements

(Expressed in US dollars)

As at and for the years ended December 31, 2020, 2019 and 2018

17.	SHARE CAPITAL (cont’d)

(b)	Common share transactions (Cont’d)

(vi)	On December 31, 2020, the Company completed a private placement issuing 1,294,500 units at $10.00 USD per unit for gross proceeds of $12,945,500 USD. Each Unit consisting of one common share and one warrant to purchase one common share. Each warrant has an exercise price of $11.50 USD per share, is exercisable immediately and will expire five (5) years from the date of issuance. The common shares and the warrants comprising the units were immediately separable upon issuance and were issued separately in the offering. The common shares using the residual value approach were valued at $10.00 USD per share and each warrant was valued at $Nil per warrant. Total share issuance costs totaled $1,707,138 which includes 64,724 broker warrants exercisable at $11.50 with a Black Scholes value of $420,508.

Transactions for the year ended December 31, 2019 are as follows:

i)	Issued 5,668 common shares in connection with exercised of agents’ options for proceeds of $247,764.

ii)	Issued 80,865 common shares in connection with exercise of warrants for proceeds of $4,418,377.

iii)	Issued 6,897 common shares in connection with purchase consideration for Signifi with the value of the shares as $346,673.

iv)	On August 29, 2019 the Company completed a non-brokered private placement of 51,724 units at a price of $44.29 ($58.00 CAD) per unit for gross proceeds of $2,290,916. Each unit consisted of one common share and one-half share purchase warrant. Each warrant is exercisable at a price of $68.23 ($87.00 CAD) for a period of two years. In conjunction with the placement, the Company incurred share issuance costs of $185,854.

v)	On December 23, 2019, the Company issued 3,324 common shares as compensation to the agents in connection to the issuance of the convertible debentures (Note 14). These shares were recorded at its market value of $118,560.

(c)	Stock options

The Company has a shareholder approved “rolling” stock option plan (the “Plan”) in compliance with Nasdaq policies. Under the Plan the maximum number of shares reserved for issuance may not exceed 10% of the total number of issued and outstanding common shares at the time of granting. The exercise price of each stock option shall not be less than the market price of the Company’s stock at the date of grant, less a discount of up to 25%. Options can have a maximum term of ten years and typically terminate 90 days following the termination of the optionee’s employment or engagement, except in the case of retirement or death. Vesting of options is at the discretion of the Board of Directors at the time the options are granted.

A summary of the Company’s stock option activity is as follows:

	Number of Stock Options	Weighted Average Exercise Price
Outstanding options, December 31, 2017	59,172	48.56
Granted	15,241	55.98
Exercised	(8,965)	35.83
Outstanding options, December 31, 2018	65,448	49.00
Granted	17,655	59.01
Expired	(518)	65.57
Outstanding options, December 31, 2019	82,585	$52.34
Granted	279,190	6.47
Expired	(33,707)	39.79
Outstanding options, December 31, 2020	328,068	$14.66

Siyata Mobile Inc.

Notes to the Consolidated Financial Statements

(Expressed in US dollars)

As at and for the years ended December 31, 2020, 2019 and 2018

17.	SHARE CAPITAL (cont’d)

(c)	Stock options (cont’d)

At December 31, 2020 stock options outstanding are as follows:

Grant Date	Number of options outstanding	Number of options exercisable	Weighted Average Exercise Price	Expiry date	Remaining contractual life (years)
01-Jan-17	2,207	2,207	40.37	01-Jan-22	1.00
11-Jan-17	2,483	2,483	40.94	11-Jan-22	1.03
04-Apr-17	6,897	6,897	62.54	04-Apr-22	1.26
24-Jul-17	8,619	8,619	78.47	24-Jul-22	1.56
24-Dec-18	14,620	12,103	56.86	24-Dec-23	2.98
15-Jan-19	828	276	56.86	15-Jan-24	3.04
21-Mar-19	12,345	10,943	62.55	21-Mar-24	3.47
01-Dec-19	1,293	1,293	56.86	01-Dec-21	0.92
01-Jan-20	2,069	689	56.86	31-Oct-25	4.75
01-Jan-20	207	207	56.86	01-Dec-21	0.89
15-Nov-20	95,000	11,875	6.00	15-Nov-30	9.88
15-Nov-20	181,500	22,688	6.00	15-Nov-25	4.88
Total	328,068	80,280	14.66		5.93

Transactions for the year ended December 31, 2020 are as follows:

During the year ended December 31, 2020 the Company recorded share-based payments expense of $517,678 (2019- $1,123,154) and (2018-$850,747) in relation to options vesting.

On January 1, 2020, the Company issued 2,690 stock options to various employees at an exercise price of $56.86 that 2,069 expires on October 31, 2025 and 621 expires on January 1, 2023. On December 1, 2020, due to the termination of an employee, 414 stock options of the 621 stock options issued on January 1, 2020 were cancelled and the remaining balance of 207 vested stock options have an expire date of December 1, 2021.

On November 15, 2020 the Company issued 276,500 stock options at an exercise price of $6.00 per common share.

Transactions for the year ended December 31, 2019 are as follows:

In the first quarter of 2019, 2,207 stock options were granted at an exercise price of CAD$72.50 and 12,345 stock options were granted at an exercise price of CAD$79.75.

In the second quarter of 2019, 518 stock options with an exercise price of CAD$65.57 expired. In the fourth quarter of 2019, the Company issued 3,103 options to a Director with an exercise price of CAD$72.50 per option.

The following weighted average assumptions have been used for the Black-Scholes valuation for the stock options granted:

	2020	2019		2018
Stock price	$6.47	$	CAD 72.50	$	CAD 62.35
Risk-free interest rate	1.68%		1.5%		1.9%
Expected life	5		4.8		5
Annualized volatility	83%		143%		148%
Dividend rate	0.00%		0.00%		0.00%

Siyata Mobile Inc.

Notes to the Consolidated Financial Statements

(Expressed in US dollars)

As at and for the years ended December 31, 2020, 2019 and 2018

17.	SHARE CAPITAL (cont’d)

(d)	Agents’ options

Transactions for the year ended December 31, 2020 are as follows:

The Company issued 1,702 agents’ options on the closing of the August 2020 capital raise at an exercise price of $20.47 ($26.10 CAD) per common share and these agents’ options expire on July 28, 2022, adding an additional $9,873 to reserves and share issuance costs,

The Company issued 113,500 agents’ options to the underwriter of its initial public offering at an exercise price of $6.60 per common share and these agents’ options expire on September 28, 2025 including in reserves an additional $315,796 that are part of the share issuance costs.

On October 21, 2020, the underwriter of the initial public offering acquired 266,000 share purchase warrants pursuant to that certain underwriting agreement at $0.01 per warrant. The warrant has an exercise price of $6.85 USD with an expiry date of September 28, 2025. The Company added the Black Scholes value to these agent warrants adding an additional $335,160 to reserves as part of the share issuance costs.

The Company issued 64,724 agent’s options to the placement agency of the December 31, 2020 capital raise at an exercise price of $11.50 expiring on June 30, 2024 and using Black Scholes added $420,508 to reserves as part of the share issuance costs.

Transactions for the year ended December 31, 2019 are as follows:

On December 23, 2019, the Company granted 5,025 agents’ options at an exercise price of $45.58 ($CAD 60.18) that expire on December 23, 2021.

5,668 agent’s options, prior to their expiry date of March 16, 2019, were exercised at $43.71 for total proceeds of $247,764.

On March 16, 2019, the Company issued 810 Agents’ options expired at an average exercise price of $53.00.

A summary of the Company’s agents’ options activity is as follows:

	Number of options	Weighted average exercise price
Outstanding agent options, December 31, 2017	9,593	$45.10
Granted	1,572	67.18
Exercised	(2,733)	40.31
Expired	(382)	39.19
Outstanding agent options, December 31, 2018	8,050	$47.91
Granted	5,025	45.58
Exercised	(5,668)	43.71
Expired	(810)	53.00
Outstanding agent options, December 31, 2019	6,597	50.53
Granted	445,926	7.36
Outstanding agent options, December 31, 2020	452,523	$8.02

At December 31, 2020 agents’ options outstanding are as follows:

Grant Date	Number of options outstanding	Number of options exercisable	Weighted Average Exercise Price	Expiry date	Remaining contractual life (years)
December 24, 2018	1,572	1,572	65.90	December 24, 2021	0.98
December 23, 2019	5,025	5,025	45.58	December 23, 2021	0.98
July 28, 2020	1,702	1,702	20.47	July 28, 2022	1.57
September 29, 2020	113,500	113,500	$6.60	September 28, 2025	4.74
September 29, 2020	266,000	266,000	$6.85	September 28, 2025	4.74
December 31, 2020	64,724	64,724	$11.50	June 30, 2024	3.5
Total	452,523	452,523	$8.02		4.49

Siyata Mobile Inc.

Notes to the Consolidated Financial Statements

(Expressed in US dollars)

As at and for the years ended December 31, 2020, 2019 and 2018

17.	SHARE CAPITAL (cont’d)

(e)	Share purchase warrants

A summary of the Company’s warrant activity is as follows:

Transactions for the year ended December 31, 2020 are as follows:

a.	On June 23, 2020, as part of the 10% convertible debenture referred to in 14(c), the Company issued 10,897 share purchase warrants at an exercise price of $34.12 with an expiry of June 23, 2021.

b.	On July 28, 2020, as part of the capital raise per 17(b)(ii), the Company issued 74,138 share purchase warrants at an exercise price of $20.47 with an expiry date of July 28, 2022.

c.	On September 29, 2020, the Company issued 2,100,000 share purchase warrants as part of the units offered and sold in its initial public offering, which included one common share and one warrant. The warrant has an exercise price of $6.85 USD with an expiry date of September 28, 2025. These warrants trade on Nasdaq under the symbol STYA-W and were valued at the residual value of $1.27 per warrant for total value of $2,667,000 including in reserves.

d.	On December 31, 2020, the Company issued 1,294,500 share purchase warrants to the December 31, 2020 investors who participated in the private placement. Each unit consisted of one common share and one share purchase warrant. The warrant have an exercise price of $11.50 USD with an expiry date of June 29, 2024.

Transactions for the year ended December 31, 2019 are as follows:

a.	On August 20, 2019 the Company granted 25,863 share purchase warrants as part of the unit of a private placement. These warrants have an expiry date of August 20, 2021 and an exercise price of $68.63 ($CAD87.00).

b.	On December 23, 2019 the Company granted 54,248 share purchase warrants as part of the unit of a debenture issue. These warrants have an expiry date of December 23, 2022 and an exercise price of $51.18 ($CAD65.25).

c.	Prior to their expiry on March 16, 2019, 80,865 share purchase options were exercised at $68.36 for total proceeds of $5,529,858.

d.	On March 16, 2019, 5,196 share purchase warrants from a private placement, expired at $68.36.

e.	On December 28, 2019, 31,724 share purchase warrants, granted from a debenture issue, expired at $76.90.

Siyata Mobile Inc.

Notes to the Consolidated Financial Statements

(Expressed in US dollars)

As at and for the years ended December 31, 2020, 2019 and 2018

17.	SHARE CAPITAL (cont’d)

(e)	Share purchase warrants (Cont’d)

	Number of warrants	Weighted average exercise price
Outstanding, December 31, 2017	172,954	$62.44
Granted	31,888	67.18
Exercised	(18,268)	55.98
Expired	(36,900)	74.73
Outstanding, December 31, 2018	149,674	$60.16
Granted	80,110	54.64
Exercised	(80,865)	54.64
Expired	(36,920)	73.22
Outstanding, December 31, 2019	111,999	$59.02
Granted	3,479,534	8.96
Outstanding, December 31, 2020	3,591,533	$10.55

At December 31, 2020, share purchase warrants outstanding and exercisable are as follows:

Grant Date	Number of Warrants outstanding and exercisable	Exercise Price	Expiry date
24-Dec-18	31,887	$68.23	24-Dec-21
29-Aug-19	25,863	$68.23	29-Aug-21
23-Dec-19	54,248	$51.18	23-Dec-22
23-Jun-20	10,897	$34.12	23-Jun-21**
July 28, 2020	74,138	$20.47	28-Jul-22
September 29, 2020	2,100,000	$6.85	28-Sep-25
December 31, 2020	1,294,500	$11.50	30-June-24
Total	3,591,533	$10.55

**	These 10,897 share purchase warrants at $34.12 expired subsequent to the year end.

Siyata Mobile Inc.

Notes to the Consolidated Financial Statements

(Expressed in US dollars)

As at and for the years ended December 31, 2020, 2019 and 2018

18.	COST OF SALES

(in thousands)	December 31, 2020	December 31, 2019	December 31, 2018
Materials and merchandise	$2,855	$5,488	$8,648
Royalties	257	322	261
Other expenses	1,155	816	1,115
Change in inventory	144	497	(633)
Total	$4,410	$7,123	$9,391

19.	SELLING AND MARKETING EXPENSES

(in thousands)	December 31, 2020	December 31, 2019	December 31, 2018
Salaries and related expenses	$2,111	$1,555	$1,173
Advertising and marketing	1,425	1,700	2,737
Travel and conferences	156	305	297
Total	$3,692	$3,560	$4,207

20.	GENERAL AND ADMINISTRATIVE EXPENSES

(in thousands)	December 31, 2020	December 31, 2019	December 31, 2018
Salaries and related expenses	$284	$407	$236
Professional services	294	203	307
Consulting and director fees	1,206	775	639
Management fees	99	317	440
Travel	43	80	73
Office and general	603	304	297
Regulatory and filing fees	47	46	19
Shareholder relations	281	191	251
Total	$2,857	$2,323	$2,262

Siyata Mobile Inc.

Notes to the Consolidated Financial Statements

(Expressed in US dollars)

As at and for the years ended December 31, 2020, 2019 and 2018

21.	FINANCE EXPENSES

	2020	2019	2018
Interest and accretion on convertible debentures	1,744,120	693,712	643,961
Interest expense on long term debt	11,107	15,413	8,230
Interest on bank loans from factoring	18,532	235,732	90,501
Other interest and bank charges	(3,819)	15,999	10,565
Gain on conversion of debenture	(16,712)	-	-
Interest earned on director’s loan	(23,000)	(10,000)	-
Interest expenses on lease obligations	14,045	11,406	-
Total	1,744,273	962,262	753,257

22.	TRANSACTION COSTS

Transaction costs incurred in 2020 of $1,414,616 are incremental costs that are directly attributable to the uplisting onto Nasdaq and the Company’s associated initial public offering that do not meet the criteria to be treated as a share issuance cost, but are disclosed separately as an expense. These transaction costs include a proportion of legal fees, accounting fees as well as 100% of filing fees, marketing costs for the uplisting and the initial public offering and other professional fees and expenses.

23.	INCOME TAXES

The reconciliation of income taxes at statutory rates is as follows:

	2020	2019	2018
Loss for the year	$(13,591,117)	$(7,657,208)	$(8,897,107)

Expected income tax (recovery)	$(3,670,000)	$(2,067,000)	$(2,404,000)
Change in statutory, foreign tax, foreign exchange rates and other	(117,000)	67,000	117,000
Permanent differences	134,000	309,000	(90,000)
Share issue cost	(1,248,000)	(50,000)	(73,000)
Impact of convertible debenture	17,000	107,000	-
Adjustment to prior years provision versus statutory tax returns and expiry of non-capital losses	208,000	9,000	457,000
Expiry of non-capital losses	-	-
Change in unrecognized deductible temporary differences	4,676,000	1,625,000	1,993,000
Total income tax expense (recovery)	$-	$-	$-

Current income tax	$-	$-	$-
Deferred tax recovery	$-	$-	$-

Siyata Mobile Inc.

Notes to the Consolidated Financial Statements

(Expressed in US dollars)

As at and for the years ended December 31, 2020, 2019 and 2018

23.	INCOME TAXES (cont’d)

The significant components of the Company’s deferred tax assets and liabilities are as follows:

	2020	2019	2018
ROU assets and lease liabilities	(9,000)	(2,000)	-
Intangible assets	(141,000)	-	-
Convertible debenture	(87,000)	(321,000)	(72,000)
Non-capital losses	237,000	323,000	72,000
Net deferred tax liability	$-	$-	$-

The significant components of the Company’s deductible temporary differences, unused tax credits and unused tax losses that have not been included on the consolidated statement of financial position are as follows:

The significant components of the Company’s temporary differences, unused tax credits and unused tax losses that have not been included on the consolidated statement of financial position are as follows:

	2020	Expiry Date Range	2019	Expiry Date Range	2018	Expiry Date Range
Temporary Differences
Receivables	$775,000	No expiry date	$-	No expiry date	$-	No expiry date
Property, plant, and equipment and intangibles	2,216,000	No expiry date	1,541,000	No expiry date	538,000	No expiry date
Financing cost	5,948,000	2040 to 2044	1,376,000	2039 to 2043	1,178,000	2038-2042
Inventory	1,373,000	No expiry date	-	No expiry date	-	No expiry date
Allowance for doubtful accounts	714,000	No expiry date	-	No expiry date	-	No expiry date
Allowable capital losses	39,000	No expiry date	38,000	No expiry date	196,000	No expiry date
Non-capital losses available for future periods	30,491,000	see below	20,708,000	see below	14,991,000	see below
Canada	18,553,000	2026 to 2040	10,160,000	2026 to 2039	6,806,000	2026-2038
Israel	11,938,000	No expiry date	10,548,000	No expiry date	8,185,000	No expiry date

The Company has approximately $30,491,000 (2019 - $20,708,000) of operating tax loss carry-forwards. Of these, $11.9 million arise from Israel (2019 - $10.5 million) which do not expire, and the remaining balance arise from Canada which expire between 2026 and 2040.

24.	CAPITAL MANAGEMENT

The Board of Directors has overall responsibility for the establishment and oversight of the Company’s risk management framework.

The Company defines capital as consisting of shareholder’s equity. The Company’s objectives when managing capital are to support the creation of shareholder value, as well as to ensure that the Company is able to meet its financial obligations as they become due.

The Company manages its capital structure to maximize its financial flexibility making adjustments in response to changes in economic conditions and the risk characteristics of the underlying assets and business opportunities. The Company does not presently utilize any quantitative measures to monitor its capital, but rather relies on the expertise of the Company’s management to sustain the future development of the business. Management reviews its capital management approach on an ongoing basis and believes that this approach, given the relative size of the Company, is reasonable.

As at December 31, 2020, the Company is subject to externally imposed capital requirements arising from the quarterly payments of interest on the convertible debentures outstanding, as described in Note 14, the monthly principal and interest payments from the BDC loan described in Note 15 and the Bank loan as described in Note 11. The Company also subject to a debt covenant in relation to the factoring agreement described in Note 5.

Management reviews its capital management approach on an ongoing basis and believes that this approach, given the relative size of the Company, is reasonable.

Siyata Mobile Inc.

Notes to the Consolidated Financial Statements

(Expressed in US dollars)

As at and for the years ended December 31, 2020, 2019 and 2018

25.	FINANCIAL INSTRUMENTS

Financial instruments measured at fair value are classified into one of three levels in the fair value hierarchy according to the relative reliability of the inputs used to estimate the fair values.

Financial instruments measured at fair value are classified into three levels in the fair value hierarchy according to the relative reliability of the inputs used to estimate the fair values. The three levels of the fair value hierarchy are:

Level 1 – Unadjusted quoted prices in active markets for identical assets or liabilities;

Level 2 – Inputs other than quoted prices that are observable for the asset or liability either directly or indirectly;

Level 3 – Inputs that are not based on observable market data.

The fair values of the Company’s cash, trade and other receivables, due to/from related party, accounts payable and accrued liabilities, long term debt, and convertible debentures approximate carrying value, which is the amount recorded on the consolidated statement of financial position.

Credit risk

Credit risk is the risk of an unexpected loss if a customer or third party to a financial instrument fails to meet its contractual obligations. The Company places its cash with institutions of high credit worthiness. Management has assessed there to be a low level of credit risk associated with its cash balances.

The Company’s exposure to credit risk is influenced mainly by the individual characteristics of each customer. However, management also considers the demographics of the Company’s customer base, including the default risk of the industry and country in which customers operate, as these factors may have an influence on credit risk. Approximately 14% of the Company’s revenue for the year ended December 31, 2020 (2019 -24%) is attributable to sales transactions with a single customer.

The Company has established a credit policy under which each new customer is analyzed individually for creditworthiness before the Company’s standard payment and delivery terms and conditions are offered. The Company’s review includes external ratings, when available, and in some cases bank references. Purchase limits are established for each customer, which represent the maximum open amount without requiring approval from the Risk Management Committee; these limits are reviewed quarterly. Certain key customers were offered extended payment terms on their purchases due to slow down from Covid-19 and budget approvals for government tenders. As a result, the Company had customers with overdue receivables on their books which resulted in the Company taking a bad debt provision of these overdue receivables which amounted to $1,530,667.

More than 50% of the Company’s customers have been active with the Company for over four years, and the impairment of $1,530,667 in impairment loss has been recognized against these customers. In monitoring customer credit risk, customers are grouped according to their credit characteristics, including whether they are an individual or legal entity, whether they are a wholesale, retail or end-user customer, geographic location, industry, aging profile, maturity and existence of previous financial difficulties. Trade and other receivables relate mainly to the Company’s wholesale customers. Customers that are graded as “high risk” are placed on a restricted customer list and monitored by the Company, and future sales are made on a prepayment basis.

The carrying amount of financial assets represents the maximum credit exposure, notwithstanding the carrying amount of security or any other credit enhancements.

Siyata Mobile Inc.

Notes to the Consolidated Financial Statements

(Expressed in US dollars)

As at and for the years ended December 31, 2020, 2019 and 2018

25.	FINANCIAL INSTRUMENTS (cont’d)

Credit risk (cont’d)

The maximum exposure to credit risk for trade and other receivables at the reporting date by geographic region was as follows:

(in thousands)	December 31, 2020	December 31, 2019	December 31, 2018
EMEA	$1,246	$609	$478
North America	1,491	884	203
Total	$2,737	$1,493	$679

Liquidity risk

Liquidity risk is the risk that the Company will encounter difficulty in meeting the obligations associated with its financial liabilities that are settled by delivering cash or another financial asset. The Company’s approach to managing liquidity is to ensure, as far as possible, that it will always have sufficient liquidity to meet its liabilities when due, under both normal and stressed conditions, without incurring unacceptable losses or risking damage to the Company’s reputation.

The Company examines current forecasts of its liquidity requirements so as to make certain that there is sufficient cash for its operating needs, and it is careful at all times to have enough unused credit facilities so that the Company does not exceed its credit limits and is in compliance with its financial covenants (if any). These forecasts take into consideration matters such as the Company’s plan to use debt for financing its activity, compliance with required financial covenants, compliance with certain liquidity ratios, and compliance with external requirements such as laws or regulation.

The Company uses activity-based costing to cost its products and services, which assists it in monitoring cash flow requirements and optimizing its cash return on investments. Typically, the Company ensures that it has sufficient cash on demand to meet expected operational expenses for a period of 90 days, including the servicing of financial obligations; this excludes the potential impact of extreme circumstances that cannot reasonably be predicted, such as natural disasters.

The Company has a factoring agreement with external funding (Note 5).

With the exception of employee benefits, the Company’s accounts payable and accrued liabilities have contractual terms of 90 days. The employment benefits included in accrued liabilities have variable maturities within the coming year.

Siyata Mobile Inc.

Notes to the Consolidated Financial Statements

(Expressed in US dollars)

As at and for the years ended December 31, 2020, 2019 and 2018

25.	FINANCIAL INSTRUMENTS (cont’d)

Market risk

a)	Currency Risk

Currency risk is the risk that the fair value or future cash flows of a financial instrument will fluctuate because of changes in foreign exchange rates. The functional currency of the Company is the USD as of October 1, 2020 as discussed in Note 2. As at December 31, 2020 the Company’s exposure to foreign currency risk with respect to financial instruments is as follows:

(in USD thousands)	USD	New Israel Shekel (“NIS”)	CAD	Total
Financial assets and financial liabilities:
Current assets

Cash	5,236	36	197	5,469
Restricted cash	0	10,995	0	10,995
Trade receivables	1,266	1,246	225	2,737
Due from director	214	-	-	214

Current liabilities
Bank loan	-	(65)	(372)	(437)
Accounts payable and accrued liabilities	(1,176)	(1,087)	(359)	(2,622)
Convertible debentures			(6,161)	(6,161)
Long term debt	-	-	(108)	(108)
Total	5,540	11,125	(6,578)	10,087
Impact of 10% fluctuation in Exchange Rate	$554	$1,113	$(658)	$1,008

b)	Interest Rate Risk

Interest rate risk is the risk that the fair value of future cash flows will fluctuate as a result of changes in interest rates. The Company’s sensitively to interest rates is limited to the BDC loan, and is therefore currently immaterial as the rest of the Company’s debt bears interest at fixed rates.

c)	Price Risk

The Company is exposed to price risk with respect to equity prices. Equity price risk is defined as the potential adverse impact on the Company’s earnings due to movements in individual equity prices or general movements in the level of the stock market. The Company closely monitors individual equity movements, and the stock market to determine the appropriate course of action to be taken by the Company.

Siyata Mobile Inc.

Notes to the Consolidated Financial Statements

(Expressed in US dollars)

As at and for the years ended December 31, 2020, 2019 and 2018

26.	RELATED PARTY TRANSACTIONS

Key Personnel Compensation

Key management personnel include those persons having authority and responsibility for planning, directing and controlling the activities of the Company as a whole. The Company has determined that key management personnel consists of executive and non-executive members of the Company’s Board of Directors and corporate officers. The remuneration of directors and key management personnel for the year ended December 31, 2020 and 2019 are as follows:

	2020	2019	2018

Payments to key management personnel:
Salaries, consulting and directors’ fees	$1,179,762	$928,637	$728,624
Share-based payments	261,794	656,895	216,218
Total	$1,441,556	$1,585,532	$944,842

Other related party transactions are as follows:

		(in thousands)
Type of Service	Nature of Relationship	2020	2019	2018
Selling and marketing expenses	VP Technology	174	210	105
General and administrative expense	Companies controlled by the CEO, CFO and Directors	1,006	718	624

Loan to Director

On April 1, 2019 the Company loaned to a director and its chief Executive Officer, $200,000 USD. This loan was for a term of 5 years with interest charged at rate of 7% per annum payable quarterly. As of January 1, 2020, the interest rate on the loan was increased to 12% per annum. There were no capital repayment requirements until the end of the term when a balloon payment of the principal balance was required. The director repaid the loan in full on May 23, 2021.

27.	SEGMENTED INFORMATION

The Company is domiciled in Canada and it operates and produces its income primarily in Israel, Europe and North America.

In presenting information on the basis of geographical segments, segment revenue is based on the geographical location of the customers and is as follows:

External Revenues (in thousands)	December 31, 2020	December 31, 2019	December 31, 2018
EMEA	$1,465	$6,230	8,166
USA	2,679	2,339	1,062
Canada	1,691	1,232	1,713
Australia and New Zealand	155	11	40
Total	$5,990	$9,812	10,981

Siyata Mobile Inc.

Notes to the Consolidated Financial Statements

(Expressed in US dollars)

As at and for the years ended December 31, 2020, 2019 and 2018

28.	MAJOR CUSTOMERS

Revenues from four customers of the Company for the year ended December 31, 2020 represent approximately $2,445,000 or 41% of the Company’s total revenues (December 31, 2019 is four customers representing $4,808,000 or 49% of total revenues). As two of these customers required extended payment terms, 50% bad debt provisions were taken on these accounts as part of the Company’s accounting policy for aged receivable provisions.

29.	SUPPLEMENTAL INFORMATION WITH RESPECT TO CASH FLOWS

During the year ended December 31, 2020, the Company paid $872,505 (December 31, 2019 - $627,557) in interest and $Nil (December 31 - $Nil) in income taxes.

During the year ended December 31, 2020 the Company incurred the following non-cash investing or financing activities:

(a)	Reclassified $40,980 from convertible debenture to share capital as the result of a conversion of $57,692 of debentures into 1,149 shares.

(b)	Recognized $912,916 (2019-$329,706) of accretion of the convertible debentures, classified $56,471 of long-term debt, $127,776 of lease obligations and $6,160,769 of convertible debentures all as current liabilities.

(c)	Issued shares with a value of $710,970 and accrued share to be issued of $560,000 in exchange for services.

(d)	Recognized $306,086 in right of use assets and lease liabilities.

30.	SUBSEQUENT EVENTS

(a)	The company issued a total of 100,500 stock options to various employees and members of the Board at an exercise price of $11.50 per share.

(b)	On March 23, 2021, Signifi Mobile Inc incorporated a new wholly-owned subsidiary, Clear RF Nevada Inc.

(c)	On March 31, 2021, Clear RF Nevada Inc. acquired 100% of the units of Clear RF LLC, a company that produces M2M (machine-to-machine) cellular amplifiers for commercial and industrial M2M applications and offers patented direct connect cellular amplifiers and patented auto gain & oscillation control designed for M2M and “internet-of-things” (IoT) applications that can be leveraged with our existing distribution channels. In exchange for 100% of the units of the partnership, the company agreed to pay a total of $700,000 by issuing 23,949 common shares of Siyata Mobile Inc. and paid $155,015 in cash, both at closing. One year from the anniversary of the closing date, the company shall pay a further $155,015 in cash and $194,985 common shares of the Company, subject to certain adjustments. This transaction is considered as an acquisition for accounting purposes.

Siyata Mobile Inc.

Notes to the Consolidated Financial Statements

(Expressed in US dollars)

As at and for the years ended December 31, 2020, 2019 and 2018

30.	SUBSEQUENT EVENTS (cont’d)

Acquisition of Clear RF LLC

On March 31, 2021, the Company acquired the issued and outstanding units of Clear RF LLC (“ClearRF”). In consideration, the Company paid cash of $155,014 and issued 23,949 common shares at a value of $194,985.

As further consideration, the Company is required to make the additional following payments:

(a)	On March 31, 2022, pay $155,014 in cash (or less, subject to certain income minimums);

(b)	On March 31, 2022, issue common shares of the Company valued at $194,985.in cash, and

(c)	In addition to the above, further incentives may be earned and payable to the vendors based on revenues earned from the date of acquisition to March 31, 2022, inclusive.

This transaction qualifies as a business combination and was accounted for using the acquisition method of accounting. To account for the transaction, the Company has determined the fair value of the assets and liabilities of ClearRF at the date of the acquisition and for the purchase price allocation. These fair value assessments require management to make significant estimates and assumptions as well as applying judgment in selecting the appropriate valuation techniques.

The acquisition of ClearRF is consistent with the Company’s corporate growth strategy to continue to acquire innovative patented products in the cellular booster market. The Company plans to leverage ClearRF’s machine to machine booster technology in order to build relationships and facilitate sales of the cellular booster suite of products.

The aggregate amount of the total acquisition consideration is $700,000, comprised as follows:

Consideration	Note	Fair Value
Cash		$155,014
Fair value of 23,949 shares at $8.14 per share	(i)	194,986
Future purchase consideration	(ii)	350,000
Total Consideration		$700,000

(i)	The fair value of the shares issued was determined by multiplying the number shares issued by the share price of the Company on March 31, 2021.

(ii)	Future consideration represents the expected future payments of cash and common shares. Since the balance of the shares and the cash is due within one year, the Company did not discount the future purchase consideration for the time value of money.

The purchase price was allocated as follows:

Purchase price allocation	Fair Value
Purchase price	$700,000

Less: Net assets acquired
Net identifiable tangible assets	100,107
Net identifiable intangible assets	763,893
Deferred tax liability	(164,000)
(700,000)
Goodwill	$0

Siyata Mobile Inc.

Notes to the Consolidated Financial Statements

(Expressed in US dollars)

As at and for the years ended December 31, 2020, 2019 and 2018

30.	SUBSEQUENT EVENTS (cont’d)

The above acquisition price allocation is considered preliminary and may change before being considered final.

The Company incurred costs related to the acquisition totaling $79,069.

(d)	On May 23, 2021, the loan to director was repaid including principal and interest.

(e)	On January 6, 2021, the Company repaid the full amount of the of the 10% convertible debenture including principal and accrued interest at its face value of $1,239,215 with a book value of $1,205,684.

(f)	During the month of February 2021, the Company received multiple tradeable warrant exercises for total proceeds of $609,040 on the redemption of a total of 88,911 tradeable warrants at an exercise price of $6.85 for each common share.

31.	EFFECTS OF THE CHANGE IN PRESENTATION CURRENCY

The effects of the change in presentation currency are as follow:

Restatement of previously reported financial information due to change in presentation currency

For comparative purposes, the consolidated balance sheets as at December 31, 2019 and January 1, 2019 include adjustments to reflect the change in the presentation currency to the USD, which is a change in accounting policy. The balance sheet as at January 1, 2019 has been derived from the balance sheet at December 31, 2018 (not presented herein). The exchange rates used to translate the amounts previously reported into Canadian dollars at December 31, 2019 were 1.302 CAD/USD, and at January 1, 2019 were 1.362 CAD/USD.

For comparative purposes, the consolidated statement of loss and comprehensive loss for the years ended December 31, 2019 and 2018 includes adjustments to reflect the change in the presentation currency to the USD, which is a change in accounting policy. The exchange rates used to translate the amounts previously reported into USD for the years ended December 31, 2019 and 2018 were 1.3269 CAD to $1USD and $1.295 CAD to $1USD   respectively, which were the average exchange rates for the period.

For the year ended December 31, 2019, an inventory impairment of $212,000 was reclassified from cost of sales to operating expenses to be consistent with the current year presentation, without changing the net loss.

Siyata Mobile Inc.

Notes to the Consolidated Financial Statements

(Expressed in US dollars)

As at and for the years ended December 31, 2020, 2019 and 2018

31.	EFFECTS OF THE CHANGE IN PRESENTATION CURRENCY (cont’d)

(i) Effect on the consolidated balance sheet as at December 31, 2019 and January 1, 2019

	Dec 31, 2019 $USD	Dec 31, 2019 CAD $	Dec 31, 2018 $USD	Dec 31, 2018 $CAD
ASSETS
Current
Cash	2,661,575	3,465,371	1,776,949	2,420,205
Trade and Other Receivables	1,492,955	1,943,828	679,409	925,355
Prepaid expenses	252,868	329,234	303,314	413,114
Inventory	3,379,895	4,400,623	3,657,465	4,981,467
Advance to suppliers	650,690	847,198	351,334	478,517
	8,437,983	10,986,254	6,768,471	9,218,658
Right of Use	204,939	266,830	-	-
Loan to Director	200,000	260,400	-	-
Equipment	39,747	51,750	39,935	54,392
Intangible assets	6,469,504	8,423,294	5,498,548	7,489,023
Goodwill	785,153	1,022,269	750,565	1,022,269
Total assets	16,137,326	21,010,797	13,057,519	17,784,342

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current	-
Bank Loan	32,435	42,230	-	-
Accounts payable and accrued liabilities	1,970,663	2,565,802	2,930,310	3,991,081
Due to Related Party	76,866	100,079	145,640	198,362
Lease Obligations	116,311	151,437	-	-
Convertible debenture	1,047,661	1,364,055	-	-
Current portion of long term debt	44,547	58,000	24,963	34,000
Future Purchase Consideration	-	-	315,712	430,000
	3,288,483	4,281,603	3,416,625	4,653,443
Lease Obligation	78,020	101,582	-	-
Other payables	132,906	173,044	-	-
Long Term Convertible Debenture	4,049,349	5,272,252	2,866,983	3,904,831
Long Term Debt	105,991	138,000	143,906	196,000
	4,366,266	5,684,878	3,010,889	4,100,831
Total Liabilities	7,654,749	9,966,481	6,427,514	8,754,274
Shareholders’ equity
Share capital	28,592,662	37,346,168	21,246,401	27,638,100
Reserves	5,095,530	6,602,751	2,923,511	3,750,999
Accumulated other comprehensive loss	97,138	(125,084)	105,638	260,137
Deficit	(25,302,753)	(32,779,519)	(17,645,545)	(22,619,168)
	8,482,577	11,044,316	6,630,005	9,030,068
Total liabilities and shareholders’ equity	16,137,326	21,010,797	13,057,519	17,784,342

Siyata Mobile Inc.

Notes to the Consolidated Financial Statements

(Expressed in US dollars)

As at and for the years ended December 31, 2020, 2019 and 2018

31.	EFFECTS OF THE CHANGE IN PRESENTATION CURRENCY (cont’d)

(ii) Effect on the consolidated statement of loss and comprehensive loss for the years ended December 31, 2019 and 2018.

	Year ended Dec 31, 2019 $USD	Year ended Dec 31, 2019 $CAD	Year ended Dec 31, 2018 $USD	Year ended Dec 31, 2018 $CAD
Revenue	9,812,188	13,019,792	10,981,114	14,220,542
Cost of Sales	(7,122,823)	(9,451,274)	(9,390,768)	(12,161,044)
Gross profit	2,689,365	3,568,518	1,590,346	2,059,498

EXPENSES
Amortization and Depreciation	1,168,594	1,550,607	544,208	704,749
Product development	757,404	1,005,000	-	-
Selling and marketing	3,559,602	4,723,236	4,207,746	5,449,031
General and administrative	2,322,681	3,081,966	2,261,990	2,929,277
Bad Debt expense	-	-	-	-
Inventory impairment	212,000	281,303	-	-
Impairment of intangible assets	111,521	147,977	1,508,880	1,954,000
Share-based payments	1,123,154	1,490,313	850,747	1,102,313
Total Operating Expenses	9,254,956	12,280,402	9,373,571	12,139,370
Net operating income (loss)	(6,565,591)	(8,711,884)	(7,783,225)	(10,079,872)

OTHER EXPENSES
Finance expense (income)	962,263	1,276,827	753,257	975,468
Foreign exchange	106,745	141,640	(40,261)	(46,507)
Accretion and change in value of future purchase consideration	22,609	30,000	400,886	519,148
Total other expenses	1,091,617	1,448,467	1,113,882	1,448,109
Net Income (loss) for the period	(7,657,208)	(10,160,351)	(8,897,107)	(11,527,981)

Other comprehensive income (loss)
Translation Adjustment	(8,500)	(385,221)	32,671	869,082
Comprehensive loss for the period	7,665,708	10,545,572	8,864,436	10,658,899

Weighted Average Shares	807,956	807,956	657,764	657,764

Basic and diluted loss per share	$(9.48)	$(12.58)	$(13.53)	$(17.53)

SIYATA MOBILE INC.

Consolidated Interim Financial Statements
(Unaudited-Prepared by Management)
(Expressed in US Dollars)

As at and for the three and nine months ended September 30, 2021 and 2020

Siyata Mobile Inc.

(the “Company” or “Siyata”)

CONSOLIDATED INTERIM FINANCIAL STATEMENTS

As at and for the three and nine months ended September 30, 2021

NOTICE OF NO AUDITOR REVIEW OF INTERIM CONSOLIDATED FINANCIAL STATEMENTS

The Management of the Company is responsible for the preparation of the accompanying unaudited consolidated interim financial statements. The unaudited consolidated interim financial statements have been prepared using accounting policies in compliance with International Financial Reporting Standards (“IFRS”) for the preparation of consolidated interim financial statements and are in accordance with IAS 34 – Interim Financial Reporting.

The Company’s auditor has not performed a review of these consolidated interim financial statements in accordance with the standards established by the Public Company Accounting Oversight Board for a review of interim financial statements by an entity’s auditor.

Consolidated Unaudited Interim Statements of Financial Position
(Expressed in US dollars)

For the nine months ended September 30, 2021 and December 31, 2020

	September 30, 2021	December 31, 2020
ASSETS
Current
Cash	2,747,572	5,468,766
Restricted cash (Note 5)	676,969	10,995,500
Trade and Other Receivables (Note 6)	2,182,219	2,737,096
Prepaid expenses	421,120	749,000
Inventory (Note 7)	2,421,025	2,409,733
Advance to suppliers	206,524	734,550
	8,655,429	23,094,645
Right of Use Assets (Note 8)	301,539	377,035
Loan to Director	-	214,456
Equipment	176,513	55,454
Intangible assets (Note 9)	4,517,907	6,549,118
Goodwill (Note 10)	-	801,780
Total assets	13,651,388	31,092,488

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current
Bank Loan (Note 12)	382,109	437,848
Accounts payable and accrued liabilities	2,014,631	2,622,118
Lease Obligations (Note 13)	122,363	127,776
Convertible debenture (Note 14)	5,781,646	6,160,769
Current portion of long term debt (Note 15)	-	56,471
Future Purchase Consideration (Note 4,16)	350,000	-
	8,650,749	9,404,982
Lease Obligation (Note 13)	175,459	213,816
Other payables	-	142,870
Long Term Debt (Note 15)	-	51,765
Deferred income taxes	159,623	-
	335,082	408,451
Total Liabilities	8,985,831	9,813,433
Shareholders’ equity
Share capital (Note 17)	51,601,362	50,088,369
Reserves (Note 17)	10,496,819	9,984,531
Accumulated other comprehensive loss	107,127	100,025
Deficit	(57,539,751)	(38,893,870)
	4,665,557	21,279,055
Total liabilities and shareholders’ equity	13,651,388	31,092,488

Nature of operations and going concern (Note 1)

Subsequent Events (Note 27)

Approved on November 14, 2021 on behalf of the Board:

“Michael Kron”	“Marc Seelenfreund”
Michael Kron-Director	Marc Seelenfreund-Director

The accompanying notes are an integral part of these consolidated unaudited interim financial statements.

Siyata Mobile Inc.

Consolidated Unaudited Interim Statements of Loss and Comprehensive Loss

(Expressed in US Dollars)

For the three and nine months ended September 30, 2021 and 2020

	9 months ended Sep 30		3 months ended Sep 30
	2021	2020 as restated Note 28	2021	2020 as restated Note 28

Revenue	5,607,829	6,676,761	1,218,875	2,262,730
Cost of Sales (Note 16)	(3,904,544)	(4,507,661)	(789,362)	(1,536,994)
Gross profit	1,703,285	2,169,100	429,513	725,736
EXPENSES
Amortization and Depreciation (Note 8)	785,655	970,690	117,035	342,329
Development expenses (Note 8)	818,515	-	659,942
Selling and marketing (Note 17)	3,457,375	2,574,577	1,263,195	1,026,492
General and administrative (Note 18)	3,257,857	1,481,555	1,051,846	584,453
Inventory impairment (Note 7)	3,389,531	-	1,550,873	-
Bad Debts (recovered) (Note 6)	548,403	-	772,960	-
Impairment of intangibles (Note 8)	4,322,799	-	-	-
Impairment goodwill (Note 9)	819,454	-	-	-
Share-based payments (Note 15)	1,185,205	202,576	235,414	46,143
Total Operating Expenses	18,584,794	5,229,398	5,651,265	1,999,417
Net operating income (loss)	(16,881,509)	(3,060,298)	(5,221,752)	(1,273,681)

OTHER EXPENSES
Finance expense (income) (note 19)	1,476,335	1,396,799	493,647	484,739
Foreign exchange	208,968	(777,940)	(47,462)	123,561
Transaction costs Note 4)	79,069	-	-	-
Total other expenses	1,764,372	618,859	446,185	608,300
Net Income (loss) for the period	(18,645,881)	(3,679,157)	(5,667,937)	(1,881,981)
Other comprehensive income
Translation Adjustment	(7,102)	(661,957)	(9,337)	11,633
Comprehensive loss for the period	(18,652,983)	(4,341,114)	(5,677,274)	(1,870,348)

Weighted Average Shares	4,787,762	902,407	4,820,104	979,589
Basic and diluted loss per share	(3.89)	(4.08)	$(1.18)	$(1.92)

The accompanying notes are an integral part of these consolidated unaudited interim financial statements.

Siyata Mobile Inc.

Consolidated Unaudited Interim Statement of Changes in Shareholders’ Equity

(Expressed in US dollars)

For the nine months ended September 30, 2021 and September 30, 2020

	Number of Common Shares	Share Capital Amount	Reserves	Accumulated other comprehensive Income (loss)	Deficit	Total Shareholders’ Equity
Balance, December 31, 2019	863,747	$28,592,662	$5,095,530	$97,138	$(25,302,753)	$8,482,577
Equity portion of debenture bifurcated	-	-	62,986	-	-	62,986
Share based payments	-	-	202,576	-	-	202,576
Share issuance on conversion of convertible debt	1,149	57,692	-	-	-	57,692
Share issuance on capital raise	148,276	1,604,729				1,604,729
Share issuance on capital raise-IPO	2,100,000	9,933,000	2,667,000			12,600,000
Share issuance costs on capital raise		(175,608)	9,873			(165,735)
Share issuance costs on capital raise-IPO		(2,810,274)	650,956			(2,159,318)
Translation adjustment		-	-	(661,957)	-	(661,957)
Loss for the period		-	-		(3,679,157)	(3,679,157)
Balance, September 30, 2020	3,113,172	$37,202,201	$8,688,921	$(564,819)	$(28,981,910)	$16,344,393

Balance, December 31, 2020	4,663,331	50,088,369	9,984,531	100,025	(38,893,870)	21,279,055
Issuance of shares to be issued	40,000	560,000	(560,000)	-	-	-
Shares issued on acquisition of ClearRF	23,949	194,985	-	-	-	194,985
Shares issued on warrant exercises	88,911	721,958	(112,917)	-	-	609,041
Share based payments	-	-	1,185,205	-	-	1,185,205
Translation adjustment	-	-	-	(4,208)	-	(4,208)
Shares issued for debts	5,000	36,050				36,050
Loss for the period	-	-	-		(18,645,881)	(18,645,881)
Balance, September 30, 2021	4,821,191	$51,601,362	$10,496,819	$95,817	$(57,539,751)	$4,654,247

The accompanying notes are an integral part of these consolidated unaudited interim financial statements.

Siyata Mobile Inc.

Consolidated Unaudited Interim Statements of Cash Flows

(Expressed in US dollars)
For the nine months ended September 30, 2021 and 2020

	2021	2020
Operating activities:
Net loss for the period	$(18,645,881)	$(3,679,157)
Items not affecting cash:
Amortization and depreciation	785,655	970,690
Bad debt expense	$548,404	-
Inventory impairments	3,389,530	-
Intangible impairment	4,322,799	-
Impairment goodwill	819,454	-
Interest expense, net of repayments	871,991	653,021
Share-based payments	1,185,205	202,576

Net change in non-cash working capital items:
Trade and other receivables, prepaids, and advances to suppliers	929,485	(2,863,106)
Inventory	(3,400,822)	796,216
Accounts payable and accrued liabilities	(750,357)	1,469,092
Due to/from related party	-	(16,940)
Net cash used in operating activities	(9,944,537)	(2,467,608)
Investing activities:
Intangible additions	(2,207,450)	(995,285)
Equipment additions	(121,059)	(8,016)
Right of use assets	-	(289,532)
Acquisition of ClearRF	(122,014)	-
Net cash used in investing activities	(2,450,523)	(1,292,833)
Financing activities:
Lease payments	(115,019)	172,308
Bank loan	(55,739)	598,330
Repayment of long term debt	(110,312)	(29,575)
Convertible debt issued, net of repayments	(1,177,786)	99,815
Repayment of loan to Director	214,456	-
Shares issued for debt	36,050	-
Shares issued for cash, net of share issue costs	609,041	11,595,506
Net cash from financing activities	(599,309)	12,436,384
Effect of foreign exchange on cash	(45,356)	(337,526)
Change in cash for the period	(13,039,725)	8,338,417
Cash and restricted cash, beginning of period	16,464,266	2,630,862
Cash and restricted cash, end of period	$3,424,541	$10,969,279

See Note 26 for supplemental information with respect to cash flows.

The accompanying notes are an integral part of these consolidated unaudited interim financial statements.

Siyata Mobile Inc.
Notes to the Consolidated Interim Financial Statements
(Unaudited-Prepared by Management)
(Expressed in US dollars)
As at and for the three and nine months ended September 30, 2021 and 2020

1.	NATURE OF OPERATIONS AND GOING CONCERN

Siyata Mobile Inc. (“Siyata” or the “Company”) was incorporated under the Business Corporations Act, British Columbia on October 15, 1986. The Company’s shares are listed on NASDAQ under the symbol SYTA and warrants issued on September 29, 2020 are traded under the symbol SYTAW. As at September 30, 2021, the Company’s principal activity is the sale of vehicle mounted, cellular based communications platforms over advanced 4G mobile networks and cellular booster systems. The registered and records office is located at 2200 – 885 West Georgia Street, Vancouver, BC V6C 3E8.

These consolidated unaudited interim financial statements have been prepared in accordance with International Financial Reporting Standards (“IFRS”) with the assumption that the Company will be able to realize its assets and discharge its liabilities in the normal course of business rather than a process of forced liquidation. These consolidated unaudited interim financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

The Company incurred a net loss of $18,645,881 for the nine-month period ended September 30, 2021 (nine months ended September 30, 2020- $3,679,157) and, as of that date, the Company’s total deficit was $57,539,751. The Company’s continuation as a going concern is dependent upon the success of the Company’s sale of inventory, the existing cash flows, and the ability of the Company to obtain additional debt or equity financing, all of which are uncertain. The Company faces risks related to (COVID-19) which could significantly disrupt research and development, operations, sales, and financial results.

These material uncertainties, along with those discussed in Note 22, may cast significant doubt on the Company’s ability to continue as a going concern.

2.	BASIS OF PREPARATION

Statement of compliance for interim financial statements

These consolidated unaudited interim financial statements, including comparatives, have been prepared in accordance with IAS34 interim financial reporting standards under International Financial Reporting Standards (“IFRS”). This standard required that the interim Balance Sheets as at September 30, 2021 with December 31, 2020 comparative, interim Statements of Loss and Comprehensive loss for the three and nine months’ ended September 30, 2021 and 2020 respectively, the interim Statements of Changes in Shareholders’ Equity for the nine months’ ended September 30, 2021 and 2020 respectively and the interim Statements of Cash flows for the nine months ended September 30, 2021 and 2020 respectively.

The interim financial report is based on the same accounting policies and methods of computation that are followed in the most recent annual financial statements.

This interim financial report is to be read in conjunction with the most recent annual financial report for the year ended December 31, 2020.

Change of functional currency

Effective October 1, 2020, management determined that the Company’s functional currency changed from Canadian dollars to United States dollars (“USD”). The change in the functional currency has been accounted for on a prospective basis and is primarily based on the fact that the Company’s securities are listed on the Nasdaq exchange and as a result the future financing of the Company and cash flows of the entities will be in USD.

In accordance with Company’s existing policy, the Company did not reassess the classification of financials instruments as liabilities or equity as a result of the change in functional currency. As a result, warrants remain classified as equity and are not revalued at fair value. For the same reason, the change in functional currency did not give rise to an embedded derivative related to the Company’s previously outstanding convertible debt with a conversion price denominated in Canadian dollars.

Siyata Mobile Inc.
Notes to the Consolidated Interim Financial Statements
(Unaudited-Prepared by Management)
(Expressed in US dollars)
As at and for the three and nine months ended September 30, 2021 and 2020

2.	BASIS OF PREPARATION (cont’d)

Change of presentation currency

As a result of the USD financing and the majority of cash flows denominated in US dollars, the Company changed its presentation currency from Canadian dollars to “USD” effective October 1, 2020. The change in the financial statement presentation currency is an accounting policy change and has been accounted for retrospectively. The balance sheets for each period presented have been translated from the related subsidiary’s functional currency to the new “USD” presentation currency at the rate of exchange prevailing at the respective balance sheet date except for equity items, which have been translated at accumulated historical rates from the related subsidiary’s date of incorporation. The statements of loss and comprehensive loss were translated at the average exchange rates for the reporting period, or at the exchange rate prevailing at the date of transactions. Exchange differences arising in 2018 on translation from the related subsidiary’s functional currency to the “USD” presentation currency have been recognized in other comprehensive income and accumulated as a separate component of equity.

With the retrospective application of the change in presentation currency from the Canadian dollar to the US dollar, the Accumulated Other Comprehensive Income (“AOCI”) related to the translation of “USD” functional currency subsidiaries was eliminated except for the wholly-owned subsidiary, Signifi Mobile Inc. whose functional currency is in Canadian dollars. However, with the retrospective application of the change in presentation currency to the “USD,” the Company’s corporate office, which had a Canadian dollar functional currency, resulted in an AOCI balance. The AOCI balance generated by the Canadian dollar entities has been adjusted since it now reflects the translation into the new “USD” presentation currency.

Basis of consolidation and presentation

These consolidated unaudited interim financial statements of the Company have been prepared on the historical cost basis, except for financial instruments classified as financial instruments at fair value through profit and loss, which are stated at their fair value. In addition, the consolidated unaudited interim financial statements have been prepared using the accrual basis of accounting, except for the statement of cash flows.

These consolidated unaudited interim financial statements incorporate the financial statements of the Company and its wholly controlled subsidiaries. Control exists when the Company has the power, directly or indirectly, to govern the financial and operating policies of an entity so as to obtain benefits from its activities. These consolidated unaudited interim financial statements include the accounts of the Company and its direct wholly-owned subsidiaries. All intercompany transactions and balances have been eliminated.

The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries:

Name of Subsidiary	Place of Incorporation	Ownership
Queensgate Resources Corp.	British Columbia, Canada	100%
Queensgate Resources US Corp.	Nevada, USA	100%
Siyata Mobile (Canada) Inc.	British Columbia, Canada	100%
Siyata Mobile Israel Ltd.	Israel	100%
Signifi Mobile Inc.	Quebec, Canada	100%
ClearRF Nevada Ltd.	Nevada, USA	100%

Siyata Mobile Inc.
Notes to the Consolidated Interim Financial Statements
(Unaudited-Prepared by Management)
(Expressed in US dollars)
As at and for the three and nine months ended September 30, 2021 and 2020

2.	BASIS OF PREPARATION (cont’d)

Foreign currency translation

Items included in the financial statements of each entity in the Company are measured using the currency of the primary economic environment in which the entity operates (the “functional currency”) and has been determined for each entity within the Company. The functional currency of Siyata Mobile Inc. is the USD which is also the functional currency of all its subsidiaries except Signifi Mobile Inc. whose functional currency is Canadian dollars. The functional currency determinations were conducted through an analysis of the consideration factors identified in International Accounting Standards (“IAS”) 21, The Effects of Changes in Foreign Exchange Rates.

Assets and liabilities of entities with a functional currency other than the USD are translated into USD at period end exchange rates. Income and expenses, and cash flows are translated into USD using the average exchange rate.

Transactions in currencies other than the entity’s functional currency are translated at the exchange rates in effect on the date of the transaction. Monetary assets and liabilities denominated in foreign currencies are translated at the rate of exchange in effect as at the statement of financial position date. Non-monetary assets and liabilities denominated in foreign currencies are translated at the exchange rates prevailing at the time of the acquisition of the assets or assumption of the liabilities. Foreign currency differences arising on translation are recognized in the statement of loss and comprehensive loss.

Restatement of previously reported financial information due to change in presentation currency

For comparative purposes, the consolidated statement of loss and comprehensive loss for the nine months ended September 30, 2020 includes adjustments to reflect the change in the presentation currency to the USD, which is a change in accounting policy. The exchange rates used to translate the amounts previously reported into USD for the nine months ended September 30, 2020 was 1.3525 CAD to $1USD which were the average exchange rates for the period.

For comparative purposes, the consolidated statement of loss and comprehensive loss for the three months ended September 30, 2020, includes adjustments to reflect the change in the presentation currency to the USD, which is a change in accounting policy. The exchange rates used to translate the amounts previously reported into USD for the three months ended September 30, 2020 were 1.332 CAD to $1USD which were the average exchange rates for the period.

Siyata Mobile Inc.

Notes to the Consolidated Interim Financial Statements

(Unaudited-Prepared by Management)

(Expressed in US dollars)

As at and for the three and nine months ended September 30, 2021 and 2020

2.	BASIS OF PREPARATION (cont’d)

Use of estimates and judgements

The preparation of the consolidated unaudited interim financial statements in conformity with IFRS requires management to make estimates, judgments and assumptions that affect the application of accounting policies and the reported amounts of assets, liabilities, income and expenses. Actual results may differ from these estimates.

(i)	Critical accounting estimates

Estimates and underlying assumptions are reviewed on an ongoing basis. Revisions to accounting estimates are recognized in the period in which the estimates are revised and in any future periods affected. Information about critical estimates in applying accounting policies that have the most significant effect on the amounts recognized in the consolidated unaudited interim financial statements are, but not limited to the following:

●	Income taxes -Tax provisions are based on enacted or substantively enacted laws. Changes in those laws could affect amounts recognized in profit or loss both in the period of change, which would include any impact on cumulative provisions, and future periods. Deferred tax assets, if any, are recognized to the extent it is considered probable that those assets will be recoverable. This involves an assessment of when those deferred tax assets are likely to reverse.

●	Fair value of stock options and warrants - Determining the fair value of warrants and stock options requires judgments related to the choice of a pricing model, the estimation of stock price volatility, the expected forfeiture rate and the expected term of the underlying instruments. Any changes in the estimates or inputs utilized to determine fair value could have a significant impact on the Company’s future operating results or on other components of shareholders’ equity.

●	Capitalization of development costs and their amortization rate – Development costs are capitalized in accordance with the accounting policy. To determine the amounts earmarked for capitalization, management estimates the cash flows which are expected to be derived from the asset for which the development is carried out and the expected benefit period.

●	Inventory - Inventory is valued at the lower of cost and net realizable value. Cost of inventory includes cost of purchase (purchase price, import duties, transport, handling, and other costs directly attributable to the acquisition of inventories), cost of conversion, and other costs incurred in bringing the inventories to their present location and condition. Net realizable value for inventories is the estimated selling price in the ordinary course of business less the estimated costs of completion and the estimated costs necessary to make the sale. Provisions are made in profit or loss of the current period on any difference between book value and net realizable value.

●	Estimated product returns - Revenue from product sales is recognized net of estimated sales discounts, credits, returns, rebates and allowances. The return allowance is determined based on an analysis of the historical rate of returns, industry return data, and current market conditions, which is applied directly against sales.

Siyata Mobile Inc.

Notes to the Consolidated Interim Financial Statements

(Unaudited-Prepared by Management)

(Expressed in US dollars)

As at and for the three and nine months ended September 30, 2021 and 2020

2.	BASIS OF PREPARATION (cont’d)

Use of estimates and judgements (cont’d)

●	Impairment of non-financial assets – The Company assesses impairment at each reporting date by evaluating conditions specific to the Company that may lead to asset impairment. The recoverable amount of an asset or a cash-generating unit (“CGU”) is determined using the greater of fair value less costs to sell and value in use which requires the use of various judgments, estimates, and assumptions. The Company identifies CGUs as identifiable groups of assets that are largely independent of the cash inflows from other assets or groups of assets. Value in use calculations require estimations of discount rates and future cash flows derived from revenue growth, gross margin and operating costs. Fair value less costs to sell calculations require the Company to estimate fair value of an asset or a CGU using market values of similar assets as well as estimations of the related costs to sell.

●	Useful life of intangible assets – The Company estimates the useful life used to amortize intangible assets which relates to the expected future performance of the assets acquired based on management estimate of the sales forecast.

(ii)	Critical accounting judgments

Information about critical judgments in applying accounting policies that have the most significant effect on the amounts recognized in the consolidated financial statements are, but are not limited to, the following:

●	Deferred income taxes – judgments are made by management to determine the likelihood of whether deferred income tax assets at the end of the reporting period will be realized from future taxable earnings. To the extent that assumptions regarding future profitability change, there can be an increase or decrease in the amounts recognized in respect of deferred tax assets as well as the amounts recognized in profit or loss in the period in which the change occurs.

●	Functional currency – The functional currency for the Company and each of its subsidiaries is the currency of the primary economic environment in which the respective entity operates. The Company has determined the functional currency of each entity to be the USD as of October 1, 2020, except for Signifi Mobile Inc. whose functional currency is Canadian dollars. The Company reconsiders the functional currency of its subsidiaries if there is a change in events and/or conditions which determine the primary economic environment.

●	Going concern – As disclosed in Note 1 to the consolidated unaudited interim financial statements.

Siyata Mobile Inc.

Notes to the Consolidated Interim Financial Statements

(Unaudited-Prepared by Management)

(Expressed in US dollars)

As at and for the three and nine months ended September 30, 2021 and 2020

3.	SIGNIFICANT ACCOUNTING POLICIES

No changes to any of the significant accounting policies in the period. Please refer to the December 2020 year end audited financial statements for the details of our accounting policies.

There are no upcoming account pronouncements expected to have a material impact on the Company’s consolidated financial statements.

4.	ACQUISITION OF CLEAR RF LLC

On March 31, 2021, the Company acquired all of the issued and outstanding units of Clear RF LLC (“ClearRF”). In consideration, the Company paid cash of $155,015 and issued 23,949 common shares at a value of $194,985.

As further consideration, the Company is required to make the additional following payments:

(a)	On March 31, 2022, pay $155,015 in cash (or less, subject to certain income minimums);

(b)	On March 31, 2022, issue common shares of the Company valued at $194,985, and

(c)	In addition to the above, further incentives may be earned and payable to the vendors based on revenues earned from the date of acquisition to March 31, 2022, inclusive.

This transaction qualifies as a business combination and was accounted for using the acquisition method of accounting. To account for the transaction, the Company has determined the fair value of the assets and liabilities of ClearRF at the date of the acquisition and a purchase price allocation. These fair value assessments require management to make significant estimates and assumptions as well as applying judgment in selecting the appropriate valuation techniques.

The acquisition of ClearRF is consistent with the Company’s corporate growth strategy to continue to acquire innovative patented products in the cellular booster market. The Company plans to leverage ClearRF’s machine to machine booster technology in order to build relationships and facilitate sales of the cellular booster suite of products.

The aggregate amount of the total acquisition consideration is $700,000, comprised as follows:

Consideration	Note	Fair Value
Cash		$155,015
Fair value of 23,949 shares at $8.14 per share	(i)	194,985
Future purchase consideration	(ii)	350,000
Total Consideration		$700,000

(i)	The fair value of the shares issued was determined by multiplying the number shares issued by the share price of the Company on March 31, 2021.

(ii)	Future consideration represents the expected future payments of cash and common shares. Since the balance of the shares and the cash is due within one year, the Company did not discount the future purchase consideration for the time value of money.

Siyata Mobile Inc.

Notes to the Consolidated Interim Financial Statements

(Unaudited-Prepared by Management)

(Expressed in US dollars)

As at and for the three and nine months ended September 30, 2021 and 2020

4.	ACQUISITION OF CLEAR RF LLC (cont’d)

The purchase price was allocated as follows:

Purchase price allocation	Fair Value

Purchase price	$700,000

Less: Net assets acquired
Net identifiable tangible assets	100,107
Net identifiable intangible assets	763,893
Deferred tax liability	(164,000)
(700,000)
Goodwill	$0

The above acquisition price allocation is considered preliminary and may change before being considered final.

The net identifiable intangible asset consists of two patents acquired on the acquisition that are valued at $763,893. This asset is recorded at cost and will be amortized on straight line basis over its estimated useful life of four years with no residual value. The Company incurred costs related to the acquisition totaling $79,069 to complete the acquisition which were recorded in the statement of loss and comprehensive loss.

5.	RESTRICTED CASH

On December 31, 2020, the Company issued capital through a private placement. The restricted cash of $10,995,500 represented the portion of the capital raise that remained in a trust account with the underwriter. These funds were released by the underwriters, net of any underwriter fees previously accrued, to the Company’s bank account on January 6, 2021.

In 2021, The Company issued through its bank two letters of guarantees to suppliers totaling $675,430. These letters of guarantee are secured by term deposits totaling $676,969, included in restricted cash.

Siyata Mobile Inc.

Notes to the Consolidated Interim Financial Statements

(Unaudited-Prepared by Management)

(Expressed in US dollars)

As at and for the three and nine months ended September 30, 2021 and 2020

6.	TRADE AND OTHER RECEIVABLES

	September 30, 2021	December 31, 2020
Trade receivables	$3,040,626	$3,501,223
Allowance for doubtful accounts	(1,314,775)	(1,530,667)
Taxes receivable	456,368	766,540
Total	$2,182,219	$2,737,096

Provisions on Trade Receivables

In accordance with policy to use the expected credit loss model, we utilize the expedited method where trade receivables are provided for based on their aging, as well as providing for specified balances deemed non-collectible. At September 30, 2021, the allowance for doubtful accounts is $1,314,775 (December 31, 2020- $1,530,667). In the nine months ended September 30, 2021, the allowance for doubtful accounts decreased by $215,892 as we had a customer return merchandise to us for full credit which resulted in an AFDA recovery of $564,808 and we had a receivable write of $305,282 which was also an AFDA recovery, offset by the increase in new bad debts in the period of $654,198.

One customer owed $1,264,358 at September 30, 2021 and was in breach of its distribution agreement with the Company, by not respecting the payment terms. The customer has paid since the quarter end $768,358 of this obligation. The Company accepted the Customer’s revised payment terms for these invoices only, which included the payment of the balance due prior to the year end, and therefore, management’s opinion was that a provision for doubtful accounts for this customer was not required at this time.

Factoring Arrangements and Liens

Siyata Mobile Israel (“SMI”) has a factoring agreement on its trade receivables, whereby invoices are fully assigned to a funding entity in return for 80%-85% of the total sale to be paid to SMI by the funding entity in advance. The remaining 15-20% is paid to SMI when the funding entity receives payment from the customer.

SMI incurs a financing charge of 3.1% on advances received and is subject to certain covenants.

The 80-85% received upfront remains a liability from SMI to the funding entity until final settlement, however all such balances are fully insured in case of non-payment. As SMI has both the legally enforceable right and the intention to settle the receivable and liability on a net basis in accordance with IAS 32, Financial Instruments, trade receivables are presented net of the liability for amounts advanced. As at September 30, 2021 the total amounts extended by the funding entity was $382,000 (December 31, 2020 - $65,000).

Signifi Mobile Inc. has a credit facility as outlined in Note 10. As part of its financing facility, the lender has a lien on certain assets including trade and other receivables of Signifi Mobile Inc. in the amount of up to $4,000,000 CAD ($3,137,255 USD).

Subsequent to the period ended September 30, 2021, at Signifi Mobile Inc. request, the lender rescinded the demand operating line of credit and removed all of their liens.

Subsequent to the period ended September 30, 2021, and as more fully described in Subsequent Events note 27(a), Siyata Mobile Inc. entered into a financing arrangement whereby the Company issued $7.2MM worth of convertible debentures at a discounted proceeds of $6.0MM, maturing on October 26, 2023. This lender has taken liens on all of the assets (including Accounts receivables) of Syata Mobile Inc., Signifi Mobile Inc. and Siyata Mobile Israel Ltd. and guarantee for payment by, Siyata Mobile (Canada) Inc., Queensgate Resources Corp., Signifi Mobile Inc., ClearRF Nevada Inc. and Clear RF LLC.

Siyata Mobile Inc.

Notes to the Consolidated Interim Financial Statements

(Unaudited-Prepared by Management)

(Expressed in US dollars)

As at and for the three and nine months ended September 30, 2021 and 2020

6.	TRADE AND OTHER RECEIVABLES (cont’d)

Taxes Receivable

As the sales tax receivable have been outstanding for more than 180 days, the Company’s policy is to take a provision for collectability. Therefore, management determined that a 50% provision of $456,368 would be appropriate.

Taxes receivable before the provision was $912,736 less provision of $456,368 for a net sales tax receivable of $456,368.

7.	INVENTORY

	September 30, 2021	December 31, 2020
Finished products	6,106,794	3,349,383
Impairment of finished products	(3,761,064)	(1,255,649)
Accessories and spare parts	777,697	632,000
Impairment of accessories and spare parts	(702,402)	(316,000)
Total	2,421,025	2,409,733

Provision on inventory

On a quarterly basis, management reviews the inventory for impairment. The inventory impaired at September 30, 2021 is $4,463,466 which includes $702,402 of spare parts and accessories. This consists of an increase in inventory impairment for the nine months’ ended September 30, 2021 of $2,891,817 due to slow movement.

For the year ended 2020, it was determined that $1,571,649 of the inventory was impaired due to slow movement. The accessories and spare parts related to these products amounted to $316,000 (2019 - $Nil), which was also impaired.

Liens

As discussed in Note 10, the lender has a lien on all of the assets of Signifi Mobile Inc. which includes their inventory of finished goods which comprises $2,131,4120 (December 31, 2020-$1,289,133). The lender as part of the refinancing as noted in the subsequent events note, lender rescinded the demand operating line of credit and removed all of their liens.

Subsequent to the period ended September 30, 2021, and as more fully described in Subsequent Events note 27(a), Siyata Mobile Inc. entered into a financing arrangement whereby the Company issued $7.2MM worth of convertible debentures at discounted proceeds of $6.0MM, maturing on October 26, 2023. This convertible debenture is repayable in consecutive monthly repayments of principal only, in the amount of $400,000 per month (repayable in either cash or shares of the Company, as determined by the sole discretion of Siyata Mobile Inc.) starting in May 2021 and ending on the maturity date. This lender has taken liens on all of the assets (including inventory) of Syata Mobile Inc., Signifi Mobile Inc. and Siyata Mobile Israel Ltd. and guarantee for payment by, Siyata Mobile (Canada) Inc., Queensgate Resources Corp., Signifi Mobile Inc., ClearRF Nevada Inc. and Clear RF LLC.

Siyata Mobile Inc.

Notes to the Consolidated Interim Financial Statements

(Unaudited-Prepared by Management)

(Expressed in US dollars)

As at and for the three and nine months ended September 30, 2021 and 2020

8.	INTANGIBLE ASSETS

	Development Costs	Uniden License	E-Wave License	Clear RF Patent	Total
Cost:
Balance at December 31, 2019	9,006,249	114,126	1,291,827		10,412,202
Additions	1,513,570	-	-		1,513,570
Foreign Exchange	20,658	2,417	27,357		50,432
Balance at December 31, 2020	10,540,477	116,543	1,319,184	-	11,976,204
Additions	2,207,450	-	-	763,893	2,971,343
Foreign Exchange	(14,453)	-	1,035	-	-13,418
Balance at September 30, 2021	12,733,474	116,543	1,320,219	763,893	14,934,129
Accumulated Amortization:
Balance at December 31, 2019	3,110,806	74,455	757,437		3,942,698
Additions	872,717	20,365	257,175		1,150,257
Impairment	293,000	-	-		293,000
Foreign Exchange	6,859	2,640	31,632		41,131
Balance at December 31, 2020	4,283,382	97,460	1,046,244		5,427,086
Additions	433,314	16,379	206,235	22,660	678,588
Impairment	4,322,799	-	-	-	4,322,799
Foreign Exchange	(7,823)	(296)	(3,723)	(409)	(12,251)
Balance at September 30, 2021	9,031,672	113,543	1,248,756	22,251	10,416,222
Net Book Value:
Balance at December 31, 2020	$6,257,095	$19,083	$272,940		$6,549,118

Balance at September 30, 2021	$3,701,802	$3,000	$71,463	$741,642	$4,517,907

Siyata Mobile Inc.

Notes to the Consolidated Interim Financial Statements

(Unaudited-Prepared by Management)

(Expressed in US dollars)

As at and for the three and nine months ended September 30, 2021 and 2020

8.	INTANGIBLE ASSETS (cont’d)

Development Costs

Development costs are internally generated and are capitalized in accordance with the IAS 38, Intangible Assets. The Company assesses capitalized development costs for indicators of impairment or when facts or circumstances suggest the carrying amount may exceed its recoverable amount.

On an annual basis, the Company engaged a third-party valuator to determine the recoverable amount of the intangible assets. Based on the results of their analysis using the Value In Use (“VIU”) model using a discounted value of 14.5% in 2020 and 16% in 2019, management determined that at December 31, 2020, the recoverable amount was not equal to, or in excess to the carrying amount on two 4G products and therefore an impairment was taken on development costs in 2020 in the amount of $293,000.

For the nine months ended September 30, 2021, as a result of lower than expected sales in 2021 and accumulated deficits, the Company has recorded an impairment of certain intangibles in the amount of $4,322,799. The intangibles impaired are the UV350 truckfone in the amount of $2,956,896, the UR5 rugged smartphone in the amount of $1,030,756 and the UW1 watch phone for $335,147.

During the year ended December 31, 2020 the Company incurred $580,236 and $818,515 in YTD September 30, 2021 in product development costs which did not satisfy the criteria for capitalization and were recorded in profit and loss. The product development costs which did not satisfy the criteria for capitalization and were recorded in profit and loss were for the following product in 2020- UR5 $580,236, YTD 2021 the UR5-$158,573 and SD7-$659,942.

9.	GOODWILL

As at September 30, 2021 and December 31, 2020 the full goodwill balance was allocated to the company’s Canadian wholly owned subsidiary, Signifi Mobile Inc. (“CGU”). The Company assesses whether there are, events, changes in circumstances, and/or changes in key assumptions which management has based its determination of the CGU, that would, more likely than not, reduce the fair value of the CGU to below its carrying value and therefore, require goodwill to be tested for impairment at the end of each reporting period.

As at September 30, 2021, as a result of recurring losses of Signifi Mobile Inc., management determined that the goodwill was fully impaired and recorded an impairment of $819,454 on its statement of loss in the amount for the nine months’ ended September 30, 2021.

Siyata Mobile Inc.

Notes to the Consolidated Interim Financial Statements

(Unaudited-Prepared by Management)

(Expressed in US dollars)

As at and for the three and nine months ended September 30, 2021 and 2020

10.	BANK LOAN

During the year ended December 31, 2020, the Company entered into a line of credit for up to a maximum of $750,000 Canadian dollars. The loan is secured by a floating charge on the receivables, inventory, trademarks and a universal lien on all the assets of Signifi Mobile Inc. to a maximum of $4,000,000 Canadian. The Export Development Corporation of Canada guarantees 50% of this debt. As of September 30, 2021 this loan balance was Nil (December 31, 2020- $372,848 USD). The loan bears interest at the bank’s prime lending rate plus 1.25% and is repayable on demand. Subsequent to the period ended September 30, 2021, at Signifi Mobile Inc. request, the lender rescinded this demand operating line of credit and removed all of their liens.

Siyata Mobile Israel (“SMI”) has a factoring agreement on its trade receivables, whereby invoices are fully assigned to a funding entity in return for 80%-85% of the total sale to be paid to SMI by the funding entity in advance. The remaining 15-20% is paid to SMI when the funding entity receives payment from the customers. As at September 30, 2021 the total amount borrowed by the Company extended by the funding entity was $382,000 (December 31, 2020 - $65,000).

11.	LEASE OBLIGATIONS

	Sep 30 21	Dec 31 20
Opening Balance	$341,592	$194,331
Additions in the year	$49,200	306,086
Interest expense	(10,830)	14,045
Translation adjustment	32,879	(26,724)
Lease payments	(115,019)	(146,146)
	297,822	341,592
Due within one year	(122,363)	(127,776)
Balance-end of period	$175,459	$213,816

Future Minimum Lease Payments

	Sep 30 21	Dec 31 20
year 1	122,363	$127,776
year 2	82,954	104,897
year 3	92,505	103,458
year 4	-	5,461
Total lease obligations	$297,822	$341,592

Siyata Mobile Inc.

Notes to the Consolidated Interim Financial Statements

(Unaudited-Prepared by Management)

(Expressed in US dollars)

As at and for the three and nine months ended September 30, 2021 and 2020

12.	CONVERTIBLE DEBENTURES

	30-Sep-21	31-Dec-20
Balance, Beginning of Period	$6,160,769	$5,097,010
Interest and accretion expense	1,398,301	1,744,119
Interest paid or accrued	(560,504)	(831,203)
Rollover to the 10% convertible debenture	-	(186,359)
Issuance of the 10% convertible debenture	-	1,177,786
Repayment of 10% convertible debenture	(1,177,786)	-
Repayment of 10.5% convertible debenture	-	(921,641)
Convert $75,000 debentures into share capital	-	(40,980)
Foreign exchange adjustment	(39,134)	122,037
	$5,781,646	$6,160,769
Due within one year	(5,781,646)	(6,160,769)
Balance, End of Period	-	-

The 12% Convertible Debenture, interest payable in cash quarterly in arrears, will mature on December 23, 2021 (the “Maturity Date”) and are convertible into common shares at the Conversion Price, at the option of the holder, at any time prior to the close of business on the earlier of: (i) the last business day immediately preceding the Maturity Date, and (ii) the date fixed for redemption in the event of a change of control. The Company has the right to repay the convertible debenture at 101% of face value any time after December 23, 2020.

From January 1, 2021 until September 30, 2021, the Company paid $560,503 (2020-full year $715,763) in interest related to these 12% convertible debentures, included within finance expense in profit and loss. The face value of this 12% convertible debenture at September 30, 2021 is CAD$ 7,791,000 (US $6,115,385).

On January 6, 2021, the Company redeemed in full the senior unsecured 10% convertible debenture for an amount of $1,000,000.

On January 6, 2021, the Company redeemed in full the senior unsecured 10% convertible debenture for an amount of $196,078. The discounted value of these debenture at the date of redemption was $186,359.

Siyata Mobile Inc.

Notes to the Consolidated Interim Financial Statements

(Unaudited-Prepared by Management)

(Expressed in US dollars)

As at and for the three and nine months ended September 30, 2021 and 2020

13.	LONG TERM DEBT

On June 28, 2018, Signifi borrowed $192,886 CAD from the Business Development Bank of Canada (“BDC”) for a term of four years, payable in monthly instalments of principal and interest. This loan bears interest at the bank’s base rate + 3.2%. The loan must be fully repaid by July 23, 2022. The loan is secured by the assets of Signifi and a guarantee by the Company and its Canadian subsidiaries.

On September 22, 2021, the Signifi repaid the balance of the long-term debt and had all liens related to this debt removed.

	30-Sep-21	31-Dec-20
Balance, Beginning of Period	$108,236	$150,538
Foreign Exchange adjustment	2,076	3,188
Capital repayments in the period	(110,312)	(45,490)
	0	108,236
Less: current portion of long term debt	-	(56,471)
Balance, End of Period	$0	$51,765

14.	FUTURE PURCHASE CONSIDERATION

	2021	2020
Balance, beginning of the period	$-	$-
ClearRF future purchase consideration	350,000	-
Balance, end of the period	$350,000	$-

Classification:
Short-term (payable within one year)	$350,000	-
Long-term	-	-

The future consideration arose on March 31, 2021, resulting from the acquisition of ClearRf as discussed in Note 4.

The future purchase consideration consists of the contractual obligation to pay $155,015 in cash on March 31, 2022 and to issue common shares of the Company with a value of $194,985 on March 31, 2022. This future purchase consideration was not discounted since it is due within the year.

At each reporting period, management updates estimates with respect to probability of payment form and recognizes changes in the estimated value of future purchase consideration in profit or loss.

Siyata Mobile Inc.

Notes to the Consolidated Interim Financial Statements

(Unaudited-Prepared by Management)

(Expressed in US dollars)

As at and for the three and nine months ended September 30, 2021 and 2020

15.	SHARE CAPITAL

(a)	Authorized	Unlimited number of common shares without par value
Unlimited number of preferred shares without par value

Issued and Outstanding:

As at September 30, 2021, the Company had 4,821,191 common shares issued and outstanding. As at December 31, 2020, the Company had 4,663,331 common shares issued and outstanding and 40,000 shares to be issued to a consultant for service rendered as part of the share issue costs that were accrued in 2020 and issued in February 2021.

On September 24, 2020, the Company consolidated (each a “Share”) its common shares on the basis of 145 pre-consolidation Shares for one (1) post-consolidation Share. Share amounts have been retrospectively restated to reflect the post consolidation number of shares.

(b)	Common share transactions

Transactions for the nine-month period ended September 30, 2021 are as follows:

(i)	During the month of February 2021, the Company received multiple tradeable warrant exercises for total proceeds of $609,041 on the redemption of a total of 88,911 tradeable warrants at an exercise price of $6.85 for each common share.

(ii)	The company issued in February 2021, the 40,000 shares to be issued for services rendered at a value of $560,000.

(iii)	As discussed in Note 4 -Acquisition of Clear Rf, the Company issued 23,949 common shares to the vendors of ClearRF equal to $194,985.

(iv)	On July 21, 2021, the Company issued 5,000 common shares as part of the contractual obligations owed to one of its suppliers. This transaction was recorded to share capital in the amount of $36,050 (based on the market value on the date of issuance of $7.21 per share).

Subsequent events common share transactions are as follows:

On October 28, 2021 received gross cash of $1,027,500 USD from the exercise of 150,000 warrants at $6.85 USD, and on October 29, 2021 received gross cash of $380,202 USD from the exercise of 55,504 warrants at $6.85 USD.

(c)	Stock options

The Company has a shareholder approved “rolling” stock option plan (the “Plan”) in compliance with Nasdaq policies. Under the Plan the maximum number of shares reserved for issuance may not exceed 10% of the total number of issued and outstanding common shares at the time of granting. The exercise price of each stock option shall not be less than the market price of the Company’s stock at the date of grant, less a discount of up to 25%. Options can have a maximum term of ten years and typically terminate 90 days following the termination of the optionee’s employment or engagement, except in the case of retirement or death. Vesting of options is at the discretion of the Board of Directors at the time the options are granted.

Siyata Mobile Inc.

Notes to the Consolidated Interim Financial Statements

(Unaudited-Prepared by Management)

(Expressed in US dollars)

As at and for the three and nine months ended September 30, 2021 and 2020

15.	SHARE CAPITAL (cont’d)

(c)	Stock options (cont’d)

A summary of the Company’s stock option activity is as follows:

	Number of Stock Options	Weighted Average Exercise Price
Outstanding options, December 31, 2019	82,585	52.34
Granted	279,190	6.47
Expired/Cancelled	(33,707)	39.79
Outstanding options, December 31, 2020	328,068	13.99
Granted	100,500	11.50
Expired/Cancelled
Outstanding options, September 30, 2021	428,568	$13.96

At September 30, 2021 and the date of this MD&A, stock options outstanding are as follows:

Grant Date	Number of options outstanding	Number of options exercisable	Weighted Average Exercise Price	Expiry date	Remaining contractual life (years)
01-Jan-17	2,207	2,207	$40.00	01-Jan-22	0.25
11-Jan-17	2,483	2,483	41.00	11-Jan-22	0.28
04-Apr-17	6,897	6,897	63.00	04-Apr-22	0.52
24-Jul-17	8,619	8,619	79.00	24-Jul-22	0.81
24-Dec-18	14,620	14,620	57.00	24-Dec-23	2.23
15-Jan-19	828	621	57.00	15-Jan-24	2.29
21-Mar-19	12,345	12,345	63.00	21-Mar-24	2.47
01-Dec-19	1,293	1,293	57.00	01-Dec-21	0.17
01-Jan-20	2,069	1,380	57.00	01-Jan-24	2.25
01-Jan-20	207	207	57.00	31-Dec-21	0.25
15-Nov-20	95,000	47,500	6.00	15-Nov-30	9.13
15-Nov-20	181,500	90,750	6.00	15-Nov-25	4.13
02-Jan-21	57,000	14,250	11.50	02-Jan-26	4.26
02-Jan-21	5,000	1,875	11.50	02-Jan-31	8.26
18-Jan-21	38,500	14,438	11.50	18-Jan-26	4.3
Total	428,568	219,485	$13.96		5.01

Siyata Mobile Inc.

Notes to the Consolidated Interim Financial Statements

(Unaudited-Prepared by Management)

(Expressed in US dollars)

As at and for the three and nine months ended September 30, 2021 and 2020

15.	SHARE CAPITAL (cont’d)

(c)	Stock options (cont’d)

Transactions for the nine months ended September 30, 2021 are as follows:

The company issued a total of 100,500 stock options to various employees and members of the Board at an exercise price of $11.50 per share.

The following weighted average assumptions have been used for the Black-Scholes valuation for the stock options granted:

	2021	2020
Stock price	$11.50	$6.47
Risk-free interest rate	0.23%	1.68%
Expected life	5	5
Annualized volatility	85%	83%

(d)	Agents’ options

No agent’s options activity in the nine months ended September 30, 2021.

A summary of the Company’s agents’ options activity is as follows

	Number of options	Weighted average exercise price
Outstanding agent options, December 31, 2019	6,597	52.689
Granted	445,926	7.36
Outstanding agent options, September 30, 2021 and December 31, 2020	452,523	$8.02

Siyata Mobile Inc.

Notes to the Consolidated Interim Financial Statements

(Unaudited-Prepared by Management)

(Expressed in US dollars)

As at and for the three and nine months ended September 30, 2021 and 2020

15.	SHARE CAPITAL (cont’d)

(d)	Agents’ options (cont’d)

At September 30, 2021 agents’ options outstanding are as follows:

Grant Date	Number of options outstanding	Number of options exercisable	Weighted Average Exercise Price	Expiry date	Remaining contractual life (years)
24-Dec-18	1,572	1,572	68.29	24-Dec-21	0.23
23-Dec-19	5,025	5,025	47.8	23-Dec-21	0.23
28-Jul-20	1,702	1,702	$20.49	28-Jul-22	0.82
29-Sep-20	113,500	113,500	$6.60	28-Sep-25	4.00
29-Sep-20	266,000	266,000	$6.85	28-Sep-25	4.00
31-Dec-20	64,724	64,724	$11.50	30-Jun-24	2.75
Total	452,523	452,523	$8.02		3.75

(e)	Share purchase warrants

A summary of the Company’s warrant activity in the nine months ended September 30, 2021 are as follows: In February 2021, 88,911 share purchase warrants at $6.85 were exercised for net proceeds of $609,041.

On June 23, 2021, 10,897 warrants expired.

On August 29, 2021, 25,863 warrants expired.

	Number of warrants	Weighted average exercise price
Outstanding, December 31, 2019	111,999	$59.02
Granted in the year	3,479,534	8.96
Outstanding, December 31, 2020	3,591,533	$10.55
Exercised in the period	(88,911)	6.85
Expired in the period	(36,760)	58.16
Outstanding Balance, September 30, 2021	3,465,862	$10.14

At September 30, 2021, share purchase warrants outstanding and exercisable are as follows:

Grant Date	Number of Warrants outstanding and exercisable	Exercise Price	Expiry date
24-Dec-18	31,887	$68.29	24-Dec-21
23-Dec-19	54,248	$51.22	23-Dec-22
28-Jul-20	74,138	$20.49	28-Jul-22
29-Sep-20	2,011,089	$6.85	28-Sep-25
31-Dec-20	1,294,500	$11.50	30-Jun-24
Total September 30, 2021	3,465,862	$10.14

Siyata Mobile Inc.

Notes to the Consolidated Interim Financial Statements

(Unaudited-Prepared by Management)

(Expressed in US dollars)

As at and for the three and nine months ended September 30, 2021 and 2020

15.	SHARE CAPITAL (cont’d)

(e)	Share purchase warrants (cont’d)

Subsequent to the year end, on October 28, 2021 provided gross cash of $1,027,500 USD from the exercise of 150,000 warrants at $6.85 USD, and on October 29, 2021 provided gross cash of $380,202 USD from the exercise of 55,504 warrants at $6.85 USD.

Subsequent to the year end, as part of the financing as more fully described in Subsequent Events Note 27(a), the Company issued 2,142,857 share purchase warrants to the convertible debenture holders at an exercise price of $4.00 per share. These warrants expire on October 26, 2026.

16.	COST OF SALES

	9 months ended Sep 30		3 months ended Sep 30
Cost of Sales	2021	2020 as restated Note 28	2021	2020 as restated Note 28
Merchandise and Materials	3,843,785	2,613,268	117,351	1,087,457
Royalties	498,755	249,479	290,728	110,624
Other Expenses	785,531	623,432	202,434	230,813
Change in Inventory	(1,223,527)	1,021,482	178,849	108,100

Total Cost of Sales	3,904,544	4,507,661	789,362	1,536,994

17.	SELLING AND MARKETING EXPENSES

	9 months ended Sep 30		3 months ended Sep 30
Selling and Marketing Expenses	2021	2020 as restated Note 28	2021	2020 as restated Note 28
Salaries and Consulting Fees	2,254,684	1,230,296	683,895	308,850
Marketing and Promotion	1,176,799	1,193,792	562,563	711,702
Travel	25,892	150,489	16,737	5,940
Total Selling and marketing	3,457,375	2,574,577	1,263,195	1,026,492

18.	GENERAL AND ADMINISTRATIVE EXPENSES

	9 months ended Sep 30		3 months ended Sep 30
General and administrative Expenses	2021	2020 as restated Note 28	2021	2020 as restated Note 28
Salaries General and administrative	346,743	132,443	120,156	37,109
Professional services	615,784	208,365	206,387	27,902
Consulting and Director’s Fees-G&A	753,650	704,406	240,779	437,430
Management Fees-G&A	-	97,880	-	9,841
Travel-G&A	79,046	36,961	18,963	10,065
Office and General	979,612	166,140	296,294	38,010
Regulatory and filing fees-G&A	106,493	61,805	58,480	11,637
Shareholder relations-G&A	376,529	73,555	110,787	12,459
Total G&A	3,257,857	1,481,555	1,051,846	584,453

Siyata Mobile Inc.

Notes to the Consolidated Interim Financial Statements

(Unaudited-Prepared by Management)

(Expressed in US dollars)

As at and for the three and nine months ended September 30, 2021 and 2020

19.	FINANCE EXPENSES

	30-Sep-21	30-Sep-20
Interest paid and accretive interest on debentures	$1,402,817	$1,285,002
Interest expense on long term debt	5,580	8,628
Interest on bank loans	22,612	87,157
Other interest and bank charges	22,204	18,017
Loss on redemption of debentures	18,292	-
Interest earned on director’s loan	(6,000)	(10,330)
Interest expense on lease obligations	10,830	8,324
Total	$1,476,335	$1,396,799

20.	TRANSACTION COSTS

Transaction costs incurred for the nine months’ ended September 30, 2021 totaling $79,069 are all due to the acquisition of ClearRF in the period which is treated as an acquisition and therefore these transaction costs are disclosed separately as an expense. These transaction costs include a proportion of legal fees, and other professional fees and expenses.

21.	CAPITAL MANAGEMENT

The Board of Directors has overall responsibility for the establishment and oversight of the Company’s risk management framework.

The Company defines capital as consisting of shareholder’s equity. The Company’s objectives when managing capital are to support the creation of shareholder value, as well as to ensure that the Company is able to meet its financial obligations as they become due.

The Company manages its capital structure to maximize its financial flexibility making adjustments in response to changes in economic conditions and the risk characteristics of the underlying assets and business opportunities. The Company does not presently utilize any quantitative measures to monitor its capital, but rather relies on the expertise of the Company’s management to sustain the future development of the business. Management reviews its capital management approach on an ongoing basis and believes that this approach, given the relative size of the Company, is reasonable.

As at September 30, 2021 the Company is subject to externally imposed capital requirements arising from the quarterly payments of interest on the convertible debentures outstanding, as described in Note 12, the monthly principal and interest payments from the BDC loan described in Note 13 and the TD Bank loan as described in Note 10. The Company also subject to a debt covenant in relation to the factoring agreement described in Note 6.

Management reviews its capital management approach on an ongoing basis and believes that this approach, given the relative size of the Company, is reasonable.

22.	FINANCIAL INSTRUMENTS

Financial instruments measured at fair value are classified into one of three levels in the fair value hierarchy according to the relative reliability of the inputs used to estimate the fair values.

Financial instruments measured at fair value are classified into three levels in the fair value hierarchy according to the relative reliability of the inputs used to estimate the fair values. The three levels of the fair value hierarchy are:

Level 1 – Unadjusted quoted prices in active markets for identical assets or liabilities;

Level 2 – Inputs other than quoted prices that are observable for the asset or liability either directly or indirectly;

Level 3 – Inputs that are not based on observable market data.

The fair values of the Company’s cash, trade and other receivables, due to/from related party, accounts payable and accrued liabilities, long term debt, and convertible debentures approximate carrying value, which is the amount recorded on the consolidated statement of financial position.

Siyata Mobile Inc.

Notes to the Consolidated Interim Financial Statements

(Unaudited-Prepared by Management)

(Expressed in US dollars)

As at and for the three and nine months ended September 30, 2021 and 2020

22.	FINANCIAL INSTRUMENTS (cont’d)

Credit risk is the risk of an unexpected loss if a customer or third party to a financial instrument fails to meet its contractual obligations. The Company places its cash with institutions of high credit worthiness. Management has assessed there to be a low level of credit risk associated with its cash balances.

The Company’s exposure to credit risk is influenced mainly by the individual characteristics of each customer. However, management also considers the demographics of the Company’s customer base, including the default risk of the industry and country in which customers operate, as these factors may have an influence on credit risk. Approximately 29% of the Company’s revenue for the nine months’ ended September 30, 2021 (September 30, 2020 -17%) is attributable to sales transactions with a single customer.

The Company has established a credit policy under which each new customer is analyzed individually for creditworthiness before the Company’s standard payment and delivery terms and conditions are offered. The Company’s review includes external ratings, when available, and in some cases bank references. Purchase limits are established for each customer, which represent the maximum open amount without requiring approval from the Risk Management Committee; these limits are reviewed quarterly. Certain key customers were offered extended payment terms on their purchases due to slow down from Covid-19 and budget approvals for government tenders. As a result, the Company had customer with overdue receivables on their books at December 31, 2020 which resulted in the Company taking a bad debt provision of 50% of these overdue receivables which amounted to $1,530,667.

For the nine months ended September 30, 2021, the Company accepted a return from a customer included in the 50% overdue provision from December 2020 which resulted in a recovery of $568,224, offset by increases in other bad debts of $1,166,627 for a net bad debts expense of $548,403.

More than 65% of the Company’s customers have been active with the Company for over four years, and a provision for bad debts offsetting the receivables amount to $1,257,352 has been recognized against these customers. In monitoring customer credit risk, customers are grouped according to their credit characteristics, including whether they are an individual or legal entity, whether they are a wholesale, retail or end-user customer, geographic location, industry, aging profile, maturity and existence of previous financial difficulties. Trade and other receivables relate mainly to the Company’s wholesale customers. Customers that are graded as “high risk” are placed on a restricted customer list and monitored by the Company.

Credit	risk

The carrying amount of financial assets represents the maximum credit exposure, notwithstanding the carrying amount of security or any other credit enhancements.

The maximum exposure to credit risk for trade and other receivables at the reporting date by geographic region was as follows:

(in thousands)	September 30, 2021	December 31, 2020
EMEA	$1,463	$1,246
North America	719	1,491
Total	$2,182	$2,737

Siyata Mobile Inc.

Notes to the Consolidated Interim Financial Statements

(Unaudited-Prepared by Management)

(Expressed in US dollars)

As at and for the three and nine months ended September 30, 2021 and 2020

22.	FINANCIAL INSTRUMENTS (cont’d)

Credit	risk (cont’d)

Liquidity risk

Liquidity risk is the risk that the Company will encounter difficulty in meeting the obligations associated with its financial liabilities that are settled by delivering cash or another financial asset. The Company’s approach to managing liquidity is to ensure, as far as possible, that it will always have sufficient liquidity to meet its liabilities when due, under both normal and stressed conditions, without incurring unacceptable losses or risking damage to the Company’s reputation.

The Company examines current forecasts of its liquidity requirements so as to make certain that there is sufficient cash for its operating needs, and it is careful at all times to have enough unused credit facilities so that the Company does not exceed its credit limits and is in compliance with its financial covenants (if any). These forecasts take into consideration matters such as the Company’s plan to use debt for financing its activity, compliance with required financial covenants, compliance with certain liquidity ratios, and compliance with external requirements such as laws or regulation.

The Company uses activity-based costing to cost its products and services, which assists it in monitoring cash flow requirements and optimizing its cash return on investments. Typically, the Company ensures that it has sufficient cash on demand to meet expected operational expenses for a period of 90 days, including the servicing of financial obligations; this excludes the potential impact of extreme circumstances that cannot reasonably be predicted, such as natural disasters.

The Company has a factoring agreement with external funding (Note 6).

With the exception of employee benefits, the Company’s accounts payable and accrued liabilities have contractual terms of 90 days. The employment benefits included in accrued liabilities have variable maturities within the coming year.

Siyata Mobile Inc.

Notes to the Consolidated Interim Financial Statements

(Unaudited-Prepared by Management)

(Expressed in US dollars)

As at and for the three and nine months ended September 30, 2021 and 2020

22.	FINANCIAL INSTRUMENTS (cont’d)

Market risk

a)	Currency Risk

Currency risk is the risk that the fair value or future cash flows of a financial instrument will fluctuate because of changes in foreign exchange rates. The functional currency of the Company is the USD as of October 1, 2020 as discussed in Note 2. As at September 30, 2021 the Company’s exposure to foreign currency risk with respect to financial instruments is as follows:

(in USD thousands)	USD	NIS	CAD	Total
Financial assets and financial liabilities:
Current assets
Cash and restricted cash	2,262	818	345	3,425
Trade and other receivables	455	1,357	370	2,182
Advances to supplier	207	-	-	207
Current liabilities
Bank loan	(382)			(382)
Accounts payable and accrued liabilities	(275)	(1,002)	(738)	(2,015)
Due to related party		0	0	0
Future purchase consideration	(350)			(350)
Convertible debentures	0	0	(5,782)	(5,782)
Long term debt	0	0	-	-
Total	1,917	1,173	(5,805)	(2,715)
10% fluctuation in exchange rate	192	117	(580)	(271)

b)	Interest Rate Risk

Interest rate risk is the risk that the fair value of future cash flows will fluctuate as a result of changes in interest rates. The Company’s sensitively to interest rates is limited to the BDC loan, the Canadian bank loan and the Israeli factoring facility and is therefore currently immaterial as the rest of the Company’s debt bears interest at fixed rates.

c)	Price Risk

The Company is exposed to price risk with respect to equity prices. Equity price risk is defined as the potential adverse impact on the Company’s earnings due to movements in individual equity prices or general movements in the level of the stock market. The Company closely monitors individual equity movements, and the stock market to determine the appropriate course of action to be taken by the Company.

Siyata Mobile Inc.

Notes to the Consolidated Interim Financial Statements

(Unaudited-Prepared by Management)

(Expressed in US dollars)

As at and for the three and nine months ended September 30, 2021 and 2020

23.	RELATED PARTY TRANSACTIONS

Key Personnel Compensation

Key management personnel include those persons having authority and responsibility for planning, directing and controlling the activities of the Company as a whole. The Company has determined that key management personnel consists of executive and non-executive members of the Company’s Board of Directors and corporate officers. The remuneration of directors and key management personnel for the nine months ended September 30, 2021 and September 30, 2020 are respectively as follows:

	2021	2020
Payments to key management personnel:
Salaries, consulting and directors’ fees	$852,321	$559,820
Share-based payments	619,660	93,108
Total	$1,444,981	$652,928

Other related party transactions are as follows:

		(in thousands)
Type of Service	Nature of Relationship	2021	2020
Selling and marketing expenses	VP Technology	124	68
General and administrative expense	Companies controlled by the CEO, CFO and Directors	728	492

Loan to Director

On April 1, 2019 the Company loaned to a director and its chief Executive Officer, $200,000 USD. This loan was for a term of 5 years with interest charged at rate of 7% per annum payable quarterly. As of January 1, 2020, the interest rate on the loan was increased to 12% per annum. There were no capital repayment requirements until the end of the term when a balloon payment of the principal balance was required. The director repaid the loan in full on May 23, 2021.

24.	SEGMENTED INFORMATION

The Company is domiciled in Canada and it operates and produces its income primarily in Israel, Europe and North America.

In presenting information on the basis of geographical segments, segment revenue is based on the geographical location of the customers and is as follows:

External Revenues (in thousands)	September 30, 2021	September 30, 2020
EMEA	$2,864	$2,493
USA	1,435	2,218
Canada	1,250	1,635
Australia and New Zealand	59	331
Total	$5,608	$6,677

Siyata Mobile Inc.

Notes to the Consolidated Interim Financial Statements

(Unaudited-Prepared by Management)

(Expressed in US dollars)

As at and for the three and nine months ended September 30, 2021 and 2020

25.	MAJOR CUSTOMERS

Revenues from three customers of the Company for the nine-month period ended September 30, 2021 represent approximately $2,934,000 or 52% of the Company’s total revenues (September 30, 2020 is two customers representing $2,594,000 or 38% of total revenues).

26.	SUPPLEMENTAL INFORMATION WITH RESPECT TO CASH FLOWS

During the nine months ended September 30, 2021, the Company paid $588,696 (9 months ended September 30, 2020- $628,586) in interest and $Nil (December 31 - $Nil) in income taxes.

During the nine months ended September 30, 2021, the Company incurred the following non-cash investing or financing activities:

(a)	In acquiring the assets of ClearRF, the Company paid a portion of the purchase price by issuing 23,949 common shares valued at $194,985 to the vendors in the period.

(b)	Recognized $861,161 for the nine months ended September 30, 2021 (September 30, 2020--$667,927) of accretion of the convertible debentures, $122,363 of lease obligations, $350,000 of future purchase consideration and $5,781,646 of convertible debentures, all as current liabilities.

27.	SUBSEQUENT EVENTS

(a)	On November 4, 2021, Siyata Mobile Inc. entered into a financing arrangement whereby the Company issued $7.2MM worth of convertible debentures for discounted gross proceeds of $6.0MM, maturing on November 4, 2023. This convertible debenture is repayable in consecutive monthly repayments of principal only, in the amount of $400,000 per month (repayable in either cash or shares of the Company, as determined by the sole discretion of Siyata Mobile Inc.) starting in May 2022 and ending on the maturity date. This lender has taken liens on all of the assets of Syata Mobile Inc., Signifi Mobile Inc. and Siyata Mobile Israel Ltd. and guarantee for payment by, Siyata Mobile (Canada) Inc., Queensgate Resources Corp., Signifi Mobile Inc., ClearRF Nevada Inc. and Clear RF LLC. Proceeds of this debenture have been put in trust to repay a portion of the convertible debenture due December 23, 2021. As part of the transaction, the Lender received 2,142,857 warrants of SYTA, exercisable at $4.00/share as of March 4, 2022 and expiring on November 4, 2026.

(b)	On October 6, 2021, Signifi Mobile Inc. cancelled their demand operating line of credit with its lender and had their liens removed in order to enter into the financing arrangement described in 27 (a) above.

(c)	On October 29, 2021, Luisa Ingargiola voluntarily resigned as a Director of the Company and was replaced as a Board nominee by Lourdes Felix who was appointed by a unanimous vote of the Board of Directors and is to accept at the next Annual General Meeting.

(d)	On October 28, 2021 provided gross cash of $1,027,500 USD from the exercise of 150,000 warrants at $6.85 USD, and on October 29, 2021 provided gross cash of $380,202 USD from the exercise of 55,504 warrants at $6.85 USD.

Siyata Mobile Inc.

Notes to the Consolidated Interim Financial Statements

(Unaudited-Prepared by Management)

(Expressed in US dollars)

As at and for the three and nine months ended September 30, 2021 and 2020

28.	EFFECTS OF THE CHANGE IN PRESENTATION CURRENCY

The effects of the change in presentation currency are as follow:

Restatement of previously reported financial information due to change in presentation currency

For comparative purposes, the consolidated statement of loss and comprehensive loss for the nine- month period ended September 30, 2020 includes adjustments to reflect the change in the presentation currency to the USD, which is a change in accounting policy. The exchange rates used to translate the amounts previously reported into USD for the three and nine months’ ended September 30, 2020 was 1.332 CAD to $1USD and 1.3525 CAD to $1USD, respectively, which were the average exchange rates for the period.

Effect on the consolidated unaudited interim statement of loss and comprehensive loss for the three and nine months ended September 30, 2020 are as follows:

	3 months Q3 2020 USD $ @ 1.332	3 months Q3 2020 CAD $	9 months YTD Q3 2020 USD $ @ 1.3525	9 months YTDQ3 2020 CAD $
Revenue	2,262,730	3,013,957	6,676,761	9,030,208
Cost of Sales	(1,536,994)	(2,047,276)	(4,507,661)	(6,095,943)
Gross profit	725,736	966,681	2,169,100	2,934,265

EXPENSES
Amortization and Depreciation	342,329	455,982	970,690	1,312,464
Selling and marketing	1,026,492	1,367,288	2,574,577	3,477,556
General and administrative	584,453	778,491	1,481,555	2,003,860
Share-based payments	46,143	61,462	202,576	274,068
Total Operating Expenses	(1,999,417)	(2,663,223)	(5,229,398)	(7,067,948)
Net operating loss	(1,273,681)	(1,696,542)	(3,060,298)	(4,133,683)

OTHER EXPENSES
Finance expense (income) (note 19)	484,739	645,673	1,396,799	1,890,540
Foreign exchange	123,561	164,583	(777,940)	(1,078,611)
Total other expenses	(608,300)	(810,256)	(618,859)	(811,929)
Net loss for the period	(1,881,981)	(2,506,798)	(3,679,157)	(4,945,612)

Other comprehensive income (loss)
Translation Adjustment	(50,389)	(51,623)	(723,979)	(414,937)

Comprehensive loss for the period	(1,932,370)	(2,558,421)	(4,403,136)	(5,360,549)

Up to [ * ] Units

Each Unit Consisting of

One Common Share and

One Warrant to Purchase One Common Share

and

Up to [ * ] Pre-Funded Units

Each Pre-Funded Unit Consisting of

One Pre-Funded Warrant to Purchase One Common Share

One Warrant to Purchase One Common Share

 Common Shares Underlying the Pre-Funded Warrants and

Common Shares Underlying the Warrants

PROSPECTUS

  Sole Book-Running Manager

Maxim Group LLC

[*], 2021

Through and including [*], 2021 (the 25th day after the date of this prospectus), all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to a dealer’s obligation to deliver a prospectus when acting as an underwriter and with respect to an unsold allotment or subscription.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 6. Indemnification of Directors and Officers.

Section 160 of the Business Corporation Act authorizes companies to indemnify past and present directors, officers and certain other individuals for the liabilities incurred in connection with their services as such (including costs, expenses and settlement payments) unless such individual did not act honestly and in good faith with a view to the best interests of the company and, in the case of a proceeding other than a civil proceeding, if such individual did not have reasonable grounds for believing his or her conduct was lawful. In the case of a suit by or on behalf of the corporation, a court must approve the indemnification.

Upon completion of this offering, our articles will provide that we shall indemnify directors and officers to the extent required or permitted by law.

Prior to the completion of this offering, we intend to enter into agreements with our directors and certain officers (each an “Indemnitee” under such agreements) to indemnify the Indemnitee, to the fullest extent permitted by law and subject to certain limitations, against all liabilities, costs, charges and expenses reasonably incurred by an Indemnitee in an action or proceeding to which the Indemnitee was made a party by reason of the Indemnitee being an officer or director of (i) our company or (ii) an organization of which our company is a shareholder or creditor if the Indemnitee serves such organization at our request.

We maintain insurance policies relating to certain liabilities that our directors and officers may incur in such capacity.

Item 7. Recent sales of unregistered securities.

During the past three years, we have issued the following securities. We believe that each of the following issuances was exempt from registration under the Securities Act pursuant to Section 4(2) of the Securities Act regarding transactions not involving a public offering or in reliance on Regulation S under the Securities Act regarding sales by an issuer in offshore transactions. No underwriters were involved in these issuances of securities.

On October 28, 2021 received gross cash of $1,027,500 USD from the exercise of 150,000 warrants at $6.85 USD, and on October 29, 2021 received gross cash of $380,202 USD from the exercise of 55,504 warrants at $6.85 USD.

On July 21, 2021, the Company issued 5,000 Common Shares as part of the contractual obligations owed to one of its suppliers. This transaction was recorded to share capital in the amount of $36,050 (based on the market value on the date of issuance of $7.21 per share).

Upon the Acquisition of Clear Rf on March 31 2021, the Company issued 23,949 Common Shares to the vendors of ClearRF equal to $194,985.

During the month of February 2021, the Company received multiple tradeable warrant exercises for total proceeds of $609,041 on the redemption of a total of 88,911 tradeable warrants at an exercise price of $6.85 for each common share.

The Company issued in February 2021, the 40,000 shares to be issued for services rendered at a value of $560,000.

On December 31, 2020, the Company completed a private placement financing (the “December 2020 Offering”) with certain Israeli and Canadian investors, to purchase 129,450 December 2020 Units at a purchase price of US$100.00 per December 2020 Unit, for aggregate gross proceeds of US$12,945,000. Each December 2020 Unit consisted of ten Common Shares and ten December 2020 Warrants. Each December 2020 Warrant entitles the holder to acquire one Common Share at an exercise price of US$11.50 per Common Share for a period of 42 months. The Company retained Orion Underwriting and Issuances Ltd. to serve as its placement agent with respect to the Israeli investors participating in the December 2020 Offering. Commissions were issued totaling US$652,250 and 64,752 broker warrants on the same terms as the December 2020 Warrants.

On December 14, 2020, the Company issued 85,659 Common Shares to various suppliers as required under contractual obligations valued at $710,970.

During the month of November 2020, the Company issued 170,000 Common Shares at $5.99 per share to the underwriter of our initial public offering as a result of the underwriter exercising its over-allotment option, for gross proceeds of $1,018,300 less share issuance costs of $81,464 for net proceeds of $936,836.

On August 4, 2020, the Company completed a non-brokered private placement raising aggregate gross proceeds of $2,150,000 through the issuance of 21,500,000 units (148,276 post-Reverse Split) (the “August 2020 Units”) at a price of $0.10 CAD per August 2020 Unit. Each August 2020 Unit consisted of one common share in the capital of the Company and one-half of one common share purchase warrant (each, a “August 2020 Warrant”). Each whole August 2020 Warrant is exercisable at a price of $0.18 CAD ($26.10 CAD after the reverse split) for a period of two years. The Company paid a cash commission of $24,681.60 CAD and issued 246,816 broker warrants on the same terms as the August 2020 Warrants to certain finders. The purchasers of the August 2020 Units consisted of a group of accredited investors.

On June 23, 2020 the Company consummated a new debenture private placement of $1,580,000 CAD with a 10% coupon with a maturity of June 22, 2021. The investors consisted of a group of accredited investors, including Accel Telecom, Ltd. purchasing $1,330,000 Units (9,172 units after the reverse split).

On December 23, 2019, Siyata consummated a brokered private placement financing raising $7,866,000.00 CAD through the issuance of 7,866,000 unsecured 12% per annum convertible debentures (the “Convertible Debentures”) maturing on December 23, 2021 at a price of $1.00 CAD (the “Issue Price”) per Convertible Debenture, with each $1,000 CAD of Convertible Debenture will be convertible into 2,222 Common Shares (15.3 after the reverse split) in the capital of the Company representing approximately $0.45 CAD ($65,25 CAD after the reverse split) per Common Share, subject to adjustment in certain events. The purchasers of the Convertible Debentures consisted of a group of accredited investors.

On December 23, 2019, the Company issued 481,928 (3,324 after the reverse split) Common Shares as compensation to the agents’ in connection to the issuance of the convertible debentures

On August 29, 2019, Siyata completed a non-brokered private placement to a group of accredited investors raising gross proceeds of $3,000,000 CAD through the issuance of 7,500,000 units (51,724 units after the reverse split) at a price of $0.40 CAD ($5.80 CAD after the reverse split) per unit. Each unit consisted of one common share and one half share purchase warrant. Each warrant is exercisable at a price of $0.60 CAD ($87.00 CAD after the reverse split) for a period of two years. In conjunction with the placement, the Company was not required to pay agent’s fees.

On June 7, 2019 the Company issued 1,000,000 (6,897 after the reverse split) Common Shares at a value of $460,000 CAD to Justin Goldenblatt to complete the purchase of its acquisition of all of the issued and outstanding shares of Signif Mobile, Inc. (“Signifi”).

On March 19, 2019, the Company issued 821,896 (567 Common Shares after the reverse split) Common Shares in connection with exercised of agents’ options for proceeds of $328,757CAD.

On March 19, 2019, the Company issued 11,725,490 (80,865 after the reverse split) Common Shares in connection with exercise of warrants by the general public for proceeds of $5,862,745 CAD.

On December 21, 2018, the Company closed a private placement for the sale of 4,623,800 (31,888 after the reverse split) units to a group of accredited investors at a price of $0.45 CAD ($65,25CAD after the reverse split) per unit for gross proceeds of $2,080,710 CAD. Each unit consisted of one common share and one share purchase warrant. Each warrant is exercisable at a price of $0.60 CAD ($87.00 CAD after the reverse stock split) for a period of three years. In conjunction with the placement, the Company incurred finders’ fees and other cash share issuance costs of $375,423 CAD and issued 227,976 (1,572 after the reverse split) agents’ options exercisable at a price of $0.60 CAD ($87.00 CAD after the reverse split) per common share for a period of three years.

On November 30, 2018, the Company issued 2,648,948 (18,269 after the reverse split) Common Shares in connection with exercise of warrants by the general public for proceeds of $1,324,464 CAD.

On September 26, 2018, the Company issued 1,300,000 (8,966 after the reverse split) Common Shares in connection with the exercise of options by Gil Gurfinkel and Paradox IR Services for proceeds of $410,000 CAD.

On June 8, 2018, the Company issued 1,000,000 (6,897 after the reverse split) Common Shares to Justin Goldblatt on June 8, 2018 in connection with purchase consideration for Signifi with the value of the shares as $370,000 CAD.

On March 19, 2018, the Company issued 396,242 (2,733 after the reverse split) Common Shares in connection with exercised of agents’ options for proceeds of $143,564 CAD.

On December 15, 2017, the Company issued 100,000 (690 after the reverse split) Common Shares in connection with exercises of warrants by the general public for proceeds of $50,000 CAD.

On December 7, 2017, the Company issued 44,823 (309 after the reverse split) Common Shares in connection with exercises of agents’ options for proceeds of $17,929 CAD.

On November 14, 2017, the Company issued 174,500 (1,203 after the reverse split) Common Shares in connection with the exercise of stock options for proceeds of $555,350 CAD to certain directors, officers and consultant as a group.

Since August 23, 2017, the Company has granted to its employees and others’ options to purchase an aggregate of 5,150,000 (35,517 after the reverse split) Common Shares under its equity compensation plans at a weighted average exercise price of $0.53 CAD ($76.85 CAD after the reverse split) per share, with a range of $0.50 to 0.64 CAD ($72.50 to $92.80 CAD after the reverse split).

Item 8. Exhibits and Financial Statement Schedules

(a) The following documents are filed as part of this registration statement:

Exhibit Number	Description
1.1+	Form of Underwriting Agreement

3.1*	Articles of Association of the Company (incorporated by reference to Exhibit 3.1 of Amendment No. 1 to the Company’s Registration on Form F-1 filed on December 1, 2021).

4.1+	Form of the Representative’s Warrant (Included in Exhibit 1.1)

4.2+	Form of Warrant for the Purchase of Shares of Common Stock

4.3+	Form of Pre-Funded Warrant

4.4+	Form of Warrant Agency Agreement

4.5*	Form of the Warrant Issued to Lind Global Partners (incorporated by reference to Exhibit 4.1 of Amendment No. 1 to the Company’s Registration on Form F-1 filed on December 1, 2021).

4.6*	Unsecured Convertible Debenture, dated June 22, 2020, by and between the Company and Accel Telecom Ltd. (incorporated by reference to Exhibit 4.4 of the Company’s Registration on Form F-1 filed on November 18, 2021).

4.7*	Form of Warrant for the Purchase of Shares of Common Shares (incorporated by reference to Exhibit 4.5 of the Amendment No. 1 to the Company’s Registration on Form F-1 filed on December 1, 2021).

4.8*	Form of Warrant Agency Agreement (incorporated by reference to Exhibit 4.6 of the Amendment No. 1 to the Company’s Registration on Form F-1 filed on December 1, 2021).

5.1+	Opinion of Cassels Brock & Blackwell LLP

5.2+	Opinion of Carmel, Milazzo & Feil LLP

10.1*	Consulting Agreement, dated July 1, 2018, by and between the Company, BSD, Ltd. and Marc Seelenfreund (incorporated by reference to Exhibit 10.1 of the Company’s Registration on Form F-1 filed on November 18, 2021).

10.2*	License Agreement dated December 1, 2012, by and between Uniden America Corporation, Inc. & affiliates and Signifi Mobile. (incorporated by reference to Exhibit 10.2 of the Company’s Registration on Form F-1 filed on November 18, 2021).

10.3*	Parent License Agreement, dated November 30, 2017, by and between Wilson Electronics, LLC and Signifi Mobile Inc. (incorporated by reference to Exhibit 10.3 of the Company’s Registration on Form F-1 filed on November 18, 2021).

10.4*	2016 Siyata Mobile Inc. Stock Option Plan (incorporated by reference to Exhibit 10.4 of the Company’s Registration on Form F-1 filed on November 18, 2021).

10.5*	Demand Operating Facility Agreement, dated March 3, 2020, by and between The Toronto-Dominion Bank and Signifi Mobile Inc./Mobile Signifi Inc. (incorporated by reference to Exhibit 10.5 of the Company’s Registration on Form F-1 filed on November 18, 2021).

10.6*	Amended and Restated Employment Agreement, dated July 1, 2018, by and between the Company and Gerald Bernstein (incorporated by reference to Exhibit 10.6 of the Company’s Registration on Form F-1 filed on November 18, 2021 ).

10.7*	Consulting Agreement, dated November 26, 2018, by and between the Company, Glenn Kennedy Sales Agency and Glenn Kennedy (incorporated by reference to Exhibit 10.7 of the Company’s Registration on Form F-1 filed on November 18, 2021 ).

10.8*	LTE Standard Patent Licensing Agreement, dated June 5, 2018, by and between the Company and Via Licensing Corporation (incorporated by reference to Exhibit 10.8 of the Company’s Registration on Form F-1 filed on November 18, 2021 ).

10.9*	AAC Standard Patent Licensing Agreement, dated June 5, 2018, by and between the Company and Via Licensing Corporation (incorporated by reference to Exhibit 10.9 of the Company’s Registration on Form F-1 filed on November 18, 2021 ).

10.10*	Loan Agreement, dated April 1, 2019, by and between the Company and BSD Capital, LTD. (incorporated by reference to Exhibit 10.10 of the Company’s Registration on Form F-1 filed on November 18, 2021 ).

10.11*	Assignment and Amending Agreement, dated January 1, 2020, by and between the Company, BSD Capital, LTD. and Basad Partners LTD. (incorporated by reference to Exhibit 10.11 of the Company’s Registration on Form F-1 filed on November 18, 2021 ).

10.12*	Securities Purchase Agreement, dated as of October 27, 2021, by and between the Company and Lind Partners (incorporated by reference to Exhibit 10.12 of the Company’s Registration on Form F-1 filed on November 18, 2021 ).

10.13*	Secured Convertible Promissory Note issued to Lind Partners (incorporated by reference to Exhibit 10.13 of the Company’s Registration on Form F-1 filed on November 18, 2021 ).

21.1#	Subsidiaries of the Registrant.

23.1#	Consent of Davidson & Company LLP

23.2+	Consent of Cassels Brock & Blackwell LLP (included in Exhibit 5.1)

23.3+	Consent of Carmel, Milazzo & Feil LLP (included in Exhibit 5.2)

24#	Power of Attorney (included on the signature page of this registration statement)

*	Previously filed.

#	Filed herewith.

+	To be filed upon amendment.

Item 9. Undertakings.

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)	To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A of Form 20-F at the start of any delayed offering or throughout a continuous offering.

Insofar as indemnification for liabilities arising under the Securities may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Montreal, Quebec on this 14th day of December, 2021.

SIYATA MOBILE INC.

By:	/s/ Marc Seelenfreund
Marc Seelenfreund
Chief Executive Officer and Director

KNOW ALL BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Marc Seelenfreund as his true and lawful attorney-in-fact and agent, with the full power of substitution, for him and in his name, place or stead, in any and all capacities, to sign any and all amendments to this registration statement (including post-effective amendments), and to sign any registration statement for the same offering covered by this registration statement that is to be effective upon filing pursuant to Rule 462 promulgated under the Securities Act, and all post-effective amendments thereto, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Marc Seelenfreund	Chief Executive Officer and Director	December 14, 2021
Marc Seelenfreund	(Principal Executive Officer)

/s/ Gerald Bernstein	Chief Financial Officer
Gerald Bernstein	(Principal Accounting and Financial Officer)	December 14, 2021

/s/ Peter Goldstein
Peter Goldstein	Chairman	December 14, 2021

/s/ Michael Kron
Michael Kron	Director	December 14, 2021

/s/ Lourdes Felix
Lourdes Felix	Director	December 14, 2021

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933 as amended, the undersigned, the duly authorized representative in the United States of America of Siyata Mobile Inc., has signed this registration statement on December 14, 2021.

Siyata Mobile Inc.

/s/Marc Seelenfreund
Name:	Marc Seelenfreund
Title:	Chief Executive Officer